UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant   ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Landmark Apartment Trust, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)

Title of each class of securities to which transaction applies:

Common stock of Landmark Apartment Trust, Inc. (the “Company”), par value $0.01 per share (“Common Stock”)

8.75% Series D Cumulative Non-Convertible Preferred Stock, par value $0.01 per share (“Series D Preferred Stock”)

9.25% Series E Cumulative Non-Convertible Preferred Stock, par value $0.01 per share (“Series E Preferred Stock”)

(2)

Aggregate number of securities to which transaction applies:

37,224,488 shares of Common Stock, including 143,583 unvested shares of restricted stock that will vest at the merger effective time.

29,568,305 shares of Common Stock issuable upon redemption of operating partnership units (“OP Units”), including 1,016,620 OP Units issuable upon conversion of 1,016,620 long-term incentive plan units that will vest at the merger effective time and be converted into OP Units.

7,628,285 shares of Series D Preferred Stock.

2,691,102 shares of Series E Preferred Stock.

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

The proposed maximum aggregate value of the transaction for purposes of calculating the filing fee is $661,952,109. The filing fee was calculated as the sum of (i) the product obtained by multiplying (a) the 66,792,793 shares of Common Stock listed above that are directly or indirectly exchangeable for cash in the merger, by (b) the merger consideration of $8.17 per share to be paid with respect to each share of Common Stock outstanding immediately prior to the mergers, plus (ii) the product obtained by multiplying (a) the 7,628,285 shares of Series D Preferred Stock listed above that are redeemable for cash in the merger, by (b) $11.37, which is the estimated redemption price per share of Series D Preferred Stock, plus (iii) the product obtained by multiplying (a) the 2,691,102 shares of Series E Preferred Stock listed above that are redeemable for cash in the merger, by (b) $10.97, which is the estimated redemption price per share of Series E Preferred Stock (the “Total Consideration”). The filing fee equals the product of 0.0001007 multiplied by the Total Consideration.

	(4)	Proposed maximum aggregate value of transaction:

$661,952,109
	(5)	Total fee paid:

$66,659

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

SUBJECT TO COMPLETION—DATED NOVEMBER 24, 2015

Landmark Apartment Trust, Inc.

4901 Dickens Road, Suite 101

Richmond, Virginia 23230

                , 2015

YOUR VOTE IS IMPORTANT

Dear Fellow Stockholders:

On behalf of the board of directors, I cordially invite you to attend the special meeting of stockholders of Landmark Apartment Trust, Inc., a Maryland corporation (the “Company”), to be held at 4901 Dickens Road, Suite 101, Richmond, Virginia 23230, on                 , 2016 at                 Eastern Time. At the special meeting, you will be asked to approve the merger of the Company with and into Monument REIT Merger Sub, L.P. (“REIT Merger Sub”), an entity formed by affiliates of Starwood Capital Group and Milestone Apartments Real Estate Investment Trust, and the Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 22, 2015, among the Company, Landmark Apartment Trust Holdings, LP, Monument Partners, L.L.C. (“Parent”), REIT Merger Sub and Monument Partnership Merger Sub, L.P.

If the merger is completed, all holders of our common stock (other than any wholly-owned subsidiary of the Company or Parent or any wholly-owned subsidiary of Parent) will be entitled to receive $8.17 per share in cash, without interest and less applicable withholding taxes, as more fully described in the enclosed proxy statement.

After careful consideration, our board of directors has approved the merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement, and has declared the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement advisable and in the best interests of the Company and our stockholders. OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE MERGER AND THE MERGER AGREEMENT.

The approval of the merger and the Merger Agreement requires the affirmative vote of the holders of the shares of our outstanding common stock and outstanding preferred stock, voting together as a single class, that represent a majority of the votes entitled to be cast on such matter. The proxy statement accompanying this letter provides you with more specific information concerning the special meeting, the merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement. We encourage you to read carefully the enclosed proxy statement, including the annexes.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER YOU ARE ABLE TO ATTEND THE SPECIAL MEETING IN PERSON. Unlike most public companies, no large brokerage houses or affiliated groups of stockholders own substantial blocks of our shares. As a result, in order to achieve a quorum and to avoid delays and additional costs, we need substantial stockholder voting participation by proxy or in person at the special meeting. I urge you to vote as soon as possible. You may vote by authorizing a proxy over the Internet, by telephone or by completing, signing and returning your proxy card. Thank you in advance for your participation.

Sincerely,

Edward M. Kobel

Chairman of the Board of Directors

For the Board of Directors of Landmark Apartment Trust, Inc.

Neither the Securities and Exchange Commission, nor any state securities regulatory authority has approved or disapproved of the Merger Agreement, passed upon the merits or fairness of the transactions contemplated thereby, which would include the merger, or passed upon the adequacy or accuracy of the disclosure in this proxy statement. Any representation to the contrary is a criminal offense.

This proxy statement is dated                 , 2015 and is first being mailed to our stockholders on or about                 , 2015.

LANDMARK APARTMENT TRUST, INC.

4901 DICKENS ROAD, SUITE 101

RICHMOND, VIRGINIA 23230

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON                 , 2016

Dear Stockholder:

You are cordially invited to attend a special meeting of the stockholders of Landmark Apartment Trust, Inc. (“Landmark”) to be held at 4901 Dickens Road, Suite 101, Richmond, Virginia 23230, on                 , 2016 at                 Eastern Time (the “Special Meeting”). The Special Meeting is being held in order for stockholders to consider and vote on the following matters:

1.	a proposal to approve the merger of Landmark with and into Monument REIT Merger Sub, L.P. (“REIT Merger Sub”), an affiliate of Starwood Capital Group and Milestone Apartments Real Estate Investment Trust (the “REIT Merger”), and the Agreement and Plan of Merger, dated as of October 22, 2015 and as may be amended from time to time, among Landmark, Landmark Apartment Trust Holdings, LP, Monument Partners, L.L.C., REIT Merger Sub and Monument Partnership Merger Sub, L.P. (the “Merger Agreement”);

2.	a non-binding, advisory proposal to approve the compensation that may become payable to Landmark’s named executive officers in connection with the REIT Merger (the “Merger-Related Compensation Proposal”); and

3.	a proposal to approve any adjournments of the Special Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the REIT Merger and the Merger Agreement (the “Adjournment Proposal”).

The foregoing items of business are more fully described in the attached proxy statement, which forms a part of this notice and is incorporated herein by reference.

Our board of directors has approved the REIT Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement, and has declared the Merger Agreement, the REIT Merger and the other transactions contemplated by the Merger Agreement advisable and in the best interests of Landmark and our stockholders. Our board of directors recommends that you vote “FOR” the proposal to approve the REIT Merger and the Merger Agreement, “FOR” the non-binding, advisory Merger-Related Compensation Proposal and “FOR” the Adjournment Proposal.

All stockholders of record at the close of business on             , 2015 are entitled to receive notice of, and to vote at, the Special Meeting or any adjournments or postponements thereof. It is important that your shares be represented at the Special Meeting regardless of the size of your holdings.

The REIT Merger and the Merger Agreement must be approved by the affirmative vote of the holders of the shares of our outstanding common stock and preferred stock, voting together as a single class, that represent a majority of the votes entitled to vote on the proposal. Our stockholders must approve the REIT Merger and the Merger Agreement for the REIT Merger to occur. Accordingly, regardless of the number of shares that you own, your vote is important. EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, WE REQUEST THAT YOU AUTHORIZE YOUR PROXY TO VOTE YOUR SHARES BY EITHER MARKING, SIGNING, DATING AND PROMPTLY RETURNING THE PROXY CARD OR SUBMITTING YOUR PROXY OR VOTING INSTRUCTIONS BY TELEPHONE OR INTERNET. If you fail to vote in person or by proxy, the effect will be that the shares of stock that you own will not count towards meeting the quorum requirement and will have the same effect as a vote “against” the proposal to approve the REIT Merger and the Merger Agreement.

Approval of both the Merger-Related Compensation Proposal (on a non-binding, advisory basis) and the Adjournment Proposal requires the affirmative vote of the holders of a majority of the votes cast on each such proposal. For purposes of the votes on the Merger-Related Compensation Proposal and the Adjournment Proposal, abstentions and other shares not voted will not be counted as votes cast and will have no effect on the result of the vote, although abstentions will be considered present for the purpose of determining the presence of a quorum.

The result of the vote on the Merger-Related Compensation Proposal is non-binding and advisory, and as a result, will not be binding on us, our board of directors or our compensation committee. Therefore, if the REIT Merger and the Merger Agreement are approved by our stockholders and the REIT Merger is completed, this compensation, including amounts that we may be contractually obligated to pay, would still be payable to our named executive officers regardless of whether our stockholders approve the Merger-Related Compensation Proposal.

Any proxy may be revoked at any time prior to its exercise by delivery of a properly executed, later-dated proxy card, by submitting your proxy or voting instructions by telephone or Internet at a later date than your previously authorized proxy, by submitting a written revocation of your proxy to our secretary, or by voting in person at the Special Meeting.

We encourage you to read the enclosed proxy statement and accompanying annexes carefully and to submit a proxy or voting instructions so that your shares of our stock will be represented and voted even if you do not attend the Special Meeting. If you have any questions or need assistance in submitting a proxy or voting instructions, please call our proxy solicitor, Boston Financial Data Services, Inc., toll-free at (888) 360-9919.

By Order of the Board of Directors,

Anthony E. Szydlowski

General Counsel and Secretary

                    , 2015

SUMMARY

This summary highlights only selected information from this proxy statement and does not contain all of the information about the mergers, the Merger Agreement and the other transactions contemplated by the Merger Agreement that is important to you. As a result, to understand more fully the mergers, the Merger Agreement and the other transactions, and for a more complete description of the legal terms of these transactions, you should read carefully this proxy statement in its entirety, including the annexes and the other documents to which we have referred you, including the Merger Agreement, attached as Annex A. Each item in this summary includes a page reference directing you to a more complete description of that item in this proxy statement.

The Mergers and the Merger Agreement (page 29)

On the closing date, Landmark Apartment Trust, Inc., which we refer to as “we,” “us,” “our,” the “Company” or “Landmark,” will be merged with and into Monument REIT Merger Sub, L.P., a wholly-owned subsidiary of Parent (as defined below), which we refer to as “REIT Merger Sub,” and the separate existence of Landmark will cease, with REIT Merger Sub continuing as the surviving company, which we refer to as the “REIT Merger surviving entity,” and with stockholders of Landmark (other than any wholly-owned subsidiary of Landmark or Parent or any wholly-owned subsidiary of Parent) automatically becoming entitled to receive an amount of cash per share of Landmark common stock equal to $8.17, without interest, less any applicable tax withholding. We refer to such transaction as the “REIT Merger.” Immediately prior to the REIT Merger, on the closing date, pursuant to the Merger Agreement (as defined below), Monument Partnership Merger Sub, L.P., a wholly-owned subsidiary of REIT Merger Sub, which we refer to as “Partnership Merger Sub,” will merge with and into our operating partnership, Landmark Apartment Trust Holdings, LP, which we refer to as the “Operating Partnership,” and the separate existence of Partnership Merger Sub will cease, with the Operating Partnership continuing as the surviving partnership, which we refer to as the “Partnership Merger surviving entity.” We refer to such transaction as the “Partnership Merger” and, together with the REIT Merger, the “mergers.” The REIT Merger will become effective on the same date as the Partnership Merger and immediately after the time that the Partnership Merger becomes effective, which we refer to as the “Partnership Merger Effective Time.” Prior to the date of this proxy statement, the Partnership Merger was approved by Landmark as the general partner of the Operating Partnership. We sometimes use the term “REIT Merger Effective Time” in this proxy statement to refer to the time the REIT Merger becomes effective.

Immediately after the consummation of the mergers, Parent will own, directly or indirectly, all of the assets previously owned by the Company, the Operating Partnership and all other subsidiaries of Landmark.

The Parties to the Mergers (page 21)

Landmark Apartment Trust, Inc.

4901 Dickens Road, Suite 101

Richmond, Virginia 23230

(804) 237-1335

Landmark is a Maryland corporation formed in December 2005 to acquire, hold and manage a diverse portfolio of quality properties with stable cash flows and growth potential primarily in the Sunbelt region, which comprises the South and certain Texas markets of the United States. As of September 30, 2015, Landmark’s consolidated real estate portfolio, which is indirectly owned through the Operating Partnership, consisted of 72 properties, including six properties held through consolidated joint ventures, with an aggregate of 21,796 apartment units, which had an aggregate gross carrying value of $1.7 billion. As of September 30, 2015, we also managed ten properties. Six of these properties, which had an aggregate of 1,991 apartment units as of September 30, 2015, were owned by Timbercreek U.S. Multi-Residential Operating L.P., a limited partnership in which we own an indirect minority interest, and the remaining four properties, which, as of September 5, 2015, had an aggregate of 1,134 apartment units, were owned by one or more third parties. Since September 30, 2015, one of these managed third party properties was sold. All of our managed properties are managed by LATPM, LLC, our property manager. For additional information about us and our business, see “Additional Information” beginning on page 101.

Monument Partners, L.L.C.

c/o Starwood Capital Group

591 West Putnam Avenue

Greenwich, Connecticut 06830

(203) 422-7773

and

c/o TIO Milestone Parent LP, Attention: Legal

5429 LBJ Freeway, Suite 800

Dallas, Texas 75240

(214) 561-1200

Monument Partners, L.L.C., which we refer to as “Parent,” is a newly formed Delaware limited liability company formed by an affiliate of Starwood Capital Group, which we refer to as “Starwood,” and Milestone Apartments Real Estate Investment Trust, which we refer to as “Milestone.” Parent was formed in connection with the mergers.

Starwood Capital Group is a private investment firm with a core focus on global real estate. The firm has raised approximately $32.0 billion of equity capital since its inception in 1991 and currently manages over $45.0 billion in assets. Starwood Capital Group has invested in virtually every category of real estate on a global basis, opportunistically shifting asset classes, geographies and positions in the capital stack as it perceives risk-reward dynamics to be evolving. Starwood and its controlled affiliates have acquired or are under contract to acquire, approximately 67,800 multi-family units over the last 12 months. Following the mergers, Starwood will own more than 88,000 multi-family units. Starwood Capital Group’s principal executive offices are located at 591 West Putnam Avenue, Greenwich, Connecticut 06830.

Milestone is an unincorporated, open-ended real estate investment trust established under the laws of Ontario, Canada. As of September 30, 2015, Milestone’s portfolio consists of 61 multi-family garden-style residential properties, comprising 19,908 units that are located in 14 major metropolitan markets throughout the Southeast and Southwest United States. Milestone is the largest real estate investment trust listed on the Toronto Stock Exchange focused solely on the United States multi-family sector. Milestone operates its portfolio through its internal property management company, Milestone Management, LLC, which has more than 900 employees across the United States. Milestone’s principal executive offices are located at 5429 LBJ Freeway, Suite 800, Dallas, Texas 75240.

Monument REIT Merger Sub, L.P.

c/o Starwood Capital Group and Milestone Apartments Real Estate Investment Trust

591 West Putnam Avenue

Greenwich, Connecticut 06830

(203) 422-7773

REIT Merger Sub is a newly formed Delaware limited partnership and an indirectly wholly-owned subsidiary of Parent. REIT Merger Sub was formed in connection with the mergers.

Monument Partnership Merger Sub, L.P.

c/o Starwood Capital Group and Milestone Apartments Real Estate Investment Trust

591 West Putnam Avenue

Greenwich, Connecticut 06830

(203) 422-7773

Partnership Merger Sub is a newly formed Delaware limited partnership and an indirectly wholly-owned subsidiary of REIT Merger Sub. Partnership Merger Sub was formed by Parent and REIT Merger Sub in connection with the mergers.

The Special Meeting (page 23)

Date, Time and Purpose of the Special Meeting

The Special Meeting will be held at 4901 Dickens Road, Suite 101, Richmond, Virginia 23230, on                , 2016 at         Eastern Time. At the Special Meeting, you will be asked to consider and vote upon three separate proposals.

First, you will be asked to vote on a proposal to approve the REIT Merger and the Agreement and Plan of Merger, dated as of October 22, 2015 and as may be amended from time to time, among Landmark, the Operating Partnership, Parent, REIT Merger Sub and Partnership Merger Sub, which we refer to as the “Merger Agreement.” If the REIT Merger is approved by our stockholders and completed as contemplated by the Merger Agreement, each share of our common stock that you own at the REIT Merger Effective Time will automatically be canceled and converted into the right to receive $8.17 per share in cash, without interest, less any applicable tax withholding.

Second, you will be asked to vote to approve, on a non-binding, advisory basis, the compensation that may become payable to our named executive officers in connection with the mergers. We refer to this proposal as the “Merger-Related Compensation Proposal.” As a non-binding, advisory vote, the result of this proposal will not be binding on us, our board of directors or our compensation committee. Therefore, if the REIT Merger is approved by our stockholders and completed, this compensation, including amounts that we may be contractually obligated to pay, would still be payable to our named executive officers regardless of whether the stockholders approve this proposal.

Third, you will also be asked to vote on a proposal to approve any adjournments of the Special Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the REIT Merger and the Merger Agreement. We refer to this proposal as the “Adjournment Proposal.”

The persons named in the proxy card also will have discretionary authority to vote upon other business, if any, that properly comes before the Special Meeting and any adjournments or postponements of the Special Meeting.

Record Date, Notice and Quorum

Only holders of record of our shares of stock as of the close of business on the record date, which was , 2015, or their duly appointed proxies, are entitled to receive notice of, to attend and to vote the shares of our stock that they held on the record date at the special meeting or any adjournments or postponements of the Special Meeting. The only classes of shares that can be voted at the Special Meeting are shares of our common stock, our 8.75% Series D Cumulative Non-Convertible Preferred Stock, which we refer to as our “Series D Preferred Stock,” our 9.25% Series E Cumulative Non-Convertible Preferred Stock, which we refer to as our “Series E Preferred Stock,” our Series D Common Stock and our Series E Common Stock. We refer to the

Series D Preferred Stock and the Series E Preferred Stock collectively as the “Preferred Stock,” and we refer to the common stock and Preferred Stock collectively as the “voting stock.” On the record date of                 , 2015,                 shares of our common stock,                 shares of our Series D Preferred Stock and                 shares of our Series E Preferred Stock were outstanding and entitled to vote at the Special Meeting or any adjournments or postponements of the Special Meeting. No shares of our Series D Common Stock or our Series E Common Stock were outstanding on the record date of                 , 2015.

You will have one vote for each share of our common stock that you owned as of the record date. With respect to the number of shares of the Series D Preferred Stock owned by you as of the record date, you will have the number of votes equal to the quotient, rounded down to the nearest whole number of votes, obtained by dividing (A) the aggregate Liquidation Preference of the shares of Series D Preferred Stock held by you as of the record date by (B) $5.48. With respect to the number of shares of the Series E Preferred Stock owned by you as of the record date, you will have the number of votes equal to the quotient, rounded down to the nearest whole number of votes, obtained by dividing (A) the aggregate Liquidation Preference of the shares of Series E Preferred Stock held by you as of the record date by (B) $4.86. For purposes of calculating the voting rights of holders of our Preferred Stock as of the record date, the “Liquidation Preference” is $10.00 per share (subject to adjustment for stock splits, stock dividends, reclassification and the like).

The holders of a majority of the shares of our voting stock, each as outstanding as of the close of business on the record date, voting together as a single class, present in person or represented by proxy, will constitute a quorum for purposes of the Special Meeting. A quorum is necessary to transact business at the Special Meeting. If a quorum is not present, the Special Meeting may be adjourned by the chairman of the meeting until a quorum has been obtained.

Required Vote for the Proposals

Approval of the REIT Merger and the Merger Agreement requires the affirmative vote of the holders of the shares of our outstanding common stock and Preferred Stock, each as outstanding as of the close of business on the record date, voting together as a single class that represent a majority of the votes entitled to be cast. Because the required vote to approve the REIT Merger and the Merger Agreement is based on the number of shares of voting stock outstanding and entitled to vote rather than on the number of votes cast by the holders thereof present in person or represented by proxy at the Special Meeting and entitled to vote, failure to vote your shares and abstentions will have the same effect as voting against approval of the REIT Merger and the Merger Agreement. It is therefore important that your shares be represented at the Special Meeting regardless of the number of shares you own and whether you are able to attend the Special Meeting in person.

The approval of the Merger-Related Compensation Proposal (on a non-binding advisory basis) and the approval of the Adjournment Proposal each requires the affirmative vote of the holders of a majority of the total number of votes cast at a meeting at which a quorum is present. For purposes of the votes on the Merger-Related Compensation Proposal and the Adjournment Proposal, abstentions and other shares not voted will not be counted as votes cast and will have no effect on the result of the vote, although abstentions will be considered present for the purpose of determining the presence of a quorum.

In the event all or any portion of the Preferred Stock is redeemed prior to the Special Meeting, the shares of Preferred Stock that have been redeemed will not vote on any of the proposals and will not affect the determination of the presence of a quorum.

Voting by Our Directors and Executive Officers

As of the record date of                 , 2015, our directors and executive officers owned, either directly or indirectly, an aggregate of                 shares of common stock and restricted stock (including unvested restricted

stock), entitling them to exercise, in the aggregate,             percent of the voting power of our shares of voting stock entitled to vote at the Special Meeting. Each of our directors and executive officers that owns shares of our common stock has agreed in separate voting agreements to vote the shares of common stock that they beneficially own for the approval of the REIT Merger and the Merger Agreement and for the approval of any adjournments of the Special Meeting for the purpose of soliciting additional proxies. See “—Voting Agreements; Preferred Stockholder Voting Agreements” below for a description of the terms of the voting agreements.

Proxies and Revocation

Any of our stockholders of record entitled to vote at the Special Meeting may vote their shares in one of four ways: (1) by signing, dating and returning the enclosed proxy card; (2) by Internet, as provided in the proxy card and this proxy statement; (3) by telephone at (800) 830-3542 (touch-tone) or (888) 360-9919 (live representative); or (4) by appearing and voting at the Special Meeting in person. If your shares are held on your behalf by a broker, dealer, commercial bank, trust company, custodian or other nominee, you will receive instructions from them that you must follow to have your shares voted at the Special Meeting. Only the record holder can vote your shares, so please give instructions as to how you want your shares to be voted to the person responsible for your account.

You may revoke your proxy at any time prior to its exercise by delivering a written notice of revocation, prior to the Special Meeting, to our General Counsel and Secretary, Mr. Anthony E. Szydlowski, at 4901 Dickens Road, Suite 101, Richmond, Virginia 23230, properly signing, dating and mailing a new proxy card to our Secretary, dialing the toll-free number provided in the proxy card and in this proxy statement to authorize your proxy again, logging on to the Internet site provided in the proxy card and in this proxy statement to authorize your proxy again, or by attending the Special Meeting to vote your shares in person.

Attendance at the Special Meeting will not by itself revoke a previously granted proxy. Also, if you elect to vote in person at the Special Meeting and your shares are held by a broker, dealer, commercial bank, trust company, custodian or other nominee, you must bring to the Special Meeting a legal proxy from the broker, dealer, commercial bank, trust company, custodian or other nominee authorizing you to vote your shares.

Merger Consideration (page 29)

At the REIT Merger Effective Time, each share of our common stock issued and outstanding immediately prior to the REIT Merger Effective Time (other than shares held by any wholly-owned subsidiary of the Company or by Parent or any wholly-owned subsidiary of Parent), will be canceled and retired and automatically converted into the right to receive an amount in cash equal to $8.17, without interest and less applicable withholding taxes, which we refer to as the “REIT per share merger consideration.”

At the Partnership Merger Effective Time, each outstanding unit of limited partnership in our Operating Partnership, which we refer to as “OP Units,” issued and outstanding immediately prior to the Partnership Merger Effective Time (other than OP Units held by the Company or by Parent or an affiliate of Parent), will be automatically converted into the right to receive an amount in cash equal to $8.17, without interest and less applicable withholding taxes, which we refer to as the “Partnership per OP Unit merger consideration.”

At the closing, each share of Preferred Stock issued and outstanding immediately prior to the REIT Merger Effective Time will be redeemed by the Company in exchange for the redemption price determined in accordance with the Articles Supplementary designating the terms of the Preferred Stock and the payment of any miscellaneous amounts for out-of-pocket expenses required to be paid by the Company in accordance with the Articles Supplementary designating the terms of the Preferred Stock.

Voting Agreements; Preferred Stockholder Voting Agreements (page 95)

Concurrently with the execution of the Merger Agreement, certain of the holders of our common stock, and all of the directors and officers who hold our common stock, collectively referred to herein as the “Covered Stockholders,” in their capacities as stockholders of the Company, entered into voting agreements with Parent, the Company and the Operating Partnership, which we refer to as the “Voting Agreements.” Pursuant to the terms of the Voting Agreements, each of the Covered Stockholders, who collectively have the power to vote approximately             % of the shares of our common stock outstanding as of                 , 2015, has agreed, subject to the terms and conditions contained in each Voting Agreement, to, among other things, vote all shares of our common stock beneficially owned by it in favor of adoption of the Merger Agreement and against any alternative proposal or any other action that is reasonably likely to prevent, materially impede or materially delay the consummation of the transactions contemplated by the Merger Agreement.

Each of the Covered Stockholders has also agreed to comply with certain restrictions on the transfer of its shares subject to the Voting Agreement. Each Voting Agreement terminates upon the earliest to occur of: (1) the consummation of the transactions contemplated by the Merger Agreement and (2) the date the Merger Agreement is terminated pursuant to its terms.

In addition, concurrently with the execution of the Merger Agreement, the holders of the Preferred Stock entered into voting agreements with Parent and the Company, which we refer to as the “Preferred Stockholder Voting Agreements.” Pursuant to the Preferred Stockholder Voting Agreements, each of the holders of Preferred Stock has agreed, subject to the terms and conditions contained in each Preferred Stockholder Voting Agreement, to, among other things, make all of its shares of Preferred Stock present for purposes of quorum at the Special Meeting, vote its shares of Preferred Stock in favor of adoption of the Merger Agreement in proportion to the number of votes of our common stock voted in favor of adoption of the Merger Agreement and to vote against any alternative proposal or any other action that is reasonably likely to prevent, materially impede or materially delay the consummation of the transactions contemplated by the Merger Agreement in proportion to the number of votes of our common stock voted against, or that abstained from voting on, such proposals or actions. The holders of the Preferred Stock have also agreed not to (i) solicit, provide information or enter into discussions concerning proposals relating to alternative business combination transactions, or (ii) solicit proxies, recommend or advise others to vote against the adoption of the Merger Agreement or indicate support or approval for any alternative business combination transaction.

Each of the holders of the Preferred Stock has also agreed to comply with certain restrictions on the transfer of its shares of Preferred Stock subject to the Preferred Stockholder Voting Agreement. Each Preferred Stockholder Voting Agreement terminates upon the earliest to occur of: (1) the date of any modification, supplement or amendment to the Merger Agreement that would alter or conflict with certain provisions relating to the redemption of the Preferred Stock or impose any condition to the receipt of the redemption price for the Preferred Stock at closing; (2) the date the Merger Agreement is terminated; and (3) March 31, 2016.

The foregoing summary of the Voting Agreements and the Preferred Stockholder Voting Agreements is subject to, and qualified in its entirety by reference to, the full text of each of the Voting Agreement and the Preferred Stockholder Voting Agreement. Copies of the Form of Voting Agreement and Form of Preferred Stockholder Voting Agreement are attached as Annex D and Annex E to this proxy statement and are incorporated herein by reference. For more information, see “Voting Agreements; Preferred Stockholder Voting Agreements” beginning on page 95.

Recommendation of Our Board of Directors (page 41)

Our board of directors has approved the REIT Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement, and has declared the REIT Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement advisable and in the best interests of Landmark and our stockholders. Our board of directors recommends that you vote “FOR” the proposal to approve the REIT Merger and the Merger Agreement.

Our board of directors also recommends that you vote “FOR” the non-binding, advisory Merger-Related Compensation Proposal.

Our board of directors also recommends that you vote “FOR” the approval of any adjournments of the Special Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the REIT Merger and the Merger Agreement.

For additional information regarding certain factors our board of directors considered in making its recommendation, please see “The Mergers—Recommendations and Reasons for the Mergers” beginning on page 41.

Opinions of Our Financial Advisors (page 44)

Landmark retained Merrill Lynch, Pierce, Fenner & Smith Incorporated, which we refer to as “BofA Merrill Lynch,” and Citigroup Global Markets Inc., which we refer to as “Citi,” to act as its financial advisors in connection with the REIT Merger. At the meeting of Landmark’s board of directors on October 22, 2015, each of BofA Merrill Lynch and Citi rendered its oral opinion to Landmark’s board of directors to the effect that, as of that date, the REIT per share merger consideration to be received by holders (other than any wholly-owned subsidiary of Landmark or Parent or any wholly-owned subsidiary of Parent) of Landmark’s common stock, was fair, from a financial point of view, to such holders. The oral opinions were subsequently confirmed in writing by delivery by BofA Merrill Lynch and Citi of their respective written opinion dated the same date.

The full text of the written opinion of BofA Merrill Lynch and the written opinion of Citi, each dated October 22, 2015, each of which describes, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by each of BofA Merrill Lynch and Citi, respectively, in rendering its opinion, is attached as Annex B and Annex C, respectively, to this proxy statement and is incorporated by reference herein in its entirety. Holders of Landmark’s common stock are urged to read each opinion in its entirety. Each of the opinions was provided to Landmark’s board of directors (in its capacity as such) for the benefit and use of Landmark’s board of directors in connection with and for purposes of its evaluation of the REIT per share merger consideration from a financial point of view. Neither opinion addressed any other terms or aspects of the REIT Merger, and no opinion or view was expressed as to the relative merits of the REIT Merger in comparison to other strategies or transactions that might be available to Landmark or in which Landmark might engage or as to the underlying business decision of Landmark to proceed with or effect the REIT Merger. Neither opinion constitutes a recommendation to any stockholder as to how to vote or act in connection with the proposed REIT Merger or any related matter.

Financing (page 55)

In order to close the mergers, Parent will need funds to (i) pay our stockholders and the holders of OP Units the amounts due to them in respect of the shares of common stock and OP Units held by them, (ii) refinance or pay off our existing indebtedness as contemplated by the Merger Agreement, (iii) redeem any outstanding Preferred Stock and (iv) pay all fees and expenses related to the mergers.

Parent anticipates that the funds needed to close the mergers will be funded through a combination of equity financing in an amount up to $600.0 million to be provided by Parent’s sponsors, the proceeds of the refinancings described in the preceding paragraph and our cash on hand.

The consummation of the mergers is not subject to any financing conditions, although funding of the equity financing is subject to the satisfaction of the conditions set forth in the commitment letter under which the financing will be provided.

Interests of Our Directors and Executive Officers in the Mergers (page 56)

Our executive officers and members of our board of directors may be deemed to have interests in the mergers that are in addition to or different from yours. These interests may create potential conflicts of interests. These interests include the following:

•	immediately prior to the REIT Merger Effective Time, each share of our restricted stock that is unvested and outstanding immediately prior to the REIT Merger Effective Time, including restricted stock held by our executive officers and directors, will automatically become fully vested and free of any forfeiture restrictions, will be treated as an outstanding share of our common stock and will be canceled and converted into the right of the holder to receive the REIT per share merger consideration, without interest, less any applicable withholding taxes;

•	immediately prior to the Partnership Merger Effective Time, each long-term incentive plan unit of the Operating Partnership, which we refer to as an “LTIP Unit,” that is unvested and outstanding immediately prior to the Partnership Merger Effective Time, including LTIP Units held by our executive officers and directors, will automatically become fully vested and free of any forfeiture restrictions, will be treated as an outstanding OP Unit and will be converted into the right of the holder to receive the Partnership per OP Unit merger consideration, without interest;

•	our directors and officers are entitled to continued indemnification arrangements and directors’ and officers’ insurance coverage for a period of six years following the REIT Merger Effective Time; and

•	our executive officers will be entitled to receive certain severance payments and benefits upon and continuing after the closing of the REIT Merger.

Our board of directors was aware of these interests and considered them, among other matters, in reaching its decision to approve the REIT Merger and the Merger Agreement. See “The Mergers—Interests of Our Directors and Executive Officers in the Mergers.”

No Solicitation of Transactions (page 81)

The Merger Agreement contains a prohibition on our ability, and the ability of our directors, officers, affiliates and other representatives, to solicit, initiate, seek or knowingly encourage or facilitate any inquiry, proposal or offer with respect to or engage in discussions or negotiations with a third party regarding, any competing business combination transactions involving us or our subsidiaries. Notwithstanding these restrictions, under certain circumstances and subject to certain conditions, our board of directors may respond to an unsolicited written acquisition proposal or terminate the Merger Agreement and enter into an acquisition agreement with respect to a Superior Proposal (as defined below). Under certain circumstances upon entering into an agreement for a transaction that constitutes a Superior Proposal, we will be obligated to pay a termination fee to Parent as described below under “—Termination Fee and Expenses.”

Conditions to the Mergers (page 89)

The completion of the mergers is subject to certain conditions, including, among others: (i) approval of the REIT Merger by the affirmative vote of the holders of at least a majority of the shares of our outstanding voting stock, voting together as a single class, at the Special Meeting; (ii) the absence of a material adverse effect on the Company; (iii) the receipt by Parent of a tax opinion relating to the REIT status of the Company; and (iv) other customary closing conditions set forth in the Merger Agreement, including regarding the accuracy of the representations and warranties of the Company and Parent set forth therein, and the compliance by the Company and Parent with the covenants set forth therein. While it currently is anticipated that the mergers will be completed in the first quarter of 2016, there can be no assurance that such conditions will be satisfied in a timely manner or at all, or that an effect, event, development or change will not transpire that could delay or prevent these conditions from being satisfied.

Termination of the Merger Agreement (page 90)

The Merger Agreement may be terminated and the mergers may be abandoned at any time prior to the closing, as follows:

1.	By mutual written consent of each of Parent and us;

2.	By either Parent or us if:

•	the mergers have not been consummated on or before March 31, 2016, provided that a breach of the Merger Agreement by the party terminating the Merger Agreement is not the cause of or has not resulted in the failure of the mergers to be consummated by such date;

•	any governmental authority of competent jurisdiction has issued an order or taken any other action permanently restraining or otherwise prohibiting the mergers, and such order or other action shall have become final and non-appealable (provided that this termination right will not be available to a party if the issuance of such final, non-appealable order or taking of such other action was primarily due to the failure of such party to comply with any provision of the Merger Agreement); or

•	the requisite vote of our stockholders to approve the REIT Merger and the Merger Agreement is not obtained after the Special Meeting has been duly convened, provided that the party terminating the Merger Agreement is not in breach of its obligations thereunder that results in the failure of the conditions to the mergers under the Merger Agreement to be satisfied.

3.	By Parent if:

•	we have breached any of our representations, warranties, covenants or agreements set forth in the Merger Agreement, and such breach results in the applicable closing condition regarding representations and warranties or covenants and agreements being incapable of being cured (if applicable) and satisfied by the earlier of March 31, 2016 and thirty days after the giving of written notice, provided that Parent is not in breach of its obligations under the Merger Agreement that results in the failure of the conditions to the mergers under the Merger Agreement to be satisfied; or

•	prior to obtaining the approval of our stockholders of the REIT Merger and the Merger Agreement, we or our board of directors breach certain covenants related to the non-solicitation of alternative acquisition transactions, change the recommendation with respect to the REIT Merger or fail to reaffirm the recommendation as required under the Merger Agreement, approve, adopt, publicly endorse or recommend entry into, or enter into a definitive agreement for, an alternative acquisition transaction, or if we publicly announce an intention to do any of the foregoing.

4.	By us if:

•	Parent has breached any of its representations, warranties, covenants or agreements set forth in the Merger Agreement, and such breach results in the applicable closing condition regarding representations and warranties or covenants and agreements being incapable of being cured (if applicable) and satisfied by the earlier of March 31, 2016 and thirty days after the giving of written notice, provided that we are not in breach of our obligations under the Merger Agreement that results in the failure of the conditions to the mergers under the Merger Agreement to be satisfied;

•	prior to obtaining the approval of our stockholders of the REIT Merger and the Merger Agreement, our board of directors authorizes us to enter into a definitive agreement to implement a Superior Proposal (as defined below) in accordance with the terms of the Merger Agreement and we pay the $20.0 million termination fee (described below) to Parent simultaneously with such termination; or

•	if all closing conditions have been satisfied or waived in writing by Parent, on or after the date the closing should have occurred pursuant to the terms of the Merger Agreement we have delivered written notice to Parent to the effect that all closing conditions have been satisfied or waived in writing by Parent and we are prepared to consummate the closing, and Parent, REIT Merger Sub and Partnership Merger Sub fail to consummate the closing on or before the third business day after delivery of our notice and we were prepared to consummate the closing during the three business day period.

Termination Fee and Expenses (page 92)

We have agreed to reimburse Parent up to $5.0 million for Parent’s reasonable transaction expenses and pay Parent a termination fee of $20.0 million, minus any amount of previously reimbursed expenses, under certain circumstances in the event the Merger Agreement is terminated prior to the consummation of the mergers. Parent has also agreed to pay us a termination fee of $50.0 million under certain circumstances in the event the Merger Agreement is terminated prior to the consummation of the mergers.

Limited Guarantee and Remedies (page 56)

In connection with the Merger Agreement, SOF-X US Holdings, L.P., a Delaware limited partnership, which we refer to as the “Guarantor,” executed and delivered a Limited Guarantee, which we refer to as the “Limited Guarantee,” in favor of the Company, pursuant to which the Guarantor has agreed to, subject to the terms and conditions of the Limited Guarantee, absolutely, unconditionally and irrevocably guarantee to Landmark the payment of certain amounts required under the Merger Agreement by Parent, REIT Merger Sub and Partnership Merger Sub, collectively referred to herein as the “buyer parties,” including with respect to: (i) the payment of the $50.0 million termination fee in accordance with the terms of the Merger Agreement; and (ii) the indemnification and reimbursement obligations in accordance with the Merger Agreement, in each case, as, when and to the extent due under the Merger Agreement. The Limited Guarantee will terminate on the earliest of (a) the closing of the mergers, (b) the payment in full of the guaranteed obligations (as specified in the Limited Guarantee) and (c) 120 days following a termination of the Merger Agreement in accordance with the terms of the Merger Agreement (except as to payments for which a claim has been made prior to such termination).

We cannot seek specific performance to require the buyer parties to complete the mergers, and our exclusive remedy for the failure of the buyer parties to complete the mergers is to seek payment of the $50.0 million termination fee and certain indemnification and reimbursement obligations, as supported by the Limited Guarantee described above. See “The Merger Agreement—Termination of the Merger Agreement—Termination Fee and Expenses Payable by Parent to Landmark Apartment Trust.”

Regulatory Matters (page 62)

We are unaware of any material U.S. federal, state or foreign regulatory requirements or approvals that are required for the execution of the Merger Agreement or the completion of either the REIT Merger or the Partnership Merger, other than the filing of Articles of Merger with respect to the REIT Merger with, and the acceptance of such Articles of Merger for record by, the State Department of Assessments and Taxation of Maryland, which we refer to as the “MSDAT,” and the filing of a Certificate of Merger with respect to the REIT

Merger with, and the acceptance of such Certificate of Merger for record by, the Secretary of State of the State of Delaware, which we refer to as the “Delaware Secretary of State,” and the filing of Articles of Merger with respect to the Partnership Merger by the Operating Partnership with, and the acceptance of such Articles of Merger for record by, the State Corporation Commission of the Commonwealth of Virginia, which we refer to as the “State Corporation Commission of Virginia.”

Dissenters’ Rights of Appraisal (page 100)

Holders of our common stock are not entitled to dissenters’ or appraisal rights and may not exercise the rights of objecting stockholders to receive the fair value of their shares in connection with the mergers because, as permitted by the Maryland General Corporation Law, which we refer to as the “MGCL,” our Articles of Amendment and Restatement, as amended, which we refer to as our “Charter,” provides that stockholders shall not be entitled to exercise any appraisal rights unless the board of directors, upon the affirmative vote of a majority of the board of directors, shall determine that such rights apply.

Material United States Federal Income Tax Consequences (page 62)

The receipt of the REIT per share merger consideration will be treated as a sale of common stock for an amount, per share, equal to the REIT per share merger consideration of $8.17 per share. Generally, for U.S. federal income tax purposes, you will recognize gain (or loss) to the extent such value is greater than (or less than) your basis in your common stock. For such purposes, your basis in your common stock will generally be equal to the price at which you purchased such common stock less any distributions received that constituted a return of capital prior to the closing of the mergers. Under certain circumstances, we may be required to withhold a portion of your REIT per share merger consideration under applicable tax laws, and we intend to withhold a portion of the REIT per share merger consideration to be paid to non-U.S. stockholders to the extent required under the Foreign Investment in Real Property Tax Act of 1980, which we refer to as “FIRPTA.” In view of the FIRPTA tax and withholding that may apply to a non-U.S. stockholder’s receipt of the REIT per share merger consideration, non-U.S. stockholders are urged to consult with their tax advisors regarding the possible application of those provisions and the tax consequences of selling their shares of common stock prior to the REIT Merger. Note that this proxy statement does not discuss the tax consequences to stockholders of selling shares of common stock prior to the REIT Merger. Tax matters can be complicated, and the tax consequences of the REIT Merger to U.S. and non-U.S. stockholders will depend on each stockholder’s particular tax situation. We encourage all stockholders to consult their tax advisors regarding the tax consequences of the REIT Merger to them.

Deregistration of Our Common Stock (page 68)

Our shares of common stock are not listed on a national securities exchange and there is no public trading market for our common stock. If the REIT Merger is completed, our common stock will be deregistered under the Securities and Exchange Act of 1934, which we refer to as the “Exchange Act.”

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGERS

The following questions and answers address briefly some questions you may have regarding the Special Meeting and the proposed mergers. These questions and answers may not address all questions that may be important to you as a stockholder. Please refer to the more detailed information contained elsewhere in this proxy statement, including the Merger Agreement, a copy of which is attached as Annex A.

Q:	What is the proposed transaction?

A:	The proposed transaction is a merger, pursuant to the Merger Agreement, of the Company and the Operating Partnership with indirectly wholly-owned subsidiaries of Parent in exchange for cash in the amount of $8.17 for each share of our common stock and each OP Unit, which is net of all transaction expenses of Parent, the Company, Operating Partnership and their subsidiaries. The Partnership Merger, which will occur immediately prior to the REIT Merger, was approved by the Company as the general partner of the Operating Partnership. Immediately following the Partnership Merger Effective Time, the Company will be merged with and into REIT Merger Sub, and the separate existence of the Company will cease, with REIT Merger Sub continuing as the surviving company. For additional information about the mergers, please review the Merger Agreement attached to this proxy statement as Annex A and incorporated by reference into this proxy statement. We encourage you to read the Merger Agreement carefully and in its entirety, as it is the principal document governing the mergers.

Q:	Why am I receiving this proxy statement?

A:	You are being asked to (1) approve the REIT Merger and the Merger Agreement, (2) approve, on a non-binding, advisory basis, the Merger-Related Compensation Proposal and (3) approve any adjournments of the Special Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the REIT Merger and the Merger Agreement.

Our board of directors is using this proxy statement to solicit proxies from stockholders in connection with the Special Meeting to approve the REIT Merger and Merger Agreement. In order to complete the REIT Merger, the REIT Merger and the Merger Agreement must be approved by an affirmative vote of the holders of a majority of shares of voting stock outstanding and entitled to vote at the Special Meeting.

Your vote is very important. Not voting is the same as a vote against the REIT Merger and the Merger Agreement. We encourage you to vote as soon as possible.

Q:	What am I being asked to approve?

A:	At the Special Meeting, stockholders will be asked to consider and vote on the following matters:

•	approval of the REIT Merger and the Merger Agreement;

•	approval, on a non-binding, advisory basis, of the Merger-Related Compensation Proposal; and

•	approval of the Adjournment Proposal (if necessary).

Q:	As a common stockholder of Landmark, what will I receive as a result of the REIT Merger?

A:	Holders of our shares of common stock at the REIT Merger Effective Time will receive, for each of our shares of common stock that they own, the REIT per share merger consideration, which is $8.17 per share in cash, which is net of all transaction expenses of Parent, the Company, Operating Partnership and their subsidiaries, without interest and less applicable withholding taxes.

Q:	Will Landmark continue to pay distributions prior to the effective time of the REIT Merger?

A:	As permitted by the Merger Agreement, we currently expect to continue to pay regular dividends, aggregated and paid monthly, consistent with past practice, subject to the approval of our board of directors, at a rate that equates to a monthly rate not to exceed $0.025 per common share through the business day immediately preceding the closing of the REIT Merger.

Q:	When do you expect the REIT Merger to be completed?

A:	We are working toward completing the mergers, including the REIT Merger, as quickly as possible and we currently anticipate that they will be completed during the first quarter of 2016. Completion of the mergers is subject to, and may be delayed by, certain conditions to closing described elsewhere in this proxy statement.

Q:	What happens if the mergers are not completed?

A:	If our stockholders do not approve the REIT Merger or if the mergers are not completed for any other reason, you will not receive any payment for your shares of our common stock and we will be required to reimburse Parent for all of its out-of-pocket expenses in certain circumstances (up to a maximum of $5.0 million). Instead, our common stock will continue to be registered under the Exchange Act. Upon a termination of the Merger Agreement prior to consummation of the mergers, under certain circumstances, we will be required to pay Parent a termination fee of $20.0 million, and under certain other circumstances, Parent will be required to pay a termination fee to us of $50.0 million. See “The Merger Agreement—Termination of the Merger Agreement” beginning on page 90 for a description of the circumstances of when these payments would become payable.

Q:	If the REIT Merger is completed, when can I expect to receive the $8.17 per share cash merger consideration for my shares?

A:	As soon as reasonably practicable after the REIT Merger Effective Time, you will receive a letter of transmittal or instructions describing how you may exchange your shares of our common stock for the merger consideration of $8.17 per share.

Q:	When and where is the Special Meeting?

A:	The Special Meeting will be held at 4901 Dickens Road, Suite 101, Richmond, Virginia 23230, on , 2016 at Eastern Time.

Q:	Who can vote and attend the Special Meeting?

A:	All of our stockholders as of the close of business on , 2015, the record date for the Special Meeting, are entitled to receive notice of, attend and vote the shares of our common stock and Preferred Stock, as applicable, that they held on the record date at the Special Meeting or any adjournments or postponements of the Special Meeting. Each share of common stock entitles a holder to one vote on each matter properly brought before the Special Meeting. Each share of Series D Preferred Stock entitles a holder to the number of votes equal to the quotient, rounded down to the nearest whole number of votes, obtained by dividing (A) the aggregate Liquidation Preference of the shares of Series D Preferred Stock held by such holder as of the record date by (B) $5.48. Each share of Series E Preferred Stock entitles a holder to the number of shares owned as of the record date equal to the quotient, rounded down to the nearest whole number of votes, obtained by dividing (A) the aggregate Liquidation Preference of the shares of Series E Preferred Stock held by such holder as of the record date by (B) $4.86. For purposes of calculating the voting rights of holders of our Preferred Stock as of the record date, the “Liquidation Preference” is $10.00 per share (subject to adjustment for stock splits, stock dividends, reclassification and the like).

Q:	What vote of stockholders is required to approve the REIT Merger and the Merger Agreement?

A:	The approval of the REIT Merger and the Merger Agreement requires the affirmative vote of the holders of the shares of our outstanding common stock and Preferred Stock, voting together as a single class, that represent a majority of the votes entitled to be cast on such proposal. Because the required vote is based on the number of shares of voting stock that are outstanding rather than on the number of votes cast by holders of our shares of voting stock present in person or represented by proxy at the Special Meeting and entitled to vote, failure to vote your shares and abstentions will have the same effect as voting against the approval of the REIT Merger and the Merger Agreement, although abstentions will be considered as present for purposes of determining whether a quorum is present. If a quorum is not present, the chairman of the meeting will be entitled to adjourn the meeting without further notice.

Q:	What vote of stockholders is required to approve the Merger-Related Compensation Proposal?

A:	Pursuant to our bylaws, the affirmative vote of a majority of the total number of votes cast at a meeting at which a quorum is present is required to approve the Merger-Related Compensation Proposal. For purposes of the vote on the Merger-Related Compensation Proposal, abstentions and other shares not voted will not be counted as votes cast and will have no effect on the result of the vote, although abstentions will be considered present for the purpose of determining the presence of a quorum.

Q:	What vote of stockholders is required to approve the Adjournment Proposal?

A:	Pursuant to our bylaws, the affirmative vote of a majority of the total number of votes cast at a meeting at which a quorum is present is required to approve the Adjournment Proposal. For purposes of the vote on the Adjournment Proposal, abstentions and other shares not voted will not be counted as votes cast and will have no effect on the result of the vote, although abstentions will be considered present for the purpose of determining the presence of a quorum.

Q:	What constitutes a quorum?

A:	Pursuant to our bylaws, the holders of a majority of the shares of our voting stock, each as outstanding as of the close of business on the record date, voting together as a single class, present in person or represented by proxy, will constitute a quorum for purposes of the Special Meeting.

Q:	Is my vote required to postpone the Special Meeting?

A:	No. Unlike an adjournment of the Special Meeting, at any time prior to convening the Special Meeting, our board of directors may postpone the Special Meeting for any reason without the approval of our stockholders. If the Special Meeting is postponed, we will provide at least ten days’ notice of the new date of the Special Meeting.

Q:	How do Landmark’s directors and executive officers intend to vote their shares of Landmark common stock in respect of the proposal to approve the REIT Merger and the Merger Agreement?

A:	Each of our directors and executive officers that owns shares of our common stock has agreed in separate voting agreements to vote the shares of common stock that they beneficially own “FOR” the approval of the REIT Merger and the Merger Agreement.

Q:	How does our board of directors recommend that I vote?

A:	Our board of directors recommends that our stockholders vote “FOR” the proposal to approve the REIT Merger and the Merger Agreement, “FOR” the non-binding, advisory Merger-Related Compensation

Proposal and “FOR” the approval of any adjournments of the Special Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the REIT Merger and the Merger Agreement.

Q:	Why is my vote important?

A:	If you do not submit a proxy or voting instructions or vote in person at the Special Meeting, it will be more difficult for us to obtain the necessary quorum to hold the Special Meeting. In addition, because the proposal to approve the REIT Merger and the Merger Agreement must be approved by the affirmative vote of the holders of the shares of our outstanding common stock and Preferred Stock, voting together as a single class, that represent a majority of the votes entitled to vote as of the record date for the Special Meeting, your failure to submit a proxy or voting instructions or to vote in person at the Special Meeting will have the same effect as a vote “against” the approval of the REIT Merger and the Merger Agreement.

Q:	Do any of the Company’s executive officers and directors or any other persons have any interest in the REIT Merger or other transactions that is different than mine?

A:	Yes. Our executive officers and directors may have interests in the REIT Merger that are different from, or in addition to, yours, including the following:

•	certain directors hold shares of unvested restricted stock, which will vest immediately prior to the REIT Merger and receive the same cash consideration per share as other stockholders;

•	certain executive officers hold LTIP Units, which will receive the same cash consideration per OP Unit as other unitholders;

•	our executive officers will be entitled to receive certain severance payments and benefits following the closing of the REIT Merger; and

•	our directors and officers are also entitled to continued indemnification arrangements and directors’ and officers’ insurance coverage for a period of six years following the REIT Merger Effective Time.

Each of the above interests is discussed under “The Mergers—Interests of Our Directors and Executive Officers in the Mergers,” beginning on page 56.

Q:	How do I cast my vote if I am a record holder?

A:	You can vote in person at the Special Meeting or by proxy. If you hold your shares of stock in your own name as a holder of record, you have the following three options for submitting your vote by proxy:

•	by signing, dating and mailing the proxy card in the postage-paid envelope provided;

•	via the Internet at www.2voteproxy.com/lata; or

•	by telephone at (800) 830-3542 (touch-tone) or (888) 360-9919 (live representative).

If you vote by Internet or telephone, your vote must be received before 11:59 p.m. Eastern Time on             , 2016, the day before the Special Meeting.

For those stockholders with Internet access, we encourage you to vote via the Internet, since this method of voting is quick, convenient and cost-efficient. When you vote via the Internet or by telephone prior to the Special Meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and, therefore, not be counted.

Q:	How do I cast my vote if my shares of stock are held through a broker, dealer, commercial bank, trust company, custodian or other nominee?

A:	If you hold your shares through a broker, dealer, commercial bank, trust company, custodian or other nominee, your broker, dealer, commercial bank, trust company, custodian or other nominee will not vote your shares unless you provide instructions on how to vote. You must obtain a voting instruction form from your broker, dealer, commercial bank, trust company, custodian or other nominee that is the record holder of your shares and provide the record holder of your shares with instructions on how to vote your shares in accordance with the voting directions provided by your broker, dealer, commercial bank, trust company, custodian or other nominee. Please refer to the voting instruction form used by your broker, dealer, commercial bank, trust company, custodian or other nominee, or contact them directly, to see if you may submit voting instructions by telephone or Internet. If you do not properly instruct your broker, dealer, commercial bank, trust company, custodian or other nominee your votes will not be counted and it will have the same effect as a vote “against” the approval of the mergers.

Q:	What will happen if I abstain from voting or fail to vote?

A:	Approval of the REIT Merger and the Merger Agreement requires the affirmative vote of the holders of our outstanding shares of our common stock and Preferred Stock as of the record date for the Special Meeting, voting together as a single class, that represent a majority of the votes entitled to be cast on the proposal. Because the required vote is based on the number of shares of voting stock that are outstanding rather than on the number of votes cast by holders of our shares of voting stock present in person or represented by proxy at the Special Meeting and entitled to vote, if you abstain from voting or fail to vote, or fail to instruct your broker, dealer, commercial bank, trust company, custodian or other nominee to vote if your shares are held through a broker, dealer, commercial bank, trust company, custodian or other nominee, it will have the same effect as a vote “against” the proposal to approve the REIT Merger and Merger Agreement, although abstentions will be considered present for purposes of determining the presence of a quorum.

Approval, on a non-binding, advisory basis, of the Merger-Related Compensation Proposal and approval of the Adjournment Proposal each requires the affirmative vote of the holders of a majority of the votes cast by holders of shares of our voting stock present or represented by proxy at the Special Meeting entitled to vote on the proposal. Because the required vote for these proposals is based on the number of votes actually cast by holders of outstanding shares of our voting stock that are entitled vote, rather than on the number of votes entitled to be cast, and because abstentions are not treated as votes cast, failure to vote shares and abstentions will have no effect on the outcome of the Merger-Related Compensation Proposal and the Adjournment Proposal, although abstentions will be considered present for the purpose of determining the presence of a quorum.

Q:	What will happen if stockholders do not approve the non-binding, advisory proposal to approve the merger-related compensation?

A:	The vote to approve the non-binding, advisory Merger-Related Compensation Proposal is a vote separate and apart from the vote to approve the REIT Merger and the Merger Agreement. Approval of this proposal is a not a condition to completion of the mergers. The vote on this proposal is a non-binding, advisory vote only, and it is not binding on us, our board of directors or our compensation committee. Further, the underlying arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the non-binding, advisory vote, if the mergers are completed, our named executive officers will be eligible to receive the compensation that may become payable to them in connection with the mergers, in accordance with the terms and conditions applicable to such compensation.

Q:	How will proxy holders vote my shares?

A:	If you properly submit a proxy prior to the Special Meeting, your shares of stock will be voted as you direct. If you submit a proxy but no direction is otherwise made, your shares will be voted “FOR” the proposal to approve the REIT Merger and the Merger Agreement, “FOR” the Merger-Related Compensation Proposal and “FOR” the approval of any adjournments of the Special Meeting for the purpose of soliciting additional proxies.

Q:	Have any stockholders already agreed to the approval of the mergers?

A:	Yes. Pursuant to separate voting agreements, certain of our stockholders, including certain of our directors and executive officers, who, as of , 2015, collectively had the power to vote approximately % of the outstanding shares of common stock (including unvested restricted stock), have agreed to approve the REIT Merger and the Merger Agreement.

Also, pursuant to separate voting agreements, the holders of our Preferred Stock have agreed to vote to approve the REIT Merger and Merger Agreement in the same proportion as that voted by the holders of shares of our common stock.

Q:	What happens if I sell my shares before the Special Meeting?

A:	If you held your shares of common stock on the record date but sell or transfer them prior to the REIT Merger Effective Time, you will retain your right to vote at the Special Meeting, but not the right to receive the REIT per share merger consideration in respect of those shares. The right to receive this cash consideration will pass to the person who owns, at the REIT Merger Effective Time, the shares you previously owned.

Q:	Can I change my vote after I have mailed my proxy card?

A:	Yes. If you own shares as a record holder, you may revoke your proxy at any time prior to its exercise by: (i) delivering a written notice of revocation, prior to the Special Meeting, to our General Counsel and Secretary, Mr. Anthony E. Szydlowski, at 4901 Dickens Road, Suite 101, Richmond, Virginia 23230, properly signing, dating and mailing a new proxy card to our Secretary, (ii) dialing the toll-free number provided in the proxy card and in this proxy statement to authorize your proxy again, (iii) logging on to the Internet site provided in the proxy card and in this proxy statement to authorize your proxy again, or (iv) attending the Special Meeting to vote your shares in person. If you have instructed your broker, dealer, commercial bank, trust company, custodian or other nominee to vote your shares, the above described options for changing your vote do not apply and instead you should follow the instructions received from your broker, dealer, commercial bank, trust company, custodian or other nominee to change your vote.

Q:	What are the anticipated U.S. federal income tax consequences to me of the REIT Merger?

A:

The receipt of the REIT per share merger consideration in exchange for shares of our common stock as a result of the REIT Merger will be a taxable transaction for U.S. federal income tax purposes. Generally, for U.S. federal income tax purposes, you will recognize gain or loss as a result of the REIT Merger measured by the difference, if any, between the REIT per share merger consideration of our common stock and your adjusted tax basis in that share. Under certain circumstances, we may be required to withhold a portion of your REIT per share merger consideration under applicable tax laws, and we intend to withhold a portion of the REIT per share merger consideration paid to non-U.S. stockholders, to the extent required under the FIRPTA rules. In view of the FIRPTA tax and withholding that may apply to a non-U.S. stockholder’s receipt of the REIT per share merger consideration, non-U.S. stockholders are urged to consult with their tax advisors regarding the possible application of those provisions and the tax consequences of selling their shares prior to the REIT Merger. Please see “The Mergers—Material United States Federal Income Tax Consequences” on page 62 for a more complete discussion of the U.S. federal income tax consequences of the REIT Merger. Note that this proxy statement does not discuss the tax consequences to stockholders of selling shares of common stock prior to the REIT Merger. Tax matters can be complicated and the tax consequences of the REIT Merger to all stockholders will depend on their particular tax situation. We encourage all stockholders to consult their tax advisors regarding the tax consequences of the REIT Merger to them.

Q:	What rights do I have if I oppose the REIT Merger?

A:	If you are a common stockholder of record, you can vote “against” the REIT Merger and the Merger Agreement. However, in accordance with the MGCL and our Charter, no dissenters’ or appraisal rights are available with respect to our shares of common stock in connection with the REIT Merger or the other transactions contemplated by the Merger Agreement. See “No Dissenters’ Rights of Appraisal” on page 100.

Q:	What will happen to the shares of common stock that I currently own after completion of the REIT Merger?

A:	Following the completion of the REIT Merger, your shares of common stock will be canceled and will represent only the right to receive the REIT per share merger consideration. We will cease filing periodic reports with the Securities and Exchange Commission, or the “SEC.”

Q:	Who will solicit and pay the cost of soliciting proxies?

A:	We will bear the cost of soliciting proxies for the Special Meeting. Our board of directors is soliciting your proxy on our behalf. Our officers and directors may solicit proxies by telephone, facsimile, mail or Internet or in person. They will not be paid any additional cash amounts for soliciting proxies. We have retained Boston Financial Data Services, Inc., an affiliate of DST Systems, Inc., which we refer to as “Boston Financial,” to assist us in the solicitation of proxies, and will pay approximately $81,000, plus reimbursement of out-of-pocket expenses, to Boston Financial for its services. The costs of such solicitation shall not reduce the consideration you would otherwise be entitled to pursuant to the mergers. We also will request that banking institutions, brokerage firms, custodians, directors, nominees, fiduciaries and other like parties forward the solicitation materials to the beneficial owners of shares of common stock held of record by such person, and we will, upon request of such record holders, reimburse forwarding charges and out-of-pocket expenses.

Q:	Where can I find more information about the Company?

A:	We file certain information with the SEC. You may read and copy this information at the SEC’s public reference facilities. You may call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available at the Internet site the SEC maintains at www.sec.gov and on our website at www.latapts.com. Information contained on our website is not part of, or incorporated in, this proxy statement. You can also request copies of these documents from us. See “Additional Information” on page 101.

Q:	Who can help answer my other questions?

A:	If you have any questions about the Special Meeting or the REIT Merger, or need additional copies of the proxy materials, you should contact our proxy solicitation agent, Boston Financial, at (888) 360-9919.

If you hold our shares through a broker, dealer, commercial bank, trust company, custodian or other nominee, you should also call your broker, dealer, commercial bank, trust company, custodian or other nominee for additional information.

Q:	Where can I find the voting results of the Special Meeting?

A:	We intend to announce preliminary voting results at the Special Meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the Special Meeting. All reports that we file with the SEC are publicly available when filed on the SEC’s website at www.sec.gov.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Information included in this proxy statement may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on various assumptions and describe our future plans, strategies and expectations, are generally identified by our use of words such as “intend,” “plan,” “may,” “should,” “could,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity” and similar expressions, whether in the negative or affirmative. We cannot guarantee that we actually will achieve these plans, intentions or expectations, including completing the mergers on the terms summarized in this proxy statement. All statements regarding the completion of the mergers and our expected financial position, business and financing plans are forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects or the completion of the mergers include, but are not limited to:

•	failure to complete the mergers, which could negatively affect the value of our common stock, future business and financial results;

•	the pendency of the mergers, which could adversely affect our business and operations;

•	incurrence of substantial costs in connection with the proposed mergers and related transactions, such as legal, accounting, financial advisory, filing, printing and mailing fees;

•	diversion of management focus and resources from operational matters and other strategic opportunities while working to implement the mergers;

•	our inability to attract and retain key personnel during the pendency of the mergers;

•	the effect of restrictions on our operations in the Merger Agreement;

•	Merger Agreement provisions that could discourage a potential competing acquirer or could result in any competing acquisition proposal being at a lower price than it might otherwise be;

•	the outcome of any legal proceedings that may be instituted against us and others following announcement of our entering into the Merger Agreement;

•	the failure to satisfy conditions to completion of the mergers, including receipt of stockholder approval, which, if not satisfied or waived in a timely manner, would delay the mergers or adversely impact the companies’ ability to complete the transactions;

•	termination of the Merger Agreement by us or Parent if the mergers are not consummated by March 31, 2016;

•	our obligation to pay a termination fee under certain circumstances if the Merger Agreement is terminated prior to consummation of the mergers;

•	our exclusive remedy against the counterparties to the Merger Agreement with respect to any breach of the Merger Agreement being, in certain circumstances, to seek payment by Parent of a termination fee in the amount of $50.0 million (which amount is guaranteed by Parent’s sponsor), which may not be adequate to cover our damages;

•	the availability of financing and the attractiveness of its terms;

•	changes in economic conditions generally and the real estate market specifically;

•	changes in interest rates;

•	competition in the real estate industry generally and the apartment community sub-industry specifically;

•	the supply and demand for operating properties in our target market areas;

•	legislative and regulatory changes, including changes to laws governing the taxation of real estate investment trusts, which we refer to as “REITs”; and

•	changes in U.S. generally accepted accounting principles, or “GAAP,” or in policies and guidelines applicable to REITs.

These risks and uncertainties, along with the risk factors discussed under “Item 1A.—Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015 should be considered in evaluating any forward-looking statements contained in this proxy statement. All forward-looking statements speak only as of the date of this proxy statement. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section. New risks and uncertainties arise over time, and it is not possible for us to predict the occurrence of those matters or the manner in which they may affect us. We do not undertake to update forward-looking statements except as may be required by law.

THE PARTIES TO THE MERGERS

Landmark Apartment Trust, Inc.

4901 Dickens Road, Suite 101

Richmond, Virginia 23230

(804) 237-1335

We are a Maryland corporation formed in December 2005 to acquire, hold and manage a diverse portfolio of quality properties with stable cash flows and growth potential primarily in the Sunbelt region, which comprises the South and certain Texas markets of the United States. As of September 30, 2015, our consolidated real estate portfolio, which is indirectly owned through our Operating Partnership, consisted of 72 properties, including six properties held through consolidated joint ventures, with an aggregate of 21,796 apartment units, which had an aggregate gross carrying value of $1.7 billion. As of September 30, 2015, we also managed ten properties. Six of these properties, which had an aggregate of 1,991 apartment units as of September 30, 2015, were owned by Timbercreek U.S. Multi-Residential Operating L.P., a limited partnership in which we own an indirect minority interest, and the remaining four properties, which, as of September 30, 2015, had an aggregate of 1,134 apartment units, were owned by one or more third parties. Since September 30, 2015, one of these managed third party properties was sold. All of our managed properties are managed by LATPM, LLC, or our property manager. For additional information about us and our business, see “Additional Information” beginning on page 101.

Monument Partners, L.L.C.

c/o Starwood Capital Group

591 West Putnam Avenue

Greenwich, Connecticut 06830

(203) 422-7773

and

c/o TIO Milestone Parent LP, Attention: Legal

5429 LBJ Freeway, Suite 800

Dallas, Texas 75240

(214) 561-1200

Parent is a newly formed Delaware limited liability company formed by Starwood Capital and Milestone in connection with the mergers.

Starwood Capital Group is a private investment firm with a core focus on global real estate. The firm has raised approximately $32.0 billion of equity capital since its inception in 1991 and currently manages over $45.0 billion in assets. Starwood Capital Group has invested in virtually every category of real estate on a global basis, opportunistically shifting asset classes, geographies and positions in the capital stack as it perceives risk-reward dynamics to be evolving. Starwood and its controlled affiliates have acquired or are under contract to acquire approximately 67,800 multi-family units over the last 12 months. Following the merger, Starwood will own more than 88,000 multi-family units. Starwood Capital Group’s principal executive offices are located at 591 West Putnam Avenue, Greenwich, Connecticut 06830.

Milestone is an unincorporated, open-ended real estate investment trust established under the laws of Ontario, Canada. As of September 30, 2015, Milestone’s portfolio consists of 61 multi-family garden-style residential properties, comprising 19,908 units that are located in 14 major metropolitan markets throughout the Southeast and Southwest United States. Milestone is the largest real estate investment trust listed on the Toronto Stock Exchange focused solely on the United States multi-family sector. Milestone operates its portfolio through its internal property management company, Milestone Management, LLC, which has more than 900 employees across the United States. Milestone’s principal executive offices are located at 5429 LBJ Freeway, Suite 800, Dallas, Texas 75240.

Monument REIT Merger Sub, L.P.

c/o Starwood Capital Group and Milestone Apartments Real Estate Investment Trust

591 West Putnam Avenue

Greenwich, Connecticut 06830

(203) 422-7773

REIT Merger Sub is a newly formed Delaware limited partnership and an indirectly wholly-owned subsidiary of Parent. REIT Merger Sub was formed in connection with the mergers.

Monument Partnership Merger Sub, L.P.

c/o Starwood Capital Group and Milestone Apartments Real Estate Investment Trust

591 West Putnam Avenue

Greenwich, Connecticut 06830

(203) 422-7773

Partnership Merger Sub is a newly formed Delaware limited partnership and an indirectly wholly-owned subsidiary of Parent. Partnership Merger Sub was formed in connection with the mergers.

THE SPECIAL MEETING

Date, Time and Purpose of the Special Meeting

This proxy statement is being furnished to our stockholders in connection with the solicitation of proxies from our stockholders by our board of directors for use at the Special Meeting to be held at 4901 Dickens Road, Suite 101, Richmond, Virginia 23230, on                 , 2016 at          Eastern Time. The purpose of the Special Meeting is for you to consider and vote on the following matters:

1.	a proposal to approve the REIT Merger and the Merger Agreement;

2.	the non-binding, advisory Merger-Related Compensation Proposal; and

3.	a proposal to approve any adjournments of the Special Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the REIT Merger and the Merger Agreement.

We are not aware of any other business to be acted upon at the Special Meeting or any postponements or adjournments thereof. If, however, other matters are properly brought before the Special Meeting or any postponements or adjournments thereof, the persons named as proxies will vote on those matters in their discretion. Holders of a majority of the outstanding shares of our voting stock must approve the REIT Merger and the Merger Agreement for the REIT Merger to occur.

Reco rd Date, Notice and Quorum

Only holders of record of our shares of voting stock as of the close of business on the record date, which was             , 2015, or their duly appointed proxies, are entitled to receive notice of, to attend and to vote the shares of Landmark stock that they held on the record date at the Special Meeting or any adjournments or postponements of the Special Meeting. On the record date of                 , 2015,                  shares of our common stock, which includes 143,583 shares of unvested restricted stock,                  shares of our Series D Preferred Stock and                  shares of our Series E Preferred Stock, were outstanding and entitled to vote at the Special Meeting or any adjournments or postponements of the Special Meeting.

The holders of a majority of the shares of our stock that were outstanding as of the close of business on the record date, present in person or represented by proxy, will constitute a quorum for purposes of the Special Meeting. A quorum is necessary to transact business at the Special Meeting. Abstentions will be counted as shares present in person or represented by proxy for the purposes of determining the presence of a quorum. Brokers are precluded from exercising their voting discretion with respect to the approval of non-routine matters, such as the approval of the REIT Merger. If a quorum is not present, the Special Meeting may be adjourned by the chairman of the meeting until a quorum has been obtained. A copy of the Merger Agreement is attached as Annex A to this proxy statement, which we encourage you to read carefully in its entirety.

Required Vote

Pursuant to our Charter, approval of the REIT Merger and the Merger Agreement requires the affirmative vote of the holders of the shares of our outstanding common stock and Preferred Stock, voting together as a single class, that represent a majority of the votes entitled to be cast. Because the required vote to approve the REIT Merger and the Merger Agreement is based on the number of our shares of voting stock outstanding rather than on the number of votes cast by holders of our shares of voting stock present in person or represented by proxy at the Special Meeting and entitled to vote, failure to vote shares of stock that you own (including as a result of abstentions) will have the same effect as voting against the approval of the REIT Merger and the Merger Agreement, although abstentions will be considered present for purposes of determining the presence of a quorum. It is therefore important that your shares be represented at the Special Meeting regardless of the number of shares you own and whether you are able to attend the Special Meeting in person.

Pursuant to our bylaws, approval of the non-binding, advisory Merger-Related Compensation Proposal and the approval of any adjournments of the Special Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the REIT Merger and the Merger Agreement each requires the affirmative vote of a majority of the total number of votes cast at a meeting at which a quorum is present. For purposes of these proposals, abstentions and other shares not voted will not be counted as votes cast and will have no effect on the result of the vote, although abstentions will be considered present for the purpose of determining the presence of a quorum.

In the event all or any portion of the Preferred Stock is redeemed prior to the Special Meeting, the shares of Preferred Stock that have been redeemed will not vote on any of the proposals and will not affect the determination of the presence of a quorum.

You can vote in person at the Special Meeting or by proxy. If you hold your shares in your own name as a holder of record, you have the following three options for submitting your vote by proxy:

•	by signing, dating, and mailing the proxy card in the postage-paid envelope provided;

•	via the Internet at www.2voteproxy.com/lata; or

•	by telephone at (800) 830-3542 (touch-tone) or (888) 360-9919 (live representative).

If you vote by Internet or telephone, your vote must be received before 11:59 p.m. Eastern Time on                 , 2015, the day before the Special Meeting.

Regardless of whether you plan to attend the Special Meeting, we request that you submit your vote by proxy for your shares of our stock as described above as promptly as possible.

For those stockholders with Internet access, we encourage you to vote via the Internet, since this method of voting is quick, convenient and cost-efficient. When you vote via the Internet or by telephone prior to the Special Meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and, therefore, not be counted.

If your shares are held on your behalf by a broker, dealer, commercial bank, trust company, custodian or other nominee, you will receive instructions from them that you must follow to have your shares voted at the Special Meeting. You should instruct your broker, dealer, commercial bank, trust company, custodian or other nominee as to how to vote your shares, following the directions contained in such voting instruction card. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker, dealer, commercial bank, trust company, custodian or other nominee, who can give you directions on how to vote your shares. If you do not properly instruct your broker, dealer, commercial bank, trust company, custodian or other nominee your vote will not be counted and it will have the same effect as a vote “against” the REIT Merger.

Proxies and Revocation

If you submit a proxy, your shares will be voted at the Special Meeting as you indicate on your proxy. If no instructions are indicated on your signed proxy card, your shares will be voted “FOR” the proposal to approve the REIT Merger and the Merger Agreement, “FOR” the non-binding, advisory Merger-Related Compensation Proposal and “FOR” the approval of any adjournments of the Special Meeting for the purpose of soliciting additional proxies.

If you hold shares in your own name as a holder of record, you may revoke your proxy at any time prior to the date and time of the Special Meeting through any of the following methods:

•	send written notice of revocation, prior to the Special Meeting, to our General Counsel and Secretary, Mr. Anthony E. Szydlowski, at 4901 Dickens Road, Suite 101, Richmond, Virginia, 23230;

•	properly sign, date, and mail a new proxy card to our Secretary;

•	dial the toll-free number provided in the proxy card and in this proxy statement and authorize your proxy again;

•	log onto the Internet site provided in the proxy card and in this proxy statement and authorize your proxy again; or

•	attend the Special Meeting and vote your shares in person.

Please note that merely attending the Special Meeting, without further action, will not revoke your proxy. If shares are held on your behalf by a broker, dealer, commercial bank, trust company, custodian or other nominee, you must contact them to receive instructions as to how you may revoke your proxy.

We do not expect that any matter other than (i) the approval of the REIT Merger and the Merger Agreement, (ii) the approval of the non-binding, advisory Merger-Related Compensation Proposal and (iii) the approval of any adjournments of the Special Meeting for the purpose of soliciting additional proxies will be brought before or at the Special Meeting. If, however, such a matter is properly presented before or at the Special Meeting or any adjournments or postponements of the Special Meeting, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion.

We will pay the costs of soliciting proxies for the Special Meeting. Our officers and directors may solicit proxies by telephone and facsimile, by mail, by Internet or in person. They will not be paid any additional amounts for soliciting proxies. We also will request that certain individuals and entities holding our shares in their names, or in the names of their nominees that are beneficially owned by others, send proxy materials to and obtain proxies from those beneficial owners, and will reimburse those holders for their reasonable expenses in performing those services upon request. We have retained Boston Financial to assist us in the solicitation of proxies, and will pay fees of approximately $81,000, plus reimbursement of out-of-pocket expenses, to Boston Financial for their services. The costs of such solicitation shall not reduce the consideration you would otherwise be entitled to pursuant to the REIT Merger. In addition, our arrangement with Boston Financial includes provisions obligating us to indemnify it for certain liabilities that could arise in connection with its solicitation of proxies on our behalf.

Postponements of the Special Meeting

At any time prior to convening the Special Meeting, our board of directors may postpone the Special Meeting for any reason without the approval of our stockholders. If the Special Meeting is postponed, as required by our bylaws, we will provide at least ten days’ notice of the new date, time and place of the Special Meeting.

PROPOSAL 1—PROPOSAL TO APPROVE THE REIT MERGER AND THE MERGER AGREEMENT

We are asking our stockholders to vote on a proposal to approve the REIT Merger and the Merger Agreement.

For detailed information regarding this proposal, see the information about the REIT Merger and the Merger Agreement throughout this proxy statement, including the information set forth in the sections entitled “The Mergers” and “The Merger Agreement.” A copy of the Merger Agreement is attached as Annex A to this proxy statement and we encourage you to read it in its entirety.

Approval of the proposal to approve the REIT Merger and the Merger Agreement requires the affirmative vote of the holders of at least a majority of the shares of our outstanding voting stock entitled to vote on this proposal as of the record date for the Special Meeting. Because the required vote for this proposal is based on the number of votes our stockholders are entitled to cast rather than on the number of votes actually cast, failure to vote your shares, instruct your broker, dealer, commercial bank, trust company, custodian or other nominee, and abstentions will have the same effect as voting “against” the proposal to approve the REIT Merger and the Merger Agreement, although abstentions will be considered present for purposes of determining the presence of a quorum.

Approval of this proposal is a condition to the completion of the mergers. In the event this proposal is not approved, (i) we will not be able to complete the mergers, (ii) we will be required to reimburse Parent for up to $5.0 million of expenses, and (iii) we may be required to pay Parent a termination fee of $20.0 million (net of any expense reimbursement paid to Parent) in certain circumstances described under “The Merger Agreement—Termination of the Merger Agreement—Termination Fee and Expenses Payable by Landmark Apartment Trust to Parent.”

Recommendation of our Board of Directors:

Our board of directors recommends that our stockholders vote “FOR” the proposal to approve the REIT Merger and the Merger Agreement.

PROPOSAL 2—PROPOSAL TO APPROVE CERTAIN MERGER-RELATED COMPENSATION

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21(c) under the Exchange Act, we are asking our stockholders to vote at the Special Meeting, on a non-binding, advisory basis, on a proposal to approve the compensation that may become payable to our named executive officers in connection with the mergers. Information intended to comply with Item 402(t) of Regulation S-K concerning this compensation, subject to certain assumptions described therein, is presented in the section entitled “The Mergers—Interests of Our Directors and Executive Officers in the Mergers.”

In order to approve this Proposal 2, we are asking our stockholders to vote “FOR” the adoption of the following resolution:

“RESOLVED, that Landmark’s stockholders approve, on a non-binding, advisory basis, the compensation that may become payable to Landmark’s named executive officers that is based on or otherwise relates to the mergers as disclosed pursuant to Item 402(t) of Regulation S-K in the section entitled ‘The Mergers—Interests of Our Directors and Executive Officers in the Mergers—Golden Parachute Compensation.’”

The stockholder vote on merger-related compensation is a non-binding, advisory vote only, and it is not binding on us or our board of directors. Further, the underlying arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the non-binding, advisory vote, if the mergers are completed, our named executive officers will be eligible to receive the compensation that may become payable to our named executive officers in connection with the mergers, in accordance with the terms and conditions applicable to such compensation.

Approval of this proposal, which includes adoption of the above resolution, on a non-binding, advisory basis, requires the affirmative vote of a majority of the total number of votes cast at a meeting at which a quorum is present. Abstentions are not considered votes cast and therefore will have no effect on the outcome of this proposal, although abstentions will be considered present for purposes of determining the presence of a quorum. Approval of this proposal is a not a condition to the completion of the mergers.

Recommendation of our Board of Directors:

Our board of directors recommends that our stockholders vote “FOR” the proposal to approve, on a non-binding, advisory basis, the compensation payable to certain of our executive officers in connection with the mergers.

PROPOSAL 3—PROPOSAL TO APPROVE ADJOURNMENTS OF THE SPECIAL MEETING

We are asking our stockholders to vote on a proposal to approve any adjournments of the Special Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the REIT Merger and the Merger Agreement.

If the number of shares of our stock voting in favor of Proposal 1 to approve the REIT Merger and the Merger Agreement is insufficient to approve Proposal 1 at the time of the Special Meeting, then we may move to adjourn the Special Meeting in order to enable our board of directors to solicit additional proxies in favor of such proposal. In that event, stockholders will be asked to vote only upon the Adjournment Proposal, and not on any other proposal, including Proposal 1. If our stockholders approve the Adjournment Proposal, we may adjourn the Special Meeting one or more times and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies or authorized a proxy by using the Internet or telephone. Among other things, approval of the Adjournment Proposal could mean that, even if we have received proxies representing a sufficient number of votes against the approval of Proposal 1 such that the proposal would be defeated, we may adjourn the Special Meeting without a vote on Proposal 1 and seek to obtain sufficient votes in favor of approval of Proposal 1 to obtain approval of that proposal.

Approval of this proposal requires the affirmative vote of a majority of the total number of votes cast at a meeting at which a quorum is present. Abstentions are not considered votes cast and therefore will have no effect on the outcome of this proposal, although abstentions will be considered present for purposes of determining the presence of a quorum. Approval of this proposal is a not a condition to the completion of the mergers.

Recommendation of our Board of Directors:

Our board of directors recommends that our stockholders vote “FOR” the Adjournment Proposal.

THE MERGERS

General Description of the Mergers

The REIT Merger is one of two separate mergers contemplated by the Merger Agreement. The other merger, the Partnership Merger, was approved by the Company, in its capacity as general partner of the Operating Partnership. Pursuant to the Merger Agreement, at the Partnership Merger Effective Time, Partnership Merger Sub will merge with and into the Operating Partnership, with the Operating Partnership continuing as the surviving partnership, and as an indirectly wholly-owned subsidiary of REIT Merger Sub and immediately following the Partnership Merger, the Company will merge with and into REIT Merger Sub, with REIT Merger Sub continuing as the surviving company and an indirectly wholly-owned subsidiary of Parent.

In connection with the REIT Merger, stockholders of the Company and limited partners of the Operating Partnership will receive an amount of cash per share of common stock or OP Unit equal to $8.17, without interest and less any applicable withholding taxes.

Our board of directors has approved the REIT Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement and has declared the REIT Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement advisable and in the best interests of Landmark and its stockholders.

Immediately after the consummation of the mergers, Parent will own, directly or indirectly, all of the assets previously owned by the Company, the Operating Partnership and all other subsidiaries of Landmark.

Merger Consideration

At the REIT Merger Effective Time, each share of our common stock issued and outstanding immediately prior to the REIT Merger Effective Time (other than shares held by any wholly-owned subsidiary of the Company or by Parent or any wholly-owned subsidiary of Parent) will be canceled and retired and automatically converted into the right to receive an amount in cash equal to the REIT per share merger consideration, without interest and less applicable withholding taxes.

At the Partnership Merger Effective Time, each OP Unit issued and outstanding immediately prior to the Partnership Merger Effective Time (other than OP Units held by the Company or by Parent or an affiliate of Parent), will be automatically converted into the right to receive an amount in cash equal to the Partnership per OP Unit merger consideration, without interest and less applicable withholding taxes.

At the closing, each share of Preferred Stock issued and outstanding immediately prior to the REIT Merger Effective Time will be redeemed by the Company in exchange for the redemption price determined in accordance with the Articles Supplementary designating the terms of the Preferred Stock and the payment of any miscellaneous amounts required by the Company in accordance with the Articles Supplementary designating the terms of the Preferred Stock.

Background of the Mergers and Related Transactions

Our management team and our board of directors regularly review the Company’s performance, prospects and strategy in light of the current business and economic environment, as well as assess developments in the multi-family real estate sector and the broader residential real estate market, and the conditions in the capital markets, in connection with consideration of our long-term business strategy.

From time to time we have evaluated potential strategic options in light of developments in the multi-family residential real estate industry, changing economic and market conditions and challenges facing participants in our industry. Prior to June 2015, we from time to time engaged in discussions regarding a variety of possible business opportunities, including discussions with other companies in our industry. These discussions ranged from possible commercial or partnering arrangements to possible acquisitions by or of us or other business combination transactions. We also received, on occasion, unsolicited inquiries from third parties regarding possible business combinations or other strategic transaction opportunities. On occasion prior to June 2015, as part of our ongoing evaluation of our business strategy and business opportunities, we engaged in discussions, including discussions with Milestone, regarding possible strategic transactions, but until the current transaction with Starwood Capital Group and Milestone Apartments Real Estate Investment Trust, which we refer to as “Starwood/Milestone,” no transactions ever materialized from such inquiries or discussions.

In 2012, our board of directors announced an estimated value of our common stock of $8.15 per share, which was based solely on the price per share established in connection with a recapitalization transaction completed in 2012 pursuant to arm’s length negotiations. Following this announcement, our board of directors has used this per share value for purposes of valuing all equity awards granted to the Company’s directors and officers and for purposes of issuing common stock under our dividend reinvestment program.

In early 2013, our management team had preliminary discussions with BofA Merrill Lynch, Citi and Evercore Group L.L.C., which we refer to as “Evercore,” regarding their potential engagement to assist the Company in exploring potential liquidity options for our stockholders, with a focus on a listing of the Company’s common stock on an exchange and an initial public offering, which we refer to as an “IPO,” of the Company’s common stock. After a board meeting in early 2013, our board of directors authorized BofA Merrill Lynch, Citi and Evercore to begin working on the potential IPO of the Company’s common stock.

From early 2013 through December 2014, the Company primarily focused on the potential IPO transaction, including commencing the preparation of a registration statement for such offering. However, in December 2014 the preparation of the registration statement was put on hold while the Company focused on certain operational matters.

On January 29, 2015, our board of directors met telephonically, with members of senior management and representatives of BofA Merrill Lynch, Citi, Evercore and Hogan Lovells US LLP, which we refer to as “Hogan Lovells,” participating. At the meeting, the board of directors discussed, among other things, the state of the multi-family market and the Company’s prospects and the potential strategic alternatives available to the Company. At the meeting, as they have done from time to time, BofA Merrill Lynch and Citi presented to our board of directors a general view of the market for IPOs in the multi-family sector and reviewed the Company’s prospects. Following this update, the board of directors discussed the potential IPO and authorized management and the Company’s advisors to resume preparation of the registration statement for the offering.

On February 26, 2015, our board of directors again met telephonically, with members of senior management and representatives of Evercore and Hogan Lovells participating. During the meeting, Mr. Stanley J. Olander, Jr., President and Chief Executive Officer of the Company, noting that the management team and Hogan Lovells had resumed preparation of the registration statement for the IPO, updated the board of directors on the status of the IPO process.

In March 2015, the Company and our board of directors received an unsolicited letter from the chief executive officer of a national real estate investment company, referred to in this proxy statement as “Company A.” The letter expressed an interest in exploring a potential acquisition of the Company and specified an initial indication of value of $7.60 to $7.90 in cash per outstanding share of common stock of the Company and OP Unit, subject to the satisfactory completion of Company A’s diligence review. The letter did not contain any other terms regarding a proposed acquisition.

Also in March 2015, the Company received an unsolicited letter from the president of a national operator of residential and commercial properties, referred to in this proxy statement as “Company B.” The letter expressed Company B’s interest in exploring a potential acquisition of the Company and specified an initial indication of value of $7.60 in cash per outstanding share of common stock and OP Unit, assuming the prepayment of substantially all of the Company’s outstanding indebtedness other than fixed rate indebtedness and subject to the satisfactory completion of Company B’s diligence review. The letter did not contain any other terms regarding a proposed acquisition.

On March 24, 2015, our board of directors held a regular meeting at the Company’s offices in Tampa, Florida with members of senior management and representatives of BofA Merrill Lynch, Citi, Evercore and Hogan Lovells present. During the meeting, representatives of BofA Merrill Lynch and Citi provided the board of directors with an update on the current and projected state of the capital markets and led a discussion regarding potential timing for completing an IPO in 2015. In addition, representatives of BofA Merrill Lynch and Citi discussed with the board of directors the recent unsolicited offers from Company A and Company B. Following this discussion, the board of directors directed management to pursue the preparation and filing of the registration statement with the SEC for the proposed IPO and noted that upon an initial filing of the registration statement with the SEC, the board of directors planned to initiate a dual track process pursuant to which the Company would continue its efforts to pursue the IPO while concurrently initiating a formal sale process for the Company.

In early April 2015, our board of directors responded by letter to both Company A and Company B regarding their unsolicited offers to acquire the Company. In both responses, our board of directors noted that it was in the process of considering such party’s unsolicited offer and was consulting with its financial and legal advisors. These letters further indicated the board of directors would be in a position to provide a response to each of the offers in the coming weeks. Neither management nor the board of directors had further discussions with Company A or Company B until the initiation of the sale process in early June 2015.

On April 13, 2015, our board of directors met telephonically, with members of senior management and a representative of Hogan Lovells participating. At this meeting, the representative of Hogan Lovells led a discussion with the board of directors on the status of the proposed IPO, including the preparation of the registration statement for the offering and the transactions to be consummated in connection with the IPO. Following this discussion, the board of directors authorized the filing of the registration statement and the transactions to be consummated in connection with the IPO.

In April 2015, the Company received an unsolicited letter from a senior vice president of a national operator of multi-family and hospitality properties, referred to in this proxy statement as “Company C.” The letter expressed Company C’s interest in exploring a potential transaction involving the Company. The letter did not contain an indication of value for the Company or any other terms regarding a proposed transaction. In April 2015, our board of directors responded to Company C’s letter, noting that the board of directors was in the process of considering such party’s unsolicited offer and was consulting with its financial and legal advisors and would be in a position to provide a response to the proposal in the coming weeks. Neither management nor the board of directors had further discussions with Company C until the initiation of the sale process in early June 2015.

On April 23, 2015, our board of directors held a telephonic meeting with members of senior management and representatives of Evercore and Hogan Lovells present. During the meeting, representatives of Hogan Lovells provided an update on the potential IPO. Following this discussion, Mr. Edward Kobel, Chairman of the board of directors, led a discussion regarding the Company’s strategic alternatives, including a potential sale transaction, and noted that the Company had received an indication of interest from Company C.

In May 2015, the Company received an unsolicited letter from the chief operating officer of a national operator of multi-family and commercial properties, referred to in this proxy statement as “Company D.” The letter expressed an interest in exploring a potential acquisition of all of the Company’s owned properties and specified an initial indication of value of $900,000,000, net of existing debt, for the properties. Company D’s letter also specified certain other terms regarding the proposed acquisition, including a no-shop provision and a diligence review period. Upon receipt of Company D’s proposal, Mr. Olander had a telephone conversation with the chief operating officer of Company D, during which the terms of Company D’s proposal were discussed. Company D’s chief operating officer indicated that Company D did not have financing in place for the proposed transaction and had not conducted a diligence review of the Company and, as a result, Company D’s indication of value was speculative. Our board of directors responded to Company D’s letter in May 2015, noting that the board of directors was in the process of considering Company D’s unsolicited offer and was consulting with its financial and legal advisors and would be in a position to provide a response to the proposal in the coming weeks. However, due to the lack of diligence conducted by Company D, the lack of financing for the transaction and the uncertainty regarding the validity of Company D’s indication of value, our board of directors determined not to engage in further discussion with Company D at that time and neither management nor the board of directors had further discussions with Company D until the initiation of the sale process in early June 2015.

On May 14, 2015, the Company filed the registration statement with the SEC for its proposed initial public offering.

On May 28, 2015, our board of directors held a telephonic meeting with members of senior management and representatives of BofA Merrill Lynch, Citi and Hogan Lovells present. At the meeting, Mr. Olander updated the board of directors on the status of the Company’s proposed IPO, noting that the registration statement had been filed and the Company was awaiting completion of the SEC’s review process. Following this update, and in furtherance of the board of directors’ earlier indication that it anticipated pursuing a dual track process upon the filing with the SEC of the registration statement for the IPO, Messrs. Kobel and Olander led a discussion relating to a proposed concurrent process for the potential sale of the Company. At the meeting, representatives of BofA Merrill Lynch and Citi updated the board of directors on a potential sale process and also led a discussion on the impact of certain tax protection obligations of the Company to holders of OP Units on the sale process, noting that such obligations would potentially have a negative effect on the overall sale process. Following this discussion, BofA Merrill Lynch and Citi updated the board of directors on the preliminary, unsolicited indications of interest the Company had received regarding an acquisition of the Company, noting that none of the parties expressing an interest in pursuing an acquisition of the Company had conducted any due diligence of the Company. Following this discussion, the representative of Hogan Lovells discussed with the board of directors certain fiduciary considerations pertaining to members of the board of directors in the context of considering sale transactions, including considerations with respect to potential conflicts of interest and the formation of a special committee of the board of directors to represent the Company in connection with any conflicts that may arise during the sale process due to the interests of the limited partners in the Operating Partnership potentially being different from the interests of the Company’s stockholders generally. The board of directors then instructed management and BofA Merrill Lynch and Citi to continue their efforts with respect to the proposed IPO and to begin a formal marketing process for the potential sale of the Company.

On June 2, 2015, in accordance with the board of directors’ direction, BofA Merrill Lynch and Citi began contacting potential parties that might be interested in pursuing a transaction with the Company. A total of 42 parties, comprising 37 buyer consortiums, were contacted, including Starwood/Milestone, Companies A, B and D and a consortium between Company C and a sovereign wealth fund, referred to herein as the “Company C Consortium,” as well as other financial and strategic buyers, and 18 parties signed confidentiality agreements to receive material non-public information regarding the Company. Each of the parties that signed a confidentiality agreement was given access to non-public diligence information relating to the Company. In addition, each of the parties participating in the sale process was instructed that, in connection with submitting its indication of interest, it was to provide comments on the draft Merger Agreement that the Company had prepared for the proposed transaction. Also on June 2, 2015 and June 3, 2015, the Company formalized its retention of BofA Merrill Lynch and Citi by entering into separate engagement letters with each of such parties with regard to a potential sale of the Company.

On June 17, 2015, our board of directors met telephonically, with members of senior management and a representative of Hogan Lovells participating. At the meeting, Mr. Olander updated the board of directors on the status of the Company’s proposed IPO, noting that the SEC had provided its initial comments to the registration statement and that management and Hogan Lovells were preparing a response. Mr. Olander then led a discussion regarding the potential sale transaction and updated the board of directors on the status of that process. Following this discussion, the board of directors directed management to respond to the SEC’s comments to the registration statement by filing an amendment to the registration statement as soon as possible and to also continue with the sale process.

On June 25, 2015, our board of directors held a regular, in person meeting at the Company’s offices in Tampa, Florida with members of senior management and a representative of Hogan Lovells present. During the meeting, Mr. Olander led a discussion regarding the status of the proposed IPO. Following this discussion, Mr. Olander also updated the board of directors on the status and timing of the potential sale transaction process. During this discussion, the representative of Hogan Lovells discussed with the board of directors certain fiduciary considerations pertaining to members of the board of directors in the context of a sale transaction and discussed further the formation and role of a special committee, specifically discussing that the special committee would be expected to represent the Company in connection with any conflicts that may arise during the sale process due to the interests of the limited partners in the Operating Partnership potentially being different from the interests of the Company’s stockholders generally.

Following that discussion, during the June 25, 2015 board of directors meeting, our board of directors established a special committee of the board of directors, herein referred to as the “Special Committee,” consisting of three independent directors—Messrs. Glenn W. Bunting, Jr., Ronald Gaither and Howard Silver—to explore, evaluate, oversee and negotiate all matters that may arise in connection with a strategic transaction which relate to the interests of limited partners in the Operating Partnership that are different from the interests of the Company’s stockholders generally, including due to some of the limited partners being the beneficiaries of tax protection arrangements. The board of directors formed the Special Committee at this meeting given the uncertainty regarding potential conflicts that may arise depending on the actual transaction structure in the event the board of directors ultimately decided to pursue a strategic transaction.

In early July 2015, an amendment to the registration statement for the potential IPO was filed with the SEC.

On July 7, 2015, the deadline for submitting indications of interest for the acquisition of the Company, nine companies, including Starwood/Milestone, Company A, Company B and the Company C Consortium, submitted either formal or informal indications of interest for the board of directors to consider. Following the initial submission of indications of interest, two other companies revised their offers and resubmitted indications of interest.

On July 10, 2015, our board of directors met telephonically, with members of senior management and representatives of BofA Merrill Lynch, Citi and Hogan Lovells participating. At the meeting, BofA Merrill Lynch and Citi updated the board of directors on the results of the first round of the Company’s solicitation process, identifying and discussing the number of parties approached and reviewing the indications of interest received. Following this discussion, the board of directors determined to continue discussions with four bidders—Starwood/Milestone, Company A, Company B and the Company C Consortium—to the next round of the sale process based, in part, on these bidders’ proposed offer prices and the board of directors’ view that each bidder would be able to consummate an acquisition of the Company in a timely manner. Following the board of directors’ determination to advance the referenced bidders to the next round of the sale process, BofA Merrill Lynch and Citi provided an update on the potential IPO process. The board of directors instructed management and its advisors to continue with the concurrent IPO and sale transaction processes.

On July 23, 2015, members of management met with representatives of Starwood and Milestone to provide information regarding the Company in connection with Starwood’s and Milestone’s review of a potential acquisition of the Company.

On July 28, 2015, members of management met with representatives of Company A to provide information regarding the Company in connection with Company A’s review of a potential acquisition of the Company.

On July 29, 2015, members of management met with representatives of the Company C Consortium to provide information regarding the Company in connection with the Company C Consortium’s review of a potential acquisition of the Company.

In late July 2015, Company B withdrew from the sale process due to the timing required to complete its due diligence review of the Company.

Also in late July 2015, the SEC confirmed to Hogan Lovells that it had completed its review of the Company’s registration statement for the proposed IPO and had no further comments on the registration statement.

In August 2015, the Company received final round bids from each of the Company C Consortium and Starwood/Milestone and a “highly indicative” offer from Company A. Company A’s offer specified a value of $8.50 to $8.75 in cash per outstanding share of common stock and OP Unit, but did not include comments to the proposed Merger Agreement for the transaction. Following submission of Company A’s proposal, representatives of BofA Merrill Lynch and Citi had a telephone conversation with representatives of Company A to discuss Company A’s proposal. During this discussion, the representatives of Company A indicated that Company A lacked funding for the transaction and would require seven additional weeks to complete its due diligence review of the Company. The Company C Consortium bid specified a value of $8.00 in cash per outstanding share of common stock and OP Unit and noted that the transaction was subject to approval of the sovereign wealth fund’s investment committee and the Company C Consortium would require four additional weeks to complete its due diligence review of the Company. In addition, although the Company C Consortium provided an issues list regarding the proposed Merger Agreement for the transaction, the Company C Consortium did not provide a mark-up of the Merger Agreement. The Starwood/Milestone bid specified a value of $7.10 in cash per outstanding share of common stock and OP Unit and noted that significant due diligence had already been completed. The Starwood/Milestone bid was based on the express assumption that neither the Company nor the Starwood/Milestone purchasers would bear the cost of any tax protection agreements. In addition, in connection with the submission of its bid, Starwood/Milestone provided a revised draft of the proposed Merger Agreement for the transaction. The Starwood/Milestone bid also provided that to the extent the Company paid monthly dividends to its stockholders in excess of the operating cash flow of the Company, the consideration payable by Parent under the Merger Agreement would be reduced by such amount. In their revised draft of the proposed Merger Agreement, Starwood/Milestone proposed a Termination Fee of $25.0 million in the event the board of directors of the Company elected to accept a superior proposal and an uncapped expense reimbursement in the event the stockholders of the Company did not approve the merger. Starwood/Milestone also proposed that it would be willing to be subject to a $40.0 million reverse termination fee in the event it elected not to close the mergers, which would be the sole recourse available to the Company in such event.

On August 24, 2015, our board of directors held an in person meeting at the offices of BofA Merrill Lynch in New York, New York, with members of senior management and representatives of BofA Merrill Lynch, Citi and Hogan Lovells present. During the meeting, the board of directors, together with management, BofA Merrill Lynch, Citi and Hogan Lovells, reviewed and discussed the acquisition proposals that had been received, as well as the potential IPO. BofA Merrill Lynch and Citi provided the board of directors with an estimate of the valuation of the Company in an IPO, noting that valuations of public company REITs in general, and multi-family REITs specifically, had declined since the beginning of 2014. BofA Merrill Lynch and Citi also summarized for the board of directors the status of the sale process, including parties contacted and bids received. The board of directors then determined that an IPO was a less attractive liquidity alternative for the Company than a sale, provided the Company received waivers of its tax protection obligations. During the meeting, members of our board of directors that represent several of the largest holders of OP Units indicated that such holders were willing to waive the Company’s tax protection obligations with respect to their OP Units as long as the consideration to be received in any sale transaction was at least $8.00 per share of common stock and OP Unit. Following this discussion, the board of directors determined, based on the nature of Company A’s proposal, the length of time required for Company A to complete its due diligence review of the Company,

Company A’s need for significant third party financing as part of an acquisition of the Company and the impact on timing and certainty that would result from significant third party involvement, not to proceed with further discussions with Company A at that time. The board of directors then authorized management, BofA Merrill Lynch and Citi to engage in more detailed discussions with Starwood/Milestone and the Company C Consortium, as they were viewed as being the two remaining bidders most likely to offer the highest price and to have the capability to consummate an acquisition of the Company, to determine their best and final offers for the acquisition of the Company. In addition, during this meeting, two of the Company’s directors, Messrs. Karl Frey and Michael Nash, informed the board of directors that they would be abstaining from any vote regarding the approval of a sale transaction because, as directors nominated and elected by the Company’s preferred stockholders, they may be seen as having a conflict of interest with respect to a proposed sale transaction, as in any sale transaction it was expected that the Preferred Stock would be redeemed.

In late August 2015, representatives of BofA Merrill Lynch and Citi contacted each of Starwood/Milestone and the Company C Consortium and requested that each bidder provide its best and final offer for the acquisition of the Company by September 4, 2015. On that date, Starwood/Milestone submitted its best and final offer of $8.17 in cash per share and OP Unit, reiterating that, as provided in its initial bid, the offer assumed that the Company would not have any tax protection obligations in connection with the potential transaction and that the Company would not pay dividends to common stockholders unless supported by sufficient operating cash flow without reducing the consideration payable by Parent under the Merger Agreement. Starwood/Milestone also requested a period of exclusivity to complete its due diligence and negotiate definitive agreements for the potential transaction. Although the Company C Consortium continued to express its interest in pursuing an acquisition of the Company and despite efforts of BofA Merrill Lynch and Citi to encourage the Company C Consortium to raise its per share and OP Unit offer price, its offer remained at $8.00 in cash per share and OP Unit. Based on the revised offer of Starwood/Milestone, the board of directors determined to continue to engage with Starwood/Milestone to negotiate a definitive agreement for the sale of the Company while keeping the Company C Consortium in the process.

On September 8, 2015, Mr. Kobel spoke by telephone with Mr. Robert Landin, chief executive officer of Milestone. During this call, Messrs. Kobel and Landin discussed timing of the potential transaction and the process for negotiating its terms.

On September 9, 2015, representatives of Hogan Lovells and Starwood/Milestone’s legal advisor, Kirkland & Ellis LLP, or “Kirkland,” discussed various issues arising out of the draft Merger Agreement provided by Starwood/Milestone in connection with the submission of its bid. Among the issues discussed were Starwood/Milestone’s requirement that certain of the Company’s stockholders, who, as of September 9, 2015, held in the aggregate 100% of the outstanding Preferred Stock and approximately 13.8% of the Company’s outstanding common stock, enter into voting agreements in connection with the transaction, the scope of the Company’s representations and warranties in the Merger Agreement, the treatment of the tax protection agreements, including the tax protection agreements with respect to OP Units held through two REITs, the requirement that dividends paid to the common stockholders in excess of operating cash flow between signing and closing would reduce the consideration payable under the Merger Agreement, the size of the termination fee and expense reimbursement amount payable by the Company and Starwood/Milestone following termination of the Merger Agreement and the Company’s requirement that during the period between signing of a definitive Merger Agreement and closing of the transaction it be allowed to continue pursuing its strategy of refinancing the indebtedness secured by certain of the Company’s properties, the net proceeds of which would be used to redeem the Preferred Stock and/or pay down other debt. In addition, during the call the parties discussed the size of the termination fee and expense reimbursement amount payable by the Company and Starwood/Milestone following termination of the Merger Agreement, with the Company’s counsel proposing that the termination fee payable by the Company would be $20.0 million, with expense reimbursement of up to $5.0 million, and the reverse termination fee payable by Starwood/Milestone would be $50.0 million.

Between September 9, 2015 and October 21, 2015, management and representatives of Hogan Lovells had discussions with certain limited partners of the Operating Partnership regarding the limited partners’ willingness to waive the Company’s tax protection obligations in connection with the proposed transaction. During this time, all but one group of limited partners with the largest tax protection benefits agreed to waive the Company’s tax protection obligations, with the remaining limited partner group (hereinafter referred to as the “Tax Protected Limited Partner”), being the owner of the two private REITs that held OP Units agreeing to enter into a separate agreement with Starwood/Milestone in connection with the proposed transaction. In addition, the Company did not agree during their discussions to provide Starwood/Milestone with an exclusivity period to complete due diligence or finalize definitive agreements.

On September 10, 2015, representatives of Kirkland and Hogan Lovells spoke by telephone regarding various issues raised during their previous discussion. During this call, Kirkland informed Hogan Lovells that Starwood/Milestone would agree to the Company’s proposal on a $20.0 million termination fee, with expense reimbursement of up to $5.0 million and a reverse termination fee payable by Starwood/Milestone of $50.0 million. During the call, the parties also discussed in further detail Starwood/Milestone’s request for voting agreements from the Company’s significant stockholders, including the holders of the Preferred Stock, and the purchase of the ownership in the two REITs that held OP Units from the Tax Protected Limited Partner.

On September 12, 2015, Mr. Kobel spoke by telephone with Mr. Landin. During this call, Messrs. Kobel and Landin discussed timing of the potential transaction and the plan for negotiating its terms.

Also on September 12, 2015, Hogan Lovells circulated a revised draft of the proposed Merger Agreement for the transaction to Kirkland. Among the issues presented in this draft were whether voting agreements would be obtained at signing, which of the related party agreements would be terminated, the ability of the Company to pay dividends between signing and closing, the ability of the Company to refinance certain indebtedness without Parent’s consent, restrictions on the Company’s ability to make capital expenditures between signing and closing, certain limitations on the ability of the Company to negotiate a competing acquisition proposal, and the waiver of the tax protection agreements.

On September 14, 2015, Mr. Kobel spoke by telephone with Mr. Landin. During this call, Messrs. Kobel and Landin discussed timing of the potential transaction.

On September 15, 2015, members of senior management, along with representatives of BofA Merrill Lynch, Citi and Hogan Lovells, met with representatives of Starwood/Milestone, a representative of Vinson & Elkins LLP, referred to herein as “Vinson & Elkins,” co-counsel to Starwood/Milestone on various matters, and representatives of Kirkland at Kirkland’s offices in Washington, DC to discuss the issues identified in the revised Merger Agreement circulated on September 12. During this meeting, the parties discussed the Company’s requirement that during the period between signing of a definitive Merger Agreement and closing of the transaction it be allowed to continue pursuing its strategy of refinancing the indebtedness secured by certain of the Company’s properties. Starwood/Milestone tentatively agreed to this proposal, subject to the receipt and review of the terms of the proposed refinancing prior to signing the Merger Agreement. The parties discussed whether obtaining the consent of any partners to the joint ventures in which the Company was indirectly invested that would be triggered by the transaction contemplated by the Merger Agreement should be a condition to closing and Starwood/Milestone agreed that such consents would not be a condition to closing. The parties also discussed the ability of the Company to continue paying its regular monthly dividend through closing without the REIT per share merger consideration or the Partnership per OP Unit merger consideration being affected. During this discussion, the parties tentatively agreed that the Company would be able to continue paying its regular monthly dividend, provided that in the event dividends were paid and there was insufficient operating cash flow to pay such dividends, the REIT per share merger consideration and the Partnership per OP Unit merger consideration would be reduced on a dollar-for-dollar basis. The parties noted that the definition of operating cash flow and the adjustment mechanism remained open issues. The parties also discussed the Company’s plan for capital expenditures during the period between signing of a definitive Merger Agreement and closing of the transaction, with Starwood/Milestone agreeing to the Company’s proposal that budgeted capital expenditures would be permitted, subject to receipt of, and agreement upon, the proposed budget. Finally, the parties discussed the Company’s ability to receive waivers of its tax protection obligations from certain holders of OP Units as well as alternative structures for the proposed transaction in the event the Company was unable to receive waivers from all unitholders.

On September 16, 2015, Hogan Lovells circulated a revised draft of the proposed Merger Agreement for the transaction to Kirkland reflecting the discussion of the parties from the meeting on September 15, 2015. The draft Merger Agreement left open the effect of dividends to holders of common stock in excess of operating cash flow, the mechanism for measuring operating cash flow as well as the terms upon which the Company could refinance indebtedness during the interim period.

Also on September 16, 2015, the legal advisors to the Tax Protected Limited Partner circulated to Hogan Lovells and Kirkland an initial draft of the purchase agreement, referred to herein as the “mini-REIT purchase agreement,” pursuant to which Starwood/Milestone would acquire all of the Tax Protected Limited Partner’s interests in the two REITs that held OP Units.

On September 17, 2015, representatives of Hogan Lovells and Kirkland discussed various issues related to the proposed transaction, including the termination of the Company’s related party agreements upon consummation of the proposed transaction. Also on September 17, 2015, Hogan Lovells circulated to Kirkland a draft of the form of voting agreement.

On September 19, 2015, Kirkland circulated to Hogan Lovells a revised draft of the form of voting agreement for certain of the Company’s stockholders, which was in turn circulated to the legal advisors to the applicable stockholders.

Also on September 19, 2015, Kirkland circulated to Hogan Lovells and the legal advisors to the Tax Protected Limited Partner a revised draft of the mini-REIT purchase agreement.

On September 21, 2015, representatives of Hogan Lovells and Kirkland and the legal advisors to the Company’s preferred stockholders discussed various issues arising out of the draft voting agreement.

On September 22, 2015, Hogan Lovells circulated to Kirkland an initial draft of the Company’s disclosure schedules to the Merger Agreement. Also on September 22, 2015, legal advisors to the Company’s preferred stockholders circulated a revised draft of the voting agreement to Hogan Lovells and Kirkland.

On September 24, 2015, representatives of Hogan Lovells and Kirkland along with legal advisors to the Tax Protected Limited Partner discussed issues arising from the revised draft mini-REIT purchase agreement circulated on September 19. Among the issues discussed were the conditions to closing under the mini-REIT purchase agreement, the representations and warranties and indemnification that the Tax Protected Limited Partner or certain of its direct or indirect owners would provide to Starwood/Milestone, and the tax protection obligations of the Company and/or the REIT surviving entity in the event the mini-REIT purchase did not close, but the parties proceeded with the consummation of the merger.

Also on September 24, 2015, representatives of Hogan Lovells and Kirkland discussed various issues relating to the proposed transaction, including the terms of the voting agreements with the preferred stockholders and the terms of the proposed mini-REIT purchase agreements.

Between September 24, 2015 and October 21, 2015, Hogan Lovells, Kirkland and the legal advisors to the Tax Protected Limited Partner exchanged further drafts of the mini-REIT purchase agreement, regarding the terms upon which Starwood/Milestone would acquire the stock in the mini-REITs, including with respect to the amount, scope and duration of the indemnification provided to Parent under such agreement, and the closing conditions thereunder, and the allocation of liabilities to the Tax Protected Limited Partner thereunder.

On September 25, 2015, Kirkland circulated to Hogan Lovells a revised draft of the Merger Agreement, which included proposed terms for the Company’s refinancing of indebtedness prior to closing of the transaction. The draft also noted that the definition of operating cash flow was still under review for purposes of measuring whether monthly dividends to the common stockholders would exceed the operating cash flow generated by the Company in that period with a corresponding reduction in the merger consideration.

On September 26, 2015, Kirkland circulated a revised draft of the voting agreement to Hogan Lovells and the legal advisors to the Company’s preferred stockholders. Also on September 26, 2015, representatives of Hogan Lovells and Kirkland and the legal advisors to the Company’s preferred stockholders discussed various issues arising out of the draft voting agreement.

Between September 26, 2015 and October 21, 2015, Kirkland and the legal advisors to the Company’s preferred stockholders circulated drafts of the voting agreement in order to finalize the terms of the agreement.

On September 28, 2015, Kirkland circulated a revised draft of the mini-REIT purchase agreement to Hogan Lovells and the legal advisors to the Tax Protected Limited Partner.

On September 29, 2015, Mr. Kobel spoke by telephone with Mr. Landin. During this call the parties discussed the status of negotiations and the expected timing for executing the Merger Agreement.

On October 1, 2015, Messrs. Olander and Kobel had a telephone conversation with representatives of the Tax Protected Limited Partner, with representatives of Hogan Lovells and the Tax Protected Limited Partner’s legal advisor present. During this conversation, the parties discussed the unwillingness of one of the owners of the Tax Protected Limited Partner to waive its tax protection benefits in connection with the consummation of the transaction and to provide any indemnification over whether the mini-REITs had complied with the requirements to be qualified as a REIT.

Also on October 1, 2015, Mr. Kobel spoke by telephone with Mr. Landin. During this call Mr. Kobel provided Mr. Landin with an update on the status of negotiations with the owners of the Tax Protected Limited Partner.

Between October 1, 2015 and October 21, 2015, Mr. Brooks had numerous discussions with Mr. Ethan Bing, Vice President of Starwood, and Mr. Landin to discuss, among other things, the Company’s ability to pay its regular monthly dividend during the period between signing of a definitive Merger Agreement and closing of the transaction, the terms of the Company’s proposed refinancing plans, the Company’s plan for capital expenditures during the period between signing of a definitive Merger Agreement and closing of the transaction, change in control payments to be made to certain of the Company’s management team, employee related matters, including retention bonuses and payment of accrued paid time off, and other issues relating to the Company’s conduct of its business following signing of a definitive Merger Agreement.

On October 2, 2015, Mr. Kobel had a telephone conversation with representatives of the Tax Protected Limited Partner to discuss the Tax Protected Limited Partner’s tax protection benefit and potential transaction structuring alternatives to address the Tax Protected Limited Partner’s concerns in connection with the proposed transaction. During this conversation, Mr. Kobel and the Tax Protected Limited Partner’s representatives agreed that the Tax Protected Limited Partner’s concerns regarding its tax protection benefits would be addressed by the mini-REIT purchase.

Also on October 2, 2015, Kirkland circulated to Hogan Lovells a revised draft of the Merger Agreement, which set forth, among other things, Starwood/Milestone’s proposed definition of operating cash flow and the mechanism for adjusting the REIT per share merger consideration and the Partnership per OP Unit merger consideration in the event operating cash flow was not sufficient to support payment of the Company’s regular monthly dividend.

On October 3, 2015, representatives of Hogan Lovells and Vinson & Elkins discussed Starwood/Milestone’s proposed treatment of employees and members of management in connection with the merger.

Between October 3, 2015 and October 22, 2015, Kirkland and the legal advisors to the Tax Protected Limited Partner circulated drafts of the mini-REIT purchase agreement in order to finalize the terms of the agreement.

On October 3, 2015, Hogan Lovells circulated a revised draft of the proposed Merger Agreement for the transaction to Kirkland, which provided and clarified that the Preferred Stock would be redeemed at closing, and the holders of Preferred Stock would be paid their out-of-pocket expenses, all in accordance with the terms of the Articles Supplementary that govern the Preferred Stock. The draft Merger Agreement continued to leave open the dividend, refinancing and capital expenditure issues described above.

On October 5, 2015, Kirkland circulated a revised draft of the proposed Merger Agreement for the transaction to Hogan Lovells. Also on October 5, 2015, representatives of Hogan Lovells and Kirkland discussed the various outstanding issues relating to the proposed transaction. Among the issues discussed was the status of Starwood/Milestone’s due diligence review of the Company.

On October 6, 2015, our board of directors met telephonically, with members of senior management and representatives of BofA Merrill Lynch, Citi and Hogan Lovells participating. Mr. Olander provided an update of the open transaction issues, including the Company’s ability to continue paying its regular monthly dividend prior to closing without the REIT per share merger consideration or the Partnership per OP Unit merger consideration being impacted, the Company’s proposed refinancing plans and the status of Starwood/Milestone’s due diligence review of the Company. Following Mr. Olander’s update, the board of directors directed management and BofA Merrill Lynch and Citi to continue negotiating with Starwood/Milestone to resolve the remaining open issues relating to the transaction and noted that the board of directors would not agree to any transaction structure that provided for or contemplated that the REIT per share merger consideration or the Partnership per OP Unit merger consideration payable in the transaction being subject to adjustment after execution of the Merger Agreement, either as a result of the payment of dividends by the Company or otherwise (except for an adjustment with respect to the payment of dividends necessary to maintain the Company’s status as a REIT).

On October 7, 2015, Hogan Lovells circulated a revised draft of the proposed Merger Agreement for the transaction to Kirkland, which addressed the proposed terms and covenants regarding certain benefits to be provided to employees of the Company, as well as the severance terms for key officers.

On October 11, 2015, representatives of BofA Merrill Lynch and Citi had a telephone conversation with Messrs. Bing and Landin to discuss the remaining open transaction issues. During this conversation, Messrs. Bing and Landin provided Starwood/Milestone’s proposal to address these issues. Messrs. Bing and Landin stated that Starwood/Milestone would be willing to agree to the Company retaining the ability to continue paying its regular monthly dividend without the REIT per share merger consideration or the Partnership per OP Unit merger consideration being affected so long as revisions were made to certain of the covenants applicable to the Company during the period between signing of the Merger Agreement and closing. Starwood/Milestone also agreed to accept the Company’s proposal regarding its proposed refinancing plan, subject to receipt and review of the final term sheet from the lenders for the refinancing. In addition, Starwood/Milestone agreed to the Company’s proposal regarding the treatment of employees following closing, provided that any accrued vacation and paid time off would be paid out in accordance with the Company’s current policy. Finally, Starwood/Milestone agreed to the Company’s proposal regarding the treatment of management in the transaction, including with respect to the payment of severance and transaction bonuses, provided that certain members of management would not receive any compensation for their accrued vacation or paid time off.

On October 13, 2015, representatives of Kirkland met with senior management at the Company’s offices in Tampa, Florida, with representatives of Hogan Lovells participating, in connection with Starwood/Milestone’s due diligence review of the Company.

On October 14, 2015, Kirkland circulated a revised draft of the proposed Merger Agreement for the transaction to Hogan Lovells, reflecting certain agreements reached in discussions among the principals, including the elimination of the operating cash flow limitation on the Company’s ability to make dividends, the addition of representations of the Company, including a representation regarding the balance sheet of Landmark as of September 30, 2015, and the addition of specified restrictions on the ability of the Company to make capital expenditures and other expenditures without the approval of Starwood/Milestone.

On October 15, 2015, Hogan Lovells circulated a revised draft of the proposed Merger Agreement for the transaction to Kirkland reflecting revisions to representations, warranties and covenants of the Company regarding payments to certain Landmark employees. Also on October 15, 2015, representatives of Hogan Lovells and Kirkland discussed the remaining issues related to the transaction.

On October 16, 2015, Kirkland circulated a revised draft of the proposed Merger Agreement for the transaction to Hogan Lovells.

On October 19, 2015, our board of directors met telephonically, with members of senior management and representatives of BofA Merrill Lynch, Citi and Hogan Lovells participating. Mr. Olander provided the board of directors with an update on the status of negotiations with Starwood/Milestone, noting that almost all of the issues had been resolved. Representatives of Hogan Lovells provided a presentation to the board of directors regarding its fiduciary duties under Maryland law, both generally and in connection with change of control transactions. Representatives of Hogan Lovells also provided a detailed review of the terms of the Merger Agreement as well as the terms of the agreements to be entered into in connection with the execution of the Merger Agreement. BofA Merrill Lynch and Citi provided the board of directors with an overview of the solicitation process that had been undertaken, and reviewed with the board of directors financial aspects of the proposed merger transaction. BofA Merrill Lynch and Citi also reviewed with our board of directors information previously provided by each of such parties to the Company on September 21, 2015 and September 23, 2015, respectively, regarding their respective relationships with Milestone and certain of its affiliates and Starwood Capital Group and certain of its affiliates as well as portfolio companies of, and companies managed by, Starwood Capital Group and its affiliates.

Also on October 19, 2015, Hogan Lovells circulated a revised draft of the proposed Merger Agreement for the transaction to Kirkland, reflecting revised terms regarding the payment of severance to certain officers, including the mechanics for paying such severance into an escrow at closing, with such amounts to be disbursed solely upon the effectiveness of certain releases delivered by such officers at closing.

On October 20, 2015, management, Starwood/Milestone and their respective counsel had a telephone conversation to discuss the items to be resolved prior to signing the Merger Agreement, including the process for resolving such items, including reaching agreement with the relevant third parties. Starwood/Milestone also noted that due to certain factors relating to the timing of a proposed equity offering Milestone would be conducting after signing the Merger Agreement, the earliest Starwood/Milestone would be in a position to execute the Merger Agreement was October 22, 2015.

Also on October 20, 2015, our board of directors held a telephonic meeting with members of senior management and representatives of BofA Merrill Lynch, Citi and Hogan Lovells participating. During the meeting, the board of directors discussed the terms of the Merger Agreement and the REIT per share merger consideration and the Partnership per OP Unit merger consideration to be paid to stockholders and unitholders. Following this discussion, Mr. Olander updated the board of directors on the status of the remaining open items, noting that the issues were minor and could be resolved by the parties quickly. In addition, Mr. Olander updated the board of directors on the proposed timeline for executing the Merger Agreement.

On October 21, 2015, management, Starwood/Milestone and their respective counsel had a telephone conversation to discuss the status of any open issues. During this call, the parties agreed that substantially all of the issues had been resolved and that, subject to finalizing the Merger Agreement and other transaction documents, the parties were in a position to execute the Merger Agreement on October 22, 2015.

Also on October 21, 2015, Kirkland circulated a substantially final draft of the proposed Merger Agreement for the transaction to Hogan Lovells.

On October 22, 2015, our board of directors held a telephonic meeting, with members of senior management and representatives of BofA Merrill Lynch, Citi and Hogan Lovells participating. Mr. Olander reported on the events of the past two days and noted that all of the transaction issues had been resolved. A representative of Hogan Lovells reminded the board of directors of its duties under Maryland law, both generally and in connection with change of control transactions. Representatives of Hogan Lovells also provided a review of the terms of the Merger Agreement that had changed since the October 19, 2015 board of directors meeting.

Also at this meeting, each of BofA Merrill Lynch and Citi reviewed with the board of directors their joint financial analysis of the REIT per share merger consideration and each separately rendered to the board of directors its oral opinion, which, in each case, was confirmed by delivery of a written opinion by each of BofA Merrill Lynch and Citi, each dated October 22, 2015, to the effect that, as of that date and based upon and subject to various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by BofA Merrill Lynch and Citi, as applicable, as described in each respective written opinion, the $8.17 REIT per share merger consideration to be received by holders (other than any wholly-owned subsidiary of the Company or Parent or any wholly-owned subsidiary of Parent) of the Company’s common stock pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. Messrs. Frey and Nash then informed the board of directors again that they would be abstaining from the board of directors’ vote to approve the REIT Merger because they could potentially be seen as having a conflict of interest with respect to the proposed transaction, as the Preferred Stock would be redeemed in connection with the transaction. At the meeting, after discussion, and taking into account factors described in greater detail elsewhere in this proxy statement, the board of directors, with Messrs. Frey and Nash abstaining, unanimously approved the merger transaction and the various other transactions to be undertaken in connection with the merger.

Later in the day on October 22, 2015, Hogan Lovells circulated an execution copy of the Merger Agreement, and representatives of the Company and Starwood/Milestone executed the agreement. The executed copies of the voting agreements were thereafter delivered to each party. A press release announcing the transaction was then issued later that day.

Recommendations and Reasons for the Mergers

In evaluating the REIT Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement, our board of directors consulted with our management team and our outside legal and financial advisors and, in reaching its decision to approve the REIT Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement, our board of directors considered a number of factors, including the following material factors which it viewed as supporting its decision to approve and recommend approval of the REIT Merger and the Merger Agreement by our stockholders:

•	our board of directors’ knowledge of the business, operations, financial condition, earnings and prospects of the Company, as well as its knowledge of the current and prospective environment in which the Company operates, including certain economic and market conditions;

•	the belief of our board of directors that the proposed mergers provide a better alternative to our common stockholders as a result of the risks and uncertainties associated with continuing to pursue our strategic plans as an independent public company, pursuing an IPO of our common shares or any other alternatives to the mergers;

•	the fact that the termination fee of $20.0 million payable by us in certain circumstances was viewed by our board of directors, after consultation with our advisors, as reasonable and not likely to preclude any other party from making a competing acquisition proposal;

•	the fact that the $5.0 million expense reimbursement payable by us if the Merger Agreement is terminated in certain circumstances was viewed by our board of directors, after consultation with our advisors, as reasonable;

•	the high probability that the mergers and the other transactions contemplated by the Merger Agreement would be completed based on, among other things, Starwood’s size, financial liquidity and proven ability to complete large acquisition transactions on agreed terms, Milestone’s extensive ownership, development and operating experience in the multi-family residential real estate industry and the $50.0 million termination fee Parent would be required to pay us if , under certain circumstances, the Merger Agreement is terminated prior to consummation of the mergers;

•	the lack of a financing condition for the mergers, the amount committed by Starwood Opportunity Fund X pursuant to the equity commitment letter that would cover the aggregate consideration to be paid pursuant to the mergers, and the unconditional guarantee of Starwood of certain payment obligations of Parent under the Merger Agreement;

•	the fact that no public trading market currently exists for our common stock and that the form of consideration to be paid to our common stockholders in the REIT Merger is cash, thereby providing our common stockholders with the certainty of the value of their consideration and the ability to realize immediate value for their investment;

•	our board of directors’ ability, under the Merger Agreement, to withdraw, modify or amend its recommendation that our stockholders vote to approve the Merger Agreement and the REIT Merger under certain circumstances, subject to payment of a termination fee of $20.0 million (net of any expense reimbursement paid to Parent) if the Merger Agreement is terminated;

•	our ability to terminate the Merger Agreement, under certain circumstances, in order to enter into a definitive agreement providing for a Superior Proposal (as defined below) if our board of directors determines, after consultation with advisors and after taking into account any changes to the terms of the Merger Agreement proposed by Parent, that the Superior Proposal continues to be a Superior Proposal, upon payment of a termination fee of $20.0 million;

•	the terms and conditions of the Merger Agreement, which were reviewed by our board of directors in consultation with our advisors, and the fact that such terms were derived from arm’s-length negotiations among the parties;

•	the limited number of potential purchasers with the financial ability to acquire us;

•	the extensive marketing of the Company to potential merger partners over a period of several months. See “—Background of the Mergers and Related Transactions” on page 29;

•	the oral opinions of BofA Merrill Lynch and Citi, delivered to our board of directors on October 22, 2015, and subsequently confirmed by delivery of a written opinion by each of BofA Merrill Lynch and Citi, each dated October 22, 2015, as to the fairness, from a financial point of view and as of the date of the opinion, of the REIT per share merger consideration to be received by holders (other than any wholly-owned subsidiary of the Company or Parent or any wholly-owned subsidiary of Parent) of the Company’s common stock, each of which opinions was based on and subject to the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken, as more fully described below in the section entitled “The Merger—Opinions of Our Financial Advisors”; and

•	the fact that, given our preferred stockholders agreement to vote for or against the REIT Merger in proportion to the vote of our common stockholders, the REIT Merger would be subject to the approval of our common stockholders, and our common stockholders would be free to reject the REIT Merger by voting against the REIT Merger for any reason, including if a higher offer were to be made prior to the stockholders meeting (although we may be required to pay an expense reimbursement of up to $5.0 million or, if we subsequently were to enter into a definitive agreement relating to and/or consummate an acquisition proposal, a termination fee of $20.0 million under certain circumstances).

Our board of directors also considered the following potentially negative factors in its deliberations concerning the REIT Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement:

•	the mergers would preclude our common stockholders from having an opportunity to participate in any future performance of our assets, future earnings growth, future appreciation of our common share value or future dividends that could be expected if our strategic plans were successfully implemented;

•	the fact that an all cash merger consideration would be taxable to our common stockholders for U.S. federal income tax purposes;

•	the fact that, although our board of directors has determined that the mergers are advisable and in the best interests of the Company and our stockholders and reflect the best price reasonably available in a sale of the Company at this time, and despite the fact that we conducted an extensive marketing process through our financial advisors, there can be no assurances that another alternative would not have resulted in a higher amount per share than the price payable pursuant to the mergers;

•	the significant costs involved in connection with entering into and completing the mergers or, alternatively, failing to consummate the mergers, and related disruptions to the operation of our business, including the possibility that we would be required to pay up to $5.0 million of reimbursable expenses to the buyer parties and a termination fee of $20.0 million (net of any expense reimbursement paid to Parent) upon the termination of the Merger Agreement under certain circumstances as described in the Merger Agreement;

•	the restrictions on the conduct of our business prior to the completion of the mergers, which could delay or prevent us from undertaking acquisition, development, redevelopment, disposition and other business opportunities that may arise pending completion of the proposed transactions and generally change the manner in which we have conducted our business and operations in the past;

•	the fact that the pending transactions or failure to complete the mergers may negatively impact our relationships with our lenders, stockholders, joint venture partners and tenants, and may divert attention away from the day-to-day operation of our business;

•	our inability to solicit competing acquisition proposals and the possibility that the $20.0 million termination fee payable by us upon the termination of the Merger Agreement under the circumstances described in the Merger Agreement (see “The Merger Agreement—No Solicitation of Transactions” on page 81 of this proxy statement) could discourage other potential bidders from making a competing bid to acquire us;

•	the fact that our exclusive remedy in the event the Merger Agreement is terminated by Parent in certain circumstances would be limited to a reverse termination fee payable by Parent in the amount of $50.0 million, the payment of which is guaranteed by Parent’s Sponsor; and

•	the fact that some of our directors and executive officers may have interests in the mergers and the other transactions contemplated by the Merger Agreement that are different from, or in addition to, those of our common stockholders, including the interests of our directors and executive officers discussed under “—Interests of Our Directors and Executive Officers in the Merger” on page 56 of this proxy statement.

The foregoing discussion of the factors considered by our board of directors is not intended to be exhaustive, but rather includes the material factors considered by our board of directors. In reaching its decision to approve, and recommend that our stockholders approve, the REIT Merger, the Merger Agreement and other transactions contemplated by the Merger Agreement, our board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors.

Our board of directors has approved the REIT Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement, and has declared the REIT Merger and the other transactions contemplated by the Merger Agreement advisable and in the best interests of Landmark and our stockholders. Our board of directors recommends that you vote “FOR” the approval of the REIT Merger and the Merger Agreement, “FOR” the non-binding, advisory Merger-Related Compensation Proposal and “FOR” the proposal to approve any adjournments of the Special Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the REIT Merger and the Merger Agreement.

Opinions of Our Financial Advisors

Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated

Landmark has retained BofA Merrill Lynch to act as Landmark’s financial advisor in connection with the REIT Merger. BofA Merrill Lynch is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Landmark selected BofA Merrill Lynch to act as Landmark’s financial advisor in connection with the REIT Merger on the basis of BofA Merrill Lynch’s experience with similar transactions, its reputation in the investment community and its familiarity with Landmark and its business.

On October 22, 2015, at a meeting of Landmark’s board of directors held to evaluate the REIT Merger, BofA Merrill Lynch delivered to Landmark’s board of directors an oral opinion, which was confirmed by delivery of a written opinion dated October 22, 2015, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in its opinion, the REIT per share merger consideration to be received by holders (other than any wholly-owned subsidiary of Landmark or Parent or any wholly-owned subsidiary of Parent) of Landmark common stock was fair, from a financial point of view, to such holders.

The full text of BofA Merrill Lynch’s written opinion to Landmark’s board of directors, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this proxy statement and is incorporated by reference herein in its entirety. The following summary of BofA Merrill Lynch’s opinion is qualified in its entirety by reference to the full text of the opinion. BofA Merrill Lynch delivered its opinion to Landmark’s board of directors for the benefit and use of Landmark’s board of directors (in its capacity as such) in connection with and for purposes of its evaluation of the REIT per share merger consideration from a financial point of view. BofA Merrill Lynch’s opinion does not address any other terms or aspects of the REIT Merger and no opinion or view was expressed as to the relative merits of the REIT Merger in comparison to other strategies or transactions that might be available to Landmark or in which Landmark might engage or as to the underlying business decision of Landmark to proceed with or effect the REIT Merger. BofA Merrill Lynch’s opinion does not constitute a recommendation to any stockholder as to how to vote or act in connection with the proposed REIT Merger or any related matter.

In connection with rendering its opinion, BofA Merrill Lynch:

(i)	reviewed certain publicly available business and financial information relating to Landmark;

(ii)	reviewed certain internal financial and operating information with respect to the business, operations and prospects of Landmark furnished to or discussed with BofA Merrill Lynch by the management of Landmark, including certain financial forecasts relating to Landmark prepared by the management of Landmark, referred to herein as “Landmark management forecasts”;

(iii)	discussed the past and current business, operations, financial condition and prospects of Landmark with members of senior management of Landmark;

(iv)	compared certain financial information of Landmark with similar information of other companies BofA Merrill Lynch deemed relevant;

(v)	compared certain financial terms of the REIT Merger to financial terms, to the extent publicly available, of other transactions BofA Merrill Lynch deemed relevant;

(vi)	considered the results of BofA Merrill Lynch’s efforts to solicit, at the direction of Landmark, indications of interest and definitive proposals from third parties with respect to a possible acquisition of Landmark;

(vii)	reviewed a draft, dated October 21, 2015, of the Merger Agreement; and

(viii)	performed such other analyses and studies and considered such other information and factors as BofA Merrill Lynch deemed appropriate.

In arriving at its opinion, BofA Merrill Lynch assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with it and relied upon the assurances of the management of Landmark that they were not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Landmark management forecasts, BofA Merrill Lynch was advised by Landmark, and assumed, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Landmark as to the future financial performance of Landmark. BofA Merrill Lynch did not make or was not provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Landmark, nor did it make any physical inspection of the properties or assets of Landmark. BofA Merrill Lynch did not evaluate the solvency or fair value of Landmark or Parent under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. BofA Merrill Lynch assumed, at the direction of Landmark, that the REIT Merger would be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the REIT Merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, would be imposed that would have an adverse effect on Landmark or the contemplated benefits of the REIT Merger. BofA Merrill Lynch assumed, at the direction of Landmark, that the Preferred Stock would be refinanced after execution of the Merger Agreement or redeemed at the REIT Merger Effective Time. BofA Merrill Lynch also assumed, at the direction of Landmark, that the final executed Merger Agreement would not differ in any material respect from the draft Merger Agreement reviewed by BofA Merrill Lynch.

BofA Merrill Lynch expressed no view or opinion as to any terms or other aspects of the REIT Merger (other than the REIT per share merger consideration to the extent expressly specified in its opinion), including, without limitation, the form or structure of the REIT Merger or terms or aspect of any related transaction or any other agreement, arrangement or understanding entered into in connection with or related to the REIT Merger or otherwise. BofA Merrill Lynch’s opinion was limited to the fairness, from a financial point of view, of the REIT per share merger consideration to be received by the holders (other than any wholly-owned subsidiary of Landmark or Parent or any wholly-owned subsidiary of Parent) of Landmark common stock and no opinion or view was expressed with respect to any consideration received in connection with the REIT Merger by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view was expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the REIT Merger, or class of such persons, relative to the REIT per share merger consideration. Furthermore, no opinion or view was expressed as to the relative merits of the REIT Merger in comparison to other strategies or transactions that might be available to Landmark or in which Landmark might engage or as to the underlying business decision of Landmark to proceed with or effect the REIT Merger. In addition, BofA Merrill Lynch expressed no opinion or recommendation as to how any stockholder of Landmark or securityholder of any other party should vote or act in connection with the REIT Merger or any related matter. Except as described above, Landmark imposed no other limitations on the investigations made or procedures followed by BofA Merrill Lynch in rendering its opinion.

BofA Merrill Lynch’s opinion was necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to BofA Merrill Lynch as of, the date of its opinion. BofA Merrill Lynch noted for the board of directors that the credit, financial and stock markets have been experiencing volatility and BofA Merrill Lynch expressed no opinion or view as to any potential effects of such volatility on Landmark or the REIT Merger. It should be understood that subsequent developments may affect its opinion, and BofA Merrill Lynch does not have any obligation to update, revise or reaffirm its opinion. The issuance of BofA Merrill Lynch’s opinion was approved by BofA Merrill Lynch’s Americas Fairness Opinion Review Committee.

Miscellaneous

Landmark has agreed to pay BofA Merrill Lynch for its services in connection with the REIT Merger an aggregate fee of $8.5 million, a significant portion of which is contingent upon the completion of the REIT Merger. Landmark also has agreed to reimburse BofA Merrill Lynch for its expenses incurred in connection with BofA Merrill Lynch’s engagement and to indemnify BofA Merrill Lynch, any controlling person of BofA Merrill Lynch and each of their respective directors, officers, employees, agents and affiliates against specified liabilities, including liabilities under federal securities laws.

BofA Merrill Lynch and its affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of their businesses, BofA Merrill Lynch and its affiliates invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in the equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of Landmark, and Parent and certain of their respective affiliates, including, with respect to Parent, Milestone and certain of its affiliates, which we refer to, collectively, as the “Milestone Entities,” and Starwood Capital Group LLC and certain of its affiliates as well as portfolio companies of, and companies managed by, Starwood Capital Group LLC and its affiliates, which we refer to, collectively, as the “Starwood Entities.”

BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Landmark and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as a lender to Landmark, including under its secured credit facility, and having acted as sole or joint arranger in connection therewith, and (ii) having provided or providing certain treasury management services and products to Landmark. From October 1, 2013 through September 30, 2015, BofA Merrill Lynch and its affiliates received or derived aggregate revenues from Landmark of approximately $7 million for corporate, commercial and investment banking services.

In addition, BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Parent and certain of its affiliates, including the Milestone Entities and the Starwood Entities, and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as financial advisor to certain of the Starwood Entities in connection with certain merger, acquisition and divestiture transactions, (ii) having acted or acting as administrative agent, arranger, and/or bookrunner for, and/or a lender under, certain term loans, and credit and leasing facilities for the Milestone Entities and certain of the Starwood Entities, including, with respect to certain of the Starwood Entities, in connection with the financing for various acquisition transactions, (iii) having acted as manager or underwriter for various debt and equity offerings of certain of the Starwood Entities, and (iv) having provided or providing certain treasury and management services and products to the Milestone Entities and certain of the Starwood Entities. From October 1, 2013 through September 30, 2015, BofA Merrill Lynch and its affiliates received or derived aggregate revenues from the Milestone Entities and the Starwood Entities of approximately $3.0 million and $35.0 million, respectively, for corporate, commercial and investment banking services.

Opinion of Citigroup Global Markets Inc.

In connection with the REIT Merger, Landmark requested that Citi evaluate the fairness, from a financial point of view, of the REIT per share merger consideration to be received by holders (other than any wholly-owned subsidiary of Landmark or Parent or any wholly-owned subsidiary of Parent) of Landmark’s common stock pursuant to the Merger Agreement. On October 22, 2015, at a meeting of the board of directors held to evaluate the REIT Merger, Citi delivered to the board of directors an oral opinion, confirmed by delivery of a written opinion dated October 22, 2015, to the effect that, as of such date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken, the REIT per share merger consideration was fair, from a financial point of view, to holders (other than any wholly-owned subsidiary of Landmark or Parent or any wholly-owned subsidiary of Parent) of Landmark’s common stock.

The full text of Citi’s written opinion, dated October 22, 2015, which describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached as Annex C to this proxy statement and is incorporated herein by reference. The description of Citi’s opinion set forth below is qualified in its entirety by reference to the full text of Citi’s opinion. Citi’s opinion was provided for the information of the board of directors (in its capacity as such) in connection with its evaluation of the REIT per share merger consideration from a financial point of view, and did not address any other terms, aspects or implications of the REIT Merger. Citi was not requested to consider, and its opinion did not address, the underlying business decision of Landmark to effect the REIT Merger, the relative merits of the REIT Merger as compared to any alternative business strategies that might exist for Landmark or the effect of any other transaction in which Landmark might engage or consider. Citi’s opinion is not intended to be and does not constitute a recommendation as to how any stockholder should vote or act on any matters relating to the proposed REIT Merger or otherwise.

In arriving at its opinion, Citi:

•	reviewed a draft, dated October 21, 2015, of the Merger Agreement;

•	held discussions with certain senior officers, directors and other representatives and advisors of Landmark concerning the businesses, operations and prospects of Landmark;

•	examined certain publicly available business and financial information relating to Landmark, as well as certain financial forecasts and other information and data relating to Landmark which were provided to or discussed with Citi by the management of Landmark;

•	reviewed the financial terms of the REIT Merger as set forth in the Merger Agreement in relation to, among other things: the historical and projected earnings and other operating data of Landmark; and the capitalization and financial condition of Landmark;

•	considered, to the extent publicly available, the financial terms of certain other transactions which Citi considered relevant in evaluating the REIT Merger;

•	analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations Citi considered relevant in evaluating those of Landmark; and

•	conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as Citi deemed appropriate in arriving at its opinion.

In rendering its opinion, Citi assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with Citi and upon the assurances of the management of Landmark that they were not aware of any relevant information that was omitted or that remained undisclosed to Citi. With respect to financial forecasts and other information and data relating to Landmark provided to or otherwise reviewed by or discussed with Citi, Citi was advised by the management of Landmark, and assumed, with the consent of the Landmark board of directors, that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Landmark as to the future financial performance of Landmark.

Citi assumed, with the consent of the Landmark board of directors, that the REIT Merger would be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary regulatory or third-party approvals, consents and releases for the REIT Merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on Landmark or the REIT Merger. Representatives of Landmark advised Citi, and Citi further assumed, that the final terms of the Merger Agreement would not vary materially from those set forth in the draft reviewed by Citi. Citi did not make and was not provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Landmark and it did not make any physical inspection of the properties or assets of Landmark.

Citi’s opinion did not address any terms (other than the REIT per share merger consideration to the extent expressly specified therein) or other aspects or implications of the REIT Merger, including, without limitation, the form or structure of the REIT Merger or any other terms, aspects or implications of any agreement, arrangement or understanding to be entered into in connection with or contemplated by the REIT Merger or otherwise. In connection with Citi’s engagement and at the direction of Landmark, Citi was requested to approach, and Citi held discussions with, third parties to solicit indications of interest in the possible acquisition of Landmark. Citi, in its opinion, expressed no view as to, and its opinion did not address the underlying business decision of Landmark to effect the REIT Merger, the relative merits of the REIT Merger as compared to any alternative business strategies that might exist for Landmark or the effect of any other transaction in which Landmark might engage. Citi expressed no view as to, and its opinion did not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation to any officers, directors or employees of any parties to the REIT Merger, or any class of such persons, relative to the REIT per share merger consideration. Citi’s opinion was necessarily based upon information available to Citi, and financial, stock market and other conditions and circumstances existing, as of the date of its opinion. Citi noted for the Landmark board of directors that the credit, financial and stock markets as well as the industries in which Landmark operates have experienced and continue to experience, volatility and Citi expressed no opinion or view as to any potential effects of such volatility on Landmark or the REIT Merger. The issuance of Citi’s opinion was authorized by Citi’s fairness opinion committee.

Miscellaneous

Landmark has agreed to pay Citi for its services in connection with the REIT Merger an aggregate fee of $8.5 million, a significant portion of which is contingent upon the completion of the REIT Merger. In addition, Landmark has agreed to reimburse Citi for certain expenses, including reasonable fees and expenses of counsel, and to indemnify Citi and certain related parties against liabilities arising from Citi’s engagement.

Citi and its affiliates in the past have provided, currently are providing and in the future may provide services unrelated to the proposed REIT Merger to Landmark, for which services Citi and its affiliates have received and may receive compensation including, during the past two years, having acted or acting as (i) a joint bookrunner in connection with Landmark’s proposed initial public offering in 2015 and (ii) a lender under certain credit facilities of Landmark. For these services rendered during such two-year period, Citi received aggregate fees of approximately $5.0 million from Landmark. Citi and its affiliates also in the past have provided, currently are providing and in the future may provide services unrelated to the proposed merger to Starwood Capital Group, for which services Citi and its affiliates have received and may receive compensation including, during the past two years, having acted or acting as (i) a joint bookrunner with respect to certain equity offerings of Starwood Property Trust, Inc., which we refer to as “Starwood Property Trust,” a company managed by an affiliate of Starwood Capital Group, (ii) a co-manager with respect to certain equity offerings of Starwood

Waypoint Residential Trust, which we refer to as “Starwood Waypoint,” a company managed by an affiliate of Starwood Capital Group, and (iii) an administrative agent and syndication agent, as applicable, for, and as a lender under, certain credit facilities of Starwood Property Trust and Starwood Waypoint. For these services rendered during such two-year period, Citi received aggregate fees of approximately $40.0 million from Starwood Capital Group, Starwood Property Trust and Starwood Waypoint. In the ordinary course of business, Citi and its affiliates may actively trade or hold the securities of Milestone and companies managed by affiliates of Starwood Capital Group (including Starwood Property Trust and Starwood Waypoint) for Citi’s own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, Citi and its affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with Landmark, Parent and their respective affiliates, including Starwood Capital Group and Milestone and their respective affiliates as well as portfolio companies of, and companies managed by, Starwood Capital Group and its affiliates.

Landmark selected Citi to act as its financial advisor in connection with the proposed REIT Merger based on Citi’s reputation, experience and familiarity with Landmark and its business. Citi is an internationally recognized investment banking firm that regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

Summary of Joint Financial Analyses

Set forth below is a brief summary of the material financial analyses prepared by BofA Merrill Lynch and Citi, collectively referred to herein as “Landmark’s financial advisors,” and that such advisors reviewed with Landmark’s board of directors in connection with their respective opinions related to the REIT per share merger consideration. The summary set forth below does not purport to be a complete description of the financial analyses performed by, and underlying the opinions of, Landmark’s financial advisors, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by Landmark’s financial advisors.

Certain financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary as the tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the financial analyses, could create a misleading or incomplete view of such financial analyses. None of Landmark, BofA Merrill Lynch, Citi or any other person assumes responsibility if future results are different from those described, whether or not any such difference is material.

The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. Each of Landmark’s financial advisors arrived at its respective ultimate opinion based on the results of all analyses undertaken and assessed as a whole, and it did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis. Accordingly, each of Landmark’s financial advisors believes that the analyses must be considered as a whole and that selecting portions of the analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying such analyses and the ultimate opinions.

In performing their analyses, Landmark’s financial advisors considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of Landmark and Parent. No company, business or transaction reviewed is identical or directly comparable to Landmark, its businesses or the REIT Merger and an evaluation of these analyses is not entirely mathematical; rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading, acquisition or other values of the companies, business segments or transactions reviewed.

The estimates of the future performance of Landmark and Parent in or underlying the analyses of Landmark’s financial advisors and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those estimates or those suggested by such analyses. The analyses of Landmark’s financial advisors were prepared solely as part of BofA Merrill Lynch’s and Citi’s analysis of the fairness, from a financial point of view, of the REIT per share merger consideration and were provided to Landmark’s board of directors in connection with the delivery of their respective opinions. The analyses of Landmark’s financial advisors do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described below are inherently subject to substantial uncertainty and should not be taken to be BofA Merrill Lynch’s or Citi’s view of the actual values of Landmark or Parent.

The type and amount of consideration payable in the REIT Merger were determined through negotiations between Landmark, Starwood Capital Group and Milestone, rather than by any financial advisor, and was approved by Landmark’s board of directors. The decision to enter into the Merger Agreement was solely that of Landmark’s board of directors. As described above, the respective opinions and financial analyses of Landmark’s financial advisors were only one of many factors considered by Landmark’s board of directors in its evaluation of the REIT Merger and should not be viewed as determinative of the views of Landmark’s board of directors or the management of Landmark with respect to the REIT Merger or the consideration payable in the REIT Merger.

Discounted Cash Flow Analysis. Landmark’s financial advisors performed a discounted cash flow analysis of Landmark by calculating the estimated present value of standalone unlevered free cash flows that Landmark was forecasted to generate during the 3-month period ending December 31, 2015 and fiscal years 2016 through 2019 based on internal forecasts prepared by management of Landmark. Landmark’s financial advisors calculated terminal values for Landmark by applying terminal forward multiples of 14.0x to 16.0x to Landmark’s fiscal year 2020 estimated earnings before interest, tax, depreciation and amortization. The unlevered cash flows and terminal values were then discounted to present value as of September 30, 2015 using discount rates ranging from 7.3%—8.3%, which were based on an estimate of Landmark’s weighted average cost of capital. This analysis indicated the following approximate implied per share equity value reference range for Landmark, as compared to the REIT per share merger consideration (reference ranges for Landmark were rounded to the nearest $0.10):

Implied Per Share Equity Value Reference Range for Landmark	REIT Per Share Merger Consideration
$6.70 - $10.90	$8.17

Net Asset Value Analysis. BofA Merrill Lynch performed a net asset value analysis of Landmark, which analysis was reviewed by Citi as part of their joint financial analyses. BofA Merrill Lynch calculated the value of Landmark’s operating real estate by applying to Landmark’s next 12 months (commencing September 30, 2015) estimated net operating income (after taking into account an approximate 3% management fee and an annual nominal capital expenditure reserve of $350 per unit) selected implied underwritten market capitalization rates ranging from 6.46% to 5.96%. BofA Merrill Lynch then calculated a range of Landmark’s estimated net asset value by adding to the derived range of the value of Landmark’s operating real estate the estimated value, as of September 30, 2015, of cash and cash equivalents, accounts receivable and other tangible assets, and subtracting from such value the estimated value of outstanding indebtedness, accounts payable, accrued liabilities and other tangible liabilities. An implied per share net asset value reference range for Landmark was then calculated based on Landmark’s net asset value (both excluding transaction costs and adjusted for estimated transaction costs equal to 1.25% gross asset value plus $21.0 million for change of control costs), divided by the number of outstanding shares of Landmark common stock and the number of outstanding OP Units (taking into account the dilutive effect of options outstanding and share equivalents). Financial data of Landmark was based on internal forecasts prepared by management of Landmark. This analysis indicated the following approximate implied per share net asset value reference ranges for Landmark, as compared to the REIT per share merger consideration (reference ranges for Landmark were rounded to the nearest $0.10):

Implied Per Share Net Asset Value Reference Range for Landmark (Excluding Transaction Costs)	Implied Per Share Net Asset Value Reference Range for Landmark (Adjusted for Estimated Transaction Costs)	REIT Per Share Merger Consideration
$6.90 - $9.20	$6.20 - $8.50	$8.17

Other Analyses and Factors.

Selected Publicly Traded Companies Analysis. Although not considered part of the financial analyses with respect to Landmark’s financial advisors’ respective opinions, but referenced by Landmark’s financial advisors to Landmark’s board of directors for informational purposes, Landmark’s financial advisors reviewed publicly available financial and stock market information for Landmark and the following eight publicly traded multi-family REITs, collectively referred to as the selected multi-family REITs:

•	Independence Realty Trust, Inc.

•	Preferred Apartment Communities, Inc.

•	Milestone Apartments Real Estate Investment Trust

•	Bluerock Residential Growth REIT, Inc.

•	Apartment Investment and Management Company

•	Mid-America Apartment Communities Inc.

•	Camden Property Trust

•	Post Properties Inc.

Landmark’s financial advisors reviewed, among other things, various trading, capitalization, and valuation measures for the selected multi-family REITs and comparable data for Landmark. As part of its selected publicly-traded company analysis, Landmark’s financial advisors calculated and analyzed a ratio for each selected multi-family REIT of its closing stock price on October 21, 2015 to its calendar year 2016 estimated funds from operations (based on Wall Street research consensus estimates), referred to as “FFO per share.” This resulted in an estimated FFO per share multiple range of 8.0x to 19.5x with a median of 13.9x and a mean of 13.5x.

Landmark’s financial advisors also calculated and analyzed a ratio for each selected multi-family REIT of its closing stock price on October 21, 2015 to its calendar year 2016 estimated adjusted funds from operations (based on Wall Street research consensus estimates), referred to as “AFFO per share.” This resulted in an estimated AFFO per share multiple range of 9.0x to 22.4x with a median of 14.9x and a mean of 15.4x.

Landmark’s financial advisors also reviewed the premium / discount to net asset value per share for each selected multi-family REIT, expressed as a percentage, of its closing stock price as of October 21, 2015 compared to its Wall Street research analyst consensus estimate of its net asset value per share as of October 21, 2015. This resulted in an estimated net asset value premium / discount range of (25.5%) to 0.9% with a median of (9.3%) and a mean of (9.8%).

Financial data of the selected multi-family REITs were based on publicly available research analysts’ estimates, public filings and other publicly available information. Financial data of Landmark was based on internal forecasts prepared by management of Landmark, public filings and other publicly available information. The foregoing analyses indicated the following approximate implied per share equity value reference ranges for Landmark, as compared to the REIT per share merger consideration (reference ranges for Landmark were rounded to the nearest $0.10):

Implied Per Share Equity Value Reference Ranges for Landmark
2016E FFO	2016E AFFO	Premium / Discount to Net Asset Value	REIT Per Share Merger Consideration
$7.20 - $17.40	$6.90 - $17.20	$6.10 - $8.20	$8.17

No company used in this analysis is identical or directly comparable to Landmark. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which Landmark was compared.

Selected Precedent Transactions Analysis. Although not considered part of the financial analyses with respect to Landmark’s financial advisors’ respective opinions, but referenced by Landmark’s financial advisors to Landmark’s board of directors for informational purposes, Landmark’s financial advisors performed a selected precedent transaction analysis of Landmark in which they reviewed certain financial data relating to the following two selected precedent transactions involving U.S. target entities with operations in the multi-family REIT industry that Landmark’s financial advisors in their respective professional judgments considered generally relevant for comparative purposes:

Announcement Date	Acquiror	Target
May 11, 2015	Independence Realty Trust, Inc.	Trade Street Residential, Inc.
June 3, 2013	Mid-America Apartment Communities, Inc.	Colonial Properties Trust

Landmark’s financial advisors reviewed, among other things, the estimated premium paid in each of the selected transactions to the net asset value per share for the target entity, expressed as a percentage, of the per share consideration paid in each of the selected transactions compared to the Wall Street research analyst consensus estimates of the net asset value per share for the target entity as of the transaction announcement date. The observed estimated premiums to net asset value per share for the selected transactions were (3.0%) and (8.4%), which Landmark’s financial advisors then applied to the estimated per share value of Landmark’s common stock of $8.15, which yielded an implied per share equity value range of $7.50 to $7.90 as indicated below. Financial data of the selected transactions was based on public filings and other publicly available information. Financial data of Landmark was based on internal forecasts and other estimates prepared by management of Landmark, public filings and other publicly available information. This analysis indicated the following approximate implied per share equity value reference range for Landmark, as compared to the REIT per share merger consideration (reference ranges for Landmark were rounded to the nearest $0.10):

Implied Per Share Equity Value Reference Range for Landmark	REIT Per Share Merger Consideration
$7.50 - $7.90	$8.17

No company, business or transaction used in this analysis is identical or directly comparable to Landmark or the REIT Merger. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, business segments or transactions to which Landmark and the REIT Merger were compared.

Landmark’s financial advisors also observed selected publicly available financial data relating to the following three precedent transactions involving U.S. target entities with operations in the multi-family REIT industry, which transactions Landmark’s financial advisors deemed not to be relevant for comparative purposes, but which data was provided to Landmark’s board of directors solely for reference and informational purposes: (i) acquisition of Home Properties, Inc. by an affiliate of Lone Star Funds (announced June 22, 2015); (ii) acquisition of Associated Estates Realty Corporation by an affiliate of Brookfield Property Group (announced April 22, 2015); and (iii) acquisition of BRE Properties, Inc. by Essex Property Trust, Inc. (announced December 9, 2013). The observed estimated premiums of the per share consideration paid in each of the foregoing transactions compared to the Wall Street research analyst consensus estimates of the net asset value per share for the target entity as of the transaction announcement date were 6.5%, 14.4% and (1.2%), respectively. Landmark’s financial advisors informed Landmark’s board of directors that data from the foregoing transactions had not been used to calculate per share equity value reference ranges as a result of the determination by such advisors that such transactions were not relevant for comparative purposes.

Certain Unaudited Prospective Financial Information of Landmark

Landmark does not as a matter of course make public long-term projections as to future revenues, net operating income, earnings, funds from operations or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, we are including below certain unaudited prospective financial information of Landmark that was prepared by our management and made available to our board of directors in connection with the evaluation of the mergers. This information also was provided to our financial advisors in connection with their financial analyses and opinions described under “—Opinions of Our Financial Advisors.” The inclusion of this information should not be regarded as an indication that any of Landmark, its affiliates, our management, or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results.

The unaudited prospective financial information was, in general, prepared solely for internal use and is subjective in many respects. As a result, the prospective results may not be realized and actual results may be significantly higher or lower than estimated. Since the unaudited prospective financial information covers multiple years, that information by its nature becomes less predictive with each successive year. The unaudited prospective financial information included below are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and are subject to risks and uncertainties that could cause actual results to differ materially from those statements and should be read with caution.

You should review the SEC filings of Landmark for a description of risk factors with respect to our business and see “Cautionary Statement Regarding Forward-Looking Statements” in this proxy statement. The unaudited prospective financial information was not prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with GAAP, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. In addition, the unaudited prospective financial information requires significant estimates and assumptions that make it inherently less comparable to the similarly titled GAAP measures in Landmark’s GAAP financial statements.

Neither Landmark’s independent registered public accounting firm nor any other independent accountants have compiled, examined or performed any audit or other procedures with respect to the unaudited prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability. The report of Landmark’s independent registered public accounting firm contained in Landmark’s Annual Report on Form 10-K for the year ended December 31, 2014 relates to the historical financial information of Landmark and does not extend to the unaudited prospective financial information and should not be read to do so. Furthermore, the unaudited prospective financial information does not take into account any circumstances or events occurring after the date on which it was prepared.

The following table presents selected unaudited prospective financial data for the 12 months ended December 31, 2015 through December 31, 2020 for Landmark. The data does not give effect to the mergers and related transactions.

	Projected Years Ending December 31,
($ in millions, except per share amounts)	2015(1)	2016(1)	2017(1)	2018(1)	2019(1)	2020(1)
NOI(2)	$132	$135	$144	$153	$158	$163
EBITDA(3)	$112	$115	$125	$133	$139	$143
FFO per share(4)	$0.67	$0.89	$1.00	$1.10	$1.17	$1.23
FFO, as adjusted, per share(5)	$0.55	$0.77	$0.88	$0.98	$1.05	$1.10

(1)	As discussed below, the unaudited prospective financial data was prepared based on a number of assumptions, including the assumption that $50.0 million in capital expenditures would be made to improve the condition of the Company’s properties.
(2)	NOI (Net Operating Income) is defined as rental income and other property revenues less direct property rental expenses. Rental income represents gross market rent less adjustments for concessions and vacancy loss. Other property revenues consist primarily of utility re-billings as well as administrative, application and other fees charged to residents, including amounts recorded in connection with early lease terminations. Rental expenses include real estate taxes, insurance, personnel, utilities, repairs and maintenance, administrative and marketing. We believe that NOI is useful for investors as it provides an accurate measure of the operating performance of our operating assets because NOI excludes certain items that are not associated with the management of our properties. Additionally, we believe that NOI is a widely accepted measure of comparative operating performance in the real estate community. However, our use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.
(3)	EBITDA is defined as earnings before interest, taxes, depreciation and amortization, which we believe to be a useful measure for assessing our operating results.
(4)	FFO (Funds From Operations) is defined in accordance with the National Association of Real Estate Investment Trusts’, which we refer to as “NAREIT,” definition thereof, which is net income (computed in accordance with GAAP) excluding gains or losses from sales of property, impairment write-downs of depreciable real estate, non-controlling interest, extraordinary items and cumulative effect of change in accounting principle plus depreciation from real property including adjustments for unconsolidated partnerships and joint ventures less dividends from non-convertible preferred shares.
(5)	We use FFO, as adjusted, to evaluate the operating performance of our real estate portfolio. FFO as adjusted, as defined by us, represents, FFO excluding certain non-cash or non-routine items such as acquisition-related expenses, incentive compensation-LTIP units, fair value changes, write-off of prepaid transaction costs, restructuring and impairment charges, loss on debt and Preferred Stock extinguishment, accretion expense of Preferred Stock, amortization of net debt premium and amortization of below/above market leases. We exclude acquisition-related expenses, incentive compensation-LTIP units, fair value changes, restructuring charges, loss on debt and Preferred Stock extinguishment, amortization of net debt premium and amortization of below/above market leases and accretion expense of Preferred Stock because these are non-cash items that we believe do not present an accurate depiction of our FFO.

NOI, EBITDA, FFO, and FFO, as adjusted, are “non-GAAP financial measures” and should not be considered as alternatives to net income (determined in accordance with GAAP) as an indication of our performance. None of these non-GAAP measures represents cash generated from operating activities determined in accordance with GAAP, and none is a measure of liquidity or an indicator of our ability to make cash distributions.

In preparing the foregoing unaudited prospective financial information, we made a number of assumptions and estimates, including the assumption that $50.0 million in capital expenditures would be made to improve the condition of the Company’s properties. In addition, the foregoing unaudited prospective financial information was prepared based on assumptions regarding, among other things, interest rates, corporate financing activities, including our ability to finance our operations and investments and refinance certain of our outstanding indebtedness and the terms of any such financing or refinancing and leverage ratios, the amount and timing of our investments and the yield to be achieved on such investments, the timing of capital expenditures, distribution rates, occupancy and the amount of general and administrative costs.

The assumptions made in preparing the above unaudited prospective financial information may not reflect actual future conditions. The estimates and assumptions underlying the unaudited prospective financial information involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions which may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among others, risks and uncertainties described under “Cautionary Statement Regarding Forward-Looking Statements,” as well as the risks described in the periodic reports of Landmark filed with the SEC, all of which are difficult to predict and many of which are beyond our control. Accordingly, the projected results may not be realized, and actual results likely will differ, and may differ materially, from those reflected in the unaudited prospective financial information, whether or not the mergers are completed.

You should not place undue reliance on the unaudited prospective financial information set forth above. No representation is made by Landmark or any other person to any stockholder or other person regarding the ultimate performance of Landmark compared to the information included in the above unaudited prospective financial information. The inclusion of unaudited prospective financial information in this proxy statement should not be regarded as an indication that the prospective financial information will be necessarily predictive of actual future events, and such information should not be relied on as such. You should review the description of Landmark’s reported results of operations and financial condition and capital resources during 2014, including in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Landmark’s periodic reports filed with the SEC.

WE DO NOT INTEND TO UPDATE OR OTHERWISE REVISE THE ABOVE UNAUDITED PROSPECTIVE FINANCIAL RESULTS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH UNAUDITED PROSPECTIVE FINANCIAL RESULTS ARE NO LONGER APPROPRIATE, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW.

Financing

Parent anticipates that in order to close the mergers, Parent will need funds to (i) pay our stockholders and the holders of OP Units the amounts due to them, (ii) refinance or pay off our existing indebtedness as contemplated by the Merger Agreement, (iii) redeem any outstanding Preferred Stock and (iv) pay all fees and expenses related to the mergers.

Parent anticipates that the funds needed to close the mergers will be funded through a combination of equity financing in an amount up to $600.0 million to be provided by Parent’s sponsor, the proceeds of the refinancings described in the preceding paragraph and our cash on hand.

The consummation of the mergers is not subject to any financing conditions, although funding of the equity financing is subject to the satisfaction of the conditions set forth in the commitment letter under which the financing will be provided.

Equity Financing

Parent has entered into an equity commitment letter with a sponsor affiliated with Parent, dated October 22, 2015, pursuant to which Parent’s sponsor has committed to contribute to Parent, at or prior to the closing of the mergers, up to an amount equal to $600 million.

Parent’s sponsor’s obligations to fund the equity financing contemplated by the equity commitment letter are subject to (i) the satisfaction or waiver in writing by the buyer parties of all conditions to the obligations of the buyer parties to consummate the transactions contemplated by the Merger Agreement, and (ii) the contemporaneous consummation of the closing of the mergers.

The obligation of Parent’s sponsor to fund the equity financing commitment generally will terminate upon the earliest to occur of (a) the valid termination of the Merger Agreement in accordance with its terms; (b) the closing of the mergers; (c) the funding of the equity financing commitment by Parent’s sponsor; and (d) the Company or any of its controlled affiliates, directly or indirectly, asserting any claim against Parent’s sponsor or any buyer party other than a claim against any buyer party under the Merger Agreement or against the Guarantor under the Limited Guarantee.

Limited Guarantee and Remedies

In connection with the Merger Agreement, SOF-X US Holdings, L.P., a Delaware limited liability company, which we refer to as the “Guarantor,” has agreed to, subject to the terms and conditions of the Limited Guarantee, absolutely, unconditionally and irrevocably guarantee to Landmark the payment of certain amounts required under the Merger Agreement by Parent, REIT Merger Sub and Partnership Merger Sub, including with respect to: (i) the payment of the $50.0 million termination fee in accordance with the terms of the Merger Agreement; and (ii) the indemnification and reimbursement obligations in accordance with the Merger Agreement, in each case, as, when and to the extent due under the Merger Agreement. The guarantee will terminate on the earlier of (a) the closing of the mergers, (b) the payment in full of the guaranteed obligations (as specified in the Limited Guarantee) and (c) 120 days following a termination in accordance with the terms of the Merger Agreement (except as to payments for which a claim has been made prior to such termination).

We cannot seek specific performance to require the buyer parties to complete the mergers, and our exclusive remedy for the failure of the buyer parties to complete the mergers is to seek payment of the $50.0 million termination fee and certain indemnification and reimbursement obligations, as supported by the Limited Guarantee described above. See “The Merger Agreement—Termination of the Merger Agreement—Termination Fee and Expenses Payable by Parent to Landmark Apartment Trust.”

Interests of Our Directors and Executive Officers in the Mergers

In considering the recommendation of our board of directors to approve the REIT Merger and the Merger Agreement, stockholders should be aware that certain of our directors and executive officers have interests in the Partnership Merger, which was approved by the Company, in its capacity as general partner of the Operating Partnership, and the REIT Merger that may be different from, or in addition to, the interests of stockholders generally and which may create potential conflicts of interest. Our board of directors was aware of these interests and considered them, among other matters, in approving the Merger Agreement, the REIT Merger and the other transactions contemplated thereby and making its recommendations that our stockholders approve the REIT Merger and the Merger Agreement. Set forth below are descriptions of these interests, including interests in equity or equity-based awards, change in control severance arrangements and other compensation and benefit arrangements that may be realized by virtue or as a result of the REIT Merger or the Partnership Merger. The dates used in the discussions below to quantify certain of these interests have been selected for illustrative purposes only. They do not necessarily reflect the dates on which certain events will occur.

Restricted Stock

As of immediately prior to the REIT Merger Effective Time, each share of our restricted stock that is unvested and outstanding immediately prior to the REIT Merger Effective Time will automatically become fully vested and free of any forfeiture restrictions, will be treated as an outstanding share of our common stock and will be canceled and converted into the right of the holder to receive an amount in cash, without interest, less any applicable withholding taxes, equal to the REIT per share merger consideration of $8.17.

The following table summarizes the aggregate number of outstanding shares of restricted stock held by each of our executive officers, Messrs. Stanley J. Olander, Jr., Gustav G. Remppies and Greg E. Brooks and Ms. B. Mechelle Lafon, and directors and the consideration that each of them may become entitled to receive in connection with the vesting and settlement of these awards, in each case, assuming continued employment or service through the REIT Merger Effective Time and assuming the REIT Merger Effective Time occurred on November 17, 2015.

Executive Officer / Director(1)	Aggregate Number of Restricted Shares (#)	Resulting Value ($)
Stanley J. Olander, Jr.	0	$0
Glenn W. Bunting, Jr.	24,289	$198,441
Karl Frey	24,089	$196,807
Ronald D. Gaither	24,289	$198,441
Avi Israeli	0	$0
Edward M. Kobel	24,289	$198,441
Michael Nash	22,748	$185,851
Michael Salkind	0	$0
Howard Silver	23,884	$195,132
Gustav G. Remppies	0	$0
Greg E. Brooks	0	$0
B. Mechelle Lafon	0	$0

(1)	Joseph G. Lubeck and Elizabeth Truong, who formerly served as executive chairman and chief investment officer, respectively, of the Company, hold no shares of our restricted stock. On January 22, 2015, Mr. Lubeck resigned from the board of directors and Ms. Truong resigned from the Company.

LTIP Units

As of immediately prior to the Partnership Merger Effective Time, each LTIP Unit outstanding immediately prior to the Partnership Merger Effective Time, including LTIP Units held by our executive officers and directors, will automatically become fully vested and free of any forfeiture restrictions, will be treated as an outstanding OP Unit and will be converted into the right of the holder to receive an amount in cash, without interest, less any applicable withholding taxes, equal to the Partnership per OP Unit merger consideration of $8.17.

The following table summarizes the aggregate number of outstanding LTIP Units held by each of our executive officers and directors and the consideration that each of them may become entitled to receive in connection with the vesting and settlement of these awards, in each case, assuming continued employment or service through the Partnership Merger Effective Time and assuming the Partnership Merger Effective Time occurred on November 17, 2015.

Executive Officer / Director(1)	Aggregate Number of LTIP Units (#)	Resulting Value ($)
Stanley J. Olander, Jr.	468,819	$3,830,251
Glenn W. Bunting, Jr.	0	$0
Karl Frey	0	$0
Ronald D. Gaither	0	$0
Avi Israeli	0	$0
Edward M. Kobel	0	$0
Michael Nash	0	$0
Michael Salkind	0	$0
Howard Silver	0	$0
Gustav G. Remppies	260,537	$2,128,587
Greg E. Brooks	100,000	$817,000
B. Michelle Lafon	9,325	$76,185

(1)	Joseph G. Lubeck and Elizabeth Truong, who formerly served as executive chairman and chief investment officer, respectively, of the Company, hold 125,669 LTIP Units with a resulting value of $1,026,716 and 26,135 LTIP Units with a resulting value of $213,523, respectively. On January 22, 2015, Mr. Lubeck resigned from the board of directors and Ms. Truong resigned from the Company.

In addition, in connection with the Partnership Merger, our compensation committee has approved tax gross-up payments for each of Messrs. Olander, Remppies and Brooks and Ms. Lafon to account for the difference between short term capital gains treatment and long term capital gains treatment for LTIP Units awarded in 2015. Upon consummation of the Partnership Merger, Mr. Olander will receive a gross-up payment of $551,208, Mr. Remppies will receive a gross-up payment of $146,771, Mr. Brooks will receive a gross-up payment of $297,690 and Ms. Lafon will receive a gross-up payment of $16,308.

Termination Benefits of Executive Officers

Pursuant to the terms of the Merger Agreement, at the closing, the employment of each of our executive officers will be terminated by us without “Cause,” as such term is defined in each of such executive officer’s employment agreement. In addition, pursuant to the terms of the Merger Agreement, each of the employment agreements will be amended prior to the closing to provide that the agreement will terminate upon the closing of the REIT Merger, and Parent, Milestone Management, LLC or an affiliate of either will pay or provide to each executive officer all amounts and benefits that are payable to such executive under his or her employment agreement, as amended, upon a termination of employment without Cause, subject to the executive’s execution and non-revocation of a release of claims in favor of the Company, which amounts and benefits will include the following:

•	the executive’s annual salary and other benefits that are earned and accrued under the employment agreement and under applicable Company benefit plans prior to the date of termination, any earned and accrued bonus and reimbursement for expenses incurred prior to the date of termination;

•	a lump sum cash payment equal to one and one-half (1.5) times the sum of (i) the executive officer’s annual salary, plus (ii) the greater of (x) the annual bonus compensation most recently earned (whether or not paid) and (y) the average annual bonus compensation actually paid for the last three full fiscal years;

•	direct payment of 18 months of COBRA premiums under the major medical group health and dental plan of Parent, Milestone Management, LLC or an affiliate of either, including the costs of such executive officer’s premium required to maintain coverage for his dependents; and

•	18 months of continuing disability and life insurance benefits (but not health and dental benefits) as contemplated by such executive officer’s employment agreement.

Parent, Milestone Management, LLC or an affiliate of either will pay the amounts described in the first two bullet points above to each executive officer in a lump sum, and commence providing the benefits described in the last two bullet points above to each such executive officer, immediately following the effectiveness of the release of claims in favor of the Company that will be executed by each executive in connection with his or her termination of employment without Cause at the closing. At the closing, Parent, Milestone Management, LLC or an affiliate of either will deposit with an escrow agent mutually acceptable to Parent and Landmark cash in immediately available funds in an amount sufficient to pay the amounts described in the first two bullet points above. Such amounts will be disbursed from the escrow account to the applicable executive officer immediately following the effectiveness of the release of claims executed by such executive officer.

Each executive officer will be subject to the restrictive covenant in his or her employment agreement prohibiting the solicitation of some Landmark employees. This covenant will survive the termination of the employment agreements for a period of twelve months after the closing date of the mergers and will apply to former Landmark employees who continue to be employed by Milestone Management, LLC following the closing. In connection with the amendment and termination of the employment agreements described above, all other restrictive covenants under the agreements will be waived following the termination of the employment agreements upon the closing of the REIT Merger.

In consideration of Landmark agreeing to amend and terminate their employment agreements, Messrs. Olander, Remppies and Brooks have each agreed to forfeit any and all accrued vacation and paid time off to which he otherwise would have been entitled.

The cash severance payment that Ms. Lafon would receive upon her termination of employment without Cause at the closing is equal to $382,500. The estimated aggregate values of the continuing health and welfare benefits that Ms. Lafon would receive for 18 months following her termination of employment without Cause at the closing are as follows: health insurance ($9,584); dental insurance ($573); disability ($7,500); and life insurance ($5,000). The table below under “—Quantification of Payments and Benefits” reflects the amount of payments and benefits that each of our named executive officers will receive upon termination of such executive’s employment upon closing of the mergers.

Successful Capital Transaction Bonus

Pursuant to the terms of their respective employment agreements with the Company, Messrs. Olander, Remppies and Brooks will each be entitled to receive a “Successful Capital Transaction Bonus,” as such term is defined in each such employment agreement, upon the consummation of the mergers in the following amounts: (i) Mr. Olander, $1,000,000; (ii) Mr. Remppies, $900,000; and (iii) Mr. Brooks, $1,000,000. The employment agreement amendments described above will provide that the Successful Capital Transaction Bonuses will be paid to each executive in a cash lump sum immediately following the effectiveness of the release of claims in favor of the Company that will be executed by the executive in connection with his termination of employment without Cause at the closing. At the closing, Parent, Milestone Management, LLC or an affiliate of either will deposit with an escrow agent mutually acceptable to Parent and Landmark cash in immediately available funds in an amount sufficient to pay each Successful Capital Transaction Bonus. Such amounts will be disbursed from the escrow account to the applicable executive officer immediately following the effectiveness of the release of claims executed by such executive officer.

Tax Indemnification Payments

Pursuant to the terms of their respective employment agreements with the Company, each executive officer is entitled to be indemnified by the Company for any excise tax liability incurred by the executive under Section 4999 of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” as a result of such executive receiving any “parachute payments” (as defined in Section 280G of the Code) in connection with the mergers. The amount of such tax indemnification payments will be equal to $2,605,927 for Mr. Olander, $1,940,292 for Mr. Remppies, $0 for Mr. Brooks and $0 for Ms. Lafon.

Director and Officer Indemnification and Insurance

From and after the Partnership Merger Effective Time and the REIT Merger Effective Time, as applicable, pursuant to the terms of the Merger Agreement and subject to certain limitations, Parent, the REIT Merger surviving entity and the Partnership Merger surviving entity will indemnify and hold harmless, among others, any manager, director, officer, trustee, agent, fiduciary, advisor or person acting in a similar capacity of Landmark, the Operating Partnership or and any of Landmark’s subsidiaries, which we refer to as the “indemnified parties,” for a period of six years, against any losses or claims relating to the indemnified parties’ duties or services as a manager, director, officer, trustee, agent or fiduciary of Landmark, the Operating Partnership or any of Landmark’s subsidiaries prior to the Partnership Merger Effective Time or the REIT Merger Effective, as applicable, including with respect to acts or omissions occurring in connection with the approval of the Merger Agreement, the mergers or the other transactions contemplated by the Merger Agreement.

The Merger Agreement provides that for a period of six years after the closing, the organizational documents of the REIT Merger surviving entity, the Partnership Merger surviving entity and any applicable subsidiary of the Company will contain provisions no less favorable with respect to indemnification and limitations on liability of directors than are set forth in our existing Charter, bylaws, the partnership agreement of the Operating Partnership and the organizational documents of the other subsidiaries of the Company, and that those provisions will not be amended, repealed or otherwise modified during that period in any manner that would affect adversely the rights of any person who at or prior to the closing were directors, officers, trustees, agents or fiduciaries of Landmark, the Operating Partnership or any of Landmark’s subsidiaries, except as required by law and then only to the minimum extent required by law.

For a period of six years after the closing, Parent, the REIT Merger surviving entity or the Partnership Merger surviving entity will maintain in effect Landmark’s current directors’ and officers’ liability insurance covering each person covered by such policy as of the date of signing of the Merger Agreement for acts or omissions occurring prior to and through the closing; except that in lieu of Parent’s, the REIT Merger surviving entity’s or the Partnership Merger surviving entity’s obligation hereunder,

•	Parent, the REIT Merger surviving entity or the Partnership Merger surviving entity, as applicable, may substitute for such policy policies of an insurance company with the same or better rating as Landmark’s current insurance carrier, the terms of which, including coverage and amount, are no less favorable in any material respect to such directors and officers than the Company’s existing policies as of the date of the Merger Agreement, or

•	in consultation with Parent, Landmark may obtain extended reporting period coverage under Landmark’s, the Operating Partnership’s or the applicable Landmark subsidiary’s existing insurance programs (to be effective as of the closing of the mergers) or purchase a “tail” policy for a period of six years after the closing of the mergers, as applicable, for a cost not in excess of three times the current annual premiums for such insurance (so long as the REIT Merger surviving entity or the Partnership Merger surviving entity is not required to pay annual premiums for the applicable tail policy in excess of 250% of the most recent annual premiums paid by Landmark, the Operating Partnership or the applicable Landmark subsidiary, as applicable, prior to the date of signing of the Merger Agreement, it being understood that if the annual premiums of such insurance coverage do exceed such amount, the REIT Merger surviving entity or the Partnership Merger surviving entity, as applicable, will be obligated to provide such coverage as may be obtained for such 250% amount).

Quantification of Payments and Benefits

The table below sets forth the estimated amounts of payments and benefits that each named executive officer of Landmark could receive that are based on or otherwise relate to the mergers. These amounts have been calculated assuming the mergers were consummated on November 17, 2015.

Golden Parachute Compensation

Named Executive Officer(1)	Cash ($)(2)	Equity ($)(3)	Perquisites / benefits ($)(4)	Tax Reimbursements ($)(5)	Other ($)(6)	Total ($)
Stanley J. Olander, Jr.	$3,862,500	$651,598	$49,957	$3,157,135	$1,000,000	$8,721,190
Gustav G. Remppies	$3,075,000	$112,779	$44,782	$2,087,063	$900,000	$6,219,624
Greg E. Brooks	$1,950,000	$817,000	$51,613	$297,690	$1,000,000	$4,116,303

(1)	Each of Joseph G. Lubeck, James G. Miller and Elizabeth T. Truong is a named executive officer for whom disclosure was required in the summary compensation table of Landmark’s most recent proxy statement. However, Messrs. Lubeck and Miller, and Ms. Truong, resigned from employment with Landmark on January 22, 2015, December 11, 2014 and January 22, 2015, respectively, and will not receive any compensation that is based on or otherwise relates to the mergers.
(2)	The cash severance payment, as further described above under “—Termination Benefits of Executive Officers,” is an amount equal to one and one-half (1.5) times the sum of (A) the named executive officer’s annual salary, plus (B) the greater of (x) the annual bonus compensation most recently earned (whether or not paid) and (y) the average annual bonus compensation actually paid for the last three full fiscal years. The calculations in the table are based on the named executive officers’ annual base salaries as of November 17, 2015 ($625,000 for Mr. Olander, $400,000 for Mr. Remppies and $350,000 for Mr. Brooks) and the greater of each executive’s annual bonus compensation most recently earned or the average bonus for the three-year period ended December 31, 2014 ($1,950,000 for Mr. Olander, $1,650,000 for Mr. Remppies and $950,000 for Mr. Brooks). The cash severance payments are deemed to be “double-trigger” in nature because they are only payable upon the named executive officer’s termination of employment without Cause at the closing of the mergers, as further described above under “—Termination Benefits of Executive Officers.”
(3)	In accordance with the Merger Agreement, the unvested outstanding equity awards held by named executive officers vest immediately prior to the Partnership Merger Effective Time or REIT Merger Effective Time, as applicable. Amounts in the table reflect only the value of unvested awards, the vesting of which will be accelerated upon the consummation of the mergers. The acceleration of the outstanding equity awards is deemed to be “single-trigger” in nature because it will occur at the REIT Merger Effective Time or Partnership Merger Effective Time, as applicable, regardless of whether the named executive officer’s employment is terminated. Amounts in the table represent the aggregate value of the “Resulting Value” shown for the applicable executive in the tables under the headings “—Restricted Stock” and “LTIP Units.”
(4)	Represents the estimated aggregate value of the continuance of the following health and welfare benefits for 18 months following termination: (i) for Mr. Olander, health insurance ($18,709); dental insurance ($1,248); disability ($20,000); and life insurance ($10,000); (ii) for Mr. Remppies, health insurance ($20,618); dental insurance ($1,163); disability ($18,000); and life insurance ($5,000); and (iii) for Mr. Brooks, health insurance ($29,725); dental insurance ($1,889); disability ($15,000); and life insurance ($5,000). The continuation of health and welfare benefits is deemed to be “double-trigger” in nature because it will only be provided upon the named executive officer’s termination of employment without Cause at the closing of the mergers, as further described above under “—Termination Benefits of Executive Officers.”
(5)

Represents the sum of (1) the Company’s obligation to indemnify each named executive officer for any excise tax liability under Section 4999 of the Code as a result of such named executive officer receiving any “parachute payments” (as defined in Section 280G of the Code), which is equal to $2,605,927 for Mr. Olander, $1,940,292 for Mr. Remppies and $0 for Mr. Brooks, and (2) the tax gross-up payment for such executive officer to account for the difference between short term capital gains treatment and long term capital gains treatment for LTIP Units awarded in 2015, which is equal to $551,208 for Mr. Olander, $146,771 for Mr. Remppies and $297,690 for Mr. Brooks. The foregoing payments are deemed to be “single-trigger” in nature because they will be triggered by the consummation of the mergers, regardless of whether the named executive officer’s employment is terminated.

(6)	Represents the Successful Capital Transaction Bonuses payable to Messrs. Olander, Remppies and Brooks upon the consummation of the mergers pursuant to their respective employment agreements with Landmark, as further described above under “—Successful Capital Transaction Bonus.” The Successful Capital Transaction Bonuses are deemed to be “single-trigger” in nature because they will be triggered by the consummation of the mergers, regardless of whether the named executive officer’s employment is terminated.

Regulatory Matters

We are unaware of any material U.S. federal, state or foreign regulatory requirements or approvals that are required for the execution of the Merger Agreement or the completion of either the REIT Merger or the Partnership Merger, other than the filing of Articles of Merger with respect to the REIT Merger with, and the acceptance of such Articles of Merger for record by, the MSDAT and the filing of a Certificate of Merger with respect to the REIT Merger with, and the acceptance of such Certificate of Merger for record by, the Delaware Secretary of State, and the filing of Articles of Merger with respect to the Partnership Merger by the Operating Partnership with, and the acceptance of such Articles of Merger for record by, the State Corporation Commission of Virginia.

Votin g

As of the record date of                 , 2015, our directors and executive officers owned, either directly or indirectly, an aggregate of         shares of common stock and restricted stock (including unvested restricted stock), entitling them to exercise, in the aggregate,         percent of the voting power of our shares of voting stock entitled to vote at the Special Meeting. Each of our directors and executive officer that owns shares of our common stock has agreed in separate voting agreements to vote the shares of common stock that they beneficially own for the approval of the REIT Merger and the Merger Agreement and for the approval of any adjournments of the Special Meeting for the purpose of soliciting additional proxies. See “Voting Agreements; Preferred Stockholder Voting Agreements” below for a description of the terms of the voting agreements.

Material United States Federal Income Tax Consequences

The following is a summary of the material U.S. federal income tax consequences of the REIT Merger to holders of our common stock whose shares are exchanged for the right to receive the REIT per share merger consideration. This summary does not address the tax consequences to stockholders of selling shares of common stock prior to the REIT Merger. This summary is based on current law, is for general information only and is not tax advice. This summary is based on the Code, applicable Treasury Regulations, and administrative and judicial interpretations thereof, each as in effect as of the date hereof, all of which are subject to change or to different interpretations, possibly with retroactive effect. We have not requested, and do not plan to request, any rulings from the Internal Revenue Service, which we refer to as the “IRS,” concerning our tax treatment or the tax treatment of the REIT Merger, and the statements in this proxy statement are not binding on the IRS or any court. We can provide no assurance that the tax consequences contained in this discussion will not be challenged by the IRS, or if challenged, will be sustained by a court.

This summary does not address (i) U.S. federal taxes other than income taxes, (ii) state, local or non-U.S. taxes, or (iii) tax reporting requirements, in each case as applicable to the REIT Merger. This summary assumes that shares of our common stock are held as capital assets within the meaning of Section 1221 of the Code and does not address all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances or to persons that are subject to special tax rules and does not address the tax consequences of the REIT Merger to holders of restricted stock, OP Units, dividend equivalent units, phantom common shares, qualified or nonqualified options to purchase common shares, performance units or share appreciation rights or other holders of our equity that received those interests as compensation. In addition, this summary does not address the tax treatment of special classes of holders of our common stock, including, for example:

•	banks and other financial institutions;

•	insurance companies;

•	regulated investment companies;

•	REITs;

•	tax-exempt entities or persons holding our common stock in a tax-deferred or tax advantaged account (except to the extent specifically set forth below);

•	mutual funds;

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	persons whose functional currency is not the U.S. dollar;

•	persons holding shares of our common stock as part of a hedge or conversion transaction or as part of a “straddle” or a constructive sale;

•	U.S. expatriates;

•	persons subject to the alternative minimum tax;

•	holders of our restricted stock or who otherwise acquired shares of our common stock as compensation;

•	holders that are classified as a partnership or other pass-through entities including a subchapter S corporation under the Code; and

•	“controlled foreign corporations,” “passive foreign investment companies,” or corporations that accumulate earnings to avoid U.S. federal income tax.

If any entity that is treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of its partners or members generally will depend upon the status of the partner or member and the activities of the entity. If you are a partner of a partnership or a member of a limited liability company or other entity classified as a partnership for U.S. federal income tax purposes and that entity is holding our common stock, you should consult your tax advisor. Moreover, each holder should consult its tax advisor regarding the U.S. federal income tax consequences to it of the REIT Merger in light of its own particular situation, as well as any consequences of the REIT Merger to such holder arising under the laws of any other taxing jurisdiction.

For purposes of this section, a “U.S. holder” means a beneficial owner of our common stock that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or any state or political subdivision thereof, or the District of Columbia;

•	a trust (1) the administration of which is subject to the primary supervision of a U.S. court and with respect to which one or more “United States persons” (as defined under the Code) have the authority to control all substantial decisions, or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person; or

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source.

As used in this section, a “non-U.S. holder” means a beneficial owner of shares of our common stock that is not a U.S. holder or an entity treated as a partnership for U.S. federal income tax purposes.

THE U.S. FEDERAL INCOME TAX RULES APPLICABLE TO THE REIT MERGER AND HOLDING AND DISPOSING OF OUR COMMON STOCK ARE HIGHLY TECHNICAL AND COMPLEX. HOLDERS OF COMMON STOCK ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE REIT MERGER, THE OWNERSHIP AND DIPOSITION OF OUR COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX LAWS, AND POTENTIAL CHANGES IN APPLICABLE TAX LAWS, IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AND THE SPECIFIC TAX CONSEQUENCES TO THEM OF SELLING THEIR SHARES OF COMMON STOCK PRIOR TO THE MERGER.

Consequences to Us of the REIT Merger

For U.S. federal income tax purposes, we will treat the REIT Merger as if we had sold all of our assets to REIT Merger Sub in exchange for the REIT merger consideration and then made a liquidating distribution of the proceeds of the REIT Merger to our stockholders in exchange for their shares of our common stock. Because as a REIT we are entitled to receive a deduction for liquidating distributions and we anticipate that our deemed liquidating distribution will exceed our taxable income recognized as a result of the REIT Merger, we anticipate that we will not be subject to U.S. federal income tax on any gain recognized in connection with the REIT Merger.

Consequences of the REIT Merger to U.S. Holders of Our Common Stock

General. The receipt of the REIT per share merger consideration by U.S. holders in exchange for their stock pursuant to the REIT Merger will be a taxable transaction for U.S. federal income tax purposes (and also may be a taxable transaction under applicable state, local and foreign income and other tax laws). In general, a U.S. holder of our common stock will recognize gain or loss for U.S. federal income tax purposes equal to the difference between:

•	the amount of the REIT per share merger consideration received in exchange for our common stock; and

•	the U.S. holder’s adjusted tax basis in our common stock.

Gain or loss will be calculated separately for each block of shares of stock, with a block consisting of shares acquired at the same cost in a single transaction. This gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the REIT Merger the stock has been held for more than one year. Long-term capital gains of non-corporate taxpayers generally are taxable at reduced rates. Additionally, a 3.8% Medicare unearned contribution tax will apply to any gain recognized by individuals, trusts and estates whose income exceeds certain threshold levels. Capital gains of corporate U.S. holders generally are taxable at the regular tax rates applicable to corporations. The deductibility of a capital loss recognized in the exchange is subject to limitations under the Code. In addition, the IRS has authority to prescribe, but has not yet prescribed Treasury Regulations that would apply a tax rate of 25% to a portion of capital gain realized by a non-corporate stockholder on the sale of REIT stock that would correspond to the REIT’s “unrecaptured Section 1250 gain.”

Special Rule for U.S. Holders Who Have Held Our Common Stock for Six Months or Less. A U.S. holder who has held our common stock for six months or less at the time of the REIT Merger, after taking into account certain holding period rules, and who recognizes a loss on the exchange of our common stock in the REIT Merger, will be treated as recognizing a long-term capital loss to the extent of any capital gain dividends received from us, or such holder’s share of any designated retained capital gains, with respect to such common stock.

Consequences of the REIT Merger to Non-U.S. Holders of Our Common Stock

General. The U.S. federal income tax consequences of the REIT Merger to a non-U.S. holder will depend on various factors, including whether the receipt of the REIT per share merger consideration is treated as a distribution from us to our stockholders that is attributable to gain from the sale of “United States real property interests.” The IRS announced in Notice 2007-55 that it intends to (1) take the position that under current law a non-U.S. holder’s receipt of a liquidating distribution from a REIT (including the receipt of the REIT per share merger consideration in exchange for our common stock in the REIT Merger, which will be treated as a deemed liquidation for U.S. federal income tax purposes) is generally subject to tax under FIRPTA as a distribution to the extent attributable to gain from the sale of United States real property interests, and (2) issue regulations that will be effective for transactions occurring on or after June 13, 2007, clarifying this treatment. Although legislation effectively overriding Notice 2007-55 has previously been proposed, it is not possible to say if or when any such legislation will be enacted. As a result, the following paragraphs provide alternative discussions of the tax consequences that would arise to the extent the tax treatment set forth in Notice 2007-55 does or does not apply.

Notwithstanding the discussion in the following paragraphs, we intend to take the position that the REIT per share merger consideration received in exchange for our common stock will be subject to tax in accordance with Notice 2007-55 as described in more detail below. In general, the provisions governing the taxation of distributions by REITs can be less favorable to non-U.S. holders than the taxation of sales or exchanges of REIT stock by non-U.S. holders, and non-U.S. holders should consult their tax advisors regarding the application of these provisions.

Distribution of Gain from the Disposition of U.S. Real Property Interests. As noted above, we intend to take the position that receipt of the REIT per share merger consideration by non-U.S. holders in the REIT Merger will be subject to tax in accordance with Notice 2007-55. Accordingly, to the extent the tax treatment set forth in Notice 2007-55 applies, and to the extent the REIT per share merger consideration received by non-U.S. holders in the REIT Merger is attributable to gain from the deemed sale of our United States real property interests (which we expect to be a substantial portion of such REIT merger consideration), then such amount will be treated as income effectively connected with a United States trade or business of the non-U.S. holder and generally will be subject to U.S. federal income tax on a net basis in the same manner as a U.S. holder. In that event, a corporate non-U.S. holder also will be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty). In addition, 35% (or 20% to the extent provided in Treasury Regulations) of any such amounts paid to a non-U.S. holder will be withheld and remitted to the IRS.

Notwithstanding the foregoing, to the extent that (A) the tax treatment set forth in Notice 2007-55 does not apply, or (B) if a non-U.S. holder has not owned more than 5% of our common stock at any time during the one-year period ending on the date of the REIT Merger and our common stock is “regularly traded,” as defined by the applicable Treasury Regulations, on an established securities market located in the United States, which we refer to as the “5% Exception,” the 35% withholding tax described above would not apply, and such non-U.S. holder would instead be subject to the rules described below under “—Other Sales of Our Common Stock.” We believe that our common stock is not regularly traded on an established securities market in the United States as of the date of this proxy statement and, therefore, the 5% Exception would not apply, and the tax consequences described in the section below titled “—Other Sales of Our Common Stock” are expected to apply only to the extent that the tax treatment set forth in Notice 2007-55 does not apply.

As described above, we intend to withhold U.S. federal income tax at a rate of 35% (or 20% to the extent provided in applicable Treasury Regulations) from the portion of the REIT per share merger consideration that is, or is treated as, attributable to gain from the sale of United States real property interests and paid to a non-U.S. holder. In view of the FIRPTA tax and withholding that may apply to a non-U.S. holder’s receipt of the REIT per share merger consideration, non-U.S. holders are urged to consult with their tax advisors regarding the possible application of those provisions and the tax consequences of selling their shares prior to the REIT Merger.

Other Sales of Our Common Stock. The tax consequences described in this section would apply (A) if the tax treatment set forth in Notice 2007-55 were not to apply to the REIT Merger, to a non-U.S. holder’s receipt of REIT per share merger consideration in the REIT Merger (which would be treated as a sale of common stock), and (B) if the tax treatment set forth in Notice 2007-55 would apply to the REIT Merger, to those non-U.S. holders to whom the 5% Exception applies. As stated above, we intend to take the position that Notice 2007-55 applies to the REIT Merger. Also noted above, we believe that our common stock is not regularly traded on an established securities market in the United States as of the date of this proxy statement. Accordingly, the tax treatment described in this section is expected to apply only if the tax treatment set forth in Notice 2007-55 does not apply to the REIT Merger.

Subject to the discussion of distribution of gain from the disposition of United States real property interests above, if Notice 2007-55 does not apply, a non-U.S. holder should not be subject to U.S. federal income taxation on any gain or loss from the REIT Merger unless: (1) the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, or, if an applicable income tax treaty applies, the gain is attributable to a permanent establishment maintained by the non-U.S. holder in the United States; (2) the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of the mergers and certain other requirements are met; or (3) such shares of stock constitute a “United States real property interest” under FIRPTA. However, as noted above, we intend to withhold U.S. federal income tax at a rate of 35% (or 20% to the extent provided in applicable Treasury Regulations) from the REIT per share merger consideration paid to a non-U.S. holder in accordance with Notice 2007-55.

A non-U.S. holder whose gain is effectively connected with the conduct of a trade or business in the United States will generally be subject to U.S. federal income tax on such gain on a net basis in the same manner as a U.S. holder. In addition, a non-U.S. holder that is a corporation may be subject to the 30% branch profits tax on such effectively connected gain described in clause (1) of the previous paragraph.

A non-U.S. holder who is an individual present in the United States for 183 days or more in the taxable year of the REIT Merger and who meets certain other requirements will be subject to a flat 30% tax on the gain derived from the REIT Merger, which may be offset by United States source capital losses. In addition, the non-U.S. holder may be subject to applicable alternative minimum taxes.

If a non-U.S. holder’s common stock constitutes a United States real property interest under FIRPTA, any gain recognized by such holder in the REIT Merger will be treated as income effectively connected with a United States trade or business of the non-U.S. holder and generally will be subject to U.S. federal income tax on a net basis in the same manner as a U.S. holder. A non-U.S. holder’s shares of common stock generally will not constitute a U.S. real property interest if either (1) we are a “domestically controlled qualified investment entity” at the REIT Merger Effective Time, or (2) the 5% Exception were to apply to a non-U.S. holder. As discussed above, we believe that our common stock is not regularly traded on an established securities market in the United States as of the date of this proxy statement and, therefore, the 5% Exception would not apply. A “qualified investment entity” includes a REIT. Assuming we qualify as a REIT, we will be a “domestically controlled qualified investment entity” at the REIT Merger Effective Time if non-U.S. holders held directly or indirectly less than 50% in value of our common stock at all times during the five-year period ending with the REIT Merger Effective Time. Although we believe that we currently are a domestically controlled REIT, no assurances can be given that the actual ownership of Landmark stock has been or will be sufficient for us to qualify as a “domestically controlled qualified investment entity” at the REIT Merger Effective Time.

Income Tax Treaties. If a non-U.S. holder is eligible for treaty benefits under an income tax treaty with the United States, the non-U.S. holder may be able to reduce or eliminate certain of the U.S. federal income tax consequences discussed above, such as the branch profits tax. Non-U.S. holders should consult their tax advisor regarding possible benefits under an applicable income tax treaty.

U.S. Withholding Tax. As described above, it is not entirely clear whether the receipt of the REIT per share merger consideration by a non-U.S. holder will be treated as a sale or exchange of our common stock (in the event that Notice 2007-55 does not apply) or as a distribution from us that is attributable to gain from the deemed sale of our United States real property interests in the REIT Merger (in the event that Notice 2007-55 does apply). Nevertheless, we intend to withhold U.S. federal income tax at a rate of 35% (or 20% to the extent provided in applicable Treasury Regulations) from the portion of the REIT per share merger consideration that is, or is treated as, attributable to gain from the sale of United States real property interests and paid to a non-U.S. holder. In view of the FIRPTA tax and withholding that may apply to a non-U.S. holder’s receipt of the merger consideration, non-U.S. holders are urged to consult with their tax advisors regarding the possible application of those provisions and the tax consequences of selling their shares prior to the REIT Merger.

A non-U.S. holder may be entitled to a refund or credit against the holder’s U.S. federal income tax liability, if any, with respect to any amount withheld pursuant to FIRPTA, provided that the required information is furnished to the IRS on a timely basis. Non-U.S. holders should consult their tax advisor regarding withholding tax considerations.

Information Reporting and Backup Withholding

Backup withholding, currently at a rate of 28%, and information reporting may apply to the REIT merger consideration received pursuant to the exchange of our common stock in the REIT Merger. Backup withholding will not apply, however, to a holder who:

•	in the case of a U.S. holder, furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding on an IRS Form W-9 or successor form;

•	in the case of a non-U.S. holder, furnishes an applicable IRS Form W-8 or successor form; or

•	is otherwise exempt from backup withholding and complies with other applicable rules and certification requirements.

Backup withholding is not an additional tax and any amount withheld under these rules may be credited against the holder’s U.S. federal income tax liability and may entitle the holder to a refund if required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 through 1474 of the Code, which sections are commonly referred to as “FATCA,” or any successor provisions or any current or future Treasury Regulations promulgated thereunder, official interpretations thereof, published administrative guidance implementing FATCA or Treasury Regulations, whenever promulgated or published, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of FATCA on certain types of payments made to non-U.S. financial institutions and certain other entities that do not comply with FATCA or do not provide information sufficient to establish compliance with, or an exemption from, FATCA withholding. The application of FATCA withholding to the payment of the REIT merger consideration with respect to our common stock pursuant to the REIT Merger is not entirely clear. FATCA withholding could potentially apply to any such payments or distributions if such payments or distributions are treated for U.S. federal income tax purposes as dividends from sources within the United States rather than as gross proceeds from the sale or other disposition of our common stock. In the event FATCA withholding would otherwise apply to any such payments or distributions, recipients thereof should not be subject to FATCA withholding thereon if they provide a timely and properly executed copy of the appropriate version of IRS Form W-8 or W-9 (or such other form as may be required pursuant to FATCA) establishing an exemption from FATCA withholding. We urge you to consult your tax advisor regarding FATCA and its application to such payments and distributions.

THE FOREGOING DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF THE POTENTIAL TAX CONSIDERATIONS RELATING TO THE REIT MERGER AND IS NOT TAX ADVICE. THEREFORE, HOLDERS OF LANDMARK COMMON STOCK ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE REIT MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS IN THEIR PARTICULAR CIRCUMSTANCES.

Deregistration of Our Common Stock

Our shares of common stock are not listed on a national securities exchange and there is no public trading market for our common stock. If the REIT Merger is completed, our common stock will be deregistered under the Exchange Act.

THE MERGER AGREEMENT

The following summarizes the material provisions of the Merger Agreement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. The summary of the material terms of the Merger Agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and which we incorporate by reference into this proxy statement. We urge you to read the copy of the Merger Agreement attached to this proxy statement as Annex A carefully and in its entirety, as the rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.

The Merger Agreement contains representations and warranties made by Landmark, the Operating Partnership, Parent, REIT Merger Sub and Partnership Merger Sub. These representations and warranties, which are set forth in the copy of the Merger Agreement attached to this proxy statement as Annex A, were made for the purposes of negotiating and entering into the Merger Agreement between the parties. In addition, these representations and warranties were made as of specified dates, may be subject to standards of materiality different from what may be viewed as material to our stockholders, or may have been used for the purpose of allocating risk between the parties instead of establishing such matters as facts. Moreover, the representations and warranties are qualified in a number of important respects, including through the use of exceptions for certain matters disclosed by the party that made the representations and warranties to the other parties, and information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the Merger Agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement. None of the representations and warranties will survive the closing of the mergers and, therefore, they will have no legal effect under the Merger Agreement after the closing of the mergers.

Form, Effective Time and Closing of the Mergers

The Merger Agreement provides for the combination of Parent and Landmark through the merger of Landmark with and into REIT Merger Sub, with REIT Merger Sub surviving the REIT Merger upon the terms and subject to the conditions set forth in the Merger Agreement. The REIT Merger will become effective upon the later of such times as Articles of Merger filed with the MSDAT, and a Certificate of Merger filed with the Delaware Secretary of State, have been accepted for record by the MSDAT and the Delaware Secretary of State, or such later time as may be agreed by the parties. The Merger Agreement also provides for the merger, immediately prior to the REIT Merger, of Partnership Merger Sub with and into the Operating Partnership, with the Operating Partnership continuing as the surviving partnership. The Partnership Merger will become effective upon such time as Articles of Merger have been filed with the State Corporation Commission of Virginia, or such later time as may be agreed by the parties.

The Merger Agreement provides that the closing of the mergers will take place on the third business day following the date on which the last of the conditions to closing the mergers (described below under “—Conditions to Completion of the Mergers”) have been satisfied or validly waived by the party entitled to the benefit of such condition (other than conditions that by their terms are to be satisfied or waived at the closing of the mergers, but subject to the satisfaction or valid waiver of such conditions), unless such date is extended by mutual agreement of the parties. Subject to certain exceptions, either Parent or Landmark may terminate the Merger Agreement if the mergers are not consummated prior to March 31, 2016, as described below under “—Termination of the Merger Agreement—Termination by Either Parent or Landmark Apartment Trust.”

Organizational Documents of the Surviving Entities

At the Partnership Merger Effective Time, the limited partnership agreement of Partnership Merger Sub, as in effect immediately prior to the Partnership Merger Effective Time, except for such changes as may be necessary to reflect the change of name of the Partnership Merger surviving entity, will be the limited partnership agreement of the Partnership Merger surviving entity, until thereafter amended in accordance with the provisions of such limited partnership agreement and in accordance with applicable law.

At the REIT Merger Effective Time and by virtue of the REIT Merger, the limited partnership agreement of REIT Merger Sub, as in effect immediately prior to the REIT Merger Effective Time, except for such changes as may be necessary to reflect the change of name of the REIT Merger surviving entity, will be the limited partnership agreement of the REIT Merger surviving entity, until thereafter amended in accordance with applicable law and the applicable provisions of such operating agreement. The REIT Merger surviving entity will have no bylaws immediately following the REIT Merger Effective Time.

Directors and Officers

The officers of REIT Merger Sub immediately prior to the REIT Merger Effective Time will be the officers of the REIT Merger surviving entity immediately following the REIT Merger Effective Time. The REIT Merger surviving entity will not have a board or directors or similar body immediately following the REIT Merger Effective Time.

Pre-Merger Transactions

Parent has the option, in its sole discretion and without requiring the further consent of any of the Company, the Operating Partnership, any subsidiary of the Company or our board of directors, upon reasonable notice to the Company, to request that the Company, immediately prior to the closing:

•	convert or cause the conversion of one or more subsidiaries of the Company that are organized in a particular state to be domiciled in a different state;

•	convert or cause the conversion of one or more subsidiaries of the Company that are organized as corporations into limited liability companies (or other entities) and one or more subsidiaries of the Company that are organized as limited partnerships or limited liability companies into other entities, on the basis of organizational documents as reasonably requested by Parent;

•	sell or cause to be sold all of the capital stock, shares of beneficial interests, partnership interests, limited liability interests or other ownership interests owned, directly or indirectly, by the Company or the Operating Partnership in one or more subsidiaries of the Company to any person at a price and on terms all as designated by Parent;

•	sell or cause to be sold any of the assets of the Company, the Operating Partnership or one or more subsidiaries of the Company to any person at a price and on terms all as designated by Parent; and

•	cause the Company, the Operating Partnership or any subsidiary of the Company to transfer assets to one or more subsidiaries of the Company.

provided, however that:

•	none of the such transactions can delay or prevent the closing;

•	such transactions must be implemented as close as possible to the closing (but after Parent has waived (to the extent permissible) or confirmed that all of the conditions to the Parent’s, REIT Merger Sub’s and Partnership Merger Sub’s obligations to consummate the mergers have been satisfied);

•	none of the Company, the Operating Partnership or any subsidiary of the Company will be required to take any action in contravention of any laws, its organizational documents or any of the Company’s material contracts;

•	the consummation of any such transactions will be contingent upon the receipt by the Company of a written notice from Parent confirming that all of the conditions to Parent’s, REIT Merger Sub’s and

Partnership Merger Sub’s obligations to consummate the mergers have been satisfied (or, at the option of Parent, waived) and that Parent, REIT Merger Sub and Partnership Merger Sub are prepared to proceed immediately with the closing and any other evidence reasonably requested by the company that the closing will occur;

•	such transactions (or the inability to complete such transactions) will not affect or modify in any respect the obligations of Parent, REIT Merger Sub and Partnership Merger Sub under the Merger Agreement, including payment of the REIT per share merger consideration and the Partnership per OP Unit merger consideration;

•	none of the Company, the Operating Partnership or any subsidiary of the Company will be required to take any action that could adversely affect the classification of the Company as, or its qualification for taxation as, a REIT prior to the REIT Merger Effective Time; and

•	none of the Company, the Operating Partnership or any subsidiary of the Company will be required to take any such action that would reasonably be expected to result in any taxes being imposed on, or other adverse tax consequences to, any stockholder or other equity interest holder of the Company or the Operating Partnership (in such person’s capacity as a stockholder or other equity interest holder of the Company or the Operating Partnership), or other adverse consequences to the stockholders or other equity interest holders of the Company or the Operating Partnership as a whole, that are incrementally greater or more adverse, as the case may be, than the taxes or other adverse consequences to such party in connection with the consummation of the mergers in the absence of such action taken, unless such holders are indemnified by Parent for such incremental taxes.

Parent will upon request by the Company or the Operating Partnership advance to the Company or the Operating Partnership all reasonable out-of-pocket costs to be incurred by the Company or the Operating Partnership or, promptly upon request by the Company or the Operating Partnership, reimburse the Company or the Operating Partnership for all reasonable out-of-pocket costs incurred by the Company or the Operating Partnership in connection with any such transactions taken by the Company or the Operating Partnership (including reasonable fees and expenses of their representatives). Parent, REIT Merger Sub and Partnership Merger Sub, on a joint and several basis, are indemnifying and holding harmless, the Company, the Operating Partnership, their subsidiaries (including all subsidiaries of the Company), and their representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with or as a result of such transactions.

Merger Consideration; Effects of the Mergers

Interests in Operating Partnership

Immediately prior to the Partnership Merger Effective Time, all LTIP Units outstanding immediately prior to the Partnership Merger Effective Time (whether or not then vested or subject to any performance condition or any condition to the booking up of the capital accounts associated with the LTIP Units that has not been satisfied) will automatically become fully vested and free of any forfeiture restrictions. At the Partnership Merger Effective Time, each such LTIP Unit will be considered to be an outstanding OP Unit for all purposes of the Merger Agreement, including the right to receive the Partnership per OP Unit merger consideration, without interest, less applicable withholding taxes.

Effects on Company Restricted Stock

Immediately prior to the REIT Merger Effective Time, each share of restricted stock of the Company outstanding immediately prior to the REIT Merger Effective Time will automatically become fully vested and free of any forfeiture restrictions (whether or not then vested or subject to any performance condition that has not been satisfied). At the REIT Merger Effective Time, each share of our restricted stock will be considered (to the extent that such share of restricted stock is not otherwise considered to be outstanding) an outstanding share of our common stock for all purposes of the Merger Agreement, including the right to receive the REIT per share merger consideration, without interest, less applicable withholding taxes. As of the REIT Merger Effective Time, each holder of shares of restricted stock will cease to have any rights with respect to such restricted stock, except the right to receive the REIT per share merger consideration for each share of restricted stock.

Merger Consideration

At the REIT Merger Effective Time, each share of our common stock issued and outstanding immediately prior to the REIT Merger Effective Time (other than shares held by any wholly-owned subsidiary of the Company or by Parent or any wholly-owned subsidiary of Parent), will be canceled and retired and automatically converted into the right to receive an amount in cash equal to $8.17, without interest and less applicable withholding taxes.

At the Partnership Merger Effective Time, each OP Unit, issued and outstanding immediately prior to the Partnership Merger Effective Time (other OP Units held by the Company or by Parent or an affiliate of Parent), will be automatically converted into the right to receive an amount in cash equal to $8.17, without interest and less applicable withholding taxes.

At the closing, each share of Preferred Stock issued and outstanding immediately prior to the REIT Merger Effective Time will be redeemed by the Company for the redemption price determined in accordance with the Articles Supplementary designating the terms of the Preferred Stock.

Receipt of Merger Consideration

The conversion of Landmark common stock and the Operating Partnership OP Units into the right to receive the REIT per share merger consideration and the Partnership per OP Unit merger consideration, as applicable, will occur automatically at the Partnership Merger Effective Time and REIT Merger Effective Time, respectively. In accordance with the Merger Agreement, Parent is required to designate an exchange agent to handle the payment and delivery of the merger consideration. At or before the REIT Merger Effective Time, Parent will deposit, or cause to be deposited, with the exchange agent cash in immediately available funds in an amount sufficient to pay the REIT merger consideration and the Partnership merger consideration for the sole benefit of the holders of shares of Landmark common stock and OP Units of the Operating Partnership. As soon as reasonably practicable after the REIT Merger Effective Time, but in any event within five business days after the REIT Merger Effective Time, Parent, the REIT merger surviving entity and the Partnership merger surviving entity will cause the exchange agent to mail to each holder of shares of common stock and to each holder of OP Units (i) a letter of transmittal in customary form, which shall specify, among other things, that delivery shall be effected, and risk of loss and title to any certificates representing shares of common stock will pass, only upon proper delivery of such certificates (or affidavits of loss in lieu thereof) to the exchange agent, (ii) instructions for use in effecting the surrender of such certificates or the transfer of shares in book-entry form in exchange for the REIT per share merger consideration, and (iii) instructions for use in effecting the surrender of OP Units in exchange for the Partnership per OP Unit merger consideration.

Upon (i) surrender of a certificate representing shares of common stock (or affidavit of loss in lieu thereof), or transfer of any share in book-entry form or OP Unit to the exchange agent, as applicable, together with a letter of transmittal properly completed and validly executed, or (ii) receipt of an “agent’s message” by the exchange agent (or such other evidence, if any, of transfer as the exchange agent may reasonably request) in the case of transfer of a share in book-entry form or OP Unit, and such other documents as may reasonably be required by the Exchange Agent, the holder of such certificate, share in book-entry form or OP Unit will be entitled to receive in exchange therefor the REIT per share merger consideration or the Partnership per OP Unit merger consideration, as applicable, for each share of common stock formerly represented by such certificate or share in book-entry form and each OP Unit, by mail or by wire transfer after the exchange agent’s receipt of such certificate (or affidavit of loss in lieu thereof), or “agent’s message” or other evidence, and the certificate so surrendered or the share in book-entry form so transferred or the OP Unit so transferred, as applicable, will be canceled.

After the effective time of the mergers, the holders of shares of common stock and OP Units will only hold the right to receive the REIT per share merger consideration or Partnership per OP Unit merger consideration, as applicable, into which those shares of common stock and OP Units have been converted. No interest will be paid or accrued for the benefit of holders of shares of common stock or OP Units on the REIT per share merger consideration or the Partnership per OP Unit merger consideration.

Withholding

All payments under the Merger Agreement are subject to applicable withholding requirements.

Suspension of Landmark Apartment Trust Dividend Reinvestment and Stock Purchase Plan

The Company’s Dividend Reinvestment and Stock Purchase Plan, which we refer to as the “DRIP,” was suspended effective as of July 1, 2015 and will continue to be suspended through the closing of the mergers.

No Dissenters’ or Appraisal Rights

In accordance with Section 7.2 of our Charter, as permitted by the MGCL, holders of Landmark common stock are not entitled to dissenters’ or appraisal rights, or rights of objecting stockholders, with respect to the REIT Merger or the other transactions contemplated by the Merger Agreement and our board of directors has not determined that any such rights will be available.

Representations and Warranties

The Merger Agreement contains a number of representations and warranties made by Landmark and the Operating Partnership, on the one hand, and Parent, REIT Merger Sub and Partnership Merger Sub, on the other hand. The representations and warranties were made by the parties as of the date of the Merger Agreement and do not survive the closing of the mergers. As a condition to the closing of the mergers, certain representations and warranties of the Company and Operating Partnership and Parent are required to be true as of the closing of the mergers, subject to certain qualifications. Certain of these representations and warranties are subject to specified exceptions and qualifications contained in the Merger Agreement and qualified by information Landmark filed with the SEC prior to the date of the Merger Agreement and in the disclosure letter Landmark delivered in connection with the Merger Agreement.

Representations and Warranties of Landmark and the Operating Partnership

The Merger Agreement includes representations and warranties by Landmark and the Operating Partnership relating to, among other things:

•	organization, valid existence, subsidiaries, good standing and qualification to conduct business;

•	organizational documents;

•	capital structure and certain other payments to current or former equityholders;

•	due authorization, execution, delivery and validity of the Merger Agreement;

•	enforceability of the Merger Agreement (subject to certain applicable creditors’ rights laws and general principles of equity);

•	absence of any conflict with or violation of organizational documents or applicable laws, and the absence of any violation or breach of, or default or consent requirements under, certain agreements;

•	permits and compliance with law;

•	SEC filings and financial statements;

•	absence of certain changes to our business since December 31, 2014;

•	absence of undisclosed liabilities;

•	absence of existing defaults or violations under organizational documents or certain other agreements;

•	litigation;

•	tax matters, including qualification as a REIT;

•	Landmark and its subsidiaries’ employee benefit plans;

•	labor matters affecting Landmark and its subsidiaries;

•	accuracy of information supplied for inclusion in this proxy statement;

•	intellectual property owned, used by or licensed by Landmark and its subsidiaries;

•	environmental matters affecting Landmark and its subsidiaries;

•	real property owned and leased by Landmark and its subsidiaries;

•	material contracts and the absence of any breach or violation of, or default under, any material contract;

•	insurance policies;

•	opinion of financial advisors;

•	stockholder vote required in order to approve the Merger Agreement, the REIT Merger and the other transactions contemplated by the Merger Agreement;

•	brokerage, finder’s or other similar fee or commission;

•	inapplicability of the Investment Company Act of 1940, as amended;

•	exemption of the REIT Merger and the other transactions contemplated by the Merger Agreement from any federal and state anti-takeover statutes;

•	related party transactions;

•	absence of dissenters’ or appraisal rights, or rights of objecting stockholders;

•	existing indebtedness;

•	compliance with prohibitions under the U.S. Department of Treasury’s Office of Foreign Assets Control; and

•	compliance with regulations and laws related to anti-terrorism, bribery and anti-corruption.

Representations and Warranties of Parent, REIT Merger Sub and Partnership Merger Sub

The Merger Agreement includes representations and warranties by Parent, REIT Merger Sub and Partnership Merger Sub relating to, among other things:

•	organization, valid existence, good standing and qualification to conduct business;

•	due authorization, execution, delivery and validity of the Merger Agreement;

•	enforceability of the Merger Agreement (subject to certain applicable creditors’ rights laws and general principles of equity);

•	absence of any conflict with or violation of organizational documents or applicable laws, and the absence of any violation or breach of, or default or consent requirements under, certain agreements;

•	litigation;

•	accuracy of information supplied for inclusion in this proxy statement or other document filed with the SEC or other government agency in connection with the mergers;

•	broker’s, finder’s and similar fees or commissions;

•	sufficiency of funds to pay the REIT merger consideration and the Partnership merger consideration and all amounts required to be paid by Parent and the surviving entity in connection with the transactions contemplated by the Merger Agreement and any other expenses required thereunder and the limited guarantee provided by Parent’s sponsor; and

•	absence of any agreements with Landmark related parties or ownership of any shares of Landmark common stock.

Material Adverse Effect

Many of the representations of Landmark are qualified by a “company material adverse effect” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, would reasonably be expected to have a company material adverse effect). For the purposes of the Merger Agreement, “company material adverse effect” means any event, circumstance, change, effect, development, condition or occurrence that, individually or in the aggregate with all other events, circumstances, changes, effects, developments, conditions or occurrences

•	has had or would be reasonably expected to have a material adverse effect on the business, assets, liabilities, condition (financial or otherwise) or results of operations of Landmark, the Operating Partnership and the Company’s subsidiaries, taken as a whole, or

•	is or would be reasonably expected to prevent or materially impair or delay the consummation of the mergers or any other transactions contemplated by the Merger Agreement or to prevent or materially impair or delay the ability of Landmark or the Operating Partnership to perform their obligations under the Merger Agreement.

However, for purposes of the first bullet above, any event, circumstance, change, effect, development, condition or occurrence will not be considered a company material adverse effect to the extent arising out of or resulting from the following:

•	any failure of Landmark or the Operating Partnership to meet any projections or forecasts, or any estimates of earnings, revenues or other metrics for any period (provided, that any event, circumstance, change, effect, development, condition or occurrence giving rise to such failure may be taken into account in determining whether there has been a company material adverse effect);

•	any changes that affect the real estate industry generally;

•	any changes in the United States or global economy or capital, financial or securities markets generally, including changes in interest or exchange rates;

•	any changes in the legal, regulatory or political conditions in the United States or in any other country or region of the world;

•	the commencement, escalation or worsening of a war or armed hostilities or the occurrence of acts of terrorism or sabotage occurring after the date of the Merger Agreement;

•	the public announcement of the mergers or the other transactions contemplated by the Merger Agreement, including the impact thereof on relationships, contractual or otherwise, with tenants, suppliers, lenders, investors, venture partners or employers (provided that the exception in this clause does not apply for purposes of certain representations in the Merger Agreement that address the public announcement or pendency of the Merger Agreement);

•	the taking of any action expressly required by the Merger Agreement, the taking of any action at the written request or with the prior written consent of Parent or the failure to take any action where such failure to act was requested in writing by Parent;

•	earthquakes, hurricanes, floods or other natural disasters;

•	changes in law or GAAP (or the interpretation thereof); or

•	any action made or initiated by any holder of common stock, holder of OP Units or any holder of shares, capital stock, units or other equity interests in the subsidiaries of the Company, including any derivative claims, arising out of or relating to the Merger Agreement or the transactions contemplated thereby, which,

•	in the case of the second, third, fourth, fifth, seventh and ninth bullet points above, do not disproportionately affect Landmark and its subsidiaries, taken as a whole, relative to others in the real estate industry in the United States, and

•	in the case of the eighth bullet point above, do not disproportionately affect Landmark, the Operating Partnership and Landmark’s subsidiaries, taken as a whole, relative to others in the real estate industry in the geographic regions in which Landmark, the Operating Partnership and Landmark’s subsidiaries operate.

For the purposes of the Merger Agreement, a “parent material adverse effect” means any fact, event, circumstance, change, effect, development, condition or occurrence that would reasonably be expected to prevent or materially impair or delay the consummation of the mergers or any of the other transactions contemplated by the Merger Agreement or to prevent or materially impair or delay the ability of Parent, REIT Merger Sub or Partnership Merger Sub to perform their obligations under the Merger Agreement.

Covenants and Agreements

Conduct of Business by Landmark Pending the Merger

Landmark and the Operating Partnership have agreed that, subject to certain exceptions in the Merger Agreement or unless Parent gives its consent (such consent not to be unreasonably withheld, conditioned or delayed), between the date of the Merger Agreement and the earlier of the REIT Merger Effective Time and the date, if any, on which the Merger Agreement is validly terminated, which period we refer to as the interim period), Landmark will, and will cause each of its subsidiaries to,

•	conduct its business in the ordinary course and in a manner consistent with past practice in all material respects; and

•	use reasonable best efforts to (i) maintain its material assets and properties in their current condition (except for normal wear and tear and damage caused by casualty or by any reason outside of Landmark’s, the Operating Partnership’s or any of their subsidiaries’ control); (ii) preserve intact in all material respects its current business organization, goodwill, ongoing businesses and significant relationships with third parties; (iii) keep available the services of its present officers; (iv) maintain all insurance policies or substitutes therefor; and (v) maintain the status of Landmark as a REIT.

Landmark has also agreed that during the interim period, subject to certain exceptions described in the Merger Agreement or unless Parent gives its prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), Landmark will not, and it will not cause or permit its subsidiaries to do any of the following:

•	amend or propose to amend its organizational documents, if such amendment would be materially adverse to Landmark or Parent, or waive the stock ownership limitations set forth in Landmark’s organizational documents;

•	split, combine, reclassify or subdivide any shares of stock or other equity securities or ownership interests of Landmark, the Operating Partnership or any of their subsidiaries;

•	declare, set aside or pay any dividend on or make any other distributions with respect to shares of capital stock or other equity securities or ownership interests in Landmark, the Operating Partnership or any of their subsidiaries, except for

•	declaration and payment by Landmark of regular monthly dividends on the Preferred Stock in accordance with the organizational documents or in connection with the refinancings contemplated in the Merger Agreement;

•	the declaration and payment of dividends or other distributions by any directly or indirectly wholly-owned subsidiary of Landmark to its parent entity;

•	distributions by any Landmark subsidiary or any other entity in which Landmark owns an interest that is not wholly-owned by Landmark, in accordance with its organizational documents;

•	dividends not to exceed $0.025 per share of Landmark common or OP Unit per month; and

•	dividends and distributions on Landmark common stock and OP Units that are necessary for Landmark to maintain its status as a REIT, and to avoid or reduce the imposition of any entity level income or excise tax under the Code (the authorization, declaration and payment of any such dividends or distributions will reduce the REIT merger consideration and the Partnership merger consideration on a dollar-for-dollar basis);

•	redeem, repurchase or otherwise acquire any shares of its capital stock or other equity interests of Landmark, the Operating Partnership or any Landmark subsidiary, other than

•	the redemption or exchange of OP Units in accordance with the provisions of the partnership agreement of the Operating Partnership, provided that Landmark shall have exercised its rights under such partnership agreement to deliver shares of common stock in satisfaction of the Operating Partnership’s redemption obligation;

•	the acquisition of shares of common stock in connection with the surrender of Company options in order to pay the exercise price of such options;

•	the withholding of shares of common stock to satisfy withholding tax obligations with respect to awards granted pursuant to Landmark’s equity incentive plans;

•	the acquisition by Landmark in the ordinary course of business consistent with past practice in connection with the forfeiture of equity awards upon termination of employment or service; or

•	a redemption of the Series D Preferred Stock or Series E Preferred Stock solely to the extent using the net proceeds of a refinancing permitted by the Merger Agreement;

•	except for transactions among Landmark and one or more of its wholly-owned subsidiaries or among one or more of its wholly-owned subsidiaries, or as otherwise contemplated above, issue, deliver, sell, pledge, dispose, encumber or grant any shares of Landmark or any of its subsidiaries’ capital stock, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of Landmark or any of its subsidiaries’ capital stock or other equity interests (except for the issuance of shares of common stock upon the vesting of any option or restricted stock, or upon payment with respect to any restricted stock unit or LTIP unit outstanding as of the date of the Merger Agreement or as may be granted after the date of the Merger Agreement or pursuant to a Landmark equity incentive plan to the extent required under the terms of the applicable Landmark equity incentive plan);

•	acquire or agree to acquire any real property, personal property (other than personal property at a cost of less than $100,000 in the aggregate), corporation, partnership, limited liability company, other business organization or any division or material amount of assets thereof, except acquisitions by Landmark, the Operating Partnership or any of their subsidiaries of or from an existing wholly-owned subsidiary of Landmark;

•	sell, mortgage, pledge, assign, transfer, dispose of or encumber, or effect a deed in lieu of foreclosure with respect to, any property or assets;

•	incur, create, assume, refinance, replace or prepay any indebtedness for borrowed money or issue or amend the terms of any debt securities, or assume, guarantee or endorse, or otherwise become responsible for the indebtedness of any other person (other than any wholly-owned subsidiary of Landmark), except

•	indebtedness incurred under Landmark’s existing revolving credit facilities in the ordinary course of business consistent with past practice;

•	funding certain permitted transactions under the Merger Agreement;

•	indebtedness for borrowed money incurred solely with respect to the refinancing of indebtedness encumbering certain specified properties, provided that

•	the Federal Home Loan Mortgage Corporation, which we refer to as “FHLMC,” is the lender;

•	such indebtedness is without recourse to Parent, Landmark, the Operating Partnership or their affiliates;

•	the terms do not provide that a default under any other indebtedness of Landmark, the Operating Partnership or any of their subsidiaries would constitute a default or event of default under such indebtedness or otherwise contain a cross-default provision;

•	the maximum origination fee payable to FHLMC and its affiliates will not exceed in the aggregate 0.1% of the total principal amount and CBRE Group, Inc. and its affiliates will not exceed in the aggregate 0.5% of the total principal amount;

•	Landmark keeps Parent reasonably informed of the status of the negotiations and material terms of such refinancing; and

•	the net proceeds of such refinancing may only be used to pay dividends on or redeem the Preferred Stock, to repay amounts outstanding under the Landmark secured credit facility solely to the extent such repayment is with respect to indebtedness encumbering the relevant properties, to repay amounts outstanding under the Landmark line of credit, or retained as cash on the Landmark consolidated balance sheet.

•	make any loans, advances or capital contributions to, or investments in, any other person, make any change in its existing borrowing or lending arrangements for or on behalf of such persons, or enter into any “keep well” or similar agreement to maintain the financial condition of another entity, other than

•	by Landmark, the Operating Partnership or a Landmark subsidiary to Landmark, the Operating Partnership, a Landmark subsidiary or another entity in which Landmark owns an interest;

•	loans, advances or investments required to be made under any of Landmark’s leases or ground leases pursuant to which any third party is a lessee or sub lessee on any Landmark property or any existing joint venture arrangements to which a Landmark subsidiary of Landmark is a party; and

•	certain permitted investments

•	authorize, or enter into any commitment for, any new capital expenditure other than

•	capital expenditures in the ordinary course of business and consistent with the monthly budgets and the property-level budgets of Landmark;

•	any capital expenditure required to be made at a property by a lender of indebtedness encumbering such property;

•	any recurring capital expenditures with respect to any Landmark property, not to exceed a calculated amount in the aggregate (together with all other Landmark properties); and

•	any other individual capital expenditures not exceeding $25,000 individually or $250,000 in the aggregate;

•	enter into, renew, modify, amend or terminate, or waive, release, compromise or assign any rights or claims under, any Landmark material contract, except for

•	any termination or renewal in accordance with the terms of any existing Landmark material contract that occurs automatically without any action by Landmark, the Operating Partnership or any Landmark subsidiary;

•	entry into any modification or amendment of, or waiver or consent under, any mortgage or related agreement to which Landmark, the Operating Partnership or any Landmark subsidiary is a party as required or necessitated by the Merger Agreement or the transactions contemplated thereby; or

•	as may be reasonably necessary to comply with the terms of the Merger Agreement;

•	make any payment of any liability of Landmark, the Operating Partnership or any of Landmark’s subsidiaries before the same comes due in accordance with its terms, other than

•	payment of any liability, except for indebtedness, in the ordinary course of business consistent with past practice;

•	payment of indebtedness as it becomes due in accordance with its terms; or

•	in connection with dispositions of properties or refinancings of any indebtedness otherwise permitted under the Merger Agreement;

•	waive, release, assign, settle or compromise any claim or action, other than those that (1) with respect to the payment of monetary damages, involve only payments under an insurance policy insuring Landmark, the Operating Partnership or any of Landmark’s subsidiaries, or either are equal to or less than the amounts specifically reserved with respect thereto on the most recent publicly filed balance sheet of Landmark or do not exceed $50,000 individually, (2) do not involve the imposition of injunctive relief against Landmark, the Operating Partnership or any of Landmark’s subsidiaries, the REIT merger surviving entity or the Partnership merger surviving entity, or (3) do not provide for any admission of material liability by Landmark or any of its subsidiaries, excluding in each case any matter relating to taxes;

•	hire or terminate (without cause) any non-executive employee or service provider with an aggregate annual compensation opportunity of more than $100,000, or any executive, officer or director of Landmark or appoint any person to a position of executive officer or director of Landmark, the Operating Partnership or any of their subsidiaries;

•	accelerate the timing of or increase in any manner the amount, rate, payment or terms of compensation, bonuses or benefits of any Landmark employees or directors;

•	increase benefits payable under any existing severance, change-in-control, retention or termination pay policies;

•	enter into, or adopt any employment, deferred compensation, bonus, severance or retirement contract or other compensation or benefit plan, other than ordinary employee holiday bonuses as set forth in the Landmark disclosure letter in an amount not to exceed $100,000 in the aggregate;

•	increase the salary or wage rate of any employee of Landmark, the Operating Partnership or any of Landmark’s subsidiaries, except that the salary or wage rate of any property-level employee may be increased not in excess of 3% in connection with Landmark’s normal annual review process;

•	grant, confer, award, or modify the terms of any options, convertible securities, restricted stock, phantom shares, equity-based compensation or other rights to acquire, or denominated in, any of Landmark’s, the Operating Partnership’s or any of Landmark’s subsidiaries’ capital stock or other voting securities or equity interests;

•	fail to maintain all financial books and records in all material respects in accordance with GAAP or make any material change to its methods of accounting in effect at January 1, 2015, except as required by a change in GAAP or law;

•	enter into any new line of business;

•	fail to duly and timely file all material reports and other material documents required to be filed with any governmental authority;

•	enter into or modify in a manner adverse to Landmark or the Operating Partnership any tax protection agreement, make, change or rescind any material election relating to taxes, change a method of tax accounting, amend any material tax return, settle or compromise any material federal, state, local or foreign tax liability, audit, claim or assessment, enter into any material closing agreement related to taxes, or knowingly surrender any right to claim any material tax refund, except, in each case, to the extent required by law, or to the extent necessary to preserve Landmark’s qualification as a REIT under the Code, or to qualify or preserve the status of any subsidiary of Landmark as a disregarded entity or partnership for United States federal income tax purposes or as a qualified REIT subsidiary or a taxable REIT subsidiary;

•	take any action that would, or fail to take any action, the failure of which to be taken would, reasonably be expected to cause Landmark to fail to qualify as a REIT;

•	adopt a plan of merger, complete or partial liquidation or resolutions providing for or authorizing such merger, liquidation or a dissolution, consolidation, recapitalization or bankruptcy reorganization;

•	form any new funds or joint ventures;

•	amend or modify the compensation terms or any other obligations of Landmark contained in its engagement letters with BofA Merrill Lynch and Citi in a manner adverse to Landmark, the Operating Partnership or any of Landmark’s subsidiaries, the REIT merger surviving entity or the Partnership Merger surviving entity or engage other financial advisers in connection with the transactions contemplated by the Merger Agreement;

•	except to the extent permitted below under “—No Solicitation of Transactions” and under “—Adverse Recommendation Change,” take any action that would, or would reasonably be expected to, prevent or delay the consummation of the mergers on or prior to March 31, 2016;

•	fail to use reasonable best efforts to maintain in full force and effect the existing insurance policies or to replace such insurance policies with reasonably comparable insurance policies covering Landmark, the Operating Partnership and Landmark’s subsidiaries and their respective properties, assets and businesses;

•	initiate or consent to any material zoning reclassification of any owned or material leased properties or any material change to any approved site plan, special use permit, planned unit development approval or other land use entitlement affecting any owned or material leased properties;

•	enter into any contract, agreement, commitment or arrangement between Landmark, the Operating Partnership or any of Landmark’s subsidiaries, on the one hand, and any affiliates of Landmark, on the other hand;

•	implement any employee layoffs implicating the Worker Adjustment and Retraining Notification Act or any similar state or local law;

•	except in the ordinary course of business consistent with past practices, enter into, renew, modify, amend or terminate, or waive, release, compromise or assign any rights or claims under, any lease for any leased properties; or

•	authorize, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

The above restrictions, however, will not prohibit Landmark or the Operating Partnership from taking any action (i) that in the reasonable judgment of the board of directors, upon advice of counsel, is reasonably necessary for Landmark to avoid or to continue to avoid incurring entity level income or excise taxes under the

Code or to maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the REIT Merger Effective Time, including making dividend or other distribution payments to stockholders of Landmark or holders of OP Units in accordance with the Merger Agreement or otherwise as permitted pursuant to the above third bullet or to qualify or preserve the status of any subsidiary of Landmark as a disregarded entity or partnership for U.S. federal income tax purposes or as a qualified REIT subsidiary or a taxable REIT subsidiary under the applicable provisions of Section 856 of the Code, and (ii) as Landmark or the Operating Partnership determines reasonably and in good faith to be necessary to be in compliance at all times with all of its obligations under any tax protection agreement and avoid liability for any indemnification or other payment under any such tax protection agreement (provided, however, to the extent any such distributions and dividends are in excess of dividends permitted to be paid pursuant to the Merger Agreement, such excess shall reduce the REIT merger consideration and the Partnership merger consideration, as applicable on a dollar-for-dollar basis as provided in the Merger Agreement).

No Solicitation of Transactions

Except as otherwise provided below, during interim period, Landmark and the Operating Partnership shall not, and shall cause their subsidiaries not to,

•	solicit, initiate, seek or knowingly encourage or facilitate any inquiry, proposal or offer with respect to, or the announcement, making or completion of, any Acquisition Proposal (as defined below), or any inquiry, proposal or offer that is reasonably likely to lead to any Acquisition Proposal;

•	enter into, continue or otherwise participate or engage in any negotiations regarding, or furnish to any person other than Parent or its representatives any non-public information with respect to, any Acquisition Proposal;

•	approve, recommend, publicly declare advisable or enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, share exchange agreement, consolidation agreement, option agreement, joint venture agreement, partnership agreement or other agreement, in each case related to an Acquisition Proposal or requiring or having the effect of requiring Landmark to abandon, terminate or breach its obligations under the Merger Agreement or fail to consummate the mergers; or

•	agree to or propose publicly to do any of the foregoing.

Additionally, each of Landmark and the Operating Partnership are required to, and are required to cause each of Landmark’s subsidiaries to, and will use reasonable best efforts to cause their representatives to

•	cease and cause to be terminated all negotiations with any person and its representatives conducted prior to the effective date of the Merger Agreement with respect to any Acquisition Proposal;

•	request the prompt return or destruction, to the extent required by an confidentiality agreement, of all confidential information previously furnished to any such person and its representatives; and

•	not terminate, waive, amend, release or modify any provision of any standstill agreement to which it or any of its affiliates or representatives is a party.

For purposes of the Merger Agreement, the term “Acquisition Proposal” means any proposal, offer, or inquiry from any person or “group” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) relating to any direct or indirect acquisition or purchase, in one transaction or a series of transactions of

•	assets or businesses of Landmark, the Operating Partnership and Landmark’s subsidiaries that generate 20% or more of the net revenues or net income or that represent 20% or more of their consolidated total assets immediately prior to such transaction; or

•	20% or more of any class of capital stock, other equity security or voting power of Landmark or any resulting parent company of Landmark, including any tender offer or exchange offer in which any person or “group” seeks to acquire beneficial ownership or the right to acquire beneficial ownership of 20% or more of the outstanding shares of any class of voting securities of Landmark or the Operating Partnership, in each case other than the transactions contemplated by the Merger Agreement.

Prior to the approval of the REIT Merger and the Merger Agreement by Landmark’s stockholders, if Landmark or the Operating Partnership receives a written Acquisition Proposal that the board of directors believes in good faith to be bona fide, such Acquisition Proposal was not the result of a violation of the Merger Agreement and the board of directors determines (after consultation with outside counsel and its financial advisor) that such Acquisition Proposal constitutes, or is reasonably likely to lead to, a Superior Proposal (as defined below), then Landmark and the Operating Partnership may:

•	furnish non-public information with respect to Landmark, the Operating Partnership and Landmark’s subsidiaries to the person who made such Acquisition Proposal (provided that Landmark has previously provided access to such non-public information to Parent or concurrently does so and such information is furnished pursuant to a confidentiality agreement no less favorable to Landmark as the confidentiality agreement executed with Parent); and

•	participate in negotiations with the person making such Acquisition Proposal regarding such Acquisition Proposal (and such person’s representatives).

Notwithstanding the foregoing, Landmark, the Operating Partnership and their representatives may contact any person submitting an Acquisition Proposal so as to determine whether such Acquisition Proposal constitutes, or is reasonably likely to lead to, a Superior Proposal.

If Landmark determines to begin providing non-public information or to engage in negotiations concerning an Acquisition Proposal, within 24 hours following receipt of such Acquisition Proposal Landmark must notify Parent, and may not begin providing such information or engaging in such discussions or negotiations prior to providing such notice. The notice is required to include, if known, the identity of the parties and a copy of the Acquisition Proposal, inquiry or request or, if not made in writing, a written description of the Acquisition Proposal.

Landmark is also required to provide Parent with copies of, and to keep Parent apprised in all material respects on a timely basis as to the status of, any such Acquisition Proposal, inquiry or request, including by furnishing copies of any documentation and written correspondence that supplements or amends any such Acquisition Proposal, inquiry or request in any material respect.

For purposes of the Merger Agreement, the term “Superior Proposal” means any Acquisition Proposal (with all percentages included in the definition of “Acquisition Proposal” increased to 50%), taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal, that, if consummated, would be more favorable to the Landmark stockholders or the Operating Partnership unitholders from a financial point of view than the transactions contemplated by the Merger Agreement (including any adjustment to the terms and conditions thereof proposed in writing by Parent in response to any such Acquisition Proposal), and if accepted, is reasonably likely to be completed on the terms proposed on a timely basis.

Adverse Recommendation Change

Except as described below, the board of directors

•	may not fail to make and may not withdraw (or modify or qualify in any manner adverse to Parent or publicly propose to withdraw, modify or qualify in any manner adverse to Parent) the approval, recommendation or declaration of advisability by the board of directors of the Merger Agreement, the mergers or the transaction contemplated by the Merger Agreement, and may not adopt, approve or publicly recommend, endorse or otherwise declare advisable the adoption of any Acquisition Proposal. We refer to these described actions as an “Adverse Recommendation Change”; and

•	may not cause or permit Landmark, the Operating Partnership or any of the Landmark subsidiaries to enter into any agreement (other than a confidentiality agreement) relating to an Acquisition Proposal.

At any time prior to the approval of the REIT Merger and the Merger Agreement by Landmark’s stockholders, the board of directors may make an Adverse Recommendation Change or cause or permit Landmark, the Operating Partnership or any of their subsidiaries to enter into any alternative acquisition agreement relating to an Acquisition Proposal, if and only if:

•	Landmark has terminated (or promptly following such Adverse Recommendation Change terminates) the Merger Agreement and concurrently therewith enters into an alternative acquisition agreement;

•	the Acquisition Proposal was not the result of, and was not facilitated by, a violation of Landmark’s obligations pursuant to the provisions described under “—No Solicitation of Transactions” above;

•	the board of directors has determined in good faith (after consultation with outside counsel and its financial advisors and taking into account all adjustments to the terms of the Merger Agreement that may be offered by Parent) that such Acquisition Proposal constitutes a Superior Proposal and that the failure to make an Adverse Recommendation Change would be inconsistent with its duties under applicable law;

•	Landmark has notified Parent in writing, referred to herein as a “change notice,” that it intends to recommend that its stockholders approve or accept such Superior Proposal, make an Adverse Recommendation Change or enter into an agreement related to the Superior Proposal;

•	during the four business day period following Parent’s receipt of a change notice with respect to a new Acquisition Proposal (or during the three business day period following the amendment, modification or supplement of any Acquisition Proposal), Landmark has offered to negotiate with, and has caused its respective financial and legal advisors to offer to negotiate with, and if accepted, Landmark shall have negotiated in good faith with, Parent in making adjustments to the terms and conditions of the Merger Agreement such that the Acquisition Proposal that the board of directors determined to be a Superior Proposal ceases to be a Superior Proposal; and

•	following the end of the period contemplated by the immediately preceding bullet, the board of directors determines, in good faith following consultation with its financial advisors and outside legal counsel, that the Superior Proposal continues to constitute a Superior Proposal.

The Merger Agreement does not prohibit Landmark or the board of directors through its representatives from issuing a “stop, look and listen” communication pursuant to Rule 14d-9(f) under the Exchange Act pending disclosure of its position thereunder or taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a), or making a statement contemplated by Rule 14d-9 under the Exchange Act or Item 1012(a) of Regulation M-A under the Exchange Act. If any such disclosure addresses the approval, recommendation or declaration of advisability by the board of directors with respect to the Merger Agreement or an Acquisition Proposal, such disclosure will be deemed to be an Adverse Recommendation Change if not accompanied by an express public re-affirmation of the approval, recommendation or declaration of advisability by the board of directors of the Merger Agreement, the mergers and the other transactions contemplated by the Merger Agreement.

Proxy Statement; Stockholders Meetings

The Merger Agreement provides that Landmark will, as promptly as reasonably practicable, prepare and cause to be filed with the SEC this proxy statement in preliminary form. Landmark will use its reasonable best efforts to mail or deliver this proxy statement to its stockholders as promptly as practicable. Parent is required to furnish all information concerning itself, its affiliates, and the holders of its capital stock to Landmark and provide such other assistance as may be reasonably requested by Landmark in connection with the preparation, filing and distribution of the proxy statement. Landmark will include in the proxy statement its recommendation to its stockholders that they approve the REIT Merger and the other transactions contemplated by the Merger Agreement and will use its reasonable best efforts to hold its stockholder meeting as soon as reasonably practicable after the date of the Merger Agreement.

Access to Information; Confidentiality

The Merger Agreement requires Landmark and the Operating Partnership to provide Parent, upon reasonable advance notice and during normal business hours, reasonable access to their respective properties, offices, books, contracts, personnel and records, and Landmark and the Operating Partnership are required to furnish reasonably promptly to Parent a copy of each report, schedule, registration statement and other document filed prior to closing pursuant to federal or state securities laws and all other information (financial or otherwise) concerning its business, properties and personnel as Parent may reasonably request.

Parent will hold, and will cause its representatives and affiliates to hold, any nonpublic information in confidence to the extent required by and in accordance with, and will otherwise comply with, the terms of the confidentiality agreement between Parent and Landmark, which will remain in full force and effect pursuant to the terms thereof notwithstanding the execution and delivery of the Merger Agreement or the termination thereof.

Public Announcements

Each of Landmark, the Operating Partnership, Parent, REIT Merger Sub and Partnership Merger Sub have agreed, subject to certain exceptions, to consult with each other before issuing any press release or otherwise making any public statements or filings with respect to the Merger Agreement or any of the transactions contemplated by the Merger Agreement. In addition, each of Landmark, the Operating Partnership, Parent, REIT Merger Sub and Partnership Merger Sub will, subject to certain exceptions, not issue any press release or otherwise make a public statement or filing without obtaining the other party’s consent (not to be unreasonably withheld, conditioned or delayed).

Indemnification; Directors’ and Officers’ Insurance

From and after the REIT Merger Effective Time and the Partnership Merger Effective Time, as applicable, pursuant to the terms of the Merger Agreement and subject to certain limitations, Parent, the REIT Merger surviving entity and the Partnership Merger surviving entity will indemnify and hold harmless, among others, any director, manager, trustee, agent, fiduciary, advisor, officer or person acting in a similar capacity of Landmark, the Operating Partnership and any of Landmark’s subsidiaries, which we refer to as the “indemnified parties,” for a period of six years, against any losses or claims relating to the indemnified parties’ duties or services as a manager, director, officer, trustee, agent or fiduciary of Landmark, the Operating Partnership or any of Landmark’s subsidiaries prior to the effective time of the Partnership Merger Effective Time or the REIT Merger Effective, as applicable.

The Merger Agreement provides that for a period of six years after the closing, the organizational documents of the REIT Merger surviving entity, the Partnership Merger surviving entity and any applicable subsidiary of the Company will contain provisions no less favorable with respect to indemnification and limitations on liability of directors than are set forth in our existing Charter, bylaws, the partnership agreement of the Operating Partnership and the organizational documents of the other subsidiaries of the Company, and that those provisions will not be amended, repealed or otherwise modified during that period in any manner that would affect adversely the rights of any person who at or prior to the closing were directors, officers, trustees, agents or fiduciaries of Landmark, the Operating Partnership or any of Landmark’s subsidiaries, except as required by law and then only to the minimum extent required by law.

For a period of six years after the closing, Parent, the REIT Merger surviving entity or the Partnership Merger surviving entity will maintain in effect Landmark’s current directors’ and officers’ liability insurance covering each person covered by such policy as of the date of signing of the Merger Agreement for acts or omissions occurring prior to and through the closing; except that in lieu of Parent’s, the REIT Merger surviving entity’s or the Partnership Merger surviving entity’s obligation hereunder,

•	Parent, the REIT Merger surviving entity or the Partnership Merger surviving entity, as applicable, may substitute for such policy policies of an insurance company with the same or better rating as the Landmark’s current insurance carrier, the terms of which, including coverage and amount, are no less favorable in any material respect to such directors and officers than the Company’s existing policies as of the date of the Merger Agreement, or

•	in consultation with Parent, Landmark may obtain extended reporting period coverage under Landmark’s, the Operating Partnership’s or the applicable Landmark subsidiary’s existing insurance programs (to be effective as of the closing of the mergers) or purchase a “tail” policy for a period of six years after the closing of the mergers, as applicable, for a cost not in excess of three times the current annual premiums for such insurance (so long as the REIT Merger surviving entity or the Partnership Merger surviving entity is not required to pay annual premiums for the applicable tail policy in excess of 250% of the most recent annual premiums paid by Landmark, the Operating Partnership or the applicable Landmark subsidiary, as applicable, prior to the date of signing of the Merger Agreement, it being understood that if the annual premiums of such insurance coverage do exceed such amount, the REIT Merger surviving entity or the Partnership Merger surviving entity, as applicable, will be obligated to provide such coverage as may be obtained for such 250% amount).

Appropriate Action; Consents; Filings

Each of Landmark, the Operating Partnership and Parent will, and will cause their respective subsidiaries to, use their respective reasonable best efforts to take all actions and do and cooperate with the other party in doing all things necessary, proper or advisable under applicable law or pursuant to any contract or agreement to consummate and make effective, as promptly as practicable, the mergers and the other transactions contemplated by the Merger Agreement, including, among other things, taking all actions necessary to satisfy the conditions to closing set forth in the Merger Agreement, obtaining all necessary or advisable actions or nonactions, waivers, consents and approvals from governmental authorities or other persons or entities necessary in connection with the mergers and the other transactions contemplated by the Merger Agreement and defending any lawsuits or other legal proceedings challenging the Merger Agreement or the consummation of the mergers or the other transactions contemplated by the Merger Agreement.

Each of Parent, Landmark and the Operating Partnership will use its reasonable best efforts to obtain any third-party consents that are necessary, proper or advisable to consummate the mergers; provided, however, that receipt of any third-party consents is not a condition to the closing of the mergers.

Notification of Certain Matters; Transaction Litigation

Landmark and the Operating Partnership, and their respective representatives will give prompt written notice to Parent, and Parent and its representatives will give prompt written notice to Landmark and the Operating Partnership, of any notice or other communication received by such party from

•	any governmental authority in connection with the mergers or the transactions contemplated by the Merger Agreement, or

•	any person or entity alleging that its consent is or may be required in connection with the mergers or the transactions contemplated by the Merger Agreement.

Landmark and the Operating Partnership, and their respective representatives will give prompt notice to Parent, and Parent and its representatives will give prompt notice to Landmark and the Operating Partnership, if any representation or warranty made by it in the Merger Agreement becomes untrue or inaccurate in any material respect such that the applicable closing conditions would reasonably be expected to be incapable of being satisfied by March 31, 2016, or if it fails to comply with or satisfy in any material respect any covenant, condition or agreement contained in the Merger Agreement. No such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under the Merger Agreement.

Landmark and the Operating Partnership, and their respective representatives will give prompt written notice to Parent, and Parent and its representatives will give prompt written notice to Landmark and the Operating Partnership, of any actions, suits, claims, investigations or proceedings commenced or threatened against, relating to or involving such party or any of its subsidiaries in connection with the Merger Agreement, the mergers or the other transactions contemplated by the Merger Agreement. Landmark and the Operating Partnership will allow Parent the opportunity to reasonably participate in the defense and settlement of any stockholder litigation against Landmark or the Operating Partnership and not agree to a settlement of any such litigation without Parent’s prior written consent (not to be unreasonably withheld, conditioned or delayed). Parent will allow Landmark and the Operating Partnership the opportunity to reasonably participate in the defense and settlement of any litigation against Parent relating to the Merger Agreement and not agree to a settlement of any such litigation without Landmark’s and the Operating Partnership’s prior written consent (not to be unreasonably withheld, conditioned or delayed).

No Action Reasonably Expected to Materially Delay Consummation

Each of Landmark, the Operating Partnership, Parent, REIT Merger Sub and Partnership Merger Sub have agreed that, during the interim period, except as contemplated by the Merger Agreement, each will not, directly or indirectly, without the prior written consent of the other parties, take or cause to be taken any action that would reasonably be expected to materially delay consummation of the transactions contemplated by the Merger Agreement or enter into any agreement or otherwise make a commitment, to take any such action.

Financing and Reporting Cooperation

Landmark will, and will cause the Operating Partnership and Landmark’s subsidiaries to, use reasonable best efforts to cause their respective representatives to cooperate with Parent (including by taking certain specified actions) in connection with:

•	seeking and negotiating, as directed by Parent, waivers, consents or amendments to existing contracts, agreements and other arrangements pursuant to which Landmark has indebtedness for borrowed money; and

•	if and when requested by Parent, the arrangement of additional or alternative indebtedness, or the assumption of existing loans, for borrowed money in connection with the consummation of the transactions contemplated by the Merger Agreement, which we refer to as the “debt financing.”

Parent will, upon our request, reimburse us for all reasonable out-of-pocket costs incurred by us, the Operating Partnership, our subsidiaries and our respective representatives in connection with such cooperation, and Parent, REIT Merger Sub and Partnership Merger Sub will, on a joint and several basis, indemnify and hold us, our subsidiaries and our respective representatives harmless against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with the arrangement of the debt financing.

In addition, upon reasonable request of Parent at any time prior to closing, we will, and will cause our subsidiaries to, and will use reasonable best efforts to cause our respective representatives to take all reasonably requested actions necessary to assist Parent and its affiliates in preparing all filings or other reports required to be made by Parent or such affiliate with applicable governmental authorities and to cooperate reasonably with Parent parties and their respective affiliates in connection therewith.

Employee Matters

At the closing, the employment of each of Messrs. Stanley J. Olander, Jr., Gustav G. Remppies, Greg E. Brooks and Anthony E. Szydlowski and Ms. B. Mechelle Lafon will be terminated by Landmark without “Cause,” as such term is defined in each such officer’s employment agreement with Landmark. Prior to the closing, each such officer’s employment agreement will be amended to provide that the employment agreement will terminate upon the closing of the REIT Merger. Parent, Milestone Management, LLC or an affiliate of either will pay or provide to each such officer all amounts and benefits that are payable to such officer under his or her employment agreement, as amended, upon a termination of employment without Cause or upon the occurrence of a “Successful Capital Transaction” (as such term is defined in each such officer’s employment agreement). The payment or provision of such amounts and benefits will be subject to the officer’s execution and non-revocation of a release of claims as contemplated under the employment agreements. At the closing, Parent, Milestone Management, LLC or an affiliate of either will deposit with an escrow agent mutually acceptable to Parent and Landmark cash in immediately available funds in an amount sufficient to pay the severance amounts and other earned and accrued amounts payable under the employment agreements. The escrow agent will pay such amounts to the officers immediately following the effectiveness of the release of claims. The foregoing amounts and benefits that will be payable to our executive officers are further described under “The Mergers—Interests of Our Directors and Executive Officers in the Mergers.”

For the period from the closing until December 31, 2016, Parent will cause Milestone Management, LLC to provide (i) each Landmark employee who continues to be employed by Milestone Management, LLC, referred to herein as a “Continuing Employee,” with at least the same salary or wage rate as in effect for such employee immediately prior to the closing, (ii) eligibility for any incentive compensation or bonus plan of Milestone Management, LLC on the same terms and subject to the same restrictions as applicable to similarly situated employees of Milestone Management, LLC, and (iii) employee benefits to each Continuing Employee while in the employ of Milestone Management, LLC that are comparable in the aggregate to those employee benefits that are generally made available to similarly situated employees of Milestone Management, LLC.

Parent has agreed to cause each Continuing Employee to receive credit for such Continuing Employee’s past service with Landmark, the Operating Partnership or any of Landmark’s subsidiaries prior to closing under the employee benefit and compensation plans and policies of Parent, Milestone Management, LLC or an affiliate of either for the purpose of (A) eligibility and (B) vesting, provided that no such prior service will be taken into account to the extent it would result in duplication of benefits. Notwithstanding the foregoing, Landmark employees who continue to be employed following the closing will not receive credit for such past service for the purposes of benefit accruals under any compensatory arrangement of Parent and Milestone Management, LLC or an affiliate of either.

Landmark has agreed to terminate the Landmark Apartment Trust, Inc. Health and Welfare Plan, which we refer to as the “Health Plan,” effective as of the closing, or, if it is not administratively feasible to terminate such plan as of the closing, then effective as soon as reasonably practicable thereafter, and contingent on the occurrence of the closing. In no event will the Health Plan be terminated in a manner that would cause the employees of Landmark, the Operating Partnership and Landmark’s subsidiaries to experience a lapse of group health and dental coverage prior to the closing of the mergers. Effective as of the closing or, if later, the effective time of the termination of the Health Plan, Parent has agreed (i) to cause each Continuing Employee to be immediately eligible to participate, without any waiting time, in a group health plan and any and all welfare plans made available to similarly situated employees of Milestone Management, LLC, and (ii) to cause all preexisting condition exclusions in any plan providing medical, dental, disability, life, pharmaceutical and/or vision benefits to any Continuing Employee to be waived for such employee and his or her covered dependents, unless such conditions would not have been waived under the corresponding benefit plan of Landmark, the Operating Partnership or Landmark’s subsidiaries in which such Continuing Employee participated immediately before the closing date of the mergers.

Landmark has agreed to terminate, effective December 31, 2015, all flexible spending accounts and/or flexible spending arrangements (whether for dependent care or medical expenses) in which Landmark employees may elect to participate. Continuing Employees will be eligible to participate in the Milestone Management, LLC Flexible Spending Plan effective April 1, 2016, pursuant to the terms of such plan.

Upon the termination of employment of (i) any Landmark employee who does not continue to be employed after the closing as a result of Parent’s determination not to retain such Landmark employee following the closing, or (ii) any Continuing Employee, in each case Parent or one of its affiliates will pay out the accrued vacation and paid time off of each such individual in the amounts set forth in the Landmark disclosure letter and subject to an acknowledgement by a Continuing Employee that he or she has received all benefits due under Landmark’s accrued vacation and paid time off policy. In consideration of Landmark agreeing to amend and terminate their employment agreements, Messrs. Olander, Remppies and Brooks have each agreed to forfeit any and all accrued vacation and paid time off to which he is otherwise entitled, and, accordingly, will not be entitled to receive a pay out of his accrued vacation and paid time off. The value of the accrued vacation and paid time off of Messrs. Olander, Remppies and Brooks may be used to pay bonuses, in a form and manner determined by Landmark, to any Landmark employee(s) who will also be paid a holiday bonus.

Landmark has agreed to terminate the Landmark Apartment Trust 401(k) Plan, which we refer to as the “401(k) Plan,” effective at least one day prior to the closing date of the mergers, contingent on the occurrence of the closing. In connection with such termination, Landmark will cause each participant to be fully vested in his or her account balance in the 401(k) Plan. Parent has agreed that Landmark employees who were participants in the 401(k) Plan and who continue to be employed after the closing will be provided the opportunity to elect to participate in the tax qualified defined contribution plan of Parent or one of its affiliates, referred to herein as the “Parent Savings Plan,” effective as of the closing date of the mergers and will be permitted to contribute to such plan as soon as administratively feasible following the closing date. Parent has agreed to take any and all reasonable actions as may be required to permit each Landmark continuing employee to elect to make rollover contributions to the Parent Savings Plan, provided that such rollover distributions may not contain any outstanding loans from the 401(k) Plan.

Parent is required to assume (or cause one of its affiliates to assume) all obligations to provide continued health coverage in accordance with COBRA to the Landmark employees (including the Landmark employees who continue to be employed after closing) and their qualified beneficiaries who elect COBRA coverage.

In addition, at the closing, Parent will, or will cause one of its affiliates to, pay any and all stay on bonuses that become payable to Landmark employees, in the amounts and in accordance with the terms set forth in the Landmark disclosure letter.

Certain Other Covenants and Agreements

The Merger Agreement contains certain other covenants and agreements, including covenants related to, among other things:

•	the taking of actions necessary so that no takeover statute becomes applicable to the mergers or any of the other transactions contemplated by the Merger Agreement;

•	the termination of certain of our related party agreements;

•	the redemption of the Preferred Stock;

•	Landmark taking all such steps to cause any dispositions of Landmark common resulting from the transactions contemplated by the Merger Agreement to be exempt under Rule 16b-3 promulgated under the Exchange Act;

•	Landmark’s obligation to pay, immediately prior to the REIT Merger Effective Time or the Partnership Merger Effective Time, as applicable, certain distributions that have been declared on shares of Landmark common stock or the Operating Partnership’s OP Units and have not yet been paid;

•	Parent voting all shares of Landmark common stock beneficially owned by Parent or any of its subsidiaries as of the record date for the Landmark stockholder meeting, if any, in favor of the Merger Agreement and the transactions contemplated by the Merger Agreement;

•	Landmark obtaining the opinion of counsel of Hogan Lovells US LLP and delivering to Hogan Lovells US LLP, special tax counsel to Landmark, a tax representation letter, dated as of the closing date of the mergers and signed by an officer of Landmark, regarding Landmark’s qualification as a REIT under the Code;

•	Parent causing each of Partnership Merger Sub and REIT Merger Sub and any other applicable affiliate thereof to comply with and perform all of its obligations under or relating to the Merger Agreement;

•	Landmark and the Operating Partnership causing each of Landmark’s subsidiaries to comply with and perform all of their obligations under or relating to the Merger Agreement;

•	Landmark, the Operating Partnership and their subsidiaries’ obligation to use their reasonable best efforts to cause the lenders of each existing loan to deliver a payoff, defeasance or similar notice to Parent, in form and substance reasonably acceptable to Parent, prior to the closing of the mergers;

Conditions to Completion of the Mergers

Mutual Closing Conditions

The obligations of the parties to complete the mergers are subject to the satisfaction or waiver of the following mutual conditions:

•	approval of the REIT Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement by our stockholders obtained in accordance with applicable law and our Charter; and

•	absence of any temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any governmental authority of competent jurisdiction prohibiting the consummation of the mergers or any other transactions contemplated by the Merger Agreement, and the absence of any law that has been enacted, entered, promulgated or enforced by any governmental authority after the date of the Merger Agreement that makes the consummation of the mergers illegal.

Additional Closing Conditions for the Benefit of Parent, REIT Merger Sub and Partnership Merger Sub

The obligations of Parent, REIT Merger Sub and Partnership Merger Sub to complete the mergers are further subject to the satisfaction or waiver of the following conditions:

•	(i) the accuracy in all material respects (disregarding any materiality or company material adverse effect qualifications contained in such representations and warranties) as of the date of the Merger Agreement and as of the closing of certain representations and warranties regarding organization and qualification, certain aspects of Landmark’s capital structure, authority, absence of certain changes or events, opinion of financial advisor, approval required, brokers, exemption from the Investment Company Act and the takeover statutes, (ii) the accuracy in all but de minimis respects as of the date of the Merger Agreement and as of the closing of the representations and warranties regarding certain aspects of Landmark’s capital structure, and (iii) the accuracy of all other representations and warranties as of the date of the Merger Agreement and as of the closing, except (A) in each case, representations and warranties that are made as of a specific date, shall be true and correct only on and as of that date, and (B) in the case of clause (iii) where the failure of such representations or warranties to be true and correct (disregarding any materiality or company material adverse effect qualifications contained in such representations and warranties) does not have and would not reasonably be expected to have, individually or in the aggregate, a company material adverse effect;

•	Landmark and the Operating Partnership having performed in all material respects all obligations, and complied in all material respects with all agreements and covenants, required to be performed by it under the Merger Agreement on or prior to the closing;

•	no event, change, or occurrence arising after the date of the Merger Agreement existing on the closing date that, individually, or in the aggregate constitutes a company material adverse effect with respect to Landmark and the Operating Partnership;

•	receipt by Parent of an officer’s certificate certifying that the above closing conditions have been satisfied;

•	receipt by Parent of an opinion of Hogan Lovells US LLP, or other counsel reasonably satisfactory to Parent with regard to Landmark’s qualification and taxation as a REIT under the Code;

•	delivery by each stockholder of Landmark and each unitholder of the Operating Partnership to Landmark, Parent or the exchange agent a non-foreign affidavit issued in the manner described in Treasury Regulation Section 1.1445-2(b); and

•	each of Landmark’s subsidiaries that is treated as a qualified REIT subsidiary, or “QRS,” has merged or otherwise been converted into a limited liability company that is disregarded for United States federal income tax purposes and not treated as a QRS.

Additional Closing Conditions for the Benefit of Landmark and the Operating Partnership

The obligations of Landmark and the Operating Partnership to complete the mergers are further subject to the satisfaction or waiver of the following conditions:

•	(i) the accuracy in all material respects (disregarding any materiality or company material adverse effect qualifications contained in such representations and warranties) as of the date of the Merger Agreement and as of the closing of certain representations and warranties regarding organization and qualification, authority, brokers and available funds and guarantees, and (ii) the accuracy of all other representations and warranties as of the date of the Merger Agreement and as of the closing, except (A) in each case, representations and warranties that are made as of a specific date, shall be true and correct only on and as of that date, and (B) in the case of clause (ii) where the failure of such representations or warranties to be true and correct (disregarding any materiality or company material adverse effect qualifications contained in such representations and warranties) does not have and would not reasonably be expected to have, individually or in the aggregate, a parent material adverse effect;

•	Parent having performed in all material respects all obligations, and complied in all material respects with all agreements and covenants, required to be performed by it under the Merger Agreement on or prior to the closing; and

•	receipt by Landmark of an officer’s certificate certifying that the above closing conditions have been satisfied.

The Merger Agreement does not contain a financing condition.

Termination of the Merger Agreement

Termination by Mutual Agreement

The Merger Agreement may be terminated at any time prior to the closing by the mutual written consent of Parent and Landmark.

Termination by Either Parent or Landmark Apartment Trust

The Merger Agreement may also be terminated prior to the closing by either Parent or Landmark if:

•	the mergers have not been consummated on or before March 31, 2016, provided that a breach of the Merger Agreement by the party terminating the Merger Agreement is not the cause of or resulting in the failure of the mergers to be consummated by such date;

•	any governmental authority of competent jurisdiction has issued an order or taken any other action permanently restraining or otherwise prohibiting the mergers, and such order or other action shall have become final and non-appealable (provided that this termination right will not be available to a party if the issuance of such final, non-appealable order or taking of such other action was primarily due to the failure of such party to comply with any provision of the Merger Agreement); or

•	the requisite vote of our stockholders to approve the REIT Merger and the Merger Agreement is not obtained after the Special Meeting has been duly convened, provided that the party terminating the Merger Agreement is not in breach of its obligations thereunder that results in the failure of the conditions to the mergers under the Merger Agreement to be satisfied.

Termination by Parent

The Merger Agreement may also be terminated prior to the closing by Parent under the following circumstances:

•	if Landmark or the Operating Partnership has breached, violated or failed to perform any of its representations, warranties, covenants or agreements, and such breach would result in the failure of any of the closing conditions set forth above under “—Conditions to Completion of the Mergers—Mutual Closing Conditions” and “—Conditions to Completion of the Mergers—Additional Closing Conditions for the Benefit of Parent, REIT Merger Sub and Partnership Merger Sub” (a “Landmark Terminating Breach”), and cannot be cured or, if capable of cure, is not cured by the earlier of March 31, 2016 and 30 days after the giving of written notice (provided that this termination right will not be available if a Parent Terminating Breach (defined below) has occurred and is continuing at the time Parent delivers notice of its election to terminate the Merger Agreement pursuant to this termination right); or

•	if, prior to obtaining approval of Landmark’s stockholders of the REIT Merger and the Merger Agreement, Landmark or the board of directors or any committee thereof

•	effects an Adverse Recommendation Change;

•	fails to publicly reaffirm the board recommendation within ten business days of being requested to do so by Parent following the date of an Acquisition Proposal if any Person has publicly announced an Acquisition Proposal or an intention to make an Acquisition Proposal or the date that any such Acquisition Proposal or intention has otherwise become publicly disclosed;

•	fails to include the board recommendation in this proxy statement;

•	approves, adopts, publicly endorses or recommends, or enters into or allows Landmark, the Operating Partnership or any of Landmark’s subsidiaries to enter into a definitive agreement for, any Acquisition Proposal;

•	Landmark or the board of directors publicly announces its intention to do any of the foregoing.

Termination by Landmark Apartment Trust

The Merger Agreement may also be terminated prior to closing by Landmark under the following circumstances:

•

if Parent has breached, violated or failed to perform any of its representations, warranties, covenants or agreements set forth in the Merger Agreement (including the obligation of Parent to consummate the closing no later than March 31, 2016, following the satisfaction or waiver of the applicable closing conditions), which breach or failure to perform, either individually or in the aggregate, if continuing on the closing date would result in the failure of any of the closing conditions set forth above under “—Conditions to Completion of the Mergers—Mutual Closing Conditions” and “—Conditions to Completion of the Mergers—Additional Closing Conditions for the Benefit of Landmark and the Operating Partnership” (a “Parent Terminating Breach”), and cannot be cured or, if capable of cure, is not cured by the earlier of March 31, 2016 and 30 days after the giving of notice (provided that this termination right will not be available to Landmark if a Landmark Terminating Breach has occurred and is continuing at the time Landmark delivers notice of its election to terminate this agreement pursuant to this termination right);

•	prior to obtaining the approval of Landmark’s stockholders of the REIT Merger and the Merger Agreement, in order to enter into any alternative acquisition agreement with respect to a Superior Proposal, provided, that Landmark concurrently pays, or causes the Operating Partnership to pay to Parent simultaneously with such termination, the termination fee described below under “—Termination Fee and Expenses Payable by Landmark Apartment Trust to Parent”; or

•	if (A) all of the conditions set forth in the Merger Agreement have been satisfied or waived in writing by Parent, (B) on or after the date the closing should have occurred pursuant to the Merger Agreement, Landmark has delivered written notice to Parent to the effect that all of the conditions set forth in the Merger Agreement have been satisfied or waived in writing by Parent (other than those conditions that by their nature are to be satisfied at the closing, provided that such conditions to be satisfied at the closing would be satisfied as of the date of such notice if the closing were to occur on the date of such notice) and Landmark and the Operating Partnership are prepared to consummate the closing, and (C) Parent, REIT Merger Sub and the Partnership Merger Sub fail to consummate the closing on or before the third business day after delivery of such notice, and Landmark and the Operating Partnership were prepared to consummate the closing during such three business day period.

Termination Fee and Expenses Payable by Parent to Landmark Apartment Trust

Parent has agreed to pay a termination fee of $50.0 million to Landmark if the Merger Agreement is terminated by Landmark prior to the consummation of the mergers upon a material breach by Parent of its representations, warranties, covenants or agreements set forth in the Merger Agreement that is unable to be cured or that remains uncured by the earlier of March 31, 2016 and 30 days after the giving of written notice.

The parties to the Merger Agreement have agreed that the payment of the termination fee constitutes liquidated damages in a reasonable amount that will compensate Landmark in the circumstances in which the termination fee is payable.

Termination Fee and Expenses Payable by Landmark Apartment Trust to Parent

Landmark has agreed to pay a termination fee of $20.0 million to Parent if:

•	the Merger Agreement is terminated by Parent pursuant to either the provision described above under the third bullet under “—Termination by Either Parent or Landmark Apartment Trust” or the provision described above under the first bullet under “—Termination by Parent,” an Acquisition Proposal (with all percentages included in the definition of “Acquisition Proposal” increased to 50%) has been publicly announced, disclosed or otherwise communicated to the board of directors, or any person has communicated an intention to make such an Acquisition Proposal and within 12 months after such termination, Landmark consummates a transaction regarding, or enters into a definitive agreement in respect of, an Acquisition Proposal;

•	the Merger Agreement is terminated by Parent pursuant to the provision described above under the second bullet under “—Termination by Parent”; or

•	the Merger Agreement is terminated by Landmark pursuant to the provision described above under the second bullet under “—Termination by Landmark Apartment Trust.”

In addition, Landmark has agreed to pay to Parent all reasonable, actual and documented out-of-pockets costs and expenses incurred up to an aggregate maximum amount of $5.0 million if the Merger Agreement is terminated by either Landmark or Parent pursuant to the provision described above under the third bullet under “—Termination by Either Parent or Landmark Apartment Trust” or if the Merger Agreement is terminated by Parent pursuant to the provision described above under the first bullet under “—Termination by Parent” under circumstances in which a termination fee is not payable by Landmark. In the event that the $20.0 million termination fee later becomes payable as described above, any expense reimbursement amount so paid will be credited against the amount of the termination fee then payable by Landmark.

The parties to the Merger Agreement have agreed that the payment of the termination fee and expense reimbursement constitutes liquidated damages in a reasonable amount that will compensate Parent in the circumstances in which the termination fee is payable.

Miscellan eous Provisions

Payment of Expenses

Other than as described above under “—Termination of the Merger Agreement—Termination Fee and Expenses Payable by Landmark Apartment Trust to Parent,” the Merger Agreement provides that each party will pay its own fees and expenses in connection with the Merger Agreement, the mergers and the other transactions contemplated by the Merger Agreement.

Specific Performance

Parent, REIT Merger Sub and Partnership Merger Sub are entitled to seek injunctions to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement in addition to any and all other remedies at law or in equity. Neither Landmark nor the Operating Partnership is entitled to an injunction or injunctions to prevent breaches of the Merger Agreement by Parent, REIT Merger Sub or Partnership Merger Sub or to enforce specifically the terms and provisions of the Merger Agreement or the equity commitment letter and that the sole and exclusive remedy of Landmark relating to a breach of the Merger Agreement by Parent, REIT Merger Sub or Partnership Merger Sub will be the remedies set forth under “—Termination of the Merger Agreement—Termination Fee and Expenses Payable by Parent to Landmark Apartment Trust.”

Amendment

The parties to the Merger Agreement may amend the Merger Agreement by an instrument in writing signed by each of the parties, which action must be taken or authorized by our board of directors and Parent, respectively, at any time before or after receipt of the approval of Landmark’s stockholders of the REIT Merger and the Merger Agreement and prior to the REIT Merger Effective Time; provided that, after obtaining the approval of the Landmark stockholders of the REIT Merger and the Merger Agreement, there will not be

•	any amendment of the Merger Agreement that changes the amount or the form of the consideration to be delivered to the holders of Landmark common stock or OP Units, or which by applicable law requires the further approval of Landmark’s stockholders without such further approval of such stockholders, or

•	any amendment or change not permitted under applicable law.

Waiver

Prior to the Partnership Merger Effective Time and the REIT Merger Effective Time, the parties, by an instrument in writing signed by the applicable party, may extend the time for performance of any obligations or other acts of the other parties, waive any inaccuracies in the representations and warranties of the other party or, subject to the requirements of applicable law, waive the other party’s compliance with any agreements or conditions contained in the Merger Agreement.

Governing Law

The Merger Agreement is governed by the laws of the State of Maryland, without giving effect to its conflict of laws principles (whether of the State of Maryland or any other jurisdiction that would cause the application of the laws of any jurisdiction other than the State of Maryland).

VOTING AGREEMENTS; PREFERRED STOCKHOLDER VOTING AGREEMENTS

The following is a summary of selected material provisions of the Voting Agreements and the Preferred Stockholder Voting Agreements and is qualified in its entirety by reference to the full text of the Form of Voting Agreement and Form of Preferred Stockholder Voting Agreement. This summary does not purport to be complete and may not contain all of the information about the Voting Agreements and the Preferred Stockholder Voting Agreements that may be important to you. You are encouraged to read each of the Form of Voting Agreement and Form of Preferred Stockholder Voting Agreement carefully and in their entirety. A copy of the Form of Voting Agreement entered into with certain stockholders, directors and officers of Landmark is attached as Annex D to this proxy statement and incorporated herein by reference. A copy of the Form of Preferred Stockholder Voting Agreement entered into with the holders of the Preferred Stock is attached as Annex E to this proxy statement and incorporated herein by reference.

Voting Agreements

Concurrently with the execution of the Merger Agreement, certain of the holders of our common stock, and all of the directors and officers who hold our common stock, collectively referred to herein as the “Covered Stockholders,” in their capacities as stockholders of the Company, entered into voting agreements with Parent and the Company, which we refer to as the “Voting Agreements.” As of                 , 2015, the Covered Stockholders collectively have the power to vote approximately     % of the outstanding shares of our common stock.

Voting Provisions

Pursuant to the terms of the separate Voting Agreements entered into by the Covered Stockholders, subject to the terms and conditions contained in each Voting Agreement, each of the Covered Stockholders has separately agreed to vote all of its shares of our common stock whether currently owned or acquired at any time prior to the termination of the applicable Voting Agreement, in the following manners:

•	in favor of the REIT Merger;

•	against any action or proposal in favor of an Acquisition Proposal;

•	against any action, proposal, transaction or agreement that would reasonably be likely to result in a material breach of any covenant, representation or warranty or any other obligation or agreement of us contained in the Merger Agreement or of such Covered Stockholder contained in the applicable Voting Agreement; and

•	against any action, proposal, transaction or agreement that would reasonably be likely to prevent, materially impede or materially delay our or Parent’s ability to consummate the transactions contemplated by the Merger Agreement, including the REIT Merger.

In addition, each of the Covered Stockholders has separately appointed and constituted Parent (and certain designated representatives of Parent), with full power of substitution, as its true and lawful attorneys-in-fact and irrevocable proxies to vote its shares of common stock, in accordance with the terms of the applicable Voting Agreement, which proxy is effective only if the applicable stockholder fails to be counted as present, to consent or to vote its shares of common stock in accordance with the terms of the applicable Voting Agreement.

Except as described above, nothing in the Voting Agreements limits the rights of the Covered Stockholders to vote in favor of or against, or abstain with respect to, any matter presented to our stockholders. The separate Voting Agreements are entered into only in the individual’s capacity as a stockholder and nothing in the Voting Agreements restricts, limits or affects in any respect any actions taken in such individual’s capacity as a director, officer or other fiduciary.

Restrictions on Transfer

Under the terms of the Voting Agreements, each of the Covered Stockholders has agreed that prior to the termination of the applicable Voting Agreement, it shall not, subject to certain limited exceptions:

•	directly or indirectly transfer (by operation of law or otherwise), either voluntarily or involuntarily, any (or any security convertible into) shares of our common stock or OP Units;

•	enter into any contract, option or other arrangement or understanding with respect to any transfer (by operation of law or otherwise) of any (or any interests convertible into) shares of our common stock or OP Units;

•	enter into any swap or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of our common stock or OP Units;

•	deposit any shares of our common stock or OP Units into a voting trust or enter into a voting agreement or arrangement with respect to any such shares or OP Units, or grant any proxy or power of attorney with respect to any such shares or OP Units; and

•	enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

Termination of Voting Agreements

The separate Voting Agreements entered into by the Covered Stockholders terminate upon the earlier to occur of:

•	consummation of the transactions contemplated by the Merger Agreement; or

•	the termination of the Merger Agreement pursuant to its terms.

Preferred Stockholder Voting Agreements

Concurrently with the execution of the Merger Agreement, the holders of the Preferred Stock entered into voting agreements with Parent and the Company, which we refer to as the “Preferred Stockholder Voting Agreements.”

Voting Provisions

Pursuant to the terms of the separate Preferred Stockholder Voting Agreements entered into by the holders of the Preferred Stock, subject to the terms and conditions contained in each Preferred Stockholder Voting Agreement, each of the holders of the Preferred Stock has separately agreed to vote all of its shares of Preferred Stock, in the following manners:

•	in favor of the REIT Merger in proportion to the number of votes of our common stock voted in favor of the REIT Merger;

•	against, or abstain from voting on, any action or proposal in favor of an Acquisition Proposal in proportion to the number of votes of our common stock voted against, or abstaining from voting on, such Acquisition Proposal;

•	against, or abstain from voting on, any action, proposal, transaction or agreement that would reasonably be likely to result in a material breach of any covenant, representation or warranty or any other obligation or agreement of us contained in the Merger Agreement or of such Covered Stockholder contained in the applicable Voting Agreement in proportion to the number of votes of our common stock voted against, or abstaining from voting on, such action, proposal, transaction or agreement; and

•	against, or abstain from voting on, against any action, proposal, transaction or agreement that would reasonably be likely to prevent, materially impede or materially delay our or Parent’s ability to consummate the transactions contemplated by the Merger Agreement, including the REIT Merger, in proportion to the number of votes of our common stock voted against, or abstaining from voting on, such action, proposal, transaction or agreement.

Each of the holders of the Preferred Stock has separately appointed and constituted Parent (and certain designated representatives of Parent), with full power of substitution, as its true and lawful attorneys-in-fact and irrevocable proxies to vote its shares of Preferred Stock and common stock, in accordance with the terms of the applicable Preferred Stockholder Voting Agreement, which proxy is effective only if the applicable stockholder fails to be counted as present, to consent or to vote its shares of Preferred Stock and common stock in accordance with the terms of the applicable Voting Agreement.

Except as described above, nothing in the Preferred Stockholder Voting Agreements limits the rights of the Covered Stockholders to vote in favor of or against, or abstain with respect to, any matter presented to our stockholders. The separate Voting Agreements are entered into only in the individual’s capacity as a stockholder and nothing in the Voting Agreements restricts, limits or affects in any respect any actions taken in such individual’s capacity as a director, officer or other fiduciary.

Non-Solicitation of Proxies

Pursuant to the terms of the Preferred Stockholder Voting Agreements, the holders of the Preferred Stock have also agreed not to (i) solicit, provide information or enter into discussions concerning proposals relating to Acquisition Proposals, or (ii) solicit proxies, recommend or advise others to vote against the adoption of the Merger Agreement or indicate support or approval for any Acquisition Proposal.

Restrictions on Transfer

Under the terms of the Preferred Stockholder Voting Agreements, each of the holders of the Preferred Stock has agreed that prior to the termination of the applicable Preferred Stockholder Voting Agreement, it shall not, subject to certain limited exceptions:

•	directly or indirectly transfer (by operation of law or otherwise), either voluntarily or involuntarily, any (or any security convertible into) shares of Preferred Stock;

•	enter into any contract, option or other arrangement or understanding with respect to any transfer (by operation of law or otherwise) of any (or any interests convertible into) shares of Preferred Stock;

•	enter into any swap or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Preferred Stock;

•	deposit any shares of Preferred Stock into a voting trust or enter into a voting agreement or arrangement with respect to any such shares of Preferred Stock, or grant any proxy or power of attorney with respect to any such shares of Preferred Stock; and

•	enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

Termination of Preferred Stockholder Voting Agreements

The separate Preferred Stockholder Voting Agreements terminate upon the earlier to occur of:

•	the date of any modification, supplement or amendment to the Merger Agreement that would alter or conflict with certain provisions relating to the redemption of the Preferred Stock or impose any condition to the receipt of the redemption price for the Preferred Stock at closing;

•	the termination of the Merger Agreement; and

•	March 31, 2016.

ADJOURNMENTS AND POSTPONEMENTS OF THE SPECIAL MEETING

Proposal for Adjournments

We are asking our stockholders to vote on a proposal to approve any adjournments of the Special Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the REIT Merger and the Merger Agreement. Pursuant to our bylaws, the affirmative vote of a majority of the total number of votes cast at a meeting at which a quorum is present is required to approve the adjournment of the Special Meeting. For purposes of the vote on the proposal to approve the adjournment of the Special Meeting, abstentions and other shares not voted will not be counted as votes cast and will have no effect on the result of the vote, although abstentions will be considered present for the purpose of determining the presence of a quorum.

Our board of directors recommends that you vote “FOR” the approval of any adjournments of the Special Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the REIT Merger and the Merger Agreement.

Postponements of the Special Meeting

At any time prior to convening the Special Meeting, our board of directors may postpone the Special Meeting for any reason without the approval of our stockholders. If the Special Meeting is postponed, as required by our bylaws, we will provide at least ten days’ notice of the new date of the Special Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows, as of                 , 2015, the record date for the Special Meeting, the number of shares of our common stock and Preferred Stock beneficially owned (unless otherwise indicated) by (i) any person who is known by us to be the beneficial owner of more than 5% of our voting securities, (ii) our directors, (iii) our named executive officers, and (iv) all of our directors and executive officers as a group.

Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 4901 Dickens Road, Suite 101, Richmond, Virginia 23230.

	Common Stock, OP Units and LTIP Units		Series D Preferred Stock		Series E Preferred Stock
Name of Beneficial Owner	Number of Securities Beneficially Owned(1)	Percent of Class(2)	Number of Securities Beneficially Owned	Percent of Class	Number of Securities Beneficially Owned	Percent of Class
5% stockholders
Entities affiliated with Elco Ltd.
2335887 Limited Partnership
BREDS II Q Landmark LLC
iStar Apartment Holdings LLC
Directors and Executive Officers
Stanley J. Olander, Jr.
Glenn W. Bunting, Jr.
Karl Frey
Ronald D. Gaither
Avi Israeli
Edward M. Kobel
Michael Nash
Michael Salkind
Howard Silver
Gustav G. Remppies
Greg E. Brooks
All directors and executive officers as a group (12 persons)

(1)	As of , 2015, shares of common stock, OP Units, LTIP Units, shares of our Series D Preferred Stock and shares of our Series E Preferred Stock were outstanding. For purposes of this table, beneficial ownership is determined in accordance with the rules of the SEC and generally includes securities over which a person has voting or investment power and securities that a person has the right to acquire within 60 days or pursuant to the redemption of OP Units (assuming we elect to issue shares of common stock rather than pay cash upon such redemptions). Pursuant to the terms of the limited partnership agreement of our Operating Partnership, after a period of one year, upon notice of redemption from a unitholder, our Operating Partnership is obligated to redeem OP Units for cash or at our option, on a one-for-one basis for our common stock, subject to certain limitations.
(2)	For purposes of computing the percentage of outstanding shares held by each person, any share of common stock which such person has the right to acquire pursuant to the redemption of OP Units (assuming we elect to issue shares of our common stock rather than pay cash upon redemption) is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Beneficial ownership calculations assume that all OP Units beneficially owned by the person indicated and outstanding as of , 2015, are redeemed in exchange for shares of our common stock (notwithstanding any holding period requirements or exchange rights).

NO DISSENTERS’ RIGHTS OF APPRAISAL

Holders of our common stock are not entitled to dissenters’ or appraisal rights and may not exercise the rights of objecting stockholders to receive the fair value of their shares in connection with the REIT Merger because, as permitted by the MGCL, our Charter provides that stockholders shall not be entitled to exercise any appraisal rights unless the board of directors, upon the affirmative vote of a majority of the board of directors, shall determine that such rights apply.

ADVANCE NOTICE FOR STOCKHOLDER NOMINATIONS AND PROPOSALS FOR THE 2016 ANNUAL MEETING

We held our annual meeting on May 28, 2015. We intend to hold an annual meeting in 2016 only if the mergers are not completed. Proposals of stockholders pursuant to Rule 14a-8 of the Exchange Act that are intended to be presented at the 2016 annual meeting of stockholders, if such meeting is held, must be received by us at our executive offices at 4901 Dickens Road, Suite 101, Richmond, Virginia 23230, on or before December 18, 2015 to be eligible for inclusion in our proxy statement and form of proxy relating to that meeting and to be introduced for action at the meeting.

Our current bylaws require that, in order for proposals and director nominations of stockholders to be considered timely and eligible for consideration at the 2016 annual meeting of stockholders, such proposals must be submitted in accordance with the requirements of the bylaws, not later than 5:00 pm, Eastern Time, on December 18, 2015 and not earlier than November 18, 2015.

For additional requirements, a stockholder may refer to our bylaws, a copy of which may be obtained from our Secretary. If we do not receive timely notice pursuant to our bylaws, the proposal or nomination may be excluded from consideration at the meeting.

STOCKHOLDERS SHARING THE SAME ADDRESS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares, and we will promptly provide a separate copy. You can notify us by delivering an oral or written request to Landmark Apartment Trust, Inc., 4901 Dickens Road, Suite 101, Richmond, Virginia 23230, Attention: Investor Relations, or by telephone at (804) 237-1335.

OTHER MATTERS

We currently know of no other business that will be presented for consideration at the Special Meeting. Nevertheless, the proxy card confers discretionary authority to vote with respect to matters described in Rule 14a-4(c) under the Exchange Act, including matters that our board of directors does not know of at this time, if such matters are presented within a reasonable time before proxy solicitation. If any of these matters are presented at the Special Meeting, then the proxy agents named in the proxy card will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion.

ADDITIONAL INFORMATION

We file certain reports and information with the SEC under the Exchange Act, including annual, quarterly and current reports and proxy statements. You may obtain copies of this information in person or by mail from the public reference room at the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference room by calling the SEC at (800) SEC-0330 or (202) 942-8090. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers like Landmark, which file electronically with the SEC. The address of that site is http:/ /www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference into this proxy statement. Our public filings are also available on our website at www.latapts.com. Information contained on our website is not part of, or incorporated in, the proxy statement.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of reports, proxy statements or other information concerning us, without charge, by written or telephonic request directed to us at 4901 Dickens Road, Suite 101, Richmond, Virginia 23230, Attention: Investor Relations. If you would like to request documents, please do so by                  , 2015, in order to receive them before the Special Meeting.

No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated                  , 2015. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders will not create any implication to the contrary.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE YOUR SHARES OF COMMON STOCK AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM, OR IN ADDITION TO, WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED                 , 2015. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES, AND THE MAILING OF THIS PROXY STATEMENT TO COMPANY STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

AGREEMENT AND PLAN OF MERGER

AMONG

MONUMENT PARTNERS, L.L.C.,

MONUMENT REIT MERGER SUB, L.P.,

MONUMENT PARTNERSHIP MERGER SUB, L.P.,

LANDMARK APARTMENT TRUST, INC.,

AND

LANDMARK APARTMENT TRUST HOLDINGS, LP

DATED AS OF October 22, 2015

i

ii

iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of October 22, 2015 (this “Agreement”), is by and among Monument Partners, L.L.C., a Delaware limited liability company (“Parent”), Landmark Apartment Trust, Inc., a Maryland corporation that has elected to be treated as a real estate investment trust for federal income tax purposes (“Company”), Landmark Apartment Trust Holdings, LP, a Virginia limited partnership (“Company LP”), Monument REIT Merger Sub L.P., a Delaware limited partnership and wholly-owned subsidiary of Parent (“REIT Merger Sub”), and Monument Partnership Merger Sub, L.P., a Virginia limited partnership and a wholly owned subsidiary of REIT Merger Sub (“Partnership Merger Sub”). Each of Parent, REIT Merger Sub, Partnership Merger Sub, Company and Company LP is sometimes referred to herein as a “Party” and collectively as the “Parties.” Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in Article 1.

WHEREAS, the Parties hereto wish to effect a business combination through a merger of Company with and into REIT Merger Sub (such merger transaction, the “REIT Merger”), with REIT Merger Sub being the surviving company (the “REIT Surviving Entity”) in the REIT Merger, upon the terms and conditions set forth in this Agreement and in accordance with the Maryland General Corporation Law (the “MGCL”) and the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”) and pursuant to which each outstanding share of common stock, $0.01 par value per share, of Company (the “Company Common Stock”), issued and outstanding immediately prior to the REIT Merger Effective Time, will be converted into the right to receive the REIT Per Share Merger Consideration;

WHEREAS, immediately prior to the REIT Merger, Partnership Merger Sub shall merge with and into Company LP (such merger transaction, the “Partnership Merger” and, together with the REIT Merger, the “Mergers”), with Company LP continuing as the surviving entity and a subsidiary of the REIT Surviving Entity (the “Partnership Surviving Entity”), and each Company Partnership Unit will be converted into the right to receive the Partnership Merger Consideration, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the VRULPA;

WHEREAS, the Board of Directors of the Company (the “Company Board”) has (a) determined that this Agreement, the Mergers and the transactions contemplated by this Agreement are advisable and in the best interests of Company and its stockholders on the terms and subject to the conditions set forth herein, (b) approved this Agreement, the Mergers and the transactions contemplated by this Agreement on the terms and subject to the conditions herein, (c) directed that this Agreement, the Mergers and the other transactions contemplated by this Agreement be submitted for consideration at a meeting of Company stockholders, and (d) recommended the adoption and approval of this Agreement, the Mergers and the other transactions contemplated by this Agreement by Company stockholders;

WHEREAS, the Company Board, on behalf of the Company, in its capacity as the general partner of the Company LP, has (a) determined that this Agreement, the Partnership Merger and the other transactions contemplated by this Agreement are advisable and in the best interests of Company LP and its partners, and (b) approved this Agreement, the Partnership Merger and the other transactions contemplated by this Agreement on the terms and subject to the conditions herein;

WHEREAS, the Parent has (a) determined that this Agreement, the Mergers and the other transactions contemplated by this Agreement are advisable and in the best interests of Parent and its stockholders, and (b) approved this Agreement, the Mergers and the other transactions contemplated by this Agreement on the terms and subject to the conditions herein;

WHEREAS, Parent, in its capacity as the sole member of the general partner of REIT Merger Sub, and REIT Merger Sub, in its capacity as the general partner of Partnership Merger Sub, and Company, in its capacity as the general partner of Company LP, have each taken all actions, subject to compliance with the terms and conditions set forth in this Agreement, required for the execution of this Agreement by REIT Merger Sub, Partnership Merger Sub and Company LP, respectively, and to adopt and approve this Agreement and to approve the consummation by REIT Merger Sub, Partnership Merger Sub and Company LP, as applicable, of the Mergers and the other transactions contemplated by this Agreement;

WHEREAS, for U.S. federal income tax purposes, it is intended that (i) the REIT Merger will be treated as a taxable sale by Company of all of Company’s assets to REIT Merger Sub in exchange for the REIT Merger Consideration and the Stock Award Payments and the assumption of all of Company’s other liabilities (including Company’s interests in Company LP, as determined under the applicable U.S. federal income tax regulations), followed by a distribution of such consideration to the holders of equity interests in the Company in liquidation pursuant to Section 331 and Section 562 of the Code, and that this Agreement shall constitute a “plan of liquidation” of the Company for federal income tax purposes, and (ii) the Partnership Merger shall be treated as a taxable purchase of Company Partnership Units not held by the Company by REIT Merger Sub;

WHEREAS, the Parties desire to make certain representations, warranties and agreements in connection with the execution of this Agreement and to prescribe various conditions to the Mergers;

WHEREAS, concurrently with the execution hereof, Parent has entered into (i) that certain Partnership Interest Purchase Agreement by and among Parent, Elco LR OPT I REIT GP LLC (“Elco OPT GP I”), Elco Ltd. (“Elco”), Elco North America, Inc. (“ENA”), Elco GP OPT I LLC (“GP I”), Elco LR OPT I LP (“LP I”) and 2304115 Ontario Inc. (“2304115”) and (ii) that certain Partnership Interest Purchase Agreement, by and among Parent, Elco LR OPT II REIT GP LLC (“Elco OPT GP II”), Elco, ENA, 2304115, Elco GP OPT II LLC (“GP II”) and Elco LR OPT II LP (“LP II” and together with Elco OPT GP I, GP I, Elco OPT GP II, GP II, Elco, ENA and LP I, the “REIT Selling Parties”), pursuant to which, together, Parent will acquire all of the general partnership interests and common limited partnership interests in each of Elco LR OPT I REIT, LP (“REIT I”) and Elco LR OPT II REIT, LP (“REIT II”); and

WHEREAS, concurrently with the execution hereof, as an inducement for Company to enter into this Agreement, the Guarantor has executed and delivered the Guarantee to Company.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 Definitions.

(a) For purposes of this Agreement:

“Action” means any claim, action, cause of action, suit, charge, complaint, litigation, proceeding, arbitration, mediation, interference, audit, investigation, inquiry, assessment, hearing, or other legal proceeding (whether sounding in contract, tort or otherwise, whether civil or criminal and whether brought, conducted, tried or heard by or before, or otherwise involving, any Governmental Authority).

“Affiliate” of a specified Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

“Benefit Plan” means any “employee benefit plan” (within the meaning of Section 3(3) of ERISA) and any employment, consulting, termination, severance, change in control, separation, retention, stock option, restricted stock, profits interest unit, performance award, outperformance, stock purchase, stock or stock-related awards, deferred compensation, bonus, incentive compensation, fringe benefit, health, medical, dental, disability,

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accident, life insurance, welfare benefit, cafeteria, vacation, sick or paid time off, perquisite, retirement, profit sharing, pension, or savings or any other remuneration, compensation or employee benefit plan, agreement, program, policy or other arrangement of any kind, whether or not subject to ERISA and whether written or unwritten, or funded or unfunded.

“Book-Entry Share” means a book-entry share registered in the transfer books of Company.

“Business Day” means any day other than a Saturday, Sunday or any day on which banks located in New York, New York are authorized or required to be closed.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company 2006 Equity Incentive Plan” means the Company’s Amended and Restated 2006 Incentive Award Plan, dated as of January May 13, 2014, as amended.

“Company 2012 Equity Incentive Plan” means the Company’s 2012 Other Equity-Based Award Plan, dated as of August 3, 2012, as amended.

“Company Acceptable Confidentiality Agreement” means a confidentiality and standstill agreement that contains provisions that are no less favorable in the aggregate to Company than those contained in the Confidentiality Agreement; provided, that no Company Acceptable Confidentiality Agreement shall prohibit Company’s compliance with Section 7.3 hereof.

“Company Articles Supplementary” means the Series D Articles Supplementary, with respect the Series D Company Preferred Stock, and the Series E Articles Supplementary, with respect to the Series E Company Preferred Stock.

“Company Bylaws” means the Third Amended and Restated Bylaws of Company, as amended and in effect on the date hereof.

“Company Charter” means the Articles of Amendment and Restatement of Company filed with the SDAT on June 17, 2013, as amended, supplemented, corrected and in effect on the date hereof.

“Company Common Partnership Unit” means each partnership interest that is not specifically designated by the general partner of Company LP as a Company LTIP Unit or as a Company Preferred Partnership Unit pursuant to Section 4.02(a) of the Company Partnership Agreement.

“Company DRIP” means the Company Dividend Reinvestment and Stock Purchase Plan, effective as of December 10, 2008, as amended.

“Company Equity Incentive Plan” means any of the Company 2012 Equity Incentive Plan or the Company 2006 Equity Incentive Plan, as applicable.

“Company Leased Property” means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Company, Company LP or any Company Subsidiary.

“Company Leases” means each lease, sublease, license or other agreement (including ground leases) that is in effect as of the date hereof and to which Company or the Company Subsidiaries are parties as lessors or sublessors with respect to a Company Property (together with all amendments, modifications, supplements, renewals, exercise of options and extensions related thereto), including the right to all security deposits and other amounts and instruments deposited with or on behalf of the Company or any Company Subsidiaries thereunder.

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“Company LTIP Unit” means a unit of the Company LP granted pursuant to a Company Equity Incentive Plan.

“Company Material Adverse Effect” means any event, circumstance, change, effect, development, condition or occurrence that, individually or in the aggregate with all other events, circumstances, changes, effects, developments, conditions or occurrences (i) has had or would be reasonably expected to have a material adverse effect on the business, assets, liabilities, condition (financial or otherwise) or results of operations of Company, Company LP and the Company Subsidiaries, taken as a whole; provided, that for purposes of clause (i) “Company Material Adverse Effect” shall not include any event, circumstance, change, effect, development, condition or occurrence to the extent arising out of or resulting from (A) any failure of Company or Company LP to meet any projections or forecasts or any estimates of earnings, revenues or other metrics for any period (provided, that any event, circumstance, change, effect, development, condition or occurrence giving rise to such failure may be taken into account in determining whether there has been a Company Material Adverse Effect), (B) any changes that affect the real estate industry generally, (C) any changes in the United States or global economy or capital, financial or securities markets generally, including changes in interest or exchange rates, (D) any changes in the legal, regulatory or political conditions in the United States or in any other country or region of the world, (E) the commencement, escalation or worsening of a war or armed hostilities or the occurrence of acts of terrorism or sabotage occurring after the date hereof, (F) the public announcement of the Mergers or the other transactions contemplated hereby, including the impact thereof on relationships, contractual or otherwise, with tenants, suppliers, lenders, investors, venture partners or employees (provided that the exception in this clause (F) does not apply for purposes of any representations in Article IV that address the public announcement or pendency of this Agreement), (G) the taking of any action expressly required by this Agreement, the taking of any action at the written request or with the prior written consent of Parent or the failure to take any action where such failure to act was requested in writing by Parent, (H) earthquakes, hurricanes, floods or other natural disasters, (I) changes in Law or GAAP (or the interpretation thereof), or (J) any Action made or initiated by any holder of Company Common Stock, holder of Company Partnership Units or any holder of shares, capital stock, units or other equity interests in the Company Subsidiaries, including any derivative claims, arising out of or relating to this Agreement or the transactions contemplated hereby, which in the case of each of clauses (B), (C), (D), (E), (G) and (I) do not disproportionately affect Company and the Company Subsidiaries, taken as a whole, relative to others in the real estate industry in the United States, and in the case of clause (H), do not disproportionately affect Company, Company LP and the Company Subsidiaries, taken as a whole, relative to others in the real estate industry in the geographic regions in which Company, Company LP and the Company Subsidiaries operate; or (ii) is or would be reasonably expected to prevent or materially impair or delay the consummation of the Mergers or any of the other transactions contemplated by this Agreement or to prevent or materially impair or delay the ability of Company or Company LP to perform their obligations hereunder.

“Company Option” means any outstanding option to purchase shares of Company Common Stock granted pursuant to a Company Equity Incentive Plan.

“Company Owned Property” means all land, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, owned by the Company, Company LP or any Company Subsidiary.

“Company Partnership Agreement” means that certain Agreement of Limited Partnership of Company LP, dated as of July 19, 2006, as amended.

“Company Partnership Unit” means a “Partnership Unit,” as defined in the Company Partnership Agreement.

“Company Permitted Liens” means any of the following: (i) Lien for Taxes or governmental assessments, charges or claims of payment not yet due and payable as of the Closing Date or which are being contested in

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good faith and for which adequate accruals or reserves have been established in accordance with GAAP; (ii) Lien that is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Lien arising in the ordinary course of business; (iii) Lien that is a zoning regulation, entitlement or other land use or environmental regulation regulating the use or occupancy of such Company Property or the activities conducted thereon by any Governmental Authority having jurisdiction over such Company Property which are not violated (not including violations due solely to a property being legally non-conforming) by the current use or occupancy of such Company Property or the operation of the business thereon; (iv) Lien that is disclosed on Section 4.18(i) of the Company Disclosure Letter; (v) Lien that is disclosed on the most recent consolidated balance sheet of Company or notes thereto; (vi) Liens disclosed on existing title policies or surveys made available to the Parent prior to the date hereof; or (vii) Lien, title defect, covenant or reservation of interests in title to tangible property that is recorded in a public record and does not interfere materially with the current use of the property affected thereby (assuming its continued use or occupancy in the manner in which it is currently used) or materially adversely affect the value or marketability of such property.

“Company Preferred Partnership Unit” means each partnership interest designated by the general partner of Company LP as a “Preferred Partnership Unit” pursuant to Section 4.02(a) of the Company Partnership Agreement.

“Company Properties” means, collectively, the Company Owned Property and the Company Leased Property.

“Company Restricted Stock” means a restricted share award granted pursuant to a Company Equity Incentive Plan.

“Company Restricted Stock Unit” means a restricted share unit award granted pursuant to a Company Equity Incentive Plan.

“Company Stockholder Meeting” means the meeting of the holders of shares of Company Common Stock for the purpose of seeking the Company Stockholder Approval, including any postponement or adjournment thereof.

“Company Subsidiary” means any corporation, partnership, limited liability company, joint venture, business trust, real estate investment trust or other organization, whether incorporated or unincorporated, or other legal entity of which (i) Company directly or indirectly owns or controls at least a majority of the capital stock or other equity interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions, (ii) Company and/or any Person that is a Company Subsidiary by reason of the application of clause (i) or clause (iii) of this definition of “Company Subsidiary” is a general partner, manager, managing member, trustee, director or the equivalent, or (iii) Company, directly or indirectly, holds a majority of the beneficial, equity, capital, profits or other economic interest.

“Company Warrants” means the Non-Detachable Warrant to Purchase Common Stock, dated as of February 27, 2013, between Company and 2335887 Limited Partnership.

“Confidentiality Agreement” means the Confidentiality Agreement, dated as of June 17, 2015, between Starwood Capital Group Holdings, LLC and Company.

“Contract” means any written contract, agreement, license, note, bond, mortgage, indenture, commitment, lease, sublease, arrangement, obligation or other legally binding arrangement.

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

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“Corporate Governance Agreement” means the Amended and Restated Corporate Governance Agreement, dated as of January 7, 2014, between Company, Company LP, Elco Landmark Residential Holdings, LLC, OPSEU Pension Trust, DK Landmark, LLC, iStar Apartment Holdings LLC, BREDS II Q Landmark LLC, Edward Kobel and Joseph Lubeck.

“Environmental Law” means any Law (including common law) relating to the pollution or protection of the environment (including air, surface water, groundwater, land surface or subsurface land), or human health or safety (solely as such matters relate to Hazardous Substances), including Laws relating to the use, handling, presence, transportation, treatment, storage, disposal, release or discharge of Hazardous Substances.

“Environmental Permit” means any permit, approval, license or other authorization required under any applicable Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, with respect to an entity (the “Referenced Entity”), any other entity, which, together with the Referenced Entity, would be treated as a single employer under Code Section 414 or ERISA Section 4001.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Executive Order” means Executive Order No. 13224 of September 23, 2001, entitled Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)).

“Expenses” means all expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a Party and its Affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Proxy Statement, the solicitation of stockholder approvals, engaging the services of the Exchange Agent, any other filings with the SEC and all other matters related to the closing of the Mergers and the other transactions contemplated by this Agreement.

“GAAP” means the United States generally accepted accounting principles.

“Governmental Authority” means the United States (federal, state or local) government or any foreign government, or any other governmental or quasi-governmental regulatory, judicial or administrative authority, instrumentality, board, bureau, agency, commission, self-regulatory organization, arbitration panel or similar entity.

“Hazardous Substances” means: (i) those substances, wastes and materials listed in, defined in or regulated under any Environmental Law, including the following federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Toxic Substances Control Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act and the Clean Air Act; (ii) petroleum and petroleum products, including crude oil and any fractions thereof; and (iii) polychlorinated biphenyls, methane, asbestos, toxic mold and radon.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended, and its implementing regulations.

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“Indebtedness” means, with respect to any Person and without duplication, (i) the unpaid principal of and premium (if any) of all indebtedness, notes payable, accrued interest payable or other obligations for borrowed money (including any fees, expenses or other payment obligations, including prepayment penalties, breakage costs, unpaid costs, termination costs, redemption costs, charges or other premiums payable as a result of the consummation of the transactions contemplated hereby), whether secured or unsecured, (ii) all obligations under conditional sale or other title retention agreements, or incurred as financing, in either case with respect to property acquired by such Person, (iii) all obligations issued, undertaken or assumed as the deferred purchase price for any property or assets (including any potential future earn-out, purchase price adjustment or release of “holdback” or similar payment), (iv) all obligations under capital leases, (v) all obligations in respect of bankers acceptances or letters of credit, (vi) all obligations under interest rate cap, swap, collar or similar transaction or currency hedging transactions (valued at the termination value thereof), (vii) all obligations evidenced by any note, bond, debenture or other similar instrument, whether secured or unsecured, (viii) any guarantee of any of the foregoing, whether or not evidenced by a note, mortgage, bond, indenture or similar instrument, and (ix) any agreement to provide any of the foregoing, provided, that, for purposes of clarity, “Indebtedness” shall not include “trade payables”.

“Intellectual Property” means all United States, foreign and multinational intellectual property and proprietary rights, including all (i) patents, patent applications, invention disclosures, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions and extensions thereof, (ii) trademarks, service marks, trade dress, logos, trade names, corporate names, Internet domain names, design rights and other source identifiers, together with the goodwill symbolized by any of the foregoing, (iii) registered and unregistered copyrights and copyrightable works, (iv) confidential and proprietary information, including trade secrets, know-how, ideas, formulae, models, algorithms and methodologies, (v) software, (vi) all rights in the foregoing and in other similar intangible assets, and (vii) all applications and registrations for the foregoing.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“IRS” means the United States Internal Revenue Service or any successor agency.

“Knowledge” means, with respect to Company and Company LP, the actual knowledge of the persons named in Schedule A, after reasonable inquiry by such person named in Schedule A of such other persons affiliated with Company who the persons named in Schedule A in good faith believe have actual knowledge of the matter in question.

“Law” means any and all domestic (federal, state or local) or foreign laws (including common law), rules, regulations and Orders promulgated by any Governmental Authority.

“Leases” means all leases, ground leases, subleases, licenses, concessions and other agreements (written or oral) pursuant to which the Company, Company LP or any Company Subsidiary holds any Company Leased Property, if any, including the right to all security deposits and other amounts and instruments deposited by or on behalf of the Company or Company LP or any Company Subsidiary thereunder.

“Lien” means with respect to any asset (including any security), any mortgage, deed of trust, condition, covenant, lien, pledge, charge, security interest, option or other third party right (including right of first refusal or first offer), restriction, right of way, easement, or title defect or encumbrance of any kind in respect of such asset, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

“Line of Credit” means that certain Line of Credit Agreement dated as of January 22, 2014, between Company LP and Bank Hapoalim B.M., as amended from time to time.

“Omnibus Agreement” means the Omnibus Agreement, dated as of December 31, 2013, between Company, Company LP, Elco Landmark Residential Holdings, LLC, Elco Ltd. (f/k/a Elco Holdings, Ltd.) and Elco North America Inc.

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“Order” means a judgment, order, injunction, award, decree or other legally enforceable requirement of any Governmental Authority.

“Parent Expenses” means all reasonable, actual and documented out-of-pocket costs and expenses, up to an aggregate maximum amount of $5,000,000, incurred prior to the termination of this Agreement by or on behalf of Parent, REIT Merger Sub and Partnership Merger Sub (or their respective Affiliates) in connection with the entering into of this Agreement and the carrying out of any and all acts contemplated hereunder, including reasonable fees and expenses of counsel, investment banking firms, or financial advisors, accountants, and consultants.

“Parent Material Adverse Effect” means any fact, event, circumstance, change, effect, development, condition or occurrence that would reasonably be likely to prevent or materially impair or delay the consummation of the Mergers or any of the other transactions contemplated by this Agreement or to prevent or materially impair or delay the ability of Parent, REIT Merger Sub or Partnership Merger Sub to perform their obligations hereunder.

“Parent Parties” means, collectively, Parent, REIT Merger Sub, Partnership Merger Sub, the Guarantor or any of their respective former, current or future directors, officers, employees, agents, general or limited partners, managers, members, stockholders, Affiliates, successors or assignees or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, Affiliate, successor or assignee of any of the foregoing.

“Parent Subsidiary” means any corporation, partnership, limited liability company, joint venture, business trust, real estate investment trust or other organization, whether incorporated or unincorporated, or other legal entity of which (i) Parent directly or indirectly owns or controls at least a majority of the capital stock or other equity interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions, (ii) Parent and/or any Person that is a Parent Subsidiary by reason of the application of clause (i) or clause (iii) of this definition of “Parent Subsidiary” is a general partner, manager, managing member, trustee, director or the equivalent, or (iii) Parent, directly or indirectly, holds a majority of the beneficial, equity, capital, profits or other economic interest.

“Partnership Merger Consideration” means the aggregate consideration received by all holders of Company Partnership Units as determined pursuant to Section 3.2.

“Person” or “person” means an individual, corporation, partnership, limited partnership, limited liability company, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or other entity or organization (including any Governmental Authority or a political subdivision, agency or instrumentality of a Governmental Authority).

“Proxy Statement” means a proxy statement in preliminary and definitive form relating to the Company Stockholder Meeting, together with any amendments or supplements thereto.

“REIT Merger Consideration” means the aggregate consideration received by all holders of Company Common Stock as determined pursuant to Section 3.1.

“Representative” means, with respect to any Person, such Person’s directors, officers, employees, advisors (including attorneys, accountants, consultants, investment bankers, and financial advisors), agents and other representatives.

“Sanctions Laws and Regulations” means (i) any sanctions or requirements imposed by, or based upon the obligations or authorities set forth in, the PATRIOT Act, the Executive Order No. 13224 of September 23, 2001, entitled Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or

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Support Terrorism (66 Fed. Reg. 49079 (2001)), the U.S. International Emergency Economic Powers Act (50 U.S.C. §§ 1701 et seq.), the U.S. Trading with the Enemy Act (50 U.S.C. App. §§ 1 et seq.), the U.S. Syria Accountability and Lebanese Sovereignty Act, the U.S. Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010 or the Iran Sanctions Act, Section 1245 of the National Defense Authorization Act of 2012, all as amended, or any of the foreign assets control regulations (including but not limited to 31 C.F.R., Subtitle B, Chapter V, as amended) or any other law or executive order relating thereto administered by the U.S. Department of the Treasury Office of Foreign Assets Control, and any similar law, regulation, or executive order enacted in the United States after the date of this Agreement and (ii) any sanctions or requirements imposed under similar laws or regulations enacted by the European Union or the United Kingdom that apply to the Company, Company LP or any Company Subsidiary.

“Series D Articles Supplementary” means the Articles Supplementary designating the Series D Company Preferred Stock.

“Series E Articles Supplementary” means the Articles Supplementary designating the Series E Company Preferred Stock.

“SDAT” means the State Department of Assessments and Taxation of Maryland.

“SCC” means the State Corporation Commission of the Commonwealth of Virginia.

“SEC” means the U.S. Securities and Exchange Commission (including the staff thereof).

“Secured Credit Facility” means that certain Credit Agreement dated as of March 7, 2013 among Company LP, as borrower, Company and Certain Subsidiaries of Company LP, from Time to Time Party Thereto, as Guarantors, Bank of America, N.A., as Administrative Agent, Citibank, N.A. as Syndication Agent, and the Other Lenders Party Thereto and Merrill Lynch Pierce Fenner & Smith Incorporated and Citigroup Global Markets, Inc. as Joint Lead Arrangers and Joint Bookrunners.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Tax” or “Taxes” means any federal, state, local and foreign income, gross receipts, capital gains, withholding, property, recording, stamp, transfer, sales, use, abandoned property, escheat, franchise, employment, payroll, excise, environmental and any other taxes, duties, assessments or similar governmental charges, together with penalties, interest or additions imposed with respect to such amounts, in each case, imposed by and payable to, any Governmental Authority.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes filed or required to be filed with a Governmental Authority, including any schedule or attachment thereto, and including any amendment thereof.

“Timbercreek Entity” means each of Timbercreek U.S. Multi-Residential Fund #1, Timbercreek U.S. Multi-Residential (U.S.) Holding L.P. and Timbercreek U.S. Multi-Residential Operating L.P. and each of their direct or indirect subsidiaries in which Timbercreek U.S. Multi-Residential Fund #1, Timbercreek U.S. Multi-Residential (U.S.) Holding L.P. or Timbercreek U.S. Multi-Residential Operating L.P. holds any direct or indirect legal, beneficial or economic interest.

“Timbercreek Leased Property” means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by any Timbercreek Entity.

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“Timbercreek Owned Property” means all land, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, owned by any Timbercreek Entity.

“Timbercreek Properties” means, collectively, the Timbercreek Owned Property and the Timbercreek Leased Property.

“VRULPA” means the Virginia Revised Uniform Limited Partnership Act, as amended.

(b) The following terms have the respective meanings set forth in the sections set forth below opposite such term:

Defined Terms	Location of Definition
2304115	Recitals
401(k) Plan	Section 7.18(b)
401(k) Plan Termination Date	Section 7.18(b)
Additional Company Permits	Section 4.6(a)
Agreement	Preamble
BofA Merrill Lynch	Section 4.21
Capital Expenditure	Section 6.1(b)(ix)
Certificate	Section 3.1(a)(ii)
Citigroup	Section 4.21
Claim	Section 7.5(a)
Claim Expenses	Section 7.5(a)
Closing	Section 2.2
Closing Date	Section 2.2
COBRA	Section 7.18(i)
Company	Preamble
Company Acquisition Proposal	Section 7.3(g)(i)
Company Adverse Recommendation Change	Section 7.3(c)(i)
Company Alternative Acquisition Agreement	Section 7.3(a)
Company Board	Recitals
Company Board Recommendation	Section 4.4(b)
Company Common Stock	Recitals
Company Disclosure Letter	Article 4
Company Equity Awards	Section 3.7(e)
Company Employees	Section 7.18(c)
Company Insurance Policies	Section 4.20
Company LP	Preamble
Company Material Contract	Section 4.19(b)
Company Permits	Section 4.6(a)
Company Preferred Stock	Section 4.3(a)
Company Related Party Agreement	Section 4.26
Company SEC Documents	Section 4.7(a)
Company Stockholder Approval	Section 4.22
Company Subsidiary Partnership	Section 4.12(h)
Company Superior Proposal	Section 7.3(g)(ii)
Company Tax Protection Agreements	Section 4.12(h)
Company Terminating Breach	Section 9.1(c)
Company Termination Fee	Section 9.3(b)
Company Third Party	Section 4.18(i)
Company Title Insurance Policy(ies)	Section 4.18(k)

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Defined Terms	Location of Definition
Continuing Employees	Section 7.18(d)
Controlled Group Liability	Section 4.13(f)
Covered Period	Section 7.18(e)
Debt Financing	Section 7.15(a)
Elco	Recitals
Elco OPT GP I	Recitals
Elco OPT GP II	Recitals
ENA	Recitals
Equity Funding Letter	Section 5.7(b)
Escrow Agent	Section 7.18(a)
Escrow Fund	Section 7.18(a)
Exchange Agent	Section 3.3(a)
Exchange Fund	Section 3.3(b)
Existing Loan	Section 4.10
FHLMC	Section 6.1(b)(viii)
Financing	Section 5.7(b)
Financing Agreements	Section 7.15(a)
Financing Commitments	Section 5.7(b)
Financing Lenders	Section 5.7(b)
GP I	Recitals
GP II	Recitals
Guarantee	Section 5.7(c)
Guarantor	Section 5.7(c)
Health Plan	Section 7.18(c)
Indemnified Parties	Section 7.5(a)
Interim Period	Section 6.1(a)
Lender	Section 7.16
Letter of Transmittal	Section 3.3(e)
LP I	Recitals
LP II	Recitals
Maryland Courts	Section 10.8
Mergers	Recitals
MGCL	Recitals
Organizational Documents	Section 7.5(a)
Outside Date	Section 9.1(b)(i)
Parent	Preamble
Parent Disclosure Letter	Article 5
Parent Savings Plan	Section 7.18(j)
Parent Terminating Breach	Section 9.1(d)
Parent Termination Fee	Section 9.3(c)
Partnership LTIP Merger Consideration	Section 3.7(d)
Partnership Merger	Recitals
Partnership Merger Articles of Merger	Section 2.3(a)
Partnership Merger Effective Time	Section 2.3(a)
Partnership Merger Sub	Preamble
Partnership Per Share Merger Consideration	Section 3.2(b)(ii)
Partnership Surviving Entity	Recitals
Party(ies)	Preamble
pdf	Section 10.4
Plans	Section 4.13
Preferred Stock Consideration	Section 3.1(c)

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Defined Terms	Location of Definition
Preferred Unit Consideration	Section 3.2(c)
Qualified REIT Subsidiary	Section 4.12(b)
Qualifying Income	Section 9.3(d)
REIT	Section 4.12(b)
REIT I	Recitals
REIT II	Recitals
REIT Merger	Recitals
REIT Merger Articles of Merger	Section 2.3(b)
REIT Merger Effective Time	Section 2.3(b)
REIT Merger Sub	Preamble
REIT Option Merger Consideration	Section 3.7(a)
REIT Per Share Merger Consideration	Section 3.1(a)(ii)
REIT Restricted Stock Merger Consideration	Section 3.7(c)
REIT RSU Merger Consideration	Section 3.7(b)
REIT Selling Parties	Recitals
REIT Surviving Entity	Recitals
Series D Company Preferred Stock	Section 4.3(a)
Series E Company Preferred Stock	Section 4.3(a)
Stock Award Payments	Section 3.7(d)
Takeover Statutes	Section 4.25
Taxable REIT Subsidiary	Section 4.12(b)
Termination Payment	Section 9.3(d)
Transfer Taxes	Section 9.5
Voting Agreements	Section 3.1(c)
Withholding Agent	Section 3.4

Section 1.2 Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(a) when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated;

(b) the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(c) whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation” unless such phrase or a similar phrase already appears or the context expressly provides otherwise;

(d) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement, except to the extent otherwise specified;

(e) references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section;

(f) all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

(g) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

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(h) references to a Person are also to its successors and permitted assigns;

(i) the use of “or” is not intended to be exclusive unless expressly indicated otherwise;

(j) any period of time hereunder ending on a day that is not a Business Day is extended to be the next Business Day; and

(k) all uses of currency or the symbol “$” in this Agreement refer to U.S. dollars, unless otherwise indicated.

ARTICLE 2

THE MERGERS

Section 2.1 The Mergers.

(a) Upon the terms and subject to the conditions of this Agreement, and in accordance with the VRULPA, at the Partnership Merger Effective Time, Partnership Merger Sub shall merge with and into Company LP, whereupon the separate existence of Partnership Merger Sub shall cease, and Company LP shall continue under the name “COMPANY LP” as the surviving entity in the Partnership Merger. The Partnership Merger shall have the effects provided in this Agreement and as specified in the VRULPA. Without limiting the generality of the foregoing, and subject thereto, from and after the Partnership Merger Effective Time, the Partnership Surviving Entity shall possess all properties, rights, privileges, powers and franchises of Company LP and Partnership Merger Sub, and all of the claims, obligations, liabilities, debts and duties of Company LP and Partnership Merger Sub shall become the claims, obligations, liabilities, debts and duties of the Partnership Surviving Entity.

(b) Upon the terms and subject to the conditions of this Agreement, and in accordance with the MGCL and the DRULPA, at the REIT Merger Effective Time, Company shall be merged with and into REIT Merger Sub, whereupon the separate existence of Company shall cease, and REIT Merger Sub shall continue under the name “Monument Intermediate Holdings, L.P.” as the surviving entity in the REIT Merger and shall be governed by the laws of the State of Delaware. The REIT Merger shall have the effects set forth in the MGCL, the DRULPA and this Agreement. Without limiting the generality of the foregoing, and subject thereto, from and after the REIT Merger Effective Time, the REIT Surviving Entity shall possess all properties, rights, privileges, powers and franchises of Company and REIT Merger Sub, and all of the claims, obligations, liabilities, debts and duties of Company and REIT Merger Sub shall become the claims, obligations, liabilities, debts and duties of the REIT Surviving Entity.

Section 2.2 Closing. Unless this Agreement shall have been terminated in accordance with Article 9 hereof, the closing (the “Closing”) of the Mergers shall take place at the offices of Hogan Lovells US LLP, 555 13th Street NW, Washington, DC 20004 on a date and at a time to be mutually agreed upon by the Parties, but in no event later than the third (3rd) Business Day after all the conditions set forth in Article 8 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or valid waiver of such conditions) shall have been satisfied or validly waived by the Party entitled to the benefit of such condition (subject to applicable Law), unless such date is extended by mutual agreement of the Parties (the actual date of Closing being referred to herein as the “Closing Date”).

Section 2.3 Effective Times.

(a) Prior to the Closing, Parent, Company LP and Partnership Merger Sub shall prepare and, on the Closing Date, Company LP, Parent and Partnership Merger Sub shall (i) cause the articles of merger with respect to the Partnership Merger (the “Partnership Merger Articles of Merger”) to be duly executed and filed with the

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SCC as provided under the VRULPA, and (ii) make any other filings, recordings or publications required to be made by Company LP or Partnership Merger Sub under the VRULPA in connection with, and take all such other action to give effect to, the Partnership Merger. The Partnership Merger shall become effective upon such time as the Partnership Merger Articles of Merger has been filed with the SCC, or such later time that the Parties shall have agreed upon and designated in the Partnership Merger Articles of Merger in accordance with the VRULPA as the effective time of the Partnership Merger (the “Partnership Merger Effective Time”), it being understood and agreed that the Partnership Merger Effective Time shall occur on the Closing Date.

(b) Company, Parent and REIT Merger Sub shall cause the REIT Merger to be consummated as soon as practicable on the Closing Date immediately after the Partnership Merger Effective Time. Prior to the Closing, Parent, REIT Merger Sub and Company shall prepare and, on the Closing Date, Parent, REIT Merger Sub and Company shall (i) cause articles of merger with respect to the REIT Merger (the “REIT Merger Articles of Merger”) to be duly executed and filed with the SDAT as provided under the MGCL, (ii) cause a certificate of merger with respect to the REIT Merger (the “REIT Merger Certificate of Merger”) to be duly executed and filed with the Secretary of State of the State of Delaware (“DE SOS”) as provided under the DRULPA and (iii) make any other filings, recordings or publications required to be made by Company, REIT Merger Sub or Parent under the MGCL or the DRULPA in connection with, and take all such other action to give effect to, the REIT Merger. The REIT Merger shall become effective upon the later of such time as the REIT Merger Articles of Merger and REIT Merger Certificate of Merger have been accepted for record by the SDAT and the DE SOS, respectively, or such later time which the Parties shall have agreed upon and designated in such filings in accordance with the MGCL and the DRULPA as the effective time of the REIT Merger (the “REIT Merger Effective Time”), it being understood and agreed that the Parties shall cause the REIT Merger Effective Time to occur as soon as practicable following the Partnership Merger Effective Time on the Closing Date.

Section 2.4 Governing Documents.

(a) Subject to Section 7.5, the limited partnership agreement of Partnership Merger Sub, as in effect immediately prior to the Partnership Merger Effective Time, except for such changes as may be necessary to reflect any change of name of the Partnership Surviving Entity, shall be the limited partnership agreement of the Partnership Surviving Entity immediately following the Partnership Merger Effective Time, until thereafter amended in accordance with the provisions thereof and in accordance with applicable Law.

(b) Subject to Section 7.5, at the REIT Merger Effective Time, the limited partnership agreement of REIT Merger Sub, as in effect immediately prior to the REIT Merger Effective Time, except for such changes as may be necessary to reflect any change of name of the REIT Surviving Entity, by virtue of the REIT Merger, shall be the limited partnership agreement of the REIT Surviving Entity, until thereafter amended in accordance with applicable Law and the applicable provisions of such operating agreement. The REIT Surviving Entity shall have no bylaws immediately following the REIT Merger Effective Time.

Section 2.5 Officers of the REIT Surviving Entity. The officers of REIT Merger Sub immediately prior to the REIT Merger Effective Time shall be the officers of the REIT Surviving Entity immediately following the REIT Merger Effective Time.

Section 2.6 No Directors of the REIT Surviving Entity. The REIT Surviving Entity shall have no board of directors or similar body immediately following the REIT Merger Effective Time.

Section 2.7 Tax Consequences. The Parties intend that for U.S. federal income Tax purposes (i) the REIT Merger will be treated as a taxable sale by Company of all of Company’s assets to REIT Merger Sub in exchange for the REIT Merger Consideration and the Stock Award Payments provided for herein to be provided to the holders of equity interests in Company and the assumption of all of Company’s other liabilities (including Company’s share of the Company LP liabilities, as determined under the applicable U.S. federal income Tax regulations), followed by a distribution of such consideration to the holders of equity interests in Company in

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liquidation pursuant to Section 331 and Section 562 of the Code, and that this Agreement shall constitute a “plan of liquidation” of Company for U.S. federal income Tax purposes, and (ii) the Partnership Merger shall be treated as a taxable purchase of Company Partnership Units not held by the Company, Parent or an Affiliate of Parent by REIT Merger Sub in exchange for the Partnership Merger Consideration.

Section 2.8 Other Transactions. Parent shall have the option, in its sole discretion and without requiring the further consent of any of the Company, Company LP, any Company Subsidiary or the Company Board, stockholders or unitholders of any of the Company, Company LP or any Company Subsidiary, upon reasonable notice to the Company, to request that the Company, immediately prior to the Closing, (a) convert or cause the conversion of one or more Company Subsidiaries that are organized in a particular state to be domiciled in a different state, or convert or cause the conversion of one or more Company Subsidiaries that are organized as corporations into limited liability companies (or other entities) and one or more Company Subsidiaries that are organized as limited partnerships or limited liability companies into other entities, on the basis of organizational documents as reasonably requested by Parent, (b) sell or cause to be sold all of the capital stock, shares of beneficial interests, partnership interests, limited liability interests or other ownership interests owned, directly or indirectly, by the Company or Company LP in one or more Company Subsidiaries to any person at a price and on terms all as designated by Parent, (c) sell or cause to be sold any of the assets of the Company, Company LP or one or more Company Subsidiaries to any person at a price and on terms all as designated by Parent and (d) cause the Company, Company LP or any Company Subsidiary to transfer assets to one or more Company Subsidiaries (clauses (a), (b), (c) and (d) being “Restructuring Transactions”); provided, however, that (i) none of the Restructuring Transactions shall delay or prevent the Closing, (ii) the Restructuring Transactions shall be implemented as close as possible to the Closing (but after Parent shall have waived (to the extent permissible) or confirmed that all of the conditions to the Parent’s, REIT Merger Sub’s and Partnership Merger Sub’s obligations to consummate the Mergers set forth in Sections 8.1 and 8.2 have been satisfied), (iii) none of the Company, Company LP or any Company Subsidiary shall be required to take any action in contravention of any Laws, its Organizational Documents or any Company Material Contract, (iv) the consummation of any such Restructuring Transactions shall be contingent upon the receipt by the Company of a written notice from Parent confirming that all of the conditions to Parent’s, REIT Merger Sub’s and Partnership Merger Sub’s obligations to consummate the Mergers set forth in Sections 8.1 and 8.2 have been satisfied (or, at the option of Parent, waived) and that Parent, REIT Merger Sub and Partnership Merger Sub are prepared to proceed immediately with the Closing and any other evidence reasonably requested by the Company that the Closing will occur (it being understood that in any event the Restructuring Transactions will be deemed to have occurred prior to the Closing), (v) the Restructuring Transactions (or the inability to complete the Restructuring Transactions) shall not affect or modify in any respect the obligations of Parent, REIT Merger Sub and Partnership Merger Sub under this Agreement, including payment of the REIT Merger Consideration and the Partnership Merger Consideration, (vi) none of the Company, Company LP or any Company Subsidiary shall be required to take any such action that could adversely affect the classification of the Company as, or its qualification for taxation as, a REIT prior to the REIT Merger Effective Time, and (vii) none of the Company, Company LP or any Company Subsidiary shall be required to take any such action that would reasonably be expected to result in an amount of Taxes being imposed on, or other adverse Tax consequences to, any stockholder or other equity interest holder of the Company or Company LP (in such person’s capacity as a stockholder or other equity interest holder of the Company or the Partnership), or other adverse consequences to the stockholders or other equity interest holders of the Company or Company LP as a whole, that are incrementally greater or more adverse, as the case may be, than the Taxes or other adverse consequences to such party in connection with the consummation of this Agreement in the absence of such action taken pursuant to this Section 2.8 unless such holders are indemnified by the Parent Parties for such incremental Taxes or other consequences (provided that, for the avoidance of doubt, this clause (vii) shall prohibit, without limitation, Parent from requiring the Company to take any action that will trigger any liability under any Tax Protection Agreement). Parent shall, upon request by the Company or Company LP, advance to the Company or Company LP all reasonable out-of-pocket costs to be incurred by the Company or Company LP or, promptly upon request by the Company or Company LP, reimburse the Company or Company LP for all reasonable out-of-pocket costs incurred by the Company or Company LP in connection with any actions taken by the Company or Company LP in accordance with this Section 2.8 (including

15

reasonable fees and expenses of their Representatives). Parent, REIT Merger Sub and Partnership Merger Sub, on a joint and several basis, hereby agree to indemnify and hold harmless the Company, Company LP, their subsidiaries (including all Company Subsidiaries), and their Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with or as a result of taking such actions. Without limiting the foregoing, none of the representations, warranties or covenants of the Company or Company LP shall be deemed to apply to, or deemed breached or violated by, any of the Restructuring Transactions.

Section 2.9 Pre-Merger Transactions. Prior to the Partnership Merger Effective Time, Parent shall have acquired from the REIT Selling Parties all of the general partnership interests and all of the common limited partnership interests in each of REIT I and REIT II.

ARTICLE 3

EFFECTS OF THE MERGERS

Section 3.1 Effects on Shares of Common Stock and Preferred Stock.

(a) At the REIT Merger Effective Time and by virtue of the REIT Merger and without any further action on the part of Company, Parent, REIT Merger Sub or the holders of any securities of Company, Parent or REIT Merger Sub:

(i) each share of Company Common Stock then held by any wholly-owned Company Subsidiary or by Parent or any wholly-owned Parent Subsidiary shall automatically be retired and shall cease to exist, and no REIT Merger Consideration shall be paid, nor shall any other payment or right inure or be made with respect thereto in connection with or as a consequence of the REIT Merger;

(ii) except as provided in Sections 3.1(a)(i), each share of Company Common Stock then outstanding will be cancelled and retired and automatically converted into the right to receive (upon the proper surrender of the certificate representing such share (“Certificate”) or, in the case of a Book-Entry Share, the proper surrender of such Book-Entry Share) an amount in cash equal to $8.17, without interest (the “REIT Per Share Merger Consideration”); and

(iii) All of the partnership interests of REIT Merger Sub issued and outstanding immediately prior to the REIT Merger Effective Time shall remain as an issued and outstanding partnership interest of the REIT Surviving Entity and such partnership interests shall continue to be owned by Parent or a wholly-owned Subsidiary of Parent.

(b) From and after the REIT Merger Effective Time, the share transfer books of Company shall be closed and thereafter there shall be no further registration of transfers of Company Common Stock. From and after the REIT Merger Effective Time, Persons who held shares of Company Common Stock immediately prior to the REIT Merger Effective Time shall cease to have rights with respect to such shares of Company Common Stock, except as otherwise provided for in this Agreement. On or after the REIT Merger Effective Time, any Certificates or Book-Entry Shares of Company presented to the Exchange Agent, the REIT Surviving Entity or the transfer agent shall be exchanged for the REIT Per Share Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby.

(c) Each share of the Company Preferred Stock issued and outstanding immediately prior to the REIT Merger Effective Time shall be redeemed at the Closing by the Company for the Redemption Price (as defined in the Company Articles Supplementary for the Company Preferred Stock; the amounts to be paid with respect to the Company Preferred Stock pursuant to this sentence, the “Preferred Stock Consideration”) in accordance with the terms of Section 7.17 hereof. Subject to the voting agreements entered into on the date hereof among the

16

Company, Parent and the holders of the Company Preferred Stock (the “Voting Agreements”), the Company shall be entitled to cause the redemption of the Company Preferred Stock at the Closing without need for further notice to the holders thereof, notwithstanding the provisions of the Company Articles Supplementary applicable to the Company Preferred Stock.

(d) Immediately prior to the REIT Merger Effective Time, all issued and outstanding shares of Series D Common Stock and Series E Common Stock (as defined below) shall automatically be retired and shall cease to exist, and no REIT Merger Consideration shall be paid, nor shall any other payment or right inure or be made with respect thereto in connection with or as a consequence of the REIT Merger, other than the payment of the redemption price with respect to such Series D Common Stock and Series E Common Stock of a price of $0.01 per share.

(e) Immediately prior to the REIT Merger Effective Time, all unexercised Company Warrants shall automatically be cancelled, retired and shall cease to exist without any payment therefor, and each holder of an unexercised Company Warrant shall cease to have any rights with respect thereto.

Section 3.2 Effect on Interests in Company LP and Partnership Merger Sub.

(a) At the Partnership Merger Effective Time, by virtue of the Partnership Merger and without any further action on the part of Parent, Partnership Merger Sub, Company LP or the holders of Company Partnership Units or units of partnership interest in Partnership Merger Sub:

(i) each of the units of limited partner and general partner interest in Partnership Merger Sub immediately prior to the Partnership Merger Effective Time shall automatically be cancelled and cease to exist, the holders thereof shall cease to have any rights with respect thereto, and no payment shall be made with respect thereto;

(ii) Company’s general partner and limited partner interests in Company LP and any Company Partnership Units issued and outstanding immediately prior to the Partnership Merger Effective Time and held by Parent or an Affiliate of Parent shall remain outstanding; and, entitling the Company (and following the REIT Merger, the REIT Surviving Entity), Parent or an Affiliate of Parent to such rights, duties and obligations as will be more fully set forth in the limited partnership agreement of the Partnership Surviving Entity;

(iii) each Company Common Partnership Unit issued and outstanding immediately prior to the Partnership Merger Effective Time and not held by Company, Parent or an Affiliate of Parent shall automatically be converted into the right to receive an amount in cash equal to $8.17, without interest (the “Partnership Per Share Merger Consideration”); and

(iv) each other partnership interest in Company LP shall automatically be cancelled, retired and shall cease to exist without any payment therefor and each holder of any such partnership interests shall cease to have any rights with respect thereto.

(b) From and after the Partnership Merger Effective Time, the unit transfer books of Company LP shall be closed and thereafter there shall be no further registration of transfers of Company Partnership Units. From and after the Partnership Merger Effective Time, Persons who held Company Partnership Units immediately prior to the Partnership Merger Effective Time shall cease to have rights with respect to such units, except as otherwise provided for in this Agreement. On or after the Partnership Merger Effective Time, any Company Partnership Units of Company LP presented to the Exchange Agent, the Partnership Surviving Entity or the transfer agent shall be exchanged for the Partnership Per Share Merger Consideration.

(c) Each Company Preferred Partnership Unit issued and outstanding immediately prior to the Partnership Merger Effective Time shall be redeemed at the Closing by Company LP for the Redemption Price

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(as defined in the Company Partnership Agreement; the amounts to be paid with respect to the Company Preferred Partnership Units pursuant to this sentence, the “Preferred Unit Consideration”) in accordance with the terms of Section 7.17 hereof. Subject to the Voting Agreements, Company LP shall be entitled to cause the redemption of the Company Preferred Partnership Units at the Closing without need for further notice to the holders thereof, notwithstanding the provisions of the Company Partnership Unit applicable to the Company Preferred Partnership Units.

Section 3.3 Exchange Fund; Exchange Agent.

(a) Prior to the mailing of the Proxy Statement, Parent will designate a bank or trust company reasonably acceptable to Company to act as a paying and exchange agent in the REIT Merger (the “Exchange Agent”), and the Exchange Agent will administer the payments described in Section 3.1 and Section 3.2.

(b) At or before the REIT Merger Effective Time, Parent shall deposit, or cause to be deposited, with the Exchange Agent cash in immediately available funds in an amount sufficient to pay the REIT Merger Consideration (other than in respect of any Company Equity Awards) and the Partnership Merger Consideration (such cash amount, the “Exchange Fund”), in each case, for the sole benefit of the holders of shares of Company Common Stock and Company Partnership Units. Parent, the REIT Surviving Entity and the Partnership Surviving Entity shall cause the Exchange Agent to make, and the Exchange Agent shall make delivery of the REIT Merger Consideration (other than in respect of any Company Equity Awards) and the Partnership Merger Consideration out of the Exchange Fund in accordance with this Agreement. The Exchange Fund shall not be used for any other purpose.

(c) The Exchange Fund shall be invested by the Exchange Agent as directed by Parent, on behalf of the REIT Surviving Entity and the Partnership Surviving Entity. Interest and other income on the Exchange Fund shall be the sole and exclusive property of the REIT Surviving Entity and the Partnership Surviving Entity and shall be paid to the REIT Surviving Entity and the Partnership Surviving Entity, as the applicable Person directs. No investment of the Exchange Fund shall relieve the REIT Surviving Entity, the Partnership Surviving Entity or the Exchange Agent from making the payments required by this Article 3, and following any losses from any such investment, Parent, the REIT Surviving Entity and the Partnership Surviving Entity shall promptly provide additional funds to the Exchange Agent to the extent necessary to satisfy the REIT Surviving Entity’s and the Partnership Surviving Entity’s obligations hereunder for the benefit of the holders of shares of Company Common Stock and/or Company Partnership Units, which additional funds will be deemed to be part of the Exchange Fund.

(d) Prior to the REIT Merger Effective Time, Parent will enter into an exchange and paying agent and nominee agreement with the Exchange Agent, in a form reasonably acceptable to Parent and Company, setting forth the procedures to be used in accomplishing the deliveries and other actions contemplated by this Section 3.3.

(e) As soon as reasonably practicable after the REIT Merger Effective Time (but in any event within five (5) Business Days after the REIT Merger Effective Time), Parent, the REIT Surviving Entity and the Partnership Surviving Entity shall cause the Exchange Agent to mail to each holder of record of a Certificate or Book-Entry Share, and to each person who immediately prior to the Partnership Merger Effective Time held Company Partnership Units (other than Company): (i) a letter of transmittal (a “Letter of Transmittal”) in customary form as prepared by Parent, the REIT Surviving Entity and the Partnership Surviving Entity and reasonably acceptable to Company (which shall specify, among other things, that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates (or affidavits of loss in lieu thereof) to the Exchange Agent), (ii) instructions for use in effecting the surrender of the Certificates or the transfer of Book-Entry Shares in exchange for the REIT Per Share Merger Consideration, and (iii) instructions for use in effecting the surrender of Company Partnership Units in exchange for the Partnership Per Share Merger Consideration.

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(f) Upon (i) surrender of a Certificate (or affidavit of loss in lieu thereof), or transfer of any Book-Entry Share or Company Partnership Unit to the Exchange Agent, as applicable, together with a Letter of Transmittal properly completed and validly executed in accordance with the instructions thereto, or (ii) receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of transfer of a Book-Entry Share of Company Partnership, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate, Book-Entry Share or Company Partnership Unit shall be entitled to receive in exchange therefor the REIT Per Share Merger Consideration or the Partnership Per Share Merger Consideration, as applicable, for each share of Company Common Stock formerly represented by such Certificate or Book-Entry Share and each Company Partnership Unit pursuant to the provisions of this Article 3, by mail or by wire transfer after the Exchange Agent’s receipt of such Certificate (or affidavit of loss in lieu thereof), or “agent’s message” or other evidence, and the Certificate so surrendered or the Book-Entry Share so transferred or the Company Partnership Unit so transferred, as applicable, shall be forthwith cancelled. The Exchange Agent shall accept such Certificates (or affidavits of loss in lieu thereof), Book-Entry Shares and Company Partnership Units upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices. Until surrendered or transferred as contemplated by this Section 3.3, each Certificate Book-Entry Share and Company Partnership Unit shall be deemed, at any time after the REIT Merger Effective Time and the Partnership Effective Time, as applicable, to represent only the right to receive, upon such surrender, the REIT Per Share Merger Consideration or the Partnership Per Share Merger Consideration, as applicable, as contemplated by this Article 3. No interest shall be paid or accrued for the benefit of holders of the Certificates, Unit Certificates or Book-Entry Shares on the REIT Per Share Merger Consideration or the Partnership Per Share Merger Consideration payable upon the surrender of the Certificates, Unit Certificates (if any) or Book-Entry Shares.

(g) In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer records of Company, it shall be a condition of payment that any Certificate surrendered in accordance with the procedures set forth in this Section 3.3 shall be properly endorsed or shall be otherwise in proper form for transfer, and that the Person requesting such payment shall have paid any Transfer Taxes and other Taxes required by reason of the payment of the REIT Per Share Merger Consideration to a Person other than the registered holder of the Certificate surrendered or shall have established to the reasonable satisfaction of the Partnership Surviving Entity that such Tax either has been paid or is not applicable. Payment of the REIT Per Share Merger Consideration or Partnership Per Share Merger Consideration with respect to Book-Entry Shares or Company Partnership Units shall only be made to the Person in whose name such Book-Entry Shares or Company Partnership Units are registered.

(h) Any portion of the Exchange Fund that remains undistributed to the holders of Company Common Stock or Company Partnership Units for twelve (12) months after the Closing Date shall be delivered to the REIT Surviving Entity or the Partnership Surviving Entity, as applicable, upon demand, and any former holders of Company Common Stock or former holders of Company Partnership Units who have not theretofore complied with this Article 3 shall thereafter look only to the REIT Surviving Entity (and only as general creditors thereof) for payment of the REIT Merger Consideration or the Partnership Surviving Entity (and only as general creditors thereof) for payment of the Partnership Merger Consideration, as applicable.

(i) None of Parent, Company, the REIT Surviving Entity, the Partnership Surviving Entity, the Exchange Agent, or any employee, officer, director, agent or Affiliate thereof, shall be liable to any Person in respect of the REIT Merger Consideration or the Partnership Merger Consideration, as applicable, if the Exchange Fund has been delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any amounts remaining unclaimed by holders of any shares of Company Common Stock or holders of Company Partnership Units immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Authority shall, to the extent permitted by applicable Law, become the property of the REIT Surviving Entity or the Partnership Surviving Entity, as applicable, free and clear of any claims or interest of such holders or their successors, assigns or personal representatives previously entitled thereto.

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Section 3.4 Withholding Rights. The REIT Surviving Entity, the Partnership Surviving Entity, Parent or the Exchange Agent (each a “Withholding Agent”), as applicable, shall be entitled to deduct and withhold from the REIT Merger Consideration, the Partnership Merger Consideration, the Stock Award Payments and any other amounts otherwise payable pursuant to this Agreement to any holder of Company Common Stock, Company Partnership Units, Company Options, shares of Company Restricted Stock or Company Restricted Stock Units or Company LTIP Units, such amounts as it is required to deduct and withhold with respect to such payments under the Code or any other provision of state, local or foreign Tax Law. Any such amounts so deducted and withheld shall be paid over to the applicable Governmental Authority in accordance with applicable Law and shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

Section 3.5 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, then upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the REIT Surviving Entity, the posting by such Person of a bond in such reasonable amount as the REIT Surviving Entity may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the portion of the REIT Merger Consideration to which the holder thereof is entitled pursuant to this Article 3.

Section 3.6 Dissenters Rights. No dissenters’ or appraisal rights, or rights of objecting stockholders, shall be available with respect to the Mergers or the other transactions contemplated by this Agreement, including any remedy under Sections 3-201 et seq. of the MGCL. The Company covenants and agrees that the Company and the Company Board shall not grant or make available any such dissenters’ or appraisal rights, or rights of objecting stockholders, with respect to the Mergers or the other transactions contemplated by this Agreement without Parent’s prior written consent.

Section 3.7 Effect on Company Equity Awards. All of the provisions of this Section 3.7 shall be effectuated without any action on the part of the holder of any Company Option, share of Company Restricted Stock, Company Restricted Stock Unit or Company LTIP Unit:

(a) Immediately prior to the REIT Merger Effective Time, each Company Option which is outstanding immediately prior to the REIT Merger Effective Time (whether or not then vested or exercisable) shall become fully vested and exercisable (whether or not then vested or subject to any performance condition that has not been satisfied, and regardless of the exercise price thereof). At the REIT Merger Effective Time, except as otherwise agreed to by Parent and a holder of Company Options, each Company Option not theretofore exercised shall be canceled in exchange for the right to receive a single lump sum cash payment, equal to the product of (i) the number of shares of Company Common Stock subject to such Company Option immediately prior to the REIT Merger Effective Time, whether or not vested or exercisable, and (ii) the excess, if any, of the REIT Per Share Merger Consideration over the exercise price per share of such Company Option (“REIT Option Merger Consideration”). If the exercise price per share of any such Company Share Option is equal to or greater than the REIT Per Share Merger Consideration, such Company Option shall be canceled without any cash payment being made in respect thereof. As of the REIT Merger Effective Time, each holder of Company Options shall cease to have any rights with respect thereto, except the right to receive the REIT Option Merger Consideration related to the applicable Company Option.

(b) Immediately prior to the REIT Merger Effective Time, all Company Restricted Stock Units granted pursuant to a Company Equity Incentive Plan and outstanding immediately prior to the REIT Merger Effective Time (whether or not then vested or subject to any performance condition that has not been satisfied) shall automatically become fully vested and free of any forfeiture restrictions. At the REIT Merger Effective Time, each such Company Restricted Stock Unit shall be considered to be an outstanding share of Company Common Stock for all purposes of this Agreement, including the right to receive the REIT Per Share Merger Consideration for each Company Restricted Stock Unit (the “REIT RSU Merger Consideration”). As of the REIT Merger Effective Time, each holder of Company Restricted Stock Units shall cease to have any rights with respect thereto, except the right to receive the REIT RSU Merger Consideration for each Company Restricted Stock Unit.

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(c) Immediately prior to the REIT Merger Effective Time, all shares of Company Restricted Stock which are outstanding immediately prior to the REIT Merger Effective Time shall automatically become fully vested and free of any forfeiture restrictions (whether or not then vested or subject to any performance condition that has not been satisfied). At the REIT Merger Effective Time, each share of Company Restricted Stock shall be considered (to the extent that such share of Company Restricted Stock is not otherwise considered to be outstanding) an outstanding share of Company Common Stock for all purposes of this Agreement, including the right to receive the REIT Per Share Merger Consideration (the “REIT Restricted Stock Merger Consideration”). As of the REIT Merger Effective Time, each holder of shares of Company Restricted Stock shall cease to have any rights with respect thereto, except the right to receive the REIT Restricted Stock Merger Consideration for each share of Company Restricted Stock.

(d) Immediately prior to the Partnership Merger Effective Time, all Company LTIP Units granted pursuant to a Company Equity Incentive Plan and outstanding immediately prior to the Partnership Merger Effective Time (whether or not then vested or subject to any performance condition or any condition to the booking up of the capital accounts associated with the Company LTIP Units that has not been satisfied) shall automatically become fully vested and free of any forfeiture restrictions. At the Partnership Merger Effective Time, each such Company LTIP Unit shall be considered to be an outstanding Company Partnership Unit for all purposes of this Agreement, including the right to receive the Partnership Per Share Merger Consideration for each Company LTIP Unit (the “Partnership LTIP Merger Consideration” and, together with the REIT Option Merger Consideration, the REIT RSU Merger Consideration and the REIT Restricted Stock Merger Consideration, the “Stock Award Payments”). As of the Partnership Merger Effective Time, each holder of Company LTIP Units shall cease to have any rights with respect thereto, except the right to receive the Partnership LTIP Merger Consideration for each Company LTIP Unit.

(e) No later than five (5) Business Days prior to the REIT Merger Effective Time, Company shall deliver to Parent a schedule setting forth: (i) the REIT Option Merger Consideration to be paid to the holders of Company Options pursuant to Section 3.7(a); (ii) the REIT RSU Merger Consideration to be paid to the holders of Company Restricted Stock Units, pursuant to Section 3.7(b); (iii) the REIT Restricted Stock Merger Consideration to be paid to the holders of shares of Company Restricted Stock pursuant to Section 3.7(c); and (iv) the Partnership LTIP Merger Consideration to be paid to the holders of Company LTIP Units pursuant to Section 3.7(d). At or immediately after the REIT Merger Effective Time, Parent shall cause to be deposited with (x) the REIT Surviving Entity the Stock Award Payments for the benefit of the former holders of Company Options, Company Restricted Stock Units and shares of Company Restricted Stock (collectively, the “Company Equity Awards”); and (y) the Partnership Surviving Entity the Partnership LTIP Merger Consideration for the benefit of the holders of Company LTIP Units. Promptly (but in no event more than five (5) Business Days) following the Closing Date (subject to Section 3.4), the (A) REIT Surviving Entity shall pay to each of the applicable holders of Company Equity Awards, or, in the case of shares of Company Restricted Stock held by each director appointed by the BREDS Representative and the iStar Representative (as each is defined in the Company Articles Supplementary for each series of the Company Preferred Stock), to their designees, the applicable portion of the Stock Award Payments and (B) the Partnership Surviving Entity shall pay to each of the applicable holders of Company LTIP Units the applicable portion of the Partnership LTIP Merger Consideration.

(f) At or prior to the Effective Time, the Company, the Company Board and/or the compensation committee of the Company Board, as applicable, shall adopt any resolutions and take any actions that may be necessary to effectuate the provisions of this Section 3.7.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF COMPANY AND COMPANY LP

Except (a) as set forth in the disclosure letter prepared by Company, with numbering corresponding to the numbering of this Article 4 delivered by Company to Parent prior to the execution and delivery of this

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Agreement (the “Company Disclosure Letter”) (it being acknowledged and agreed that disclosure of any item in any section or subsection of the Company Disclosure Letter shall be deemed disclosed with respect to any other section or subsection of this Agreement to the extent the applicability of such disclosure to such other section or subsection of the Company Disclosure Letter is reasonably apparent on the face of such disclosure and it being understood that to be so reasonably apparent it is not required that the other Sections be cross-referenced); provided that nothing in the Company Disclosure Letter is intended to broaden the scope of any representation or warranty of Company or Company LP made herein and no reference to or disclosure of any item or other matter in the Company Disclosure Letter shall be construed as an admission or indication that (1) such item or other matter is material, (2) such item or other matter is required to be referred to in the Company Disclosure Letter or (3) any breach or violation of applicable Laws or any contract, agreement, arrangement or understanding to which Company or any of the Company Subsidiaries is a party exists or has actually occurred), or (b) as disclosed in the Company SEC Documents publicly available, filed with, or furnished to, as applicable, the SEC on or after January 1, 2014 (excluding any risk factor disclosures contained in such documents under the heading “Risk Factors” and any disclosure of risks or other matters included in any “forward-looking statements” disclaimer or other statements that are cautionary, predictive or forward-looking in nature, which in no event shall be deemed to be an exception to or disclosure for purposes of, any representation or warranty set forth in this Article 4), Company and Company LP hereby, jointly and severally, represent and warrant to Parent, REIT Merger Sub and Partnership Merger Sub that:

Section 4.1 Organization and Qualification; Subsidiaries.

(a) Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and Company LP is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Virginia. Each of Company and Company LP has the requisite organizational power and authority and any necessary governmental authorization to own, lease and, to the extent applicable, operate its properties and to carry on its business as it is now being conducted. Each of Company and Company LP is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b) Each Company Subsidiary and, to the Knowledge of the Company, each Timbercreek Entity is duly organized, validly existing and in good standing (to the extent applicable) under the Laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite organizational power and authority and any necessary governmental authorization to own, lease and, to the extent applicable, operate its properties and to carry on its business as it is now being conducted, except for such failures to be so qualified, licensed or in good standing that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Each Company Subsidiary and, to the Knowledge of the Company, each Timbercreek Entity is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(c) Section 4.1(c) of the Company Disclosure Letter sets forth a true and complete list of the Company Subsidiaries, together with (i) the jurisdiction of incorporation or organization, as the case may be, of each Company Subsidiary, (ii) the type of and percentage of interest held, directly or indirectly, by the Company, Company LP or Company Subsidiary in each Company Subsidiary, (iii) the names of and the type of and percentage of interest held by any Person other than the Company or a Company Subsidiary in each Company Subsidiary, and (iv) the classification for United States federal income tax purposes of each Company Subsidiary.

(d) Except as set forth on Section 4.1(d) of the Company Disclosure Letter, neither Company, Company LP nor any Company Subsidiary directly or indirectly owns any interest or investment (whether equity or debt) in any Person (other than in the Company Subsidiaries and investments in short-term investment securities).

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Section 4.2 Organizational Documents.

(a) Company has made available to Parent complete and correct copies of the Company Charter and the Company Bylaws. Company LP has made available to Parent a complete and correct copy of the Company Partnership Agreement.

(b) Company has made available to Parent copies of the Organizational Documents or governing documents, together with all amendments thereto, of each Company Subsidiary (other than the Company LP) as in effect on the date hereof.

(c) Company is not in violation of any term of the Company Charter or the Company Bylaws. Company LP is not in violation of any term of the Company Partnership Agreement. No Company Subsidiary is in violation of any term of the Organizational Documents of such Company Subsidiary. To the Knowledge of the Company, no Timbercreek Entity is in violation of any term of the governing documents of such Timbercreek Entity. All of the Organizational Documents and governing documents of the Company, Company LP and each Company Subsidiary and, to the Knowledge of the Company, the governing documents of the Timbercreek Entities, are in full force and effect and there are no current dissolution, revocation or forfeiture proceedings regarding the Company, Company LP or any of the Company Subsidiaries or, to the Knowledge of the Company, any of the Timbercreek Entities.

Section 4.3 Capital Structure.

(a) The authorized capital stock of Company consists of 300,000,000 shares of Company Common Stock, 21,900 of which are classified and designated as shares of Series D Common Stock (“Series D Common Stock”), 7,400 of which are classified and designated as shares of Series E Common Stock (“Series E Common Stock”), 50,000,000 shares of preferred stock, $0.01 par value per share, 5,000,000 of which are classified and designated as shares of 9.75% Series A Cumulative Non-Convertible Company Preferred Stock (“Series A Preferred Stock”), 1,000,000 of which are classified and designated as shares of 9.75% Series B Cumulative Non-Convertible Company Preferred Stock (“Series B Preferred Stock”), 21,900,000 of which are classified and designated as shares of 8.75% Series D Cumulative Non-Convertible Company Preferred Stock (“Series D Company Preferred Stock”) and 7,400,000 of which are classified and designated as shares of 9.25% Series E Cumulative Non-Convertible Company Preferred Stock (“Series E Company Preferred Stock” and, together with Series D Company Preferred Stock, “Company Preferred Stock”). At the close of business on October 19, 2015, (i) 27,410,432.29 shares of Company Common Stock were issued and outstanding, (ii) 7,628,285 shares of Series D Company Preferred Stock) were issued and outstanding, (iii) 2,691,102 shares of Series E Company Preferred Stock were issued and outstanding, (iv) 10,000,000 shares of Company Common Stock were reserved for issuance under the Company DRIP, (v) 2,000,000 shares of Company Common Stock in the aggregate were reserved for issuance under the Company Equity Incentive Plan, (vi) 1,111,111 shares of Company Common Stock were reserved for issuance under the Company Warrants and (vii) no shares of Series D Common Stock, Series E Common Stock, Series A Preferred Stock, or Series B Preferred Stock are issued and outstanding. The only Company Warrants that are outstanding are the Company Warrants to purchase an aggregate of $10 million of shares of Company Common Stock and the Floor Price (as such term is defined in the Company Warrants) with respect to each Company Warrant after giving effect to any adjustments to the Floor Price contemplated by the terms of such Company Warrant is at least $9.00 per share. All Company Warrants will be, immediately prior to the REIT Merger Effective Time, terminated and cancelled without any further liability to the Company or its Affiliates and the Company is not required contingently or otherwise to issue any Company Common Stock with respect to the Company Warrants.

(b) Company is the sole general partner of Company LP and the Company owns, directly or indirectly, all of the general partner interests in Company LP. Section 4.3(b) of the Company Disclosure Letter sets forth, as of the date hereof, a list of all partners of the Company LP, including the number and class of general partnership

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interests held by Company in Company LP and limited partnership interests held by each such partner in Company LP. The “Conversion Factor” as set forth in the limited partnership agreement of Company LP remains at 1.0. None of the partnership interests of Company LP have been certificated.

(c) All issued and outstanding shares of the capital stock of Company are duly authorized, validly issued, fully paid and nonassessable and no class of capital stock is entitled to preemptive rights. All shares of Company Common Stock reserved for issuance as noted above, shall be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights. There are no outstanding bonds, debentures, notes or other Indebtedness of Company or Company LP having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which holders of shares of Company Common Stock may vote or holders of or other equity holders of Company LP or any Company Subsidiary may vote.

(d) All of the outstanding shares of capital stock of each of the Company Subsidiaries that is a corporation and, to the Knowledge of the Company, of each Timbercreek Entity that is a corporation, are duly authorized, validly issued, fully paid and nonassessable. All equity interests in each of the Company Subsidiaries that is a partnership or limited liability company and, to the Knowledge of the Company, each Timbercreek Entity that is a partnership or limited liability company, are duly authorized and validly issued. All shares of capital stock of (or other ownership interests in) each of the Company Subsidiaries and, to the Knowledge of the Company, each of the Timbercreek Entities, which may be issued upon exercise of outstanding options or exchange rights are duly authorized and, upon issuance will be validly issued, fully paid and nonassessable. Except as set forth on Section 4.3(d) of the Company Disclosure Letter, Company LP owns, directly or indirectly, all of the issued and outstanding capital stock and other ownership interests of each of the Company Subsidiaries and each of the Timbercreek Entities (to the extent of its interest therein), free and clear of all encumbrances other than statutory or other Liens for Taxes or assessments which are not yet due or delinquent or the validity of which is being contested in good faith by appropriate proceedings and for which adequate accruals and reserves are being maintained on Company’s financial statements (if such reserves are required pursuant to GAAP).

(e) Other than pursuant to a Company Equity Incentive Plan (including in connection with the satisfaction of withholding Tax obligations pursuant to certain awards outstanding under a Company Equity Incentive Plan in the event that the grantees fail to satisfy withholding Tax obligations), the Company DRIP, the Company Warrants and the Omnibus Agreement, there are no outstanding subscriptions, securities, options, restricted stock units, dividend equivalent rights, warrants, calls, rights, profits interests, stock appreciation rights, phantom stock, convertible securities, rights of first refusal, preemptive rights or other similar rights, agreements, arrangements, undertakings or commitments of any kind to which Company or any of the Company Subsidiaries is a party or by which any of them is bound obligating Company, Company LP or any of the Company Subsidiaries to (i) issue, transfer or sell or create, or cause to be issued, delivered or sold or created any additional shares of capital stock or other equity interests or phantom stock or other contractual rights the value of which is determined in whole or in part by the value of any equity security of Company, Company LP or any Company Subsidiary or securities convertible into or exchangeable for such shares or equity interests, (ii) issue, grant, extend or enter into any such subscriptions, securities, options, restricted stock units, dividend equivalent rights, warrants, calls, rights, profits interests, stock appreciation rights, phantom stock, convertible securities, rights of first refusal, preemptive rights or other similar rights, agreements, arrangements, undertakings or commitments, or (iii) redeem, repurchase or otherwise acquire any such shares of capital stock, securities or other equity interests. Section 4.3(e) of the Company Disclosure Letter sets forth, as of the close of business on September 25, 2015, an individualized list of each outstanding Company Equity Award and each award of Company LTIP Units, and (A) the number of Company Common Shares subject to such outstanding Company Equity Award and/or Company LTIP Unit (based on achievement of both target and maximum performance, if applicable) and (B) the grant date, vesting schedule, exercise price (if applicable), purchase price or similar pricing of such Company Equity Award and/or award of Company LTIP Units. The Company DRIP has been since July 1, 2015, and as of the date of Closing will continue to be, suspended and there are no amounts that

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have been contributed to the Company DRIP for which the applicable participant has not received the corresponding amount of Common Stock in accordance with the Company DRIP.

(f) Other than pursuant to the Corporate Governance Agreement and Organizational Documents of Company, Company LP, the Company Subsidiaries and other entities in which Company directly or indirectly owns an interest, none of Company, Company LP or any Company Subsidiary is a party to or bound by any agreements or understandings concerning the voting (including voting trusts and proxies) of any capital stock of Company or any of the Company Subsidiaries.

(g) Neither Company nor Company LP has a “poison pill” or similar equityholder rights plan.

(h) Except as set forth on Section 4.3(h) of the Company Disclosure Letter, neither Company, Company LP nor any Company Subsidiary is under any obligation, contingent or otherwise, by reason of any contract to register the offer and sale or resale of any of their securities under the Securities Act.

(i) All Company Equity Awards, were (i) in the case of Company Options, granted with an exercise price per share no lower than the “fair market value” (as defined in the applicable Company Equity Incentive Plan) of one share of Company Common Stock on the date of the corporate action effectuating the grant, (ii) granted, accounted for, reported and disclosed in accordance with the applicable Laws, accounting rules and stock exchange requirements, and (iii) validly issued and properly approved by the Company Board (or a duly authorized committee or subcommittee thereof) in compliance with all applicable Law and recorded on the Company’s financial statements in accordance with GAAP. Without limiting the generality of the preceding sentence, the Company has not engaged in any back dating, forward dating or similar activities with respect to the Company Equity Awards, and has not been the subject of any investigation by the SEC, whether current, pending, threatened or closed (in the case of any such pending or threatened investigation, to the Knowledge of the Company), with respect to any such activities.

(j) Except as set forth on Section 4.3(j) of the Company Disclosure Letter, all dividends or other distributions on the shares of Company Common Stock and any material dividends or other distributions on any securities of any Company Subsidiary which have been authorized or declared prior to the date hereof have been paid in full (except to the extent such dividends have been publicly announced and are not yet due and payable).

(k) Attached as Section 4.3(k) of the Company Disclosure Letter, is a true and accurate calculation of the Redemption Price of the Series D Company Preferred Stock and the Series E Company Preferred Stock as of September 16, 2015. To the Knowledge of the Company, no event has occurred, with notice or lapse of time or both, that would cause the Company to be required to pay any amount with respect to the Make-Whole Payment (as defined in the Company Articles Supplementary) or the Per Share Unfunded True-Up Amount at the Actual Redemption Date (as defined the Company Articles Supplementary), assuming the Actual Redemption Date occurs prior to the Outside Date.

Section 4.4 Authority.

(a) Each of Company and Company LP has all necessary and requisite corporate or partnership power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to receipt of the Company Stockholder Approval, to consummate the transactions contemplated by this Agreement to which Company or Company LP is a party, including the Mergers. The execution and delivery of this Agreement by Company and Company LP and the consummation by Company and Company LP of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate or partnership action, and no other corporate or partnership proceedings on the part of Company or Company LP are necessary to authorize this Agreement or the Mergers or to consummate the other transactions contemplated by this Agreement, subject to (i) the receipt of the Company Stockholder Approval, (ii) with respect to the REIT Merger, (x) the filing of the REIT Merger Articles of Merger with, and acceptance for record of the REIT Merger Articles

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of Merger by, the SDAT and (y) the filing of the REIT Merger Certificate of Merger with, and acceptance for record of the REIT Merger Certificate of Merger by, the DE SOS, and (iii) with respect to the Partnership Merger, the filing of the Partnership Merger Articles of Merger with, and the acceptance for record of the Partnership Merger Articles of Merger by, the SCC. This Agreement has been duly executed and delivered by Company and Company LP, and assuming due authorization, execution and delivery by Parent, REIT Merger Sub and Partnership Merger Sub, constitutes a legally valid and binding obligation of Company and Company LP enforceable against Company and Company LP in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(b) Other than directors elected by the holders of the Preferred Stock, who have abstained from voting with respect to the following matters, the Company Board has (i) unanimously determined that the terms of this Agreement are fair to and in the best interests of the Company and the holders of Company Common Stock, (ii) unanimously approved, adopted and declared advisable this Agreement, (iii) unanimously directed that this Agreement be submitted to a vote of the holders of Company Common Stock, and (iv) unanimously resolved to recommend that holders of Company Common Stock vote in favor of approval and adoption of this Agreement, the Mergers and the other transactions contemplated by this Agreement (such recommendations, the “Company Board Recommendation”), which resolutions remain in full force and effect and have not been subsequently rescinded, modified or withdrawn in any way, except as may be permitted after the date hereof by Section 7.3. The directors of the Company Board that so approved such Company Board Recommendation constitute a majority of the entire Company Board.

Section 4.5 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by each of Company and Company LP does not, and the performance of this Agreement and their respective obligations hereunder by each of Company and Company LP will not, (i) assuming receipt of the Company Stockholder Approval, conflict with or violate any provision of (A) the Company Charter or the Company Bylaws, (B) the Company Partnership Agreement, or (C) any equivalent organizational or governing document of any Company Subsidiary, (ii) assuming that all consents, approvals, authorizations and permits described in Section 4.5(b) have been obtained, all filings and notifications described in Section 4.5(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to Company, Company LP or any Company Subsidiary or by which any property or asset of Company, Company LP or any Company Subsidiary is bound, or (iii) require any notice, consent or approval (except as contemplated by Section 4.5(b) or as set forth on Section 4.5(a) of the Company Disclosure Letter) under, result in any breach of any obligation or any loss of any benefit or material increase in any cost or obligation of Company, Company LP or any Company Subsidiary under, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to any other Person any right of termination, acceleration or cancellation (with or without notice or the lapse of time or both) of, or give rise to any right of purchase, first offer or forced sale under or result in the creation of a Lien on any property or asset of Company, Company LP or any Company Subsidiary pursuant to, any note, bond, debt instrument, indenture, contract, agreement, ground lease, license, permit or other legally binding obligation to which Company, Company LP or any Company Subsidiary is a party, except, as to clauses (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other occurrences which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

(b) The execution and delivery of this Agreement by each of Company and Company LP does not, and the performance of this Agreement and their respective obligations hereunder by each of Company and Company LP will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) the filing with the SEC of (A) the Proxy Statement, and (B) such reports under, and other compliance with, the Exchange Act and the Securities Act as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) for any filings required by any state securities

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or “blue sky” Laws, (iii) (x) the filing of the REIT Merger Articles of Merger with, and the acceptance for record of the REIT Merger Articles of Merger by, the SDAT pursuant to the MGCL and (y) the filing of the REIT Merger Certificate of Merger with, and acceptance for record of the REIT Merger Certificate of Merger by, the DE SOS, (iv) the filing of the Partnership Merger Articles of Merger with, and the acceptance for record of the Partnership Merger Articles of Merger by, the SCC pursuant to the VRULPA, (v) such filings as may be required in connection with state and local Transfer Taxes, and (vi) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications which would not reasonably be expected to have a Company Material Adverse Effect.

Section 4.6 Permits; Compliance with Law.

(a) Except for the authorizations, licenses, permits, certificates, approvals, variances, exemptions, orders, franchises, certifications and clearances that are the subject of Section 4.17 and Section 4.18, which are addressed solely in those sections (the “Additional Company Permits”), Company, Company LP and each Company Subsidiary is in possession of all authorizations, licenses, permits, certificates, approvals, variances, exemptions, orders, franchises, certifications and clearances of any Governmental Authority, including building permits and certificates of occupancy, necessary for Company, Company LP and each Company Subsidiary to own, lease and, to the extent applicable, operate its properties or to carry on its respective business substantially as they are being conducted as of the date hereof (the “Company Permits”), and all such Company Permits are valid and in full force and effect, except where the failure to be in possession of, or the failure to be valid or in full force and effect of, any of Company Permits, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. All applications required to have been filed for the renewal of Company Permits (other than the Additional Company Permits) have been duly filed on a timely basis with the appropriate Governmental Authority, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, and all other filings required to have been made with respect to such Company Permits (other than the Additional Company Permits) have been duly made on a timely basis with the appropriate Governmental Authority, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Neither Company, Company LP nor any Company Subsidiary has received any written notice nor has any Knowledge indicating that Company, Company LP or any Company Subsidiary currently is not in compliance in any material respect with the terms of any Company Permit (other than the Additional Company Permits).

(b) None of Company, Company LP or any Company Subsidiary is or has been in conflict with, or in default or violation of, (i) any Law applicable to Company, Company LP or any Company Subsidiary or by which any property or asset of Company, Company LP or any Company Subsidiary is bound, (ii) the privacy policies and notices posted or disclosed by or on behalf of Company, Company LP or any Company Subsidiary or (iii) any Company Permits, except for any such conflicts, defaults, breaches or violations that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

Section 4.7 SEC Documents; Financial Statements.

(a) Company has timely filed with, or furnished (on a publicly available basis) to the SEC, all forms, documents, statements, schedules and reports required to be filed by Company with the SEC since January 1, 2011 (the forms, documents, statements and reports filed with the SEC since January 1, 2011 and those filed with the SEC since the date of this Agreement, if any, including any amendments thereto, the “Company SEC Documents”). As of their respective dates, the Company SEC Documents (other than preliminary materials) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the Company SEC Documents, at the time of filing or being furnished, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later Company SEC Documents filed or furnished and publicly available prior to the date of this Agreement. Company does not have any outstanding and

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unresolved comments from the SEC with respect to any Company SEC Documents and, to the knowledge of the Company, as of the date of this Agreement, none of the Company SEC Documents is the subject of an ongoing SEC review. No Company Subsidiary is required to file any form or report with the SEC.

(b) Company has made available to Parent complete and correct copies of all written correspondence between the SEC, on one hand, and Company, on the other hand, since January 1, 2011.

(c) The consolidated financial statements of Company, Company LP and the Company Subsidiaries included, or incorporated by reference, in the Company SEC Documents, including the related notes and schedules, complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X under the Exchange Act) and fairly presented, in all material respects, in accordance with applicable requirements of GAAP and the applicable rules and regulations of the SEC (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which are material), the consolidated financial position of Company, Company LP and the Company Subsidiaries, taken as a whole, as of their respective dates and the consolidated statements of income and the consolidated cash flows of Company, Company LP and the Company Subsidiaries for the periods presented therein, in each case, except to the extent such financial statements have been modified or superseded by later Company SEC Documents filed and publicly available prior to the date of this Agreement.

(d) Neither Company, Company LP nor any Company Subsidiary is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract or arrangement, including any contract relating to any transaction or relationship between or among Company, Company LP and any Company Subsidiary, on the one hand, and any unconsolidated Affiliate of Company, Company LP or any Company Subsidiary or iStar Apartment Holdings LLC, BREDS II Q Landmark LLC or their respective Affiliates, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC), where the result, purpose or effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, Company, any Company Subsidiary or such Company’s, Company LP’s or Company Subsidiary’s audited financial statements or other Company SEC Documents.

(e) Each of the principal executive officer of the Company and the principal financial officer of the Company (or each former principal executive officer and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder, “SOX”) with respect to the Company SEC Documents, and the statements contained in such certifications were true and accurate in all material respects on the date such certifications were made. For purposes of this Agreement, “principal executive officer” and “principal financial officer” will have the meanings given to such terms in SOX. None of the Company, Company LP or any Company Subsidiary has outstanding (nor has arranged or modified since the enactment of SOX) any “extensions of credit” (within the meaning of Section 402 of SOX) to directors or executive officers (as defined in Rule 3b-7 under the Exchange Act) of the Company, Company LP or any Company Subsidiary. The Company is otherwise in compliance with all applicable provisions of SOX, except for any non-compliance that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(f) The Company has established and maintains a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is designed to provide reasonable assurance (i) regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, (ii) that receipts and expenditures of the Company, Company LP and the Company Subsidiaries are being made only in accordance with authorizations of management and the Company Board, and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or

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disposition of the Company’s, Company LP’s and each of the Company Subsidiaries’ assets that could have a material effect on the Company’s, Company LP’s and Company Subsidiaries’ consolidated financial statements. The Company has disclosed, based on its most recent evaluation of such internal control over financial reporting prior to the date of this Agreement, to the Company’s auditors and the audit committee of the Company Board and on Section 4.7(f) of the Company Disclosure Letter (x) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” shall have the meaning assigned to them in Public Company Accounting Oversight Board Auditing Standard 2, as in effect on the date of this Agreement.

(g) The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of the Company required under the Exchange Act with respect to such reports.

(h) Attached to Section 4.7(h) of the Company Disclosure Letter is the consolidated balance sheet of the Company, Company LP and the Company Subsidiaries as of September 30, 2015, which has been prepared in good faith by the Company and, to the Knowledge of the Company, fairly presents, in all material respects, in accordance with applicable requirements of GAAP and the applicable rules and regulations of the SEC (subject to the regular quarterly review of such balance sheet by the Company’s auditors and normal, recurring adjustments, none of which are anticipated to be material), the consolidated financial position of Company, Company LP and the Company Subsidiaries, taken as a whole, as of the date thereof.

Section 4.8 Absence of Certain Changes or Events. From December 31, 2014 through the date of this Agreement and except as set forth on Section 4.8 of the Company Disclosure Letter, (i) Company, Company LP and each Company Subsidiary has conducted its business in all material respects in the ordinary course of business consistent with past practice, (ii) there has not been any Company Material Adverse Effect or any event, circumstance, change, effect, development, condition or occurrence (including the incurrence of any liabilities of any nature, whether accrued or not, contingent or otherwise or any assignment, transfer, license abandonment or other disposition of assets of the Company or any Company Subsidiary) that, individually or in the aggregate with all other events, circumstances, changes, effects, developments, conditions or occurrences, would reasonably be expected to result in a Company Material Adverse Effect, and (iii) there has not been any material change in any method of accounting or accounting practice or material change in any tax method or election by the Company or any Company Subsidiary.

Section 4.9 No Undisclosed Liabilities. Except as set forth on Section 4.9 of the Company Disclosure Letter, there are no liabilities of Company, Company LP or any of the Company Subsidiaries of any nature (whether accrued, absolute, contingent or otherwise), other than: (a) liabilities reflected or reserved against on the balance sheet of Company dated as of December 31, 2014 (including the notes thereto) as required by GAAP, (b) liabilities incurred in connection with the transactions contemplated by this Agreement, or (c) liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2014.

Section 4.10 No Default. None of Company, Company LP or any of the Company Subsidiaries or, to the Knowledge of the Company, any of the Timbercreek Entities, is in default or violation of any term, condition or provision of (a) (i) the Company Charter or the Company Bylaws, (ii) the Company Partnership Agreement, or (iii) the comparable charter or Organizational Documents or other governing documents of any of the Company Subsidiaries or Timbercreek Entities, or (b) any Existing Loan Document, except in the case of (b) for defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

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Section 4.11 Litigation. Except as set forth on Section 4.11 of the Company Disclosure Letter, (a) as of the date of this Agreement, there is no Action pending or, to the Knowledge of Company, threatened against Company, Company LP or any Company Subsidiary, and (b) neither Company, Company LP nor any Company Subsidiary, nor any of the Company Properties, or, to the Knowledge of Company, any of the Timbercreek Properties, is subject to any outstanding Order of any Governmental Authority.

Section 4.12 Taxes.

(a) Each of Company, Company LP and each Company Subsidiary has timely filed with the appropriate Governmental Authority all material Tax Returns required to be filed, taking into account any extensions of time within which to file such Tax Returns, and all such Tax Returns were true, complete and correct in all material respects. Each of Company, Company LP and each Company Subsidiary has duly paid (or there has been paid on their behalf), all material Taxes required to be paid by them, whether or not shown on any Tax Return. The most recent financial statements contained in the Company SEC Documents filed prior to the date hereof reflect an adequate reserve (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) for all Taxes payable by the Company, Company LP and the Company Subsidiaries for all taxable periods and portions thereof through the date of such financial statements, and Taxes payable by the Company, Company LP and the Company Subsidiaries on the Closing Date will not exceed such reserve as adjusted through the Closing Date in accordance with the past custom and practice of the Company, Company LP and the Company Subsidiaries in filing their Tax Returns. None of the Company, Company LP or any Company Subsidiary has any outstanding agreement, waiver or other document or arrangement extending the period for assessment or collection of material Taxes (including, but not limited to, any applicable statute of limitation), and no power of attorney with respect to any material Tax matter is currently in force with respect to the Company, Company LP or any Company Subsidiary.

(b) Company (i) for all taxable years commencing with Company’s year ending December 31, 2006 and through December 31, 2014, has been subject to taxation as a real estate investment trust within the meaning of Section 856 of the Code (a “REIT”) and has satisfied all requirements to qualify as a REIT for such years; (ii) has operated since January 1, 2015, and will continue to operate until the REIT Merger Effective Date, in a manner consistent with the requirements for qualification and taxation as a REIT; and (iii) no challenge from a Governmental Authority is pending or, to the Knowledge of Company, threatened with respect to the Company’s status as a REIT. None of the Company, Company LP or any Company Subsidiary has taken any action or omitted to take any action which would reasonably be expected to result in a successful challenge by the IRS to the Company’s status as a REIT. No Company Subsidiary is a corporation for United States federal income tax purposes. Section 4.12 of the Company Disclosure Letter sets forth a true, correct and complete list identifying each Company Subsidiary that is a partnership for Federal income tax purposes, a disregarded entity for Federal income tax purposes, a “qualified REIT subsidiary” within the meaning of Section 856(i)(2) of the Code (each a “QRS”), a corporation that qualifies as a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code (each a “Taxable REIT Subsidiary”), or any other entity treated as a corporation for Federal income tax purposes. Company’s dividends paid deduction, within the meaning of Section 561 of the Code, for each taxable year commencing with Company’s year ending December 31, 2006 and through December 31, 2014, taking into account any dividends subject to Sections 857(b)(9) or 858 of the Code, has not been less than the sum of (x) Company’s REIT taxable income, as defined in Section 857(b)(2) of the Code, determined without regard to any dividends paid deduction for such year, and (y) Company’s net capital gain for such year.

(c) (i) There are no audits, investigations by any Governmental Authority or other proceedings pending with regard to any material Taxes or Tax Returns of Company, Company LP or any Company Subsidiary; (ii) no material deficiency for Taxes of Company, Company LP or any Company Subsidiary has been claimed, proposed or assessed in writing by any Governmental Authority, which deficiency has not yet been settled; (iii) neither Company, Company LP nor any Company Subsidiary has waived any statute of limitations with respect to the assessment of material Taxes or agreed to any extension of time with respect to any material Tax assessment or deficiency for any open tax year; (iv) except as set forth on Section 4.12(c) of the Company Disclosure Letter,

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neither Company, Company LP nor any Company Subsidiary currently is the beneficiary of any extension of time within which to file any material Tax Return; and (v) neither Company, Company LP nor any of the Company Subsidiaries has entered into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law).

(d) Each Company Subsidiary that is a partnership, joint venture or limited liability company and that has not elected to be a Taxable REIT Subsidiary has been since its formation treated for United States federal income tax purposes as a partnership or disregarded entity, as the case may be, and not as a corporation or an association taxable as a corporation whose separate existence is respected for federal income tax purposes.

(e) Neither Company, Company LP nor any Company Subsidiary holds any asset the disposition of which would be subject to (or to rules similar to) Section 1374 of the Code (assuming for this purpose that the “recognition period,” as defined in Section 1374 of the Code, is in all cases 10 years) or the “prohibited transactions” Tax under Section 857(b)(6), nor has it disposed of any such asset during its current taxable year.

(f) For all taxable years commencing with Company’s year ending December 31, 2006, Company, Company LP and the Company Subsidiaries have not incurred (i) any material liability for Taxes under Sections 856(c), 857(b), 857(f), 860(c) or 4981 of the Code or any rules similar to Section 1374 of the Code which have not been previously paid, (ii) none of Company, Company LP or any Company Subsidiary has incurred any material liability for Tax other than (A) in the ordinary course of business consistent with past practice, or (B) transfer or similar Taxes arising in connection with sales of property. No event has occurred, and no condition or circumstances exists, which presents a material risk that any material liability for Taxes described in the preceding sentence will be imposed upon Company, Company LP or any Company Subsidiary

(g) Company, Company LP and the Company Subsidiaries have complied, in all material respects, with all applicable Laws relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446, 3402 and 1471 through 1474 of the Code or similar provisions under any state and foreign Laws) and have duly and timely withheld and, in each case, have paid over to the appropriate taxing authorities all material amounts required to be so withheld and paid over on or prior to the due date thereof under all applicable Laws.

(h) Except as set forth in Section 4.12(h) of the Company Disclosure Letter, there are no Company Tax Protection Agreements (as hereinafter defined) in force at the date of this Agreement, and no person has raised in writing a claim against Company, Company LP or any Company Subsidiary for any breach of any Company Tax Protection Agreements and the Company and the Company LP have been and are in full compliance with the obligations under such agreements except to the extent the obligations under such agreements have been waived or terminated. Neither the Company nor Company LP owes any amount under any Company Tax Protection Agreement. As used herein, “Company Tax Protection Agreements” means any written agreement to which Company, Company LP or any Company Subsidiary is a party pursuant to which: (i) any liability to holders of limited partnership interests in a Company Subsidiary Partnership relating to Taxes may arise, whether or not as a result of the consummation of the transactions contemplated by this Agreement, and/or (ii) in connection with the deferral of income Taxes of a holder of limited partnership interests or limited liability company in a Company Subsidiary Partnership, Company or the Company Subsidiaries have agreed to (A) maintain a minimum level of debt, continue a particular debt or provide rights to guarantee debt, (B) retain or not dispose of assets, (C) make or refrain from making Tax elections, and/or (D) only dispose of assets in a particular manner or requiring the payment of Tax indemnification or reimbursement. As used herein, “Company Subsidiary Partnership” means each of Company LP and any other Company Subsidiary that is a partnership for United States federal income tax purposes.

(i) There are no Tax Liens upon any property or assets of Company, Company LP or any Company Subsidiary, except Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

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(j) There are no Tax allocation or sharing agreements or similar arrangements with respect to or involving Company, Company LP or any Company Subsidiary (other than (A) any agreement or arrangement either solely between the Company and any Company Subsidiary or solely between or among any two or more Company Subsidiaries, (B) customary arrangements under commercial contracts or borrowings entered into in the ordinary course of business, and (C) Company Tax Protection Agreements), and after the Closing Date neither Company, Company LP nor any Company Subsidiary shall be bound by any such Tax allocation or Tax sharing agreements, Tax Protection Agreements or similar arrangements or have any liability thereunder for amounts due in respect of periods prior to the Closing Date.

(k) Neither Company, Company LP nor any Company Subsidiary has requested, has received or is subject to any written ruling of a Governmental Authority or has entered into any written agreement with a Governmental Authority with respect to any Taxes.

(l) Neither Company, Company LP nor any Company Subsidiary (i) has been a member of an affiliated group filing a consolidated federal income Tax Return or (ii) has any liability for the Taxes of any Person (other than any Company Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

(m) Neither Company, Company LP nor any Company Subsidiary has participated in any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

(n) None of Company, Company LP or any Company Subsidiary has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two (2) years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with transactions contemplated by this Agreement.

(o) No written power of attorney that has been granted by Company, Company LP or any Company Subsidiary (other than to Company, Company LP or a Company Subsidiary) currently is in force with respect to any matter relating to Taxes.

(p) The Company does not have any earnings and profits attributable to itself or any other corporation accumulated in any non-REIT year within the meaning of Section 857 of the Code.

(q) The aggregate federal income tax basis (as determined immediately prior to the consummation of any transactions contemplated pursuant to this Agreement) of the assets that will be transferred to REIT Merger Sub in the Merger exceeds the amount of the Company’s liabilities that REIT Merger Sub is assuming from the Company and taking the assets subject to, as determined for federal income tax purposes.

(r) Section 4.12(r)(i) of the Company Disclosure Letter sets forth the agreed upon appraised value of each of the Company Owned Properties named therein (such Company Owned Properties, the “G&E Included Assets”) as of the date set forth opposite such Included Asset in Section 4.12(r)(i) of the Company Disclosure Letter. The G&E Included Assets constitute all of the Included Assets (as defined in the Company Partnership Agreement). Section 4.12(r)(ii) of the Company Disclosure Letter sets forth (i) the amount of indebtedness securing the Included Assets as of the date hereof, (ii) the cumulative amount of distributions made to Company and to any Limited Partners (as defined in the Company Partnership Agreement) (other than Grubb & Ellis REIT Advisor, LLC (“Grubb & Ellis”)) with respect to Company Partnership Units issued in connection with the acquisition of the Included Assets from the inception of Company LP through the date hereof plus the amount of any distributions with respect to Company Partnership Units that have been announced but not yet made to the Company and to any Limited Partners, (iii) the Invested Capital (as defined in the Company Partnership Agreement) as of the date hereof (excluding Invested Capital relating to the Separate Asset Value (as defined in

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the Company Partnership Agreement)), (iv) the capital value of any Company Partnership Units issued in connection with the acquisition of the Included Assets to the Limited Partners (other than Grubb & Ellis) as valued by Company as of the date of such issuance, and (v) the Return (as defined in the Company Partnership Agreement) that has accrued with respect to such Invested Capital of Company and that has accrued to any Limited Partners (other than Grubb & Ellis) with respect to Company Partnership Units issued in connection with the acquisition of the Included Assets for the period from the inception of Company LP through the date hereof. Based on the appraised values set forth in Section 4.12(r)(i) of the Company Disclosure Letter and the amounts set forth in Section 4.12(r)(ii) of the Company Disclosure Letter, upon consummation of the Mergers, no amounts will be payable by Company or Company LP to Grubb & Ellis as a result of the redemption of the Incentive Limited Partnership Interest (as defined in the Company Partnership Agreement) for the Deferred Termination Amount (as defined in the Company Partnership Agreement). Section 4.12(r)(iii) sets forth the names of any officer or director of the Company, Company LP or the Company Subsidiaries that has any rights to receive, or has beneficial ownership of any Person entitled to receive, any portion of the Deferred Termination Amount.

Section 4.13 Benefit Plans.

(a) Section 4.13(a)(i) of the Company Disclosure Letter lists all Benefit Plans, in each case, to which the Company, Company LP, any Company Subsidiary or any of their ERISA Affiliates is a party, with respect to which the Company, Company LP, any Company Subsidiary or any of their ERISA Affiliates has or could have any current or future obligation or liability (contingent or otherwise), or under which any of the current or former employees, officers, directors or independent contractors of the Company, Company LP, any Company Subsidiary or any of their ERISA Affiliates (or any of their dependents thereof) has any present or future right to compensation or benefits (all such plans, programs, arrangements, contracts or agreements, collectively, the “Plans”). The Company has made available to Parent, to the extent applicable, copies, which are correct and complete in all material respects, of the following: (i) the Plans to the extent in written form (or to the extent not in written form, an accurate written description of all of the material terms of such Plan), (ii) the annual reports (Form 5500s) filed with the IRS for the last three plan years, (iii) the most recently received IRS determination letter or opinion letter, if any, relating to a Plan, (iv) the most recently prepared actuarial report or financial statement, if any, relating to a Plan, (v) the most recent summary plan description for such Plan and all modifications thereto, (vi) any related trust agreement or other funding instrument, and (vii) all material correspondence with the Department of Labor, the IRS or any other governmental entity with respect to any Plan for the last three plan years. Except as set forth in Section 4.13(a)(ii) of the Company Disclosure Letter, the Company sponsors no employee benefits plans for non-U.S. employees. Except as specifically provided in the foregoing documents delivered or made available to the Parent, there are no amendments to any Plan that have been adopted or approved, nor has the Company, Company LP or any Company Subsidiary undertaken to make any such amendments or to adopt or approve any new Plan and none of the Company, Company LP, any Company Subsidiary or any of their ERISA Affiliates has any commitment to establish any new benefit plan, program or arrangement.

(b) Each Plan has been established, funded and operated in all material respects in accordance with its terms and the requirements of all applicable Laws, including ERISA and the Code. Except as would not reasonably be expected to result in a material liability to the Company, Company LP or any Company Subsidiary, no non-exempt “prohibited transaction,” within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Plan. Each Plan that is in any part a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) has been operated and maintained since January 1, 2005 in compliance with Section 409A of the Code and the regulations and other administrative guidance promulgated thereunder. Except as set forth on Section 4.13(b) of the Company Disclosure Letter, no individual is entitled to any gross-up, make-whole or other additional payment from the Company, Company LP or any Company Subsidiary in respect of any tax (including Federal, state, local or foreign income, excise or other taxes (including taxes imposed under Section 409A or Section 4999 of the Code)) or interest or penalty related thereto. No Action (including any investigation, audit or other administrative proceeding) is pending or,

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to the Knowledge of the Company, threatened or anticipated, with respect to any Plan (other than claims for benefits in the ordinary course) nor are there facts or circumstances that exist that could reasonably give rise to any such actions.

(c) Each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS that the Company, Company LP and each Company Subsidiary is currently entitled to rely upon, or is entitled to rely on a favorable opinion issued by the IRS, and except as would not reasonably be expected to have a Company Material Adverse Effect, no fact or event has occurred since the date of such determination letter or letters from the IRS that would reasonably be expected to adversely affect the qualified status of any such Plan.

(d) None of the Company nor any ERISA Affiliate, has ever sponsored, maintained or had any obligation with respect to any employee benefit plan that (i) is subject to the provisions of Section 302 or Title IV of ERISA or Section 412 of the Code, (ii) is an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code, (iii) is a voluntary employee beneficiary association, (iv) is a multiemployer plan within the meaning of Section 3(37) of ERISA, (v) is a multiple employer plan as defined in Section 413 of the Code, or (vi) is a “funded welfare plan” within the meaning of Section 419 of the Code. None of the Company nor any ERISA Affiliate has ever incurred or reasonably expects to incur any material liability pursuant to Title I or Title IV of ERISA (including any Controlled Group Liability) or any foreign Law or regulation relating to employee benefit plans, whether contingent or otherwise. Except as set forth on Section 4.13(d) of the Company Disclosure Letter, neither the Company nor any Company Subsidiary has any obligation with respect to any employee benefit plan that provides for any post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees of the Company, Company LP or any Company Subsidiary, except as required by Section 4980B of the Code or similar state Law.

(e) Except as set forth in Section 4.13(e)(i) of the Company Disclosure Letter or as otherwise specifically contemplated by this Agreement with respect to the Company Equity Awards, neither the execution or delivery of this Agreement nor the consummation of the Mergers and the transactions contemplated hereby will (either alone or in conjunction with any other event (whether contingent or otherwise)) result in or cause the vesting, exercisability, funding, acceleration of payment or delivery of, or increase in the amount or value of, any payment, right or other benefit otherwise due to any current or former employee, officer, director or other service provider of the Company or any ERISA Affiliate. Except as set forth in Section 4.13(e)(ii) of the Company Disclosure Letter, neither the execution or delivery of this Agreement nor the consummation of the Mergers and the transactions contemplated hereby will (either alone or in conjunction with any other event (whether contingent or otherwise)) (x) entitle any current or former employee, officer, director or service provider of Company or any ERISA Affiliate to severance pay, unemployment compensation or any other similar termination payment, or (y) result in any amount failing to be deductible by reason of Section 280G of the Code. Except as set forth in Section 4.13(e)(iii) of the Company Disclosure Letter, neither the Company nor any ERISA Affiliate has any indemnity obligation on or after the Effective Time for any Taxes imposed under Section 4999 or 409A of the Code. The Company has provided Parent with reasonable estimates of the potential excess parachute payments (within the meaning of Section 280G of the Code), if any, paid or payable by the Company, Company LP or any Company Subsidiary in connection with the transactions contemplated by this Agreement, either as a result of the transactions contemplated by this Agreement or in conjunction with any other event.

(f) With respect to each Plan, all contributions (including all employer contributions and employee salary reduction contributions) that are due have been made within the time periods prescribed by ERISA and the Code and applicable Law, and all contributions for any period ending on or before the Closing Date that are not yet due have been made or properly accrued in accordance with GAAP.

(g) Any individual who performs services for the Company, Company LP or any Company Subsidiary and who is not treated as an employee for federal income tax purposes by the Company or the Company Subsidiaries is not an employee under applicable Law for any purpose including, without limitation, for tax

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withholding purposes or Plan purposes. Each of the Company, Company LP and each Company Subsidiary has no material liability by reason of an individual who performs or performed services for the Company, Company LP or any Company Subsidiary in any capacity being improperly excluded from participating in any Plan or any person being improperly allowed to participate in any Plan.

(h) For purposes of this Section 4.13(h), “Controlled Group Liability” means any and all liabilities (i) under Title IV of ERISA, (ii) under Section 302 of ERISA, (iii) under Sections 412 and 4971 of the Code, (iv) resulting from a violation of the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code or the group health plan requirements of Sections 601 et seq. of the Code and Section 601 et seq. of ERISA, and (v) under corresponding or similar provisions of foreign Laws or regulations.

Section 4.14 Labor Matters.

(a) Except as set forth in Section 4.14(a) of the Company Disclosure Letter, none of Company, Company LP or any Company Subsidiary is a party to or bound by any collective bargaining agreement, trade union or other labor union contract applicable to persons employed by Company, Company LP or any Company Subsidiary. Except as set forth in Section 4.14(a) of the Company Disclosure Letter (i) none of Company, Company LP or any Company Subsidiary has breached or otherwise failed to comply, in any material respect, with any provision of any such agreement or contract described in the preceding sentence, and there are no grievances outstanding against Company, Company LP or any Company Subsidiary under such agreement or contract, (ii) none of the employees of Company, Company LP or any Company Subsidiary is represented by a union or similar labor organization, (iii) to the Knowledge of the Company, no union organizing efforts have been conducted within the last five (5) years or are now being conducted, and (iv) there is no, and, to the Knowledge of the Company, there has not been a threatened strike, slowdown, work stoppage, lockout or other material labor dispute by or with respect to any employees of Company, Company LP or any Company Subsidiary.

(b) Each of Company, Company LP and each Company Subsidiary is in compliance in all material respects with all applicable Laws relating to the employment of labor and employment, including all applicable Laws relating to wages, hours, collective bargaining, unemployment compensation, employment discrimination, civil rights, immigration control, employee classification, safety and health, workers’ compensation, pay equity, information privacy and security, and the collection and payment of withholding and/or social security taxes. None of Company, Company LP or any Company Subsidiary is delinquent in paying, or has otherwise failed to pay, any wages due to any employee or group of employees. None of Company, Company LP or any Company Subsidiary has incurred any material liability or obligation under the Worker Adjustment and Retraining Notification Act or any similar state or local Law that remains unsatisfied.

(c) There are no (i) unfair labor practice charges or complaints against Company, Company LP or any Company Subsidiary pending before the National Labor Relations Board or any other labor relations tribunal or authority and, to the Knowledge of the Company, no such representations, claims or petitions are threatened, or (ii) representation claims or petitions pending before the National Labor Relations Board or any other labor relations tribunal or authority.

Section 4.15 Information Supplied. None of the information relating to Company, Company LP and the Company Subsidiaries contained in the Proxy Statement or that is provided by Company, Company LP and the Company Subsidiaries for inclusion or incorporation by reference in any other document filed with any Governmental Authority in connection with the transactions contemplated by this Agreement will (a) in the case of the Proxy Statement, at the time of the mailing thereof or at the time the Company Stockholder Meeting is to be held, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (b) with respect to any other document to be filed by Company with the SEC in connection with the Mergers or the other transactions contemplated by this Agreement, at the time of its filing

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with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will (with respect to Company, its officers and directors, Company LP and the Company Subsidiaries) comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act; provided, that no representation or warranty is made hereunder with respect to statements made or incorporated by reference by Parent.

Section 4.16 Intellectual Property. Except as set forth in Section 4.16 to the Company Disclosure Letter, neither Company, Company LP nor any Company Subsidiary: (i) owns any registered trademarks, patents, copyrights or Internet domain names, (ii) has any pending applications, registrations or recordings for any trademarks, patents or copyrights, or (iii) is a party to any licenses, contracts or agreements with respect to use, registration or ownership by (A) Company, Company LP or any Company Subsidiary of any material Intellectual Property (other than any license of commercially available software in the ordinary course of business that does not obligate the Company, Company or any Company Subsidiary to make aggregate expenditures in excess of $100,000) or (B) by any other Person of any material Intellectual Property owned by the Company. The material registered Intellectual Property set forth on Section 4.16 of the Company Disclosure Letter is unexpired and, to the Knowledge of the Company, valid and enforceable. To the Knowledge of Company, no Intellectual Property used by Company, Company LP or any of the Company Subsidiaries infringes or otherwise violates or is alleged to infringe or otherwise violate any Intellectual Property rights of any third party. No claims are pending contesting the validity, enforceability, ownership or use of any material Intellectual Property owned by the Company or alleging that the Company, Company LP or any of the Company Subsidiaries infringes or otherwise violates any Intellectual Property Rights of any third person in any material respect. To the Knowledge of Company, no Person is misappropriating, infringing or otherwise violating any Intellectual Property of Company, Company LP or any Company Subsidiary. Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, Company, Company LP and the Company Subsidiaries own or are licensed to use, or otherwise possess valid rights to use, all Intellectual Property necessary to conduct the business of Company, Company LP and the Company Subsidiaries as it is currently conducted. Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, none of Company, Company LP or any Company Subsidiary has experienced any interruption to, or any breach of the security of, its information technology systems, or any personal or other sensitive information in its possession or under its control.

Section 4.17 Environmental Matters. Except as set forth in Section 4.17 of the Company Disclosure Letter, or, other than with respect to Section 4.17(h), as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:

(a) Company, Company LP, each Company Subsidiary and, to the Knowledge of the Company, each Timbercreek Entity, are in compliance with all Environmental Laws.

(b) Company, Company LP, each Company Subsidiary and, to the Knowledge of the Company, each Timbercreek Entity, have all Environmental Permits necessary to conduct their current operations and are in compliance with their respective Environmental Permits, and all such Environmental Permits are in good standing.

(c) Neither Company, Company LP nor any Company Subsidiary nor, to the Knowledge of the Company, any Timbercreek Entity, has received any written notice, demand, letter or claim alleging that Company, Company LP or any such Company Subsidiary or Timbercreek Entity is in violation of, or liable under, any Environmental Law or that any Order has been issued against Company, Company LP or any Company Subsidiary or Timbercreek Entity which remains unresolved. There is no Action pending, or, to the Knowledge of Company, threatened against Company, Company LP or any Company Subsidiary or, to the Knowledge of the Company, any Timbercreek Entity, under any Environmental Law.

(d) Neither Company, Company LP nor any Company Subsidiary has entered into or agreed to any Order or is subject to any judgment, decree or judicial, administrative or compliance order relating to compliance

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with or liability under Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Substances and no Action is pending or, to the Knowledge of Company, threatened against Company, Company LP or any Company Subsidiary under any Environmental Law.

(e) Neither Company, Company LP nor any Company Subsidiary has become subject to or assumed, either by contract or, to the Knowledge of Company, by operation of Law, any liability under any Environmental Law or relating to the release of any Hazardous Substances, or is an indemnitor in connection with any threatened or asserted claim by any third-party indemnitee for any liability under any Environmental Law or relating to the release of any Hazardous Substances.

(f) Neither Company, Company LP nor any Company Subsidiary has caused, and to the Knowledge of Company, no third party has caused any release, storage, disposal, handling, transportation or treatment of, or exposed any Person to, a Hazardous Substance that would be required to be investigated or remediated by or has otherwise given rise to any material liability of Company, Company LP or any Company Subsidiary under any Environmental Law.

(g) Except in compliance with all applicable Environmental Law, there is no site to which Company, Company LP or any Company Subsidiary has transported or arranged for the transport of Hazardous Substances which, to the Knowledge of Company, is or may become the subject of any Action under Environmental Law.

(h) Company, Company LP and the Company Subsidiaries have made available to Parent all material environmental audits, reports and other environmental documents relating to their or their Affiliates’ or predecessors’ past or current properties, facilities or operations that are in their possession or under their reasonable control.

Section 4.18 Properties.

(a) Section 4.18(a)(i) of the Company Disclosure Letter sets forth a list of the address of each Company Owned Property. With respect to each Company Owned Property, the Company, Company LP or a Company Subsidiary owns good and marketable fee simple title to such Company Owned Property, free and clear of Liens, except for Company Permitted Liens. Section 4.18(a)(ii) of the Company Disclosure Letter sets forth a list of each real property which, as of the date of this Agreement, is under contract by Company, Company LP or a Company Subsidiary for purchase by Company, Company LP or such Company Subsidiary.

(b) Neither Company, Company LP nor any of the Company Subsidiaries has received written notice (and to the Knowledge of Company, there is no basis for the issuance of any such notice) (i) that any certificate, permit or license from any Governmental Authority having jurisdiction over any of the Company Properties or any of the Timbercreek Properties or any agreement, easement or other right of an unlimited duration that is necessary to permit the lawful use and operation of the buildings and improvements on any of the Company Properties or Timbercreek Properties or that is necessary to permit the lawful use and operation of all utilities, parking areas, retention ponds, driveways, roads and other means of egress and ingress to and from any of the Company Properties or Timbercreek Properties is not in full force and effect as of the date of this Agreement (or of any pending written threat of modification or cancellation of any of same), except for such failures to be in full force and effect that, individually, or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, or (ii) of any uncured violation of any Laws affecting any of the Company Properties which, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

(c) No certificate, variance, permit or license from any Governmental Authority having jurisdiction over any of the Company Properties or any agreement, easement or other right that is necessary to permit the current use of the buildings and improvements on any of the Company Properties or, to the Knowledge of the

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Company, any of the Timbercreek Properties or that is necessary to permit the current use of all parking areas, driveways, roads and other means of egress and ingress to and from any of the Company Properties or, to the Knowledge of the Company, any of the Timbercreek Properties has failed to be obtained or is not in full force and effect, and neither Company, Company LP nor any Company Subsidiary has received written notice (and to the Knowledge of Company, there is no basis for the issuance of any such notice) of any outstanding threat of modification or cancellation of any such certificate, variance, permit or license, except for any of the foregoing as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 4.18(c) of the Company Disclosure Letter, no condemnation, eminent domain or similar proceeding has occurred or is pending, or to the Knowledge of Company, is threatened, with respect to any owned Company Property, or, to the Knowledge of the Company, any Timbercreek Property, and neither Company, Company LP nor any Company Subsidiary has received any written notice (and to the Knowledge of Company, there is no basis for the issuance of any such notice) to the effect that (i) any condemnation or rezoning proceedings are threatened with respect to any of Company Properties or Timbercreek Properties or (ii) any zoning regulation or ordinance (including with respect to parking), Board of Fire Underwriters rules, building, fire, health or other Law has been violated (and remains in violation) for any Company Property or Timbercreek Properties.

(d) Section 4.18(d) of the Company Disclosure Letter sets forth the address of each Company Leased Property, if any, and a true and complete list of all Leases (including all amendments, extensions, renewals, guaranties and other agreements with respect thereto) for each such Company Leased Property (including the date and name of the parties to such Lease document). True and complete (in all material respects) copies of all Leases affecting the interest of Company, Company LP or any Company Subsidiary in Company Properties in effect as of the date hereof, have been made available to Parent. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, or as set forth in Section 4.18(d) of the Company Disclosure Letter, (u) either Company, Company LP or a Company Subsidiary owns good and marketable leasehold title to each of the Company Leased Properties, free and clear of Liens, except for Company Permitted Liens; (v) the transactions contemplated by this Agreement do not require the consent of any other party to such Lease, will not result in a breach or default under such Lease, or otherwise cause such Lease to cease to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing, (w) except for the Company Leases, none of Company, Company LP or any Company Subsidiary has subleased, licensed or otherwise granted any Person the right to use or occupy such Company Leased Property or any portion thereof; (x) neither Company, Company LP nor any Company Subsidiary is and, to the Knowledge of Company, and no other party is in breach or violation of, or default under, any Lease; (y) no event has occurred that would result in a breach or violation of, or a default under, any Lease by Company, Company LP or any Company Subsidiary or any other party thereto (in each case, with or without notice or lapse of time); and (z) each Lease is valid, binding and enforceable in accordance with its terms and is in full force and effect with respect to Company, Company LP or a Company Subsidiary and, to the Knowledge of Company, with respect to the other parties thereto, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law).

(e) Except as set forth on the Company Title Insurance Policies, there are no pending Tax abatements or exemptions specifically affecting any Company Properties or, to the Knowledge of the Company, any Timbercreek Properties, and Company, Company LP and Company Subsidiaries have not received any written notice (and to the Knowledge of Company, there is no basis for the issuance of any such notice) of any proposed increase in the assessed valuation of any Company Property or, to the Knowledge of the Company, any Timbercreek Property, or of any proposed public improvement assessments that, in any of the foregoing, will result in the Taxes or assessments payable in the next tax period increasing by an amount material to Company, Company LP and Company Subsidiaries or to the Timbercreek Entities, considered as a whole.

(f) There are no (i) unexpired option to purchase agreements, rights of first refusal or first offer or any other rights to purchase or otherwise acquire any Company Property or any portion thereof or a direct or indirect

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interest therein, or (ii) other outstanding rights or agreements to enter into any contract for sale, ground lease or letter of intent to sell or ground lease any Company Property or any portion thereof or a direct or indirect interest therein that is owned by any Company Subsidiary, which, in each case, is in favor of any party other than Company or a Company Subsidiary (a “Company Third Party”). Neither the Company, nor Company LP nor any Company Subsidiary, is a party to any agreement or option to purchase any real property or interest therein.

(g) Except pursuant to a Company Lease, or any Lease affecting any Company Property, none of Company, Company LP or any Company Subsidiary is a party to any agreement pursuant to which Company, Company LP or any Company Subsidiary manages or manages the development of any real property for any Company Third Party.

(h) For each Company Property, policies of (i) title insurance have been issued insuring, as of the effective date of each such insurance policy, fee simple title interest held by Company, Company LP or the applicable Company Subsidiary with respect to the Company Properties that are not subject to the ground leases, and (ii) leasehold insurance have been issued insuring, as of the effective date of each such insurance policy, the leasehold interest that Company, Company LP, or the applicable Company Subsidiary holds with respect to each Company Property that is subject to a ground lease (each, a “Company Title Insurance Policy” and, collectively, the “Company Title Insurance Policies”). A true and complete copy of each Company Title Insurance Policy and the title exception documents referenced therein has been made available to Parent. No written claim has been made against any Company Title Insurance Policy, nor, to the Knowledge of Company does any fact or condition exist that would give rise to a claim, against any Company Title Insurance Policy, which, individually or in the aggregate, would be material to any Company Property.

(i) Section 4.18(i) of the Company Disclosure Letter lists each Company Property that is (i) under development as of the date hereof (other than normal repair and maintenance), and describes the status of such development as of the date hereof or (ii) subject to a binding agreement for development or commencement of construction by Company, a Company Subsidiary, in each case other than those pertaining to customary capital repairs, replacements and other similar correction of deferred maintenance items in the ordinary course of business.

(j) Section 4.18(j) of the Company Disclosure Letter lists all contracts under which a third party provides property management services to Company, Company LP or a Company Subsidiary, or under which Company, Company LP or a Company Subsidiary provides property management services to a third party (the “Management Agreements”), the parties thereto (other than Company, Company LP, or a Company Subsidiary) and identifies the Company Properties or third party properties, as applicable, managed pursuant to such Management Agreements. A true and complete copy of each Management Agreement has been made available to Parent, and except as would not, individually or in the aggregate, reasonably be expected to be material to any Company Property or as set forth in Section 4.18(j) of the Company Disclosure Letter, with respect to each Management Agreement, (i) none of Company, Company LP or any Company Subsidiary is and, to the Knowledge of Company, no other party is in breach or violation of, or default under, such Management Agreement, (ii) no event has occurred that would result in a breach or violation of, or a default under, such Management Agreement by Company, Company LP or any Company Subsidiary, or, to the Knowledge of Company, any other party thereto (in each case, with or without notice or lapse of time); and (iii) such Management Agreement is valid, binding and enforceable in accordance with its terms and is in full force and effect with respect to Company, Company LP or a Company Subsidiary and, to the Knowledge of Company, with respect to the other parties thereto, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law).

(k) Company and the Company Subsidiaries have good and valid title to, or a valid and enforceable leasehold interest in, or other right to use, all personal property (including computer hardware and network equipment) owned, used or held for use by them as of the date of this Agreement (other than property owned by

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tenants and used or held in connection with the applicable tenancy), and such property is in good working order and condition, except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. None of Company’s or any of the Company’s Subsidiaries’ ownership of or leasehold interest in any such personal property is subject to any Liens, except for Company Permitted Liens and Liens that would not reasonably be expected to have a Company Material Adverse Effect.

(l) To the Knowledge of Company, (i) there are no structural defects, latent defects, violation of Law or other facts or conditions relating to any Company Property that have, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and (ii) there is no physical damage to any Company Property that have, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect for which there is not insurance in effect covering the cost of the restoration and the loss of revenue, subject to reasonable deductibles and retention limits.

(m) Company, Company LP and Company Subsidiaries, and, to the Knowledge of the Company, the Timbercreek Entities, do not own any real property other than the Company Owned Property and the Timbercreek Owned Property and do not lease, sublease or otherwise occupy any real property owned by a third party other than the Company Leased Property and Timbercreek Leased Property.

(n) With respect to the Company Leases, (i) there are no leasing, brokerage commissions or security deposits due to any party relating to any Company Leases, (ii) Company, Company LP or a Company Subsidiary is the sole owner of the lessor’s interest in all of the Company Leases and, to the Knowledge of Company, each Company Lease has been duly and validly executed and delivered by the parties thereto, is in full force and effect, and is a valid, binding and enforceable obligation of the tenants thereunder and (iii) to the Knowledge of Company, none of the Company, Company LP or any Company Subsidiary is in breach or default under any Company Lease.

Section 4.19 Material Contracts

(a) Except for contracts filed as exhibits to the Company SEC Documents or as set forth in Section 4.19(a) of the Company Disclosure Letter, as of the date of this Agreement, neither Company, Company LP nor any Company Subsidiary is a party to or bound by any Contract that, as of the date hereof:

(i) is required to be filed as an exhibit to the Company Annual Report on Form 10-K pursuant to Item 601(b)(2), (4), (9) or (10) of Regulation S-K promulgated under the Securities Act and that has not been so filed as of the date of this Agreement;

(ii) obligates Company, Company LP or any Company Subsidiary to make non-contingent aggregate annual expenditures (other than principal and/or interest payments or the deposit of other reserves with respect to debt obligations) in excess of $250,000 over the remaining term of such contract and is not cancelable within ninety (90) days without material penalty to Company, Company LP or any Company Subsidiary, except for any Company Lease or any ground lease pursuant to which any third party is a lessee or sublessee on any Company Property;

(iii) contains any non-compete or exclusivity provisions with respect to any line of business or geographic area that restricts the business of Company, Company LP or any Company Subsidiary, or that otherwise restricts the lines of business conducted by Company, Company LP or any Company Subsidiary or the geographic area in which Company, Company LP or any Company Subsidiary may conduct business, except for radius restrictions that may be contained in Company Leases entered into in the ordinary course of business consistent with past practice;

(iv) is a Contract (other than the Company Charter, Company Bylaws, Company Partnership Agreement or Organizational Document of a Company Subsidiary or indemnification agreements provided to

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Parent) that obligates Company, Company LP or any Company Subsidiary to indemnify any past or present directors, officers, trustees, employees and agents of Company, Company LP or any Company Subsidiary, or, except in the ordinary course of business, any other Person, pursuant to which Company, Company LP or a Company Subsidiary is the indemnitor;

(v) is a collective bargaining agreement or similar agreement with any trade union, works council or other labor organization;

(vi) is for the engagement of any person on a full-time, part-time, or consulting basis and providing for annual compensation in excess of $100,000;

(vii) is a settlement, conciliation, or similar Contract with any Governmental Authority or that imposes any material monetary or non-monetary obligations upon Company, Company LP or any Company Subsidiary after the date of this Agreement;

(viii) is a management Contract with a third party whereby the Company, Company LP or a Company Subsidiary provides property management services for any property in which the Company, Company LP or a Company Subsidiary does not own 100% of the interests in such property;

(ix) provides for potential liability on the part of the Company, Company LP or any Company Subsidiary in respect of any purchase price adjustment, earn-out or contingent purchase price that, in each case, could reasonably be expected to result in future payments of more than $1,000,000; or relates to the settlement or proposed settlement of any Action, which involves the issuance of equity securities or the payment of an amount in excess of $1,000,000;

(x) contains an option, right of first offer, right of first refusal or other right for the acquisition or sale of assets after the date of this Agreement (other than sales or acquisitions of personal property and equipment in the ordinary course of business);

(xi) contains an option, right of first offer, right of first refusal or otherwise requires Company, Company LP or any Company Subsidiary to dispose of or acquire assets or properties (other than in connection with the expiration of a Company Lease or a ground lease pursuant to which any third party is a lessee or sublessee on any Company Property), or involves any pending or contemplated merger, consolidation or similar business combination transaction, except for any Company Lease or any ground lease pursuant to which any third party is a lessee or sublessee on any Company Property, or any similar Contract to which the Company, Company LP or any Company Subsidiary has been bound over the last two years;

(xii) constitutes a regulatory agreement or similar Contract that requires that any portion of Company Property be leased or sold to any persons set forth in such agreement or on specified terms and conditions;

(xiii) requires payment of material commissions (other than apartment leasing commissions or apartment brokerage fees, in each case, incurred in the ordinary course of business) or material tenant improvement costs, allowances or other concessions;

(xiv) would prevent or materially delay the Company’s or Company LP’s ability to consummate the transactions contemplated by this Agreement;

(xv) obligate the Company, Company or any Company Subsidiary (or upon the consummation of the Mergers would obligate the REIT Surviving Entity, the Partnership Surviving Entity or any of their respective subsidiaries) to conduct business on an exclusive or preferential basis with any third party;

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(xvi) contains any covenant granting “most favored nation” status that, following the consummation of the Mergers, would restrict actions in any material respect taken by Parent, the REIT Surviving Entity, the Partnership Surviving Entity and/or their respective subsidiaries or Affiliates;

(xvii) contains a standstill or similar Contract pursuant to which the Company, Company LP or any Company Subsidiary has agreed not to acquire assets or securities of the other party or any of its Affiliates;

(xviii) is material to the business of the Company, Company LP or any Company Subsidiary and under which the Company, Company LP or any Company Subsidiary expressly grants or expressly obtains any license to Intellectual Property, other than software licenses entered into in the ordinary course of business;

(xix) contains a put, call or similar right pursuant to which the Company, Company LP or any Company Subsidiary could be required to purchase or sell, as applicable, any equity interests of any Person or assets that have a fair market value or purchase price of more than $1,000,000; or

(xx) constitutes a joint venture, partnership, limited liability company agreement or other similar agreement between Company, Company LP or any Company Subsidiary, on the one hand, and any third party, on the other hand; or

(xxi) constitutes a loan to any Person (other than a wholly-owned Company Subsidiary) by Company, Company LP or any Company Subsidiary (other than advances made pursuant to and expressly disclosed in Company Leases or in the ordinary course of business pursuant to any disbursement agreement, development agreement, or development addendum entered into in connection with a Company Lease with respect to the development, construction, or equipping of Company Properties or the funding of improvements to Company Properties).

(b) Each Contract in any of the categories set forth in Section 4.19(a) to which Company, Company LP or any Company Subsidiary is a party or by which it is bound as of the date hereof, together with the contracts set forth on Section 4.28 to the Company Disclosure Letter, is referred to herein as a “Company Material Contract.”

(c) Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, each Company Material Contract is legal, valid, binding and enforceable on Company, Company LP and each Company Subsidiary that is a party thereto and, to the Knowledge of Company, each other party thereto, and is in full force and effect, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law). Except as, would not reasonably be expected to have a Company Material Adverse Effect, Company, Company LP and each Company Subsidiary has performed all obligations required to be performed by it under each Company Material Contract and, to the Knowledge of Company, each other party thereto has performed all obligations required to be performed by it under such Company Material Contract. None of Company, Company LP or any Company Subsidiary, nor, to the Knowledge of Company, any other party thereto, is in material breach or violation of, or default under, any Company Material Contract, and no event has occurred that, with notice or lapse of time or both, would constitute a violation, breach or default under any Company Material Contract, except where in each case such breach, violation or default would not be material to the Company, Company LP and Company Subsidiaries, taken as a whole. None of Company, Company LP or any Company Subsidiary has received written notice of any violation or default under any Company Material Contract, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. None of Company, Company LP or any Company Subsidiary has received written notice of termination under any Company Material Contract, and, to the Knowledge of Company, no party to any Company Material Contract has threatened to cancel any Company Material Contract, except as would not be material to the Company, Company LP and Company Subsidiaries, taken as a whole. The Company has made available to

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Parent copies of all Company Material Contracts (including any amendments or other modifications thereto), which copies are true, correct and complete in all material respects.

Section 4.20 Insurance. Company has made available to Parent copies of all material insurance policies and all material fidelity bonds or other material insurance contracts providing coverage for all Company Properties (the “Company Insurance Policies”). The Company Insurance Policies include all material insurance policies and all material fidelity bonds or other material insurance service contracts required by any ground lease. Except as individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, all premiums due and payable under all Company Insurance Policies have been paid, and Company, Company LP and the Company Subsidiaries have otherwise complied in all material respects with the terms and conditions of all Company Insurance Policies. To the Knowledge of Company, such Company Insurance Policies are valid and enforceable in accordance with their terms and are in full force and effect. No written notice of cancellation or termination has been received by Company, Company LP or any Company Subsidiary with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation.

Section 4.21 Opinion of Financial Advisors. The Company Board has received the written opinion of each of Citigroup Global Markets Inc. (“Citigroup”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“BofA Merrill Lynch”) (or its oral opinion to be confirmed in writing), as of the date of this Agreement, to the effect that, subject to the assumptions, qualifications and limitations set forth in such opinion, the consideration to be received in the REIT Merger by the holders of Company Common Stock (excluding any wholly-owned Company Subsidiary, Parent and any wholly-owned Parent Subsidiary) is fair, from a financial point of view, to such holders.

Section 4.22 Approval Required. With respect to the Company, the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock and Company Preferred Stock entitled to vote (the “Company Stockholder Approval”) is the only vote of holders of securities of Company required to approve this Agreement, the REIT Merger and the other transactions contemplated by this Agreement. With respect to Company LP, the affirmative vote of the Company, in its capacity as the general partner of Company LP, is the only vote required to approve the Partnership Merger and the other transactions contemplated by this Agreement.

Section 4.23 Brokers; Financial Advisors. Except for the fees and expenses payable to BofA Merrill Lynch and Citigroup, no broker, investment banker or other Person is entitled to any financial advisory, broker’s, finder’s or other similar fee or commission in connection with the Mergers and the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Company, Company LP or any Company Subsidiary. The Company has made available to Parent true, correct and complete copies of the engagement letters of Citigroup and BofA Merrill Lynch. The aggregate amount payable by the Company, Company LP and the Company Subsidiaries to Citigroup, BofA Merrill Lynch, and Evercore Group L.L.C. or their Affiliates in connection with investment banking, deal arrangement, financial advisory or similar services, in connection with the transaction contemplated hereby or otherwise, does not exceed $18,500,000.00.

Section 4.24 Investment Company Act. Neither Company, Company LP nor any Company Subsidiary is required to be registered as an investment company under the Investment Company Act.

Section 4.25 Takeover Statutes. The Company Board has taken all action necessary to render inapplicable to the REIT Merger and the other transactions contemplated by this Agreement, the restrictions on business combinations contained in Subtitle 6 of Title 3 of the MGCL and Subtitle 7 of Title 3 of the MGCL. No other “business combination,” “control share acquisition,” “fair price,” “moratorium” or other takeover or anti-takeover statute or similar federal or state Law (collectively, “Takeover Statutes”) is applicable to this Agreement, the Mergers or the other transactions contemplated by this Agreement.

Section 4.26 Related Party Transactions. Except for this Agreement or as set forth in the Company SEC Documents filed through and including the date of this Agreement or as permitted by this Agreement, from January 1, 2015 through the date of this Agreement there have been no transactions, agreements, arrangements or

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understandings between Company, Company LP or any Company Subsidiary, on the one hand, and any Affiliates (other than the Company Subsidiaries) of Company, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC. Section 4.26 of the Company Disclosure Letter sets forth each agreement between Company, Company LP or any Company Subsidiary, on the one hand, and any Affiliates (other than the Company Subsidiaries) of Company, on the other hand (each, a “Company Related Party Agreement”).

Section 4.27 No Dissenters’ Rights. No dissenters’ or appraisal rights, or rights of objecting stockholders, shall be available with respect to the Mergers or the other transactions contemplated by this Agreement, including any remedy under Sections 3-201 et seq. of the MGCL.

Section 4.28 Existing Indebtedness.

(a) There are no material agreements, documents or other instruments evidencing or securing Indebtedness, including outstanding commitments under any lines of credit, to which the Company, Company LP or any of the Company Subsidiaries is a party or by which Company, Company LP or any of the Company Subsidiaries or any of their respective properties or assets are bound, including all loans encumbering the Company Properties (the “Existing Loans”) other than those agreements, documents or other instruments evidencing and/or securing the Existing Loans set forth on Section 4.28 of the Company Disclosure Letter (the “Existing Loan Documents”). The Company has made available to Parent true, correct and complete copies of all Existing Loan Documents together with all material amendments and other modifications thereto.

(b) Section 4.28 of the Company Disclosure Letter indicates whether an Existing Loan Document is in respect of a Company Property and lists the outstanding principal balance due, maturity date, interest rate, outstanding principal and accrued interest balances in respect of each loan comprising the Existing Loans of the date indicated thereon. Except as set forth on Section 4.28 of the Company Disclosure Letter, there are no escrows, reserves or deposits or letters of credits held or established in connection with the Existing Loans. The Existing Loans do not encumber any real property other than the Company Properties set forth on Section 4.28 of the Company Disclosure Letter (the “Encumbered Properties”).

(c) The Existing Loan Documents are in full force and effect with respect to the Company, Company LP or the applicable Company Subsidiaries, as applicable, and, to the Knowledge of the Company, with respect to the other parties thereto. None of the Company, Company LP or any Company Subsidiary is in default in any material respect, nor has it received written notice that it is in default in any material respect, under the Existing Loan Documents that remains uncured or which will not be cured prior to the Closing Date, and, to the Knowledge of the Company, no other party is in breach or violation of, or default under, any Existing Loan Document. The Company, Company LP and each of the Company Subsidiaries, as to the applicable Encumbered Property, is current in all payments of principal and interest due under each Existing Loan Document applicable to it through the most recent scheduled payment date. No event has occurred which would result in a breach or violation of, or a default under, any Existing Loan Document by the Company, Company LP or any Company Subsidiary, or to the Knowledge of the Company, any other party thereto (in each case, with or without notice or lapse of time or both).

Section 4.29 OFAC. None of (a) the Company, (b) Company LP, (c) any Company Subsidiary and (d) to the knowledge of the Company, their respective directors, managers, officers, employees and agents, in each case, (i) is a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of the Executive Order, (ii) engages in any dealings or transactions prohibited by Section 2 of the Executive Order, or is otherwise associated with any such person in any manner that violates Section 2 of the Executive Order or (iii) is a person on the list of “Specially Designated Nationals and Blocked Persons” or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

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Section 4.30 Anti-Terrorism Laws. Each of the Company, Company LP and the Company Subsidiaries and their respective directors, managers, officers, employees and, to the knowledge of the Company and the Company Subsidiaries, agents is in compliance with the Sanctions Laws and Regulations and Laws related to bribery or anti-corruption.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF PARENT, REIT MERGER SUB AND PARTNERSHIP

MERGER SUB

Except as set forth in a disclosure letter with numbering corresponding to the numbering of this Article 5 delivered by Parent, REIT Merger Sub and Partnership Merger Sub to Company and Company LP prior to the execution and delivery of this Agreement (the “Parent Disclosure Letter”) (it being acknowledged and agreed that disclosure of any item in any section or subsection of the Parent Disclosure Letter shall be deemed disclosed with respect to any other section or subsection of this Agreement to the extent the applicability of such disclosure to such other section or subsection is reasonably apparent on the face of such disclosure (it being understood that to be so reasonably apparent it is not required that the other Sections be cross-referenced); provided, that nothing in the Parent Disclosure Letter is intended to broaden the scope of any representation or warranty of Parent, REIT Merger Sub and Partnership Merger Sub made herein and no reference to or disclosure of any item or other matter in the Parent Disclosure Letter shall be construed as an admission or indication that (1) such item or other matter is material, (2) such item or other matter is required to be referred to in the Parent Disclosure Letter or (3) any breach or violation of applicable Laws or any contract, agreement, arrangement or understanding to which Parent or its Affiliates is a party exists or has actually occurred), each of Parent, REIT Merger Sub and Partnership Merger Sub hereby, jointly and severally, represents and warrants to Company and Company LP that:

Section 5.1 Organization and Qualification. Parent is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. REIT Merger Sub is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware. Partnership Merger Sub is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Virginia. Each of Parent, REIT Merger Sub and Partnership Merger Sub has the requisite organizational power and authority and any necessary governmental authorization to own, lease and, to the extent applicable, operate its properties and to carry on its business as it is now being conducted and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

Section 5.2 Authority.

(a) Each of Parent, REIT Merger Sub and Partnership Merger Sub has the requisite limited liability company or partnership power and authority, as applicable, to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement to which each of Parent, REIT Merger Sub and Partnership Merger Sub is a party, including the Mergers. The execution and delivery of this Agreement by each of Parent, REIT Merger Sub and Partnership Merger Sub and the consummation by each of Parent, REIT Merger Sub and Partnership Merger Sub of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary limited liability company or partnership action, and no other limited liability company or partnership proceedings on the part of each of Parent, REIT Merger Sub and Partnership Merger Sub are necessary to authorize this Agreement or the Mergers or to consummate the other transactions contemplated by this Agreement, subject, with respect to the Mergers, to the filing of the REIT Merger Articles of Merger with, and acceptance for record of the Articles of Merger by, the SDAT, the filing of the Partnership Merger Articles of Merger with, and the acceptance for record

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of the Partnership Merger Articles of Merger by, the SCC. This Agreement has been duly executed and delivered by each of Parent, REIT Merger Sub and Partnership Merger Sub and assuming due authorization, execution and delivery by Company and Company LP, constitutes a legally valid and binding obligation of each of Parent, REIT Merger Sub and Partnership Merger Sub, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(b) Parent has approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, which resolutions remain in full force and effect and have not been subsequently rescinded, modified or withdrawn in any way. In addition, Parent, in its capacity as the sole member of the general partnership of REIT Merger Sub, and REIT Merger Sub, in its capacity as the sole member of the general partner of Partnership Merger Sub, have taken all actions required for the execution of this Agreement by REIT Merger Sub and Partnership Merger Sub, respectively, and to adopt and approve this Agreement and to approve the consummation by REIT Merger Sub and Partnership Merger Sub, as applicable, of the Mergers and the other transactions contemplated by this Agreement.

Section 5.3 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by each of Parent, REIT Merger Sub and Partnership Merger Sub does not, and the performance of this Agreement and its obligations hereunder will not, (i) conflict with or violate any provision of any organizational or governing document of Parent, REIT Merger Sub or Partnership Merger Sub, (ii) assuming that all consents, approvals, authorizations and permits described in Section 5.3(b) have been obtained, all filings and notifications described in Section 5.3(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to each of Parent, REIT Merger Sub and Partnership Merger Sub or by which any property or asset of each of Parent, REIT Merger Sub and Partnership Merger Sub is bound, or (iii) require any consent or approval (except as contemplated by Section 5.3(b)) under, result in any breach of any obligation or any loss of any benefit or material increase in any cost or obligation of Parent, REIT Merger Sub or Partnership Merger Sub under, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to any other Person any right of termination, acceleration or cancellation (with or without notice or the lapse of time or both) of, or give rise to any right of purchase, first offer or forced sale under or result in the creation of a Lien on any property or asset of Parent, REIT Merger Sub or Partnership Merger Sub pursuant to, any note, bond, debt instrument, indenture, contract, agreement, ground lease, license, permit or other legally binding obligation to which Parent, REIT Merger Sub or Partnership Merger Sub is a party except, as to clauses (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other occurrences which, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

(b) The execution and delivery of this Agreement by each of Parent, REIT Merger Sub and Partnership Merger Sub does not, and the performance of this Agreement by each of Parent, REIT Merger Sub and Partnership Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) the filing with the SEC of (A) the Proxy Statement, and (B) such reports under, and other compliance with, the Exchange Act and the Securities Act as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) for any filings required by any state securities or “blue sky” Laws, (iii) the filing of the REIT Merger Articles of Merger with, and the acceptance of the REIT Merger Articles of Merger for record by, SDAT pursuant to the MGCL, (iv) the filing of the Partnership Merger Articles of Merger with, and the acceptance of the Partnership Merger Articles of Merger by, the SCC pursuant to the VRULPA, (v) such filings as may be required in connection with state and local Transfer Taxes, and (vi) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

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Section 5.4 Litigation. Except as individually or in the aggregate, would not be expected to have a Parent Material Adverse Effect, as of the date of this Agreement, (a) there is no Action pending or, to the Knowledge of Parent, threatened in writing against Parent, REIT Merger Sub, Partnership Merger Sub or any Parent Subsidiary, and (b) neither Parent, REIT Merger Sub, Partnership Merger Sub nor any Parent Subsidiary, nor any of their respective properties, is subject to any outstanding Order of any Governmental Authority.

Section 5.5 Information Supplied. None of the information supplied by Parent, REIT Merger Sub, Partnership Merger Sub and the Parent Subsidiaries for inclusion or incorporation by reference in the Proxy Statement or any other document filed with any other Governmental Authority in connection with the transactions contemplated by this Agreement will (a) in the case of the Proxy Statement, at the time of the mailing thereof or at the time the Company Stockholder Meeting is to be held, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (b) with respect to any other document to be filed by Company with the SEC in connection with the Mergers or the other transactions contemplated by this Agreement, at the time of its filing with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation is made by Parent, REIT Merger Sub or Partnership Merger Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company, Company LP or any Company Subsidiary in connection with the preparation of the Proxy Statement or any other document to be filed by Company, Company LP or any Company Subsidiary with the SEC in connection with the Mergers or the other transactions contemplated by this Agreement for inclusion or incorporation by reference therein.

Section 5.6 Brokers. No broker, investment banker or other Person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the Mergers and the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of Parent, REIT Merger Sub or Partnership Merger Sub.

Section 5.7 Available Funds; Guarantees.

(a) On the Closing Date, Parent will have available, all funds necessary (i) to pay the REIT Merger Consideration and the Partnership Merger Consideration, (ii) to satisfy the obligations of Parent, REIT Merger Sub and Partnership Merger Sub set forth in this Agreement, including in connection with the Mergers and the other transactions contemplated hereby, and (ii) to pay all related expenses required to be paid by Parent and the REIT Surviving Entity. The obligations of Parent hereunder are not subject to any conditions regarding the ability of Parent, REIT Merger Sub or Partnership Merger Sub to obtain financing.

(b) Section 5.7(b) of the Parent Disclosure Letter sets forth a true, correct and complete copy of an executed commitment letter (the “Financing Commitment”) from SOF-X US Holdings, L.P. to provide Parent with equity financing (the “Financing”). The Financing Commitment is a legal, valid and binding obligation of Parent and, to the knowledge of Parent, each of the other parties thereto. The Financing Commitment has not been amended or modified prior to the date of this Agreement, and as of the date hereof the respective commitments contained in the Financing Commitment have not been withdrawn or rescinded in any respect. As of the date hereof, the Financing Commitment is in full force and effect. There are no conditions precedent or other contingencies related to the funding of the full amount of the Financing, other than as set forth in or contemplated by the Financing Commitment. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent, and to the knowledge of Parent, any other parties thereto, under the Financing Commitment. As of the date hereof, Parent reasonably believes that it will be able to satisfy the conditions to the Financing contemplated by the Financing Commitment and that the Financing will be made available to Parent on the Closing Date. Parent will provide to Company any amendments to the Financing Commitment, or any notices given in connection therewith, as promptly as possible (but in any event within twenty-four (24) hours following receipt of such notices and amendments).

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(c) Concurrently with the execution of this Agreement, Parent has delivered to Company a guarantee (the “Guarantee”) executed by SOF-X US Holdings, L.P. (the “Guarantor”), the form of which is attached hereto as Exhibit A, in favor of Company with respect to certain obligations of the Parent, REIT Merger Sub, and Partnership Merger Sub in connection with this Agreement. The Guarantee is in full force and effect and constitutes a valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). No event has occurred, which, with or without notice, lapse of time or both, would constitute a default on the part of the Guarantor under such Guarantee.

Section 5.8 No Agreements with Company Related Parties. As of the date of this Agreement, none of Parent, REIT Merger Sub or Partnership Merger Sub nor any of their respective Affiliates has entered into any agreement (written or oral) with any Affiliate of Company or any of the employees, officers or directors of Company or their Affiliates that is currently in effect or that would become effective in the future (upon consummation of the Mergers or otherwise) with respect to the Company, Company LP or any Company Subsidiary that has not been disclosed.

ARTICLE 6

COVENANTS RELATING TO CONDUCT OF BUSINESS PENDING THE MERGERS

Section 6.1 Conduct of Business by Company and Company LP.

(a) Each of Company and Company LP covenants and agrees that, between the date of this Agreement and the earlier to occur of the REIT Merger Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 9.1 (the “Interim Period”), except to the extent required by Law, as may be consented to in advance in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), as may be expressly required or permitted pursuant to this Agreement, or as set forth in Section 6.1 of the Company Disclosure Letter, Company shall, and shall cause each of the Company Subsidiaries to, (i) conduct its business in the ordinary course and in a manner consistent with past practice in all material respects (including, for avoidance of doubt, by using reasonable best efforts to address any force majeure events, subject to compliance with the consent rights of Parent in this Section 6.1), and (ii) use its reasonable best efforts to (A) maintain its material assets and properties (including the Company Properties) in their current condition (normal wear and tear and damage caused by casualty or by any reason outside of Company, Company LP or any Company Subsidiary’s control excepted), (B) preserve intact in all material respects its current business organization, goodwill, ongoing businesses and significant relationships with third parties, (C) keep available the services of its present officers, (D) maintain all Company Insurance Policies or substitutes therefor, and (E) maintain the status of Company as a REIT.

(b) Without limiting the foregoing, Company covenants and agrees that, during the Interim Period, except to the extent required by Law, as may be consented to in writing by Parent (which consent shall not in any case be unreasonably withheld, delayed or conditioned, except with respect to the consent for any action prohibited by Section 6.1(b)(viii), which such consent may be withheld in the sole discretion of Parent), as may be expressly required or permitted by this Agreement, or as set forth in Section 6.1 of the Company Disclosure Letter, Company shall not, and shall not cause or permit any Company Subsidiary to, do any of the following:

(i) amend or propose to amend (A) the Company Charter, the Company Bylaws or the Company Partnership Agreement, (B) such equivalent organizational or governing documents of any Company Subsidiary material to Company, Company LP and the Company Subsidiaries, taken as a whole, if such amendment would be materially adverse to Company or Parent, or (C) waive the Ownership Limit (as defined in the Company Charter) under the Company Charter;

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(ii) split, combine, reclassify or subdivide any shares of stock or other equity securities or ownership interests of Company, Company LP or any Company Subsidiary (other than any wholly-owned Company Subsidiary);

(iii) declare, set aside or pay any dividend on or make any other distributions (whether in cash, stock, property or otherwise) with respect to shares of capital stock of Company, Company LP or any Company Subsidiary or other equity securities or ownership interests in Company, Company LP or any Company Subsidiary, except for (A) the declaration and payment by Company of regular monthly dividends on Series D Company Preferred Stock in accordance with the Organizational Documents or in connection with the refinancings contemplated by Section 6.1(b)(viii)(C), (B) the declaration and payment by Company of regular monthly dividends on Series E Company Preferred Stock in accordance with the Organizational Documents or in connection with the refinancings contemplated by Section 6.1(b)(viii)(C), (C) the declaration and payment of dividends or other distributions by any directly or indirectly wholly-owned Company Subsidiary to its parent entity, (D) distributions by any Company Subsidiary or any other entity in which Company owns an interest that is not wholly-owned, directly or indirectly, by Company, in accordance with the Organizational Documents of such Company Subsidiary or other entity in which Company owns an interest; (E) dividends not to exceed $0.025 per share of Company Common Stock or Company Partnership Unit per month; provided that for the month during which the Closing Date occurs, such dividends per share of Company Common Stock or Company Partnership Unit shall not exceed $0.025 times a fraction of which (x) the numerator is the number of days between the first day of such month and the Closing Date and (y) the denominator is the number of days in such month; and (F) dividends and distributions on the Company Common Stock and the Company Partnership Units that are necessary for the Company to maintain its status as a REIT, including under Sections 858 or 860 of the Code, and to avoid or reduce the imposition of any entity level income or excise Tax under the Code, to the extent such distributions and dividends are in excess of dividends paid pursuant to clauses (A), (B) and (E) of this Section 6.1(b)(iii); provided, however, that with respect to clause (F) only, the authorization, declaration and payment of any such dividends or distributions shall reduce the REIT Merger Consideration and the Partnership Merger Consideration, as applicable, on a dollar-for-dollar basis;

(iv) redeem, repurchase or otherwise acquire fair value in, directly or indirectly, any shares of its capital stock or other equity interests of Company, Company LP or a Company Subsidiary, other than (A) the redemption or exchange of Company Partnership Units pursuant to and in accordance with the provisions of the Company Partnership Agreement, provided Company shall have exercised its right under the Company Partnership Agreement to deliver shares of Company Common Stock in satisfaction of Company LP’s redemption obligation, (B) the acquisition by Company of shares of Company Common Stock in connection with the surrender of shares of Company Common Stock by holders of Company Options in order to pay the exercise price of such Company Option and Taxes withheld in connection with the exercise of Company Options, (C) the withholding of shares of Company Common Stock to satisfy withholding Tax obligations with respect to awards granted pursuant to the Company Equity Incentive Plans, (D) the acquisition by the Company in the ordinary course of business consistent with past practice in connection with the forfeiture of awards pursuant to the terms of an agreement or a Company Equity Incentive Plan upon termination of employment or service of an award holder, or (E) a redemption of the Series D Preferred Stock or Series E Preferred Stock solely to the extent using the net proceeds of a refinancing permitted by Section 6.1(b)(viii)(C);

(v) except for transactions among Company and one or more wholly-owned Company Subsidiaries or among one or more wholly-owned Company Subsidiaries, or as otherwise contemplated in Section 6.1(b)(iv)(A), issue, deliver, sell, pledge, dispose, encumber or grant any shares of Company or any of the Company Subsidiaries’ capital stock, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of Company or any of the Company Subsidiaries’ capital stock or other equity interests; provided, however, that Company may issue shares of Company Common Stock (A) upon the vesting of any Company Option or Company Restricted Stock, or upon payment with respect to any Company Restricted Stock Unit or Company LTIP outstanding as of the date of this Agreement or as may be granted after the date of this Agreement under Section 6.1(b)(xiv), and (B) pursuant to a Company Equity Incentive Plan to the extent required under the terms of the applicable Company Equity Incentive Plan;

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(vi) except as set forth on Section 6.1(b)(vi) of the Company Disclosure Letter, acquire or agree to acquire (including by merger, consolidation or acquisition of stock or assets) any real property, personal property (other than personal property at a total cost of less than $100,000 in the aggregate), corporation, partnership, limited liability company, other business organization or any division or material amount of assets thereof, except acquisitions by Company, Company LP or any wholly-owned Company Subsidiary of or from an existing wholly-owned Company Subsidiary;

(vii) sell, mortgage, pledge, assign, transfer, dispose of or encumber, or effect a deed in lieu of foreclosure with respect to, any property or assets, except for Company Permitted Liens or in connection with the refinancings contemplated by Section 6.1(b)(viii)(C);

(viii) incur, create, assume, refinance, replace or prepay any Indebtedness for borrowed money or issue or amend the terms of any debt securities of Company, Company LP or any of the Company Subsidiaries, or assume, guarantee or endorse, or otherwise become responsible (whether directly, contingently or otherwise) for the Indebtedness of any other Person (other than a wholly-owned Company Subsidiary), except (A) Indebtedness incurred under Company’s existing revolving credit facilities in the ordinary course of business consistent with past practice (provided that there shall be no increase in the aggregate principal commitments of such facilities) (including to the extent necessary to pay dividends permitted by Section 6.1(b)(iii); (B) funding any transactions permitted by this Section 6.1(b); and (C) Indebtedness for borrowed money incurred solely with respect to the refinancing of Indebtedness encumbering the properties set forth in Section 6.1(b)(viii)(C) of the Company Disclosure Letter and on the terms set forth on Section 6.1(b)(viii)(C) of the Company Disclosure Letter with respect to such properties; provided, that, (1) the Federal Home Loan Mortgage Corporation (“FHLMC”) is the lender of such Indebtedness, (2) such Indebtedness shall be without recourse to Parent, Company, Company LP or their Affiliates (subject only to customary non-recourse carve-outs), (3) the terms of such Indebtedness do not provide that a default under any other Indebtedness of the Company, Company LP or any Company Subsidiaries would constitute a default or event of default under such Indebtedness or otherwise contain a cross-default provision, (4) the maximum origination fee with respect to any Indebtedness payable to (a) FHLMC and its Affiliates (as the case may be) shall not exceed in the aggregate 0.1% of the total principal amount of such Indebtedness and (b) CBRE Group, Inc. and its Affiliates (as the case may be) shall not exceed in the aggregate 0.5% of the total principal amount of such Indebtedness, (5) the Company keeps Parent reasonably informed of the status of the negotiations and material terms of such refinancing, including by promptly responding to any reasonable requests for information by Parent regarding such refinancing, and (6) the net proceeds of such refinancing may only be (w) used to pay dividends on or redeem the Series D Preferred Stock or the Series E Preferred Stock, (x) used to repay amounts outstanding under the Secured Credit Facility solely to the extent such repayment is with respect to Indebtedness encumbering the properties set forth in Section 6.1(b)(viii)(C) of the Company Disclosure Letter (and the corresponding Liens are released in connection with such repayment), (y) used to repay amounts outstanding under the Line of Credit, or (z) retained as cash on the balance sheet of the Company, Company LP or their Subsidiaries;

(ix) (x) make any loans, advances or capital contributions to, or investments in, any other Person (including to any of its officers, directors, Affiliates, agents or consultants or iStar Apartment Holdings LLC, BREDS II Q Landmark LLC or their Affiliates), make any change in its existing borrowing or lending arrangements for or on behalf of such Persons, or enter into any “keep well” or similar agreement to maintain the financial condition of another entity, other than (A) by Company, Company LP or a Company Subsidiary to Company, Company LP, a Company Subsidiary or another entity in which Company directly or indirectly owns an interest, (B) loans, advances or investments required to be made under any of the Company Leases or ground leases in effect on the date hereof pursuant to which any third party is a lessee or sub lessee on any Company Property or any existing joint venture arrangements to which a Company Subsidiary is a party as of the date of this Agreement, and (C) investments permitted pursuant to Section 6.1(b)(vi) or (y) authorize, or enter into any commitment for, any new capital expenditure (such authorized or committed new capital expenditures being referred to hereinafter as the “Capital Expenditures”) other than (1) Capital Expenditures in the ordinary course of business and consistent with the monthly budgets and the property-level budgets of Company, copies of which

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are attached to Section 6.1(b)(ix)(y) of the Company Disclosure Letter (provided that Capital Expenditures shall be deemed to be consistent with the applicable monthly budget of Company if the aggregate amount of such Capital Expenditures in any applicable month does not exceed 110% of the sum of (I) the aggregate amount budgeted therefor as reflected in the applicable monthly budget plus (II) any unspent budget amount for any month prior to the applicable month during 2015); (2) any Capital Expenditure required to be made at a property by a lender of Indebtedness encumbering such property; (3) any recurring capital expenditures with respect to any Company Property, not to exceed in the aggregate (together with all other Company Properties) the product of (a) $5,431,250 multiplied by (b) a fraction, the numerator of which is the number of days after the date hereof and prior to the Closing and the denominator of which is 365 and (3) any other individual Capital Expenditures not exceeding $25,000 individually or $250,000 in the aggregate;

(x) except as set forth in Section 6.1(b)(x) to the Company Disclosure Letter or in connection with a refinancing permitted by Section 6.1(b)(viii)(C), enter into, renew, modify, amend or terminate, or waive, release, compromise or assign any rights or claims under, any Company Material Contract (or any contract that, if existing as of the date hereof, would be a Company Material Contract), other than (A) any termination or renewal in accordance with the terms of any existing Company Material Contract that occurs automatically without any action (other than notice of renewal) by Company, Company LP or any Company Subsidiary, (B) the entry into any modification or amendment of, or waiver or consent under, any mortgage or related agreement to which Company, Company LP or any Company Subsidiary is a party as required or necessitated by this Agreement or transactions contemplated hereby (provided, that any such modification, amendment, waiver or consent does not increase the principal amount thereunder or otherwise materially adversely affect Company, Company LP or any Company Subsidiary), or (C) as may be reasonably necessary to comply with the terms of this Agreement;

(xi) make any payment, direct or indirect, of any liability of Company, Company LP or any Company Subsidiary before the same comes due in accordance with its terms, other than (A) payment of any liability, except for Indebtedness, in the ordinary course of business consistent with past practice, (B) payment of Indebtedness as it becomes due in accordance with its terms, including payments made within sixty (60) days of scheduled maturity, or (C) in connection with dispositions of Company Properties or refinancings of any Indebtedness otherwise permitted hereunder;

(xii) waive, release, assign, settle or compromise any claim or Action, other than waivers, releases, assignments, settlements or compromises that (A) with respect to the payment of monetary damages, (1) involve only the payment of any payment payable under an insurance policy insuring Company, Company LP or a Company Subsidiary or (2) either are (x) equal to or less than the amounts specifically reserved with respect thereto on the most recent balance sheet of Company included in the Company SEC Documents filed and publicly available prior to the date of this Agreement or (y) do not exceed $50,000 individually (other than any claim or Action involving any employees of the Company, Company LP or any Company Subsidiary or any Affiliate of the Company, Company LP or any Company Subsidiary (other than Company, Company LP or any Company Subsidiary)), (B) do not involve the imposition of injunctive relief against Company, Company LP or any Company Subsidiary, the Partnership Surviving Entity or the REIT Surviving Entity, or (C) do not provide for any admission of material liability by Company or any of the Company Subsidiaries, excluding in each case any such matter relating to Taxes (which, for the avoidance of doubt, shall be covered by Section 6.1(b)(xviii));

(xiii) (A) hire or terminate (without cause) any non-executive employee or service provider with an aggregate annual compensation opportunity of more than $100,000, executive, officer or director of Company or appoint any Person to a position of executive officer or director of Company, Company LP or any Company Subsidiary (other than to replace any officer that departs after the date of this Agreement), (B) accelerate the timing of or increase in any manner the amount, rate, payment (or funding) or terms of compensation, bonuses or benefits of any of Company’s employees or directors, (C) increase benefits payable under any existing severance, change-in-control, retention or termination pay policies, (D) enter into, or adopt any employment, deferred compensation, bonus, severance or retirement contract or other compensation or Benefit Plan, other than ordinary

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employee holiday bonuses as set forth in Section 6.1(b)(xiii)(C) of the Company Disclosure Letter in an amount not to exceed $100,000 in the aggregate, or (E) increase the salary or wage rate of any employee of the Company, Company LP or Company Subsidiary, except that the salary or wage rate of any property-level employee may be increased not in excess of 3% in connection with the Company’s normal annual review practices;

(xiv) except as may be specifically required under a Company Equity Incentive Plan or Company Benefit Plan and which, in each case, is described on Schedule 6.1 of the Company Disclosure Letter, grant, confer, award, or modify the terms of any options, convertible securities, restricted stock, phantom shares, equity-based compensation or other rights to acquire, or denominated in, any of the Company’s, Company LP’s or any of the Company Subsidiaries’ capital stock or other voting securities or equity interests (except as explicitly required by the terms of any unexercisable options or other equity awards outstanding on the date of this Agreement);

(xv) fail to maintain all financial books and records in all material respects in accordance with GAAP or make any material change to its methods of accounting in effect at January 1, 2015, except as required by a change in GAAP or in applicable Law, or make any change with respect to accounting policies, principles or practices unless required by GAAP or the SEC;

(xvi) enter into any new line of business;

(xvii) fail to duly and timely file all material reports and other material documents required to be filed with any Governmental Authority, subject to extensions permitted by Law;

(xviii) enter into or modify in a manner adverse to Company or Company LP any Company Tax Protection Agreement, make, change or rescind any material election relating to Taxes, change a material method of Tax accounting, amend any material Tax Return, settle or compromise any material federal, state, local or foreign Tax liability, audit, claim or assessment, enter into any material closing agreement related to Taxes, or knowingly surrender any right to claim any material Tax refund, except, in each case, (A) to the extent required by Law, or (B) to the extent necessary (x) to preserve Company’s qualification as a REIT under the Code, or (y) to qualify or preserve the status of any Company Subsidiary as a disregarded entity or partnership for United States federal income tax purposes or as a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code, as the case may be;

(xix) take any action that would, or fail to take any action, the failure of which to be taken would, reasonably be expected to cause Company to fail to qualify as a REIT;

(xx) adopt a plan of merger, complete or partial liquidation or resolutions providing for or authorizing such merger, liquidation or a dissolution, consolidation, recapitalization or bankruptcy reorganization (other than this Agreement), except in connection with any transaction permitted by Section 6.1(b)(vi) or 6.1(b)(vii);

(xxi) form any new funds or joint ventures;

(xxii) amend or modify the compensation terms or any other obligations of Company contained in the engagement letter with BofA Merrill Lynch and Citigroup in a manner adverse to Company, Company LP or any Company Subsidiary, the REIT Surviving Entity or Partnership Surviving Entity or engage other financial advisers in connection with the transactions contemplated by this Agreement;

(xxiii) except to the extent permitted by Section 7.3, take any action that would, or would reasonably be expected to, prevent or delay the consummation of the transactions contemplated by this Agreement on or prior to the Outside Date;

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(xxiv) fail to use reasonable best efforts to maintain in full force and effect the existing insurance policies or to replace such insurance policies with reasonably comparable insurance policies, to the extent available on commercially reasonable terms, covering the Company, Company LP, Company Properties, Company Subsidiaries and their respective properties, assets and businesses;

(xxv) initiate or consent to any material zoning reclassification of any owned or material leased Company Properties or any material change to any approved site plan, special use permit, planned unit development approval or other land use entitlement affecting any owned or material leased Company Properties;

(xxvi) enter into any contract, agreement, commitment or arrangement between Company, Company LP or any Company Subsidiary, on the one hand, and any Affiliates (other than the Company Subsidiaries) of Company, on the other hand;

(xxvii) implement any employee layoffs implicating the Worker Adjustment and Retraining Notification Act or any similar state or local Law;

(xxviii) except in the ordinary course of business consistent with past practices, enter into, renew, modify, amend or terminate, or waive, release, compromise or assign any rights or claims under, any lease for any leased Company Properties (or any lease for real property that, if existing as of the date of this Agreement, would be a lease of Company Property); or

(xxix) authorize, or enter into any contract, agreement, commitment or arrangement, or announce an intention, to do any of the foregoing.

(c) Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall prohibit Company or Company LP from taking any action, at any time or from time to time after giving written notice to Parent, (i) that in the reasonable judgment of the Company Board, upon advice of counsel to Company, is reasonably necessary for Company to avoid or to continue to avoid incurring entity level income or excise Taxes under the Code or to maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the REIT Merger Effective Time, including making dividend or other distribution payments to stockholders of Company or holders of Company Partnership Units in accordance with this Agreement or otherwise as permitted pursuant to Section 6.1(b)(iii) or to qualify or preserve the status of any Company Subsidiary as a disregarded entity or partnership for U.S. federal income tax purposes or as a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code, and (ii) as Company or Company LP determines reasonably and in good faith to be necessary to be in compliance at all times with all of its obligations under any Company Tax Protection Agreement and avoid liability for any indemnification or other payment under any Company Tax Protection Agreement; provided, however, to the extent any such distributions and dividends are in excess of dividends paid pursuant to clauses (A), (B) and (E) of Section 6.1(b)(iii), such excess shall reduce the REIT Merger Consideration and the Partnership Merger Consideration, as applicable, on a dollar-for-dollar basis as provided in Section 6.1(b)(iii)(F).

(d) Subject to Section 6.3, in connection with the continued operation of the Company, Company LP and the Company Subsidiaries, the Company and Company LP will confer in good faith on a regular and frequent basis with one or more representatives of Parent designated to the Company and Company LP regarding operational matters and the general status of ongoing operations and will notify Parent promptly of any event or occurrence that has had or may reasonably be expected to be materially adverse to the Company, Company LP or the Company Subsidiaries. The Company and Company LP acknowledge that Parent does not and will not waive any rights it may have under this Agreement as a result of such consultation.

Section 6.2 Other Actions. Each Party agrees that, during the Interim Period, except as contemplated by this Agreement, such Party shall not, directly or indirectly, without the prior written consent of the other Parties, take or cause to be taken any action that would reasonably be expected to materially delay consummation of the transactions contemplated by this Agreement, or enter into any agreement or otherwise make a commitment, to take any such action.

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Section 6.3 No Control of Business. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct Company, Company LP or any of Company’s or Company LP’s operations prior to the Partnership Merger Effective Time and the REIT Merger Effective Time. Prior to the Partnership Merger Effective Time and the REIT Merger Effective Time, each of Company and Company LP shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and the Company Subsidiaries’ operations.

ARTICLE 7

ADDITIONAL COVENANTS

Section 7.1 Preparation of the Proxy Statement; Stockholders Meeting.

(a) As promptly as reasonably practicable following the date of this Agreement, Company shall prepare and cause to be filed with the SEC the Proxy Statement in preliminary form. Company shall use its reasonable best efforts to mail or deliver the Proxy Statement to its stockholders as promptly as practicable. Parent shall furnish all information concerning itself, its Affiliates and the holders of its capital stock to Company and provide such other assistance as may be reasonably requested by Company in connection with the preparation, filing and distribution of the Proxy Statement. Company shall promptly notify Parent upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Proxy Statement, and shall, as promptly as practicable after receipt thereof, provide Parent with copies of all correspondence between it and its Representatives, on one hand, and the SEC, on the other hand, and all written comments with respect to the Proxy Statement received from the SEC and advise Parent of any oral comments with respect to the Proxy Statement received from the SEC. Company shall use its reasonable best efforts to respond as promptly as practicable to any comments from the SEC with respect to the Proxy Statement. Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or filing any other document to be filed by Company with the SEC in connection with the Mergers or the other transactions contemplated by this Agreement or responding to any comments of the SEC with respect thereto, Company shall cooperate and provide Parent a reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response), and will include in such documents or responses all comments reasonably proposed by Parent and to the extent practicable, the Company will provide Parent with the opportunity to participate in any substantive calls between the Company, or any of its Representatives, and the SEC concerning the Proxy Statement.

(b) If, at any time prior to the receipt of the Company Stockholder Approval, any information relating to Company or Parent, or any of their respective Affiliates, should be discovered by Company or Parent which, in the reasonable judgment of Company or Parent, should be set forth in an amendment of, or a supplement to, any of the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Parties hereto, and Company and Parent shall cooperate in the prompt filing with the SEC of any necessary amendment of, or supplement to, the Proxy Statement and, to the extent required by Law, in disseminating the information contained in such amendment or supplement to stockholders of Company. Nothing in this Section 7.1(b) shall limit the obligations of any Party under Section 7.1(a). For purposes of Section 4.15, Section 5.5 and this Section 7.1, any information concerning or related to Company, its Affiliates or the Company Stockholder Meeting will be deemed to have been provided by Company, and any information concerning or related to Parent or its Affiliates will be deemed to have been provided by Parent.

(c) As promptly as practicable following the date of this Agreement, Company shall, in accordance with applicable Law, the rules of the Company Charter and the Company Bylaws, establish a record date for, duly call, give notice of, convene and hold the Company Stockholder Meeting; provided, that such record date shall not be more than ninety (90) days prior to the established date of the Company Stockholder Meeting. As

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soon as reasonably practicable, Company shall use its reasonable best efforts to cause the Proxy Statement to be mailed to the stockholders of Company entitled to vote at the Company Stockholder Meeting and to hold the Company Stockholder Meeting. Company shall, through the Company Board, recommend to its stockholders that they provide the Company Stockholder Approval, include such recommendation in the Proxy Statement and solicit and use its reasonable best efforts to obtain the Company Stockholder Approval, except to the extent that the Company Board shall have made a Company Adverse Recommendation Change as permitted by Section 7.3. Notwithstanding the foregoing provisions of this Section 7.1(c), if, on a date for which the Company Stockholder Meeting is scheduled, Company has not received proxies representing a sufficient number of shares of Company Common Stock and Company Preferred Stock to obtain the Company Stockholder Approval, whether or not a quorum is present, Company shall have the right to make one or more successive postponements or adjournments of the Company Stockholder Meeting solely for the purpose of and for the times reasonably necessary to solicit additional proxies and votes in favor of the Mergers and the other transactions contemplated hereby; provided, that the Company Stockholder Meeting is not postponed or adjourned to a date that is (i) is less than three Business Days prior to the Outside Date, (ii) more than thirty (30) days after the date for which the Company Stockholder Meeting was originally scheduled (excluding any postponements or adjournments required by applicable Law) or (iii) more than one hundred twenty (120) days following the record date established in accordance with this Section 7.1(c).

Section 7.2 Access to Information; Confidentiality.

(a) During the Interim Period, to the extent permitted by applicable Law and contracts, and to the reasonable restrictions imposed from time to time upon advice of counsel, Company and Company LP shall, and shall cause each of the Company Subsidiaries to, afford to Parent and its Representatives reasonable access during normal business hours and upon reasonable advance notice to all of their respective properties, offices, books, contracts, personnel and records and, during such period, each of Company and Company LP shall, and shall cause each of the Company Subsidiaries to, furnish reasonably promptly to the other Party (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities Laws, and (ii) all other information (financial or otherwise) concerning its business, properties and personnel as Parent may reasonably request. No representation or warranty as to the accuracy of information provided pursuant to this Section 7.2(a) is made and Parent may not rely on the accuracy of such information except to the extent expressly set forth in the representations and warranties included in Article 4, and no investigation under this Section 7.2(a) or otherwise shall affect any of the representations and warranties of Company or Company LP contained in this Agreement or any condition to the obligations of the Parties under this Agreement. Notwithstanding the foregoing, neither Company nor Company LP shall be required by this Section 7.2(a) to provide Parent or its Representatives with access to or to disclose information (A) that is subject to the terms of a confidentiality agreement with a third party entered into prior to the date of this Agreement or entered into after the date of this Agreement in the ordinary course of business consistent with past practice (if Company or Company LP has used reasonable best efforts to obtain permission or consent of such third party to such disclosure), (B) the disclosure of which would violate any Law applicable to Company, Company LP or any of their Representatives, or (C) that is subject to any attorney-client, attorney work product or other legal privilege or would cause a risk of loss of privilege to Company, Company LP or the Company Subsidiaries. Parent will use its commercially reasonable efforts to minimize any disruption to the businesses of Company, Company LP and the Company Subsidiaries that may result from the requests for access, data and information hereunder. Prior to the REIT Merger Effective Time, Parent shall not, and shall cause its respective Representatives and Affiliates not to, contact or otherwise communicate with parties with which Company, Company LP or any Company Subsidiary has a business relationship (including property-level employees and tenants/subtenants) regarding the business of Company and the Company Subsidiaries or this Agreement and the transactions contemplated hereby without the prior written consent of Company.

(b) Parent will hold, and will cause its Representatives and Affiliates to hold, any nonpublic information, including any information exchanged pursuant to this Section 7.2, in confidence to the extent required by and in accordance with, and will otherwise comply with, the terms of the Confidentiality Agreement,

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which shall remain in full force and effect pursuant to the terms thereof notwithstanding the execution and delivery of this Agreement or the termination thereof.

Section 7.3 No Solicitation; Company Acquisition Proposals.

(a) Except as otherwise provided in Section 7.3(b), Section 7.3(d) or Section 7.3(f), during the Interim Period, Company and Company LP shall not, and shall cause the Company Subsidiaries not to, and shall cause the Representatives of Company, Company LP and the Company Subsidiaries not to, (i) solicit, initiate, seek or knowingly encourage or facilitate any inquiry, proposal or offer with respect to, or the announcement, making or completion of, any Company Acquisition Proposal, or any inquiry, proposal or offer that is reasonably likely to lead to any Company Acquisition Proposal, (ii) enter into, continue or otherwise participate or engage in any negotiations regarding, or furnish to any Person other than Parent or its Representatives any non-public information or data with respect to, any Company Acquisition Proposal, (iii) approve, recommend, publicly declare advisable or enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, share exchange agreement, consolidation agreement, option agreement, joint venture agreement, partnership agreement or other agreement, in each case related to a Company Acquisition Proposal (other than a Company Acceptable Confidentiality Agreement), or requiring or having the effect of requiring Company to abandon, terminate or breach its obligations hereunder or fail to consummate the Mergers (each, a “Company Alternative Acquisition Agreement”), or (iv) agree to or propose publicly to do any of the foregoing. Each of Company and Company LP shall, and shall cause each of the Company Subsidiaries to, and shall use its reasonable best efforts to cause the Representatives of Company, Company LP and the Company Subsidiaries to, (A) immediately cease and cause to be terminated all existing negotiations with any Person and its Representatives (other than Parent or any of its Representatives) conducted heretofore with respect to any Company Acquisition Proposal, (B) request the prompt return or destruction, to the extent required by any confidentiality agreement, of all confidential information previously furnished to any such Person and its Representatives, and (C) not terminate, waive, amend, release or modify any provision of any standstill agreement (including any standstill provisions contained in any confidentiality or other agreement) to which it or any of its Affiliates or Representatives is a party (provided, that, notwithstanding anything in this Agreement to the contrary, it is understood and agreed that each of Company and Company LP by execution of this Agreement shall be deemed to have waived immediately prior to the date of this Agreement any provision in any such agreement that prohibits the counterparty thereto from confidentially requesting Company, Company LP or such Company Subsidiary to amend or waive the standstill provision in such agreement (i.e., a “don’t ask, don’t waive” provision) to the extent necessary (and only to such extent) to enable such counterparty to convey confidentially a Company Acquisition Proposal to the Company Board).

(b) Notwithstanding anything in Section 7.3(a) to the contrary, if, at any time following the date of this Agreement and prior to obtaining the Company Stockholder Approval, (1) Company or Company LP receives a written Company Acquisition Proposal that the Company Board believes in good faith to be bona fide, (2) such Company Acquisition Proposal was not the result of a violation of this Section 7.3(a), and (3) the Company Board determines in good faith (after consultation with outside counsel and its financial advisor) that such Company Acquisition Proposal constitutes, or is reasonably likely to lead to, a Company Superior Proposal, then Company and Company LP may (and may authorize the Company Subsidiaries and its and their Representatives to) (x) furnish non-public information with respect to Company, Company LP and the Company Subsidiaries to the Person making such Company Acquisition Proposal (and its Representatives) pursuant to a Company Acceptable Confidentiality Agreement; provided, that any non-public information provided to any Person given such access shall have previously been provided to Parent or shall be provided (to the extent permitted by applicable Law) to Parent prior to or concurrently with the time it is provided to such Person, and (y) participate in negotiations with the Person making such Company Acquisition Proposal (and such Person’s Representatives) regarding such Company Acquisition Proposal. Notwithstanding anything to the contrary in this Agreement, Company, Company LP and its Representatives may contact any Person submitting a Company Acquisition

Proposal (that was not the result of a violation of this Section 7.3(a)) to clarify and understand the terms of a Company Acquisition Proposal so as to determine whether such Company Acquisition Proposal constitutes, or is reasonably likely to lead to, a Company Superior Proposal.

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(c) Except as provided in Sections 7.3(d), the Company Board (i)(A) shall not fail to make and shall not withdraw (or modify or qualify in any manner adverse to Parent or publicly propose to withdraw, modify or qualify in any manner adverse to Parent) the approval, recommendation or declaration of advisability by the Company Board of this Agreement, the Mergers or any of the other transactions contemplated hereby, and (B) shall not adopt, approve, or publicly recommend, endorse or otherwise declare advisable the adoption of any Company Acquisition Proposal (each such action set forth in this Section 7.3(c)(i) being referred to herein as a “Company Adverse Recommendation Change”), and (ii) shall not cause or permit Company, Company LP or any of the Company Subsidiaries to enter into any Company Alternative Acquisition Agreement relating to any Company Acquisition Proposal (other than a Company Acceptable Confidentiality Agreement pursuant to Section 7.3(a)).

(d) Notwithstanding anything in this Agreement to the contrary, at any time prior to obtaining the Company Stockholder Approval, the Company Board may make a Company Adverse Recommendation Change or cause or permit Company, Company LP or any of the Company Subsidiaries to enter into any Company Alternative Acquisition Agreement relating to any Company Acquisition Proposal, if. and only if (i) the Company has terminated (or promptly following such Company Adverse Recommendation Change terminates) this Agreement pursuant to Section 9.1(d)(ii) and concurrently therewith enters into a Company Alternative Acquisition Agreement, (ii) the Company Acquisition Proposal was not the result of, and was not facilitated by, a violation of Section 7.3(a), (iii) the Company Board has determined in good faith (after consultation with outside counsel and its financial advisors and taking into account all adjustments to the terms of this Agreement that may be offered by Parent pursuant to subsection (v) below) that such Company Acquisition Proposal constitutes a Company Superior Proposal and that the failure to make a Company Adverse Recommendation Change would be inconsistent with its duties under applicable Law, (iv) the Company has notified Parent in writing that it intends to recommend that the stockholders of the Company approve or accept such Company Superior Proposal, make a Company Adverse Recommendation Change or enter into an agreement related to the Company Superior Proposal, attaching the most current version of such agreement (including any amendments, supplements or modifications) to such notice (a “Change Notice”); (v) during the four Business Day period following Parent’s receipt of a Change Notice, the Company shall have offered to negotiate with (and, if accepted, negotiated in good faith with), and shall have caused its respective financial and legal advisors to offer to negotiate with (and, if accepted, negotiate in good faith with), Parent in making adjustments to the terms and conditions of this Agreement such that the Acquisition Proposal that the Company Board determined to be a Company Superior Proposal ceases to be a Company Superior Proposal; provided further that any amendment, supplement or modification to any Company Acquisition Proposal shall be deemed a new Company Acquisition Proposal and the Company may not terminate this Agreement pursuant to Section 9.01(d) or make a Company Adverse Recommendation Change pursuant to this Section 7.3(d) unless the Company has complied with the requirements of this Section 7.3(d) with respect to each such new Company Acquisition Proposal including sending a Change Notice with respect to each such new Acquisition Proposal and offering to negotiate for three Business Days from such new Change Notice; and (vi) following the end of the four Business Day period or three Business Day period (as applicable) contemplated by the immediately preceding sub-clause (v), the Company Board determines, in good faith following consultation with its financial advisors and outside legal counsel, that the Company Superior Proposal giving rise to the Change Notice continues to constitute a Company Superior Proposal (taking into account modifications or amendments to this Agreement proposed by Parent in response to such Change Notice).

(e) Company shall promptly (but in no event more than 24 hours following receipt of such Company Acquisition Proposal) notify Parent if Company determines to begin providing non-public information or to engage in negotiations concerning a Company Acquisition Proposal pursuant to Section 7.3(b) and shall in no event begin providing such information or engaging in such discussions or negotiations prior to providing such notice. Such notification shall include, to the extent then known, the identity of the parties and a copy of such Company Acquisition Proposal, inquiry or request or, if not made in writing, a written description thereof. The Company shall provide Parent with copies of (to the extent in writing), and shall keep Parent apprised in all material respects on a timely basis as to the status (including, within 24 hours after the occurrence of any material

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amendment or modification) of, any such Company Acquisition Proposal, inquiry or request, including by furnishing copies of any documentation and written correspondence that supplements or amends any such Company Acquisition Proposal, inquiry or request in any material respect.

(f) Nothing contained in this Section 7.3 shall prohibit Company or the Company Board through its Representatives, directly or indirectly, from issuing a “stop, look and listen” communication pursuant to Rule 14d-9(f) under the Exchange Act pending disclosure of its position thereunder or taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a), or making a statement contemplated by Rule 14d-9 under the Exchange Act or Item 1012(a) of Regulation M-A under the Exchange Act; provided, however, that to the extent any such disclosure addresses the approval, recommendation or declaration of advisability by the Company Board with respect to this Agreement or a Company Acquisition Proposal, such disclosure shall be deemed to be a Company Adverse Recommendation Change if not accompanied by an express public re-affirmation of the approval, recommendation or declaration of advisability by the Company Board of this Agreement, the Mergers and the other transactions contemplated hereby.

(g) For purposes of this Agreement:

(i) “Company Acquisition Proposal” means any proposal, offer, or inquiry from any Person or “group” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) relating to any direct or indirect acquisition or purchase, in one transaction or a series of transactions, including any merger, reorganization, recapitalization, restructuring, share exchange, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, business combination, liquidation, dissolution, joint venture, sale, lease, exchange, license, transfer or disposition or similar transaction, (A) of assets or businesses of Company, Company LP and the Company Subsidiaries that generate 20% or more of the net revenues or net income or that represent 20% or more of the consolidated total assets (based on fair market value) of Company, Company LP and the Company Subsidiaries, taken as a whole, immediately prior to such transaction, or (B) of 20% or more of any class of capital stock, other equity security or voting power of Company or any resulting parent company of Company, including any tender offer or exchange offer in which any Person or “group” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) seeks to acquire beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) or the right to acquire beneficial ownership of 20% or more of the outstanding shares of any class of voting securities of Company or Company LP, in each case other than the transactions contemplated by this Agreement.

(ii) “Company Superior Proposal” means any Company Acquisition Proposal made after the date hereof (with all percentages included in the definition of “Company Acquisition Proposal” increased to 50%), taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal, that (A) if consummated, would be more favorable to the stockholders of Company or unitholders of Company LP from a financial point of view than the transactions contemplated by this Agreement (including any adjustment to the terms and conditions thereof proposed in writing by Parent in response to any such Company Acquisition Proposal), and (B) if accepted, is reasonably likely to be completed on the terms proposed on a timely basis.

(iii) References in this Section 7.3 to (a) the Company Board shall mean the board of directors of Company or a duly authorized committee thereof, and (b) Company outside counsel shall mean, as applicable, outside counsel to Company or a duly authorized committee thereof.

(iv) Company shall not submit to the vote of its stockholders any Company Acquisition Proposal other than the Mergers prior to the termination of this Agreement in accordance with its terms.

Section 7.4 Public Announcements. Except with respect to any Company Adverse Recommendation Change or any action taken pursuant to, and in accordance with Section 7.3, so long as this Agreement is in effect, the Parties hereto shall consult with each other before issuing any press release or otherwise making any

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public statements or filings with respect to this Agreement or any of the transactions contemplated by this Agreement, and none of the Parties shall issue any such press release or make any such public statement or filing prior to obtaining the other Parties’ consent (which consent shall not be unreasonably withheld, conditioned or delayed); provided, that a Party may, without obtaining the other Parties’ consent, issue such press release or make such public statement or filing as may be required by Law, Order or the applicable rules of any stock exchange if it is not reasonably practicable to consult with the other Party before making any public statement with respect to this Agreement or any of the transactions contemplated by this Agreement. The Parties have agreed upon the form of a joint press release announcing the Mergers and the execution of this Agreement, and shall make such joint press release no later than one (1) Business Day following the date on which this Agreement is signed.

Section 7.5 Indemnification; Directors’ and Officers’ Insurance.

(a) Without limiting any additional rights that any manager, director, officer, trustee, agent, fiduciary, advisor or person acting in similar capacity may have under any indemnification agreement or under the Company Charter, the Company Bylaws, the Company Partnership Agreement, or, if applicable, similar organizational documents or agreements of any Company Subsidiary (with respect to each such entity, the “Organizational Documents”), from and after the Partnership Merger Effective Time and the REIT Merger Effective Time, as applicable, through the six (6) year anniversary of the Closing Date, each of Parent, the REIT Surviving Entity and the Partnership Surviving Entity shall: (i) indemnify and hold harmless each person who is at the date hereof, was previously, or during the period from the date hereof through the date of the Partnership Merger Effective Time and the REIT Merger Effective Time, as applicable, serving as a manager, director, officer, trustee, agent, fiduciary, advisor or person acting in similar capacity of Company, Company LP, any of the Company Subsidiaries and acting in such capacity (collectively, the “Indemnified Parties”) to the fullest extent authorized or permitted by applicable Law, as now or hereafter in effect, in connection with any Claim and any losses, claims, damages, liabilities, costs, Claim Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) relating to or resulting from such Claim; and (ii) promptly pay on behalf of or, within ten (10) Business Days after any request for advancement, advance to each of the Indemnified Parties, to the fullest extent authorized or permitted by applicable Law, as now or hereafter in effect, any Claim Expenses incurred in defending, serving as a witness with respect to or otherwise participating with respect to any Claim in advance of the final disposition of such Claim, including payment on behalf of or advancement to the Indemnified Party of any Claim Expenses incurred by such Indemnified Party in connection with enforcing any rights with respect to such indemnification and/or advancement, in each case without the requirement of any bond or other security, but subject to (A) the Partnership Surviving Entity’s and the REIT Surviving Entity’s receipt of an undertaking by or on behalf of such Indemnified Party to repay such Claim Expenses if it is ultimately determined under applicable Laws or any of the Organizational Documents that such Indemnified Party is not entitled to be indemnified, and (B) a good faith affirmation by such Indemnified Party of such Indemnified Party’s compliance with the standard of conduct required herein; provided, that the Partnership Surviving Entity and the REIT Surviving Entity shall not be liable for any amounts paid in settlement effected without its prior written consent (which consent shall not be unreasonably conditioned, withheld or delayed) and shall not be obligated to pay the fees and expenses of more than one counsel (selected by a plurality of the applicable Indemnified Parties) for all Indemnified Parties in any jurisdiction with respect to any single Claim except to the extent the Indemnified Party is advised by counsel that such Indemnified Party has conflicting interests with one or more other Indemnified Parties in the outcome of such action (in which event such Indemnified Party shall be entitled to engage separate counsel, the fees and expenses for which the Surviving Entity shall be liable). The indemnification and advancement obligations of the Partnership Surviving Entity and the REIT Surviving Entity pursuant to this Section 7.5(a) shall extend to acts or omissions occurring at or before the Partnership Merger Effective Time and the REIT Merger Effective Time, as applicable, and any Claim relating thereto (including with respect to any acts or omissions occurring in connection with the approval of this Agreement, the Mergers and the consummation of the other transactions contemplated by this Agreement, including the consideration and approval thereof and the process undertaken in connection therewith and any Claim relating thereto), and all

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rights to indemnification and advancement conferred hereunder shall continue as to a person who has ceased to be a director, officer, trustee, employee, agent, or fiduciary of Company or Company LP or any of the Company Subsidiaries after the date hereof and shall inure to the benefit of such person’s heirs, executors and personal and legal representatives. As used in this Section 7.5(a), (I) the term “Claim” means any threatened, asserted, pending or completed Action, suit or proceeding or inquiry or investigation, whether instituted by any Party hereto, any Governmental Authority or any other Person, that any Indemnified Party in good faith believes might lead to the institution of any Action, suit or proceeding, whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism, arising out of or pertaining to (x) matters that relate to such Indemnified Party’s duties or service as a manager, director, officer, trustee, employee, agent or fiduciary of Company, Company LP or, any of the Company Subsidiaries or, to the extent such person is or was serving at the request or for the benefit of Company, Company LP or any of the Company Subsidiaries, any other entity or any Benefit Plan maintained by any of the foregoing at or prior to the Closing, and (y) this Agreement or any of the transactions contemplated hereby, including the Mergers; and (II) the term “Claim Expenses” means reasonable attorneys’ fees and all other reasonable costs, expenses and obligations (including experts’ fees, travel expenses, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Claim for which indemnification is authorized pursuant to this Section 7.5(a), including any Action relating to a claim for indemnification or advancement brought by an Indemnified Party. The Partnership Surviving Entity and the REIT Surviving Entity, as applicable, shall not settle, compromise or consent to the entry of any judgment in any actual or threatened Claim in respect of which indemnification has been sought by an Indemnified Party hereunder unless such settlement, compromise or judgment includes an unconditional release of such Indemnified Party from all liability arising out of such Claim, or such Indemnified Party otherwise consents thereto.

(b) Without limiting the foregoing, each of Parent, the Partnership Surviving Entity and the REIT Surviving Entity agrees that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Closing, now existing in favor of the current or former managers, directors, officers, agents or fiduciaries of the Indemnified Parties as provided in the Organizational Documents and indemnification agreements of Company and Company LP shall survive the Mergers and shall continue in full force and effect in accordance with their terms for a period of six (6) years from the Closing Date. For a period of six (6) years following the Closing, the Organizational Documents of the Partnership Surviving Entity, the REIT Surviving Entity and any applicable Company Subsidiary shall contain provisions no less favorable with respect to indemnification and limitations on liability of directors and officers than are set forth in the Organizational Documents, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years following the Closing in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Closing, were directors, officers, trustees, agents or fiduciaries of Company, Company LP or any of the Company Subsidiaries, unless such modification shall be required by applicable Law and then only to the minimum extent required by applicable Law.

(c) For a period of six (6) years after the Closing, as applicable, Parent, the Partnership Surviving Entity or the REIT Surviving Entity shall maintain in effect Company’s current directors’ and officers’ liability insurance covering each Person currently covered by Company’s directors’ and officers’ liability insurance policy for acts or omissions occurring prior to and through the Closing; provided, that in lieu of such obligation, (i) Parent, the REIT Surviving Entity or the Partnership Surviving Entity, as applicable, may substitute therefor policies of an insurance company with the same or better rating as Company’s and Company LP’s current insurance carrier the material terms of which, including coverage and amount, are no less favorable in any material respect to such directors and officers than Company’s existing policies as of the date hereof, or (ii) in consultation with Parent, Company may obtain extended reporting period coverage under Company’s, Company LP’s or the applicable Company Subsidiary’s existing insurance programs (to be effective as of the Closing) or purchase a “tail” policy for a period of six (6) years after the Closing, as applicable, for a cost not in excess of three times the current annual premiums for such insurance; and provided, further, that in no event shall the REIT

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Surviving Entity or the Partnership Surviving Entity be required to pay annual premiums for insurance under this Section 7.5(c) in excess of 250% of the most recent annual premiums paid by Company, Company LP or the applicable Company Subsidiary, as applicable, prior to the date of this Agreement for such purpose, it being understood that if the annual premiums of such insurance coverage exceed such amount, the REIT Surviving Entity or the Partnership Surviving Entity, as applicable, shall nevertheless be obligated to provide such coverage as may be obtained for such 250% amount.

(d) If Parent, the REIT Surviving Entity, the Partnership Surviving Entity or any of their respective successors or assigns (i) consolidates with or merges with or into any other Person and shall not be the continuing or surviving corporation, partnership or other entity of such consolidation or merger, or (ii) liquidates, dissolves or winds-up, or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the REIT Surviving Entity or the Partnership Surviving Entity, as the case may be, shall assume the obligations set forth in this Section 7.5.

(e) Parent, the REIT Surviving Entity and the Partnership Surviving Entity shall, pay all reasonable expenses, including reasonable attorneys’ fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided in this Section 7.5; provided, that such Indemnified Party provides an undertaking to repay such expenses if it is determined by a final and non-appealable judgment of a court of competent jurisdiction that such Person is not legally entitled to indemnification under Law.

(f) The provisions of this Section 7.5 are intended to be for the express benefit of, and shall be enforceable by, each Indemnified Party (who are intended third party beneficiaries of this Section 7.5), his or her heirs and his or her personal representatives, shall be binding on all successors and assigns of Parent, Company, Company LP, the REIT Surviving Entity and the Partnership Surviving Entity and shall not be amended in a manner that is adverse to the Indemnified Party (including his or her successors, assigns and heirs) without the prior written consent of the Indemnified Party (including such successors, assigns and heirs) affected thereby. The exculpation and indemnification provided for by this Section 7.5 shall not be deemed to be exclusive of any other rights to which an Indemnified Party is entitled, whether pursuant to applicable Law, contract or otherwise.

Section 7.6 Appropriate Action; Consents; Filings.

(a) Upon the terms and subject to the conditions set forth in this Agreement, each of Company, Company LP and Parent shall and shall cause the Company Subsidiaries, REIT Merger Sub, Partnership Merger Sub and the Parent Subsidiaries, respectively, and their respective Affiliates to use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Party in doing, all things necessary, proper or advisable under applicable Law or pursuant to any contract or agreement to consummate and make effective, as promptly as practicable, the Mergers and the other transactions contemplated by this Agreement, including (i) the taking of all actions necessary to cause the conditions to Closing set forth in Article 8 to be satisfied, (ii) the obtaining of all necessary or advisable actions or non-actions, waivers, consents and approvals from Governmental Authorities or other Persons (including existing joint venture partners of the Company LP) necessary in connection with the consummation of the Mergers and the other transactions contemplated by this Agreement and the making of all necessary or advisable registrations and filings (including filings with Governmental Authorities, if any) and the taking of all reasonable steps as may be necessary or advisable to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authority or other Persons necessary in connection with the consummation of the Mergers and the other transactions contemplated by this Agreement, (iii) subject to Section 7.7(c), the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Mergers or the other transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed, the avoidance of each and every impediment under any antitrust, merger control, competition or trade regulation Law that may be asserted by any Governmental Authority with respect to the Mergers so as to enable

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the Closing to occur as soon as reasonably possible, and (iv) the execution and delivery of any additional instruments necessary or advisable to consummate the Mergers and the other transactions contemplated by this Agreement and to fully carry out the purposes of this Agreement.

(b) In connection with and without limiting the foregoing Section 7.6(a), each of Parent, Company and Company LP shall use its reasonable best efforts to (or shall cause REIT Merger Sub, Partnership Merger Sub, the Parent Subsidiaries or the Company Subsidiaries and their applicable Affiliates, respectively, to) give any notices to third parties, and each of Parent and Company shall use, and cause each of their respective Affiliates to use, its reasonable best efforts to obtain any third party consents not covered by Section 7.6(a) that are necessary, proper or advisable to consummate the Mergers and the other transactions contemplated by this Agreement. Each of the Parties hereto shall and shall cause their respective Affiliates to, furnish to the other such necessary information and reasonable assistance as the other may request in connection with the preparation of any required governmental filings or submissions and will cooperate in responding to any inquiry from a Governmental Authority, including promptly informing the other Parties of such inquiry, consulting in advance before making any presentations or submissions to a Governmental Authority, and supplying each other with copies of all material correspondence, filings or communications between any Party and any Governmental Authority with respect to this Agreement. To the extent reasonably practicable and permitted, the Parties or their Representatives shall have the right to review in advance and each of the Parties will consult the others on, all the information relating to the other and each of their Affiliates that appears in any filing made with, or written materials submitted to, any Governmental Authority in connection with the Mergers and the other transactions contemplated by this Agreement, except that confidential competitively sensitive business information may be redacted from such exchanges. The Parties may, as they deem advisable and necessary, designate any sensitive materials provided to the other under this Section 7.6 as “outside counsel only.” Such materials and the information contained therein shall be given only to outside counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, directors or trustees of the recipient without the advance written consent of the Party providing such materials. To the extent reasonably practicable, neither Company, Company LP, Parent nor Partnership Merger Sub shall, nor shall they permit their respective Representatives to, participate independently in any meeting or engage in any substantive conversation with any Governmental Authority in respect of any filing, investigation or other inquiry without giving the other Party prior notice of such meeting or conversation and, to the extent permitted by applicable Law, without giving the other party the opportunity to attend or participate (whether by telephone or in person) in any such meeting with such Governmental Authority.

Section 7.7 Notification of Certain Matters; Transaction Litigation.

(a) Company, Company LP and their respective Representatives shall give prompt notice to Parent, and Parent and its Representatives shall give prompt written notice to Company and Company LP, of any notice or other communication received by such Party from any Governmental Authority in connection with this Agreement, the Mergers or the other transactions contemplated by this Agreement, or from any Person alleging that the consent of such Person is or may be required in connection with the Mergers or the other transactions contemplated by this Agreement.

(b) Company, Company LP and their respective Representatives shall give prompt notice to Parent, and Parent and its Representatives shall give prompt written notice to Company and Company LP, if (i) any representation or warranty made by it contained in this Agreement becomes untrue or inaccurate such that it would be reasonable to expect that the applicable closing conditions would be incapable of being satisfied by the Outside Date, or (ii) it fails to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, that no such notification shall affect the representations, warranties, covenants or agreements of the Parties or the conditions to the obligations of the Parties under this Agreement. Without limiting the foregoing, Company, Company LP and their respective Representatives shall give prompt written notice to Parent, and Parent and its Representatives shall give prompt written notice to Company and Company LP, if, to the Knowledge of such Party, the occurrence of any state of facts, change, development, event or condition would cause, or would reasonably be expected to cause, any of

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the conditions to Closing set forth herein not to be satisfied or satisfaction to be materially delayed. Notwithstanding anything to the contrary in this Agreement, the failure by Company, Company LP, Parent or their respective Representatives to provide such prompt notice under this Section 7.7(b) shall not constitute a breach of covenant for purposes of Section 8.2(b) or Section 8.3(b) or Section 9.3(b)(i).

(c) Company, Company LP and their respective Representatives shall give prompt written notice to Parent, and Parent and its Representatives shall give prompt notice to Company and Company LP, of any Action commenced or, to such Party’s Knowledge, threatened against, relating to or involving such Party or any Company Subsidiary, Parent Subsidiary or any Affiliate thereof, respectively, that relates to this Agreement, the Mergers or the other transactions contemplated by this Agreement. Company, Company LP and their respective Representatives shall give Parent the opportunity to reasonably participate in the defense and settlement of any stockholder litigation against Company or Company LP and/or its directors relating to this Agreement and the transactions contemplated hereby, and no such settlement shall be agreed to without Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). Parent and its Representatives shall give Company and Company LP the opportunity to reasonably participate in the defense and settlement of any litigation against Parent and/or their directors relating to this Agreement and the transactions contemplated hereby, and no such settlement shall be agreed to without Company’s and Company LP’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

Section 7.8 Section 16 Matters. Prior to the REIT Merger Effective Time, Company shall take all such steps to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 7.9 Dividends. In the event that a distribution with respect to the shares of Company Common Stock or Company Partnership Units permitted under the terms of this Agreement has a record date prior to the REIT Merger Effective Time or Partnership Merger Effective Time, as applicable, and has not been paid prior to the Closing Date, such distribution shall be paid to the holders of such shares of Company Common Stock or Company Partnership Units on the Closing Date immediately prior to the REIT Merger Effective Time or Partnership Merger Effective Time, as applicable.

Section 7.10 Voting of Shares. Parent shall vote all shares of Company Common Stock beneficially owned by it or any of the Parent Subsidiaries as of the record date for the Company Stockholder Meeting, if any, in favor of approval of this Agreement and the transactions contemplated hereby.

Section 7.11 Takeover Statutes. The Parties shall use their respective reasonable best efforts (a) to take all action necessary so that no Takeover Statute is or becomes applicable to the Mergers or any of the other transactions contemplated by this Agreement, and (b) if any such Takeover Statute is or becomes applicable to any of the foregoing, to take all action necessary so that the Mergers and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Takeover Statute on the Mergers and the other transactions contemplated by this Agreement.

Section 7.12 Tax Representation Letters. Company shall (i) use its reasonable best efforts to obtain the opinions of counsel referred to in Section 8.2(e), and (ii) deliver to Hogan Lovells US LLP, special tax counsel to Company, a tax representation letter, dated as of the Closing Date and signed by an officer of Company, in form and substance reasonably acceptable to such counsel, containing representations of Company for purposes of rendering the opinions described in Section 8.2(e).

Section 7.13 Related Party Agreements. Subject to compliance by Parent and the REIT Surviving Entity with the obligations set forth in Section 7.15(b), each of Company and Company LP shall terminate, or cause to

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be terminated, at or immediately prior to the Closing, without the payment of any additional consideration other than the REIT Merger Consideration, the Partnership Merger Consideration, the Preferred Stock Consideration and the Preferred Unit Consideration and without the incurrence of any additional liability by the Company, Company LP or any Company Subsidiary, (x) the Omnibus Agreement; (y) the Corporate Governance Agreement, and (z) the other Company Related Party Agreements set forth on Section 7.13 of the Company Disclosure Letter.

Section 7.14 Merger Subs; Subsidiaries. Parent shall cause each of Partnership Merger Sub, REIT Merger Sub and any other applicable Parent Subsidiary to comply with and perform all of its obligations under or relating to this Agreement, including in the case of Partnership Merger Sub and REIT Merger Sub to consummate the Mergers on the terms and conditions set forth in this Agreement. Company and Company LP shall cause each of the Company Subsidiaries to comply with and perform all of its obligations under or relating to this Agreement.

Section 7.15 Financing and Reporting Cooperation.

(a) Without limiting the generality of Section 7.6, prior to the Closing, the Company shall, and shall cause Company LP and the Company Subsidiaries to, use its and their reasonable best efforts to cause their respective Representatives to cooperate with Parent in connection with (x) seeking and negotiating, as applicable and as directed by Parent, waivers, consents or amendments to existing contracts, agreements and other arrangements pursuant to which the Company has Indebtedness for borrowed money (in each case, in form and substance satisfactory to Parent in its sole discretion), and (y) if and when requested by Parent in writing, at Parent’s sole cost and expense, the arrangement of additional or alternative Indebtedness, or the assumption of Existing Loans, for borrowed money in connection with the consummation of the transactions contemplated hereby (the “Debt Financing”), including, without limitation, (i) participation in a reasonable number of meetings (including customary one-on-one meetings with parties acting as lead arrangers or agents for, and prospective lenders of, the Debt Financing), conference calls, presentations, drafting sessions, rating agency presentations and due diligence sessions and sessions with prospective financing sources and investors, (ii) furnishing Parent, its Representatives and its financing sources as promptly as reasonably practicable with financial and other pertinent information regarding Company, Company LP and the Company Subsidiaries and any of their respective assets, liabilities and properties as may be reasonably requested by Parent, (iii) assisting Parent, its Representatives and its financing sources in the preparation and execution of (A) bank information memoranda, confirmations and undertakings and authorization letters (including with respect to the presence or absence of material non-public information and the accuracy of the information contained therein) relating to the Debt Financing, and (B) materials for rating agency presentations and lender presentations relating to the Debt Financing, (iv) reasonably cooperating with the marketing efforts of Parent, its Representatives and its financing sources for any Debt Financing to be raised by Parent to complete the Mergers, (v) using commercially reasonable efforts to obtain accountants’ comfort letters, legal opinions, appraisals, surveys, zoning reports, Phase I or other environmental assessments, property condition reports, title insurance, and estoppels of ground lessors and other documentation and items relating to the Debt Financing as reasonably requested by Parent (including by assisting Parent’s legal counsel in connection with obtaining or preparing any of the foregoing), (vi) providing and executing documents as may be reasonably requested by Parent, including (A) definitive financing documentations relating to the Debt Financing, and (B) agreements, documents or certificate that provide for guarantees or that provide for or otherwise facilitate the creation, perfection or enforcement of Liens securing the Debt Financing (including providing reasonable and customary information required in connection with the pledging and identification of real property and intellectual property as are reasonably requested by Parent), (vii) providing and executing all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA Patriot Act, (viii) satisfying the conditions precedent to the funding of the Debt Financing to the extent the satisfaction of such conditions requires the cooperation of or is within the control of the Company, Company LP and the Company Subsidiaries, (ix) cooperating with the due diligence investigation of the providers of Debt

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Financing, to the extent customary and reasonable and not unreasonably interfering with the business of the Company, Company LP and the Company Subsidiaries, (x) cooperating in connection with the repayment or defeasance of any Indebtedness of Company, Company LP or any of Company Subsidiaries, including delivering such payoff, defeasance or similar notices under any existing Indebtedness for borrowed money of Company, Company LP or any Company Subsidiary as reasonably requested by Parent and (xi) taking, or facilitating the taking of, all corporate, limited liability company, partnership or similar actions by the Company, Company LP and the Company Subsidiaries that are reasonably necessary to permit the consummation of the Debt Financing, including the provision of guarantees and the pledging of collateral by the Company, Company LP and the Company Subsidiaries. Parent shall, promptly upon request by Company, reimburse Company for all reasonable out-of-pocket costs incurred by Company, Company LP, the Company Subsidiaries and their respective Representatives in connection with such cooperation. Parent, REIT Merger Sub and Partnership Merger Sub shall, on a joint and several basis, indemnify and hold harmless Company, Company LP, the Company Subsidiaries and their respective Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with the arrangement of the Alternative Debt Financing and any information utilized in connection therewith (other than historical information relating to Company, Company LP or the Company Subsidiaries). The Company hereby (x) consents to the use of the Company’s, Company LP’s and the Company Subsidiaries’ logos in connection with the Debt Financing; provided that such logos are used in a manner that is not intended to nor reasonably likely to harm or disparage the Company, Company LP or the Company Subsidiaries and (y) expressly authorizes the use of the financial statements and other information to be provided pursuant to this Section 7.15(a).

(b) Upon reasonable request of a Parent Party at any time prior to the Closing and at the sole cost and expense of the requesting Parent Party, Company shall, and shall cause Company LP and the Company Subsidiaries to, and shall use reasonable best efforts to cause its and their respective Representatives to take all reasonably requested actions necessary to assist the Parent Parties and their respective Affiliates in preparing all filings or other reports required to be made by the Parent Parties or such Affiliate with applicable Governmental Authorities and to cooperate reasonably with the Parent Parties and their respective Affiliates in connection therewith.

(c) All non-public or otherwise confidential information regarding Company obtained by Parent or its Representatives pursuant to paragraph (a) above shall be kept confidential in accordance with the Confidentiality Agreement.

Section 7.16 Existing Loans. Company, Company LP and/or one or more of the Company Subsidiaries are a party to the Existing Loans set forth on Section 4.28 of the Company Disclosure Letter. The Parties shall cause each Existing Loan set forth on Section 7.16 of the Company Disclosure Letter either to be repaid or assumed in connection with the Closing. In connection with the payoff of any Existing Loan at the Closing, Parent, the REIT Surviving Entity or the Partnership Surviving Entity shall bear and be responsible for any prepayment premium assessed by the applicable lender (a “Lender”) and associated with such payoff prior to maturity, as applicable, and any other reasonable fee, charge, legal fee, cost or expense incurred by or on behalf of any Party in connection therewith. Each of the Parties acknowledges and agrees that it shall be obligated to use its reasonable best efforts to provide that each Existing Loan shall be repaid or assumed as of the Closing Date (including by requesting a payoff statement or a consent to a change of ownership or control from the applicable Lender with respect to such Existing Loan).

Section 7.17 Payment of Company Preferred Stock and Company Preferred Partnership Units. At the Closing, concurrently with making any deposits into the Exchange Fund, Parent shall pay, or cause to be paid, to each holder of Company Preferred Stock and Company Preferred Units issued and outstanding immediately prior to the REIT Merger Effective Time and in accordance with any wire instructions provided by such holder of Company Preferred Stock or Company Preferred Units, cash in immediately available funds in an amount sufficient to pay (i) their applicable portion of the Preferred Stock Consideration or Preferred Unit Consideration, as applicable, as determined in accordance with the terms of the Company Articles Supplementary for each series

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of the Company Preferred Stock and the Company Partnership Agreement for each series of the Company Preferred Units; and (ii) any Miscellaneous Amounts (as defined in the Company Articles Supplementary and the Company Partnership Agreement, as applicable). Upon receipt of the applicable portion of the Preferred Stock Consideration or Preferred Unit Consideration, as applicable, and any Miscellaneous Amounts in accordance with this Section 7.17, each such share of Company Preferred Stock and each such Company Preferred Unit shall automatically and without further action be cancelled. For the avoidance of doubt, this Section 7.17 shall govern all payments to be made to the holders of Company Preferred Stock and Company Preferred Units (other than with respect to any payments due in respect of Company Common Stock).

Section 7.18 Employee Matters.

(a) At the Closing, the employment of each of the officers of Company, Company LP and the Company Subsidiaries set forth in Section 7.18(a)(i) of the Company Disclosure Letter shall be terminated by Company without “Cause,” as such term is defined in each such officer’s employment agreement with Company, as set forth in Section 7.18(a)(ii) of the Company Disclosure Letter (collectively, the “Employment Agreements”). Effective as of the Closing, each of the Employment Agreements shall terminate, pursuant to the terms of such Employment Agreements as amended in accordance with Section 6.1(b)(x)(4) of the Company Disclosure Letter. Notwithstanding such termination, Parent, Milestone Management, LLC or an Affiliate of either shall pay or provide to each officer who is a party to an Employment Agreement all amounts and benefits that are payable to such officer under his or her Employment Agreement upon a termination of employment without Cause or upon the occurrence of a “Successful Capital Transaction” (as such term is defined in the applicable Employment Agreement), which amounts shall include (i) all amounts that are earned and accrued under the Employment Agreements, (ii) the amounts set forth in Section 7.18(a)(iii) of the Company Disclosure Letter, (iii) direct payment of eighteen (18) months’ of COBRA (as defined below) premiums under Company’s major medical group health and dental plan, including the costs of such officer’s premium required to maintain coverage for his or her dependents, and (iv) eighteen (18) months’ of continuing disability and life insurance benefits (but not health and dental benefits) as contemplated by the Employment Agreements (collectively, the “Termination Benefits”). The payment or provision of the Termination Benefits shall be subject to the officer’s execution and non-revocation of a release of claims as contemplated under the Employment Agreements (the “Release”). Parent, Milestone Management, LLC or an Affiliate of either shall pay the Termination Benefits set forth in clauses (i) and (ii) above to each such officer in a lump sum, and commence providing the Termination Benefits set forth in clauses (iii) and (iv) above to each such officer, immediately following the effectiveness of the Release. At the Closing, Parent, Milestone Management, LLC or an Affiliate of either shall deposit with an escrow agent mutually acceptable to Parent and Company (the “Escrow Agent”) cash in immediately available funds in an amount sufficient to pay the Termination Benefits set forth in clauses (i) and (ii) above (such cash amount, the “Escrow Fund”) for the sole benefit of the officers of Company, Company LP and the Company Subsidiaries set forth in Section 7.18(a)(i) of the Company Disclosure Letter. Immediately following effectiveness of the Releases, Parent, Milestone Management, LLC or an Affiliate of either, as applicable, shall cause the Escrow Agent to make, and the Escrow Agent shall make, delivery of the Termination Benefits set forth in clauses (i) and (ii) above out of the Escrow Fund. Upon consummation of the Mergers, Parent shall, or shall cause the REIT Surviving Entity, to (x) appoint replacements for any officer currently serving on the investment committee of any of the Timbercreek Entities and (y) amend any agreement pursuant to which any officer of Company, Company LP or any Company Subsidiary acts as a “springing member” or guarantor or performs a similar function, including, without limitation, each of the agreements set forth in Section 7.18(a)(iv) of the Company Disclosure Letter, to remove any such officer currently party to such agreement.

(b) Company shall, no later than ten (10) days prior to the Closing Date, cause Company to adopt resolutions of the Company Board (the form and substance of which resolutions shall be subject to the prior review and approval of Parent, which approval will not be unreasonably withheld or delayed), to authorize both (i) the termination of the Landmark Apartment Trust 401(k) Plan (the “401(k) Plan”) and (ii) full vesting of each participant in the 401(k) Plan in his or her account balance in the 401(k) Plan, in each case, effective at least one day prior to the Closing Date (the “401(k) Plan Termination Date”) and contingent on the occurrence of the

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Closing. After the adoption of such resolutions, Company shall promptly, and in all cases at least five (5) days prior to the 401(k) Plan Termination Date, provide Parent with executed copies of such resolutions. Upon written notice from Parent, and as soon as reasonably practicable after receiving such written notice, Company shall take such other actions in furtherance of the termination of each Company 401(k) Plan as Parent may reasonably require, including such actions as Parent may reasonably require prior to the Closing Date to support Parent obtaining a determination letter with respect to the termination of the 401(k) Plan following the 401(k) Plan Termination Date.

(c) Company shall, no later than ten (10) days prior to the Closing Date, cause Company to adopt resolutions of the Company Board (the form and substance of which resolutions shall be subject to the prior review and approval of Parent, which approval will not be unreasonably withheld or delayed), to authorize the termination of the Landmark Apartment Trust of America, Inc. Health and Welfare Plan (the “Health Plan”) effective as of the Closing, or, if it is not administratively feasible to terminate the Health Plan as of the Closing, then effective as soon as reasonably practicable after the Closing, and contingent on the occurrence of the Closing; provided, that in no event shall the Health Plan be terminated in a manner that would cause the employees of Company, Company LP and the Company Subsidiaries (the “Company Employees”) to experience a lapse of group health and dental coverage prior to the Closing. No later than ten (10) days prior to the Closing Date, Company shall provide Parent with executed copies of such resolutions. Upon written notice from Parent, and as soon as reasonably practicable after receiving such written notice, Company shall take any and all actions in furtherance of the termination of the Health Plan as Parent may reasonably require, including such actions as Parent may reasonably require prior to the Closing Date; provided, that in no event shall any such actions cause the Company Employees to experience a lapse of group health and dental coverage prior to the Closing. Company agrees that effective December 31, 2015 it will terminate all flexible spending accounts and/or flexible spending arrangements (whether for dependent care or medical expenses) (the “FSAs”) in which Company employees may elect to participate. Company shall, no later than ten (10) days prior to December 31, 2015, cause Company to adopt resolutions of the Company Board (the form and substance of which resolutions shall be subject to the prior review and approval of Parent, which approval will not unreasonably withheld or delayed), to authorize the termination of the FSAs. Continuing Employees (as defined in Section 7.18(e), below) will be eligible to participate in the Milestone Management, LLC Flexible Spending Plan (the “FSA Plan”) effective April 1, 2016, pursuant to the terms of the FSA Plan.

(d) Upon at least fifteen (15) days’ prior notice, Company shall (A) cause the Company Board to adopt resolutions (the form and substance of which resolutions shall be subject to the prior review and approval of Parent, which approval will not be unreasonably withheld or delayed) and (B) take any and all other reasonable actions, as requested by Parent, to terminate any other benefit plan listed in Section 4.13(a)(i) of the Company Disclosure Letter effective as of the Closing, or, if it is not administratively feasible to terminate such benefit plan as of the Closing, then effective as soon as reasonably practicable after the Closing, and contingent on the occurrence of the Closing; provided, that in no event shall any such benefit plan be terminated in a manner that would cause the Company Employees to experience a lapse of coverage under such plan prior to the Closing. Such resolutions shall be adopted and such reasonable actions shall be taken as soon as reasonably practicable after Company receives notice from Parent.

(e) Section 7.18(e)(i) of the Company Disclosure Letter sets forth a complete and accurate list of the Company Employees as of the date of this Agreement. Within sixty (60) days following the execution of this Agreement, at the request of Parent, Seller will make available to Parent the Company facilities and Company Employees for interview, on days and at times as mutually agreed to by Parent and Seller, and, except for any information the disclosure of which would violate any Laws, provide such information as Parent may reasonably request for purposes of determining whether Parent desires to retain a Company Employee as a continuing employee of Milestone Management, LLC after the Mergers (any Company Employee employed by Milestone Management, LLC immediately following the consummation of the Mergers is herein referred to as a “Continuing Employee”). Following the execution of this Agreement, Company, Company LP and the Company Subsidiaries shall permit Parent to disseminate information, at times and in a manner as mutually agreed to by

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Parent and Seller, concerning Parent, Milestone Management, LLC and the Affiliates of either. Other than the Company Employees and the independent contractors set forth in Section 7.18(e)(ii) of the Company Disclosure Letter, no individual is employed by, or provides services to, any of the Company, Company LP or the Company Subsidiaries. Within twenty (20) days following the date of this Agreement, Company shall provide Parent in writing a complete and accurate list of the following information for each of the Company Employees, including each employee on leave of absence, and such list shall be updated by the Company once per month: employing entity; name; location of employment; job title; base salary; bonus/incentive potential and the means of determining whether such bonus/incentive is achieved; status as exempt or non-exempt under the Fair Labor Standards Act of 1938, as amended; details of any co-employment relationship; visa status (including sponsoring entity and expiration date); health plan experience, which shall be provided in an aggregated and de-identified form, rather than per employee, consistent with HIPAA; vacation and other paid time off accrued; and, with respect to each employee on an approved leave of absence, the nature of such leave and date such employee is anticipated to return to active employment.

(f) Until December 31, 2016, Parent shall cause Milestone Management, LLC to provide (i) each Continuing Employee while in the employ of Milestone Management, LLC with at least the same salary or wage rate as in effect for such Continuing Employee immediately prior to the Closing, (ii) eligibility for any incentive compensation or bonus plan of Milestone Management, LLC on the same terms and subject to the same restrictions as applicable to similarly situated employees of Milestone Management, LLC, and (iii) employee benefits to each Continuing Employee while in the employ of Milestone Management, LLC that are comparable in the aggregate to those employee benefits that are generally made available to similarly situated employees of Milestone Management, LLC.

(g) Parent shall cause each Continuing Employee to receive credit for such Continuing Employee’s past service with Company, Company LP or the Company Subsidiaries prior to Closing under the employee benefit and compensation plans and policies of Parent, Milestone Management, LLC or an Affiliate of either for the purpose of (A) eligibility and (B) vesting, provided that no such prior service shall be taken into account to the extent it would result in duplication of benefits. Notwithstanding the foregoing, Continuing Employees shall not receive credit for such past service for the purposes of benefit accruals under any compensatory arrangement of Parent and Milestone Management, LLC or an Affiliate of either.

(h) Effective as of the Closing or, if later, the effective time of the termination of the Health Plan, Parent shall (A) cause each Continuing Employee to be immediately eligible to participate, without any waiting time, in a group health plan and any and all welfare plans made available to similarly-situated employees as described Section 7.18(f), and (B) cause all preexisting condition exclusions in any plan providing medical, dental, disability, life, pharmaceutical and/or vision benefits to any Continuing Employee to be waived for such employee and his or her covered dependents, unless such conditions would not have been waived under the corresponding benefit plan of Company, Company LP or the Company Subsidiaries in which such Continuing Employee participated immediately before the Closing Date. Notwithstanding the above, each Continuing Employee will be eligible to participate in the Milestone Management, LLC Flexible Spending Plan effective April 1, 2016, pursuant to the terms of the FSA Plan.

(i) Upon the termination of employment of (i) any Company Employee who does not become a Continuing Employee in connection with the Mergers as a result of Parent’s determination not to retain such Company Employee following the Closing, and (ii) any Continuing Employee, in each case Parent or one of its Affiliates shall pay out the accrued vacation and paid time off of each such individual in the amounts set forth in Section 7.18(i) of the Company Disclosure Letter and subject to an acknowledgement by a Continuing Employee that the Continuing Employee has received all benefits due under Company’s accrued vacation and paid time off policy; provided that, notwithstanding the foregoing, in consideration of Company agreeing to amend the Employment Agreements in accordance with Section 6.1(b)(x)(4) of the Company Disclosure Letter, Stanley J. Olander, Jr., Gustav G. Remppies and Greg Edward Brooks shall each agree to forfeit any and all accrued vacation and paid time off to which he is otherwise entitled, and, accordingly, shall not be entitled to a pay out of

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his accrued vacation and paid time off. The value of the accrued vacation and paid time off of Messrs. Olander, Remppies and Brooks, as set forth in Section 7.18(i) of the Company Disclosure Letter may be used to pay a bonus, in a form and manner determined by Company, to any Company Employee(s) to whom the Company will also pay a bonus pursuant to Section 6.1(b)(xiii)(C) of the Company Disclosure Letter.

(j) Parent shall (or shall cause its Affiliates to) assume all obligations to provide continued health coverage in accordance with Section 4980B of the Code and Title I, Subtitle B, Part 6 of ERISA (“COBRA”) to the Company Employees (including the Continuing Employees) and their qualified beneficiaries who elect COBRA coverage. Within thirty (30) days of the execution of this Agreement, Company shall provide Parent with a list, accurate as of the date of the creation of the list, of any and all employees and/or beneficiaries who (A) are currently receiving continued medical coverage under COBRA or (B) have yet to elect continuing medical coverage under COBRA but are currently within the COBRA election period. Company shall also provide Parent with notice of any changes to the COBRA coverage and/or eligibility of any employee between the time of the original list contemplated herein and the Closing Date.

(k) Parent shall take any and all reasonable action as may be required, including, if necessary, amendments to the tax qualified defined contribution plan of Parent or one of its Affiliates (the “Parent Savings Plan”), to permit each Continuing Employee to elect to make rollover contributions to the Parent Savings Plan of “eligible rollover distributions” (within the meaning of Section 402(c)(4) or Section 403(b)(8) of the Code, and as permitted and limited by the Parent Savings Plan, as such plan may be amended from time to time) in an amount equal to the entire eligible rollover distribution portion of the account balance or annuity contract, as applicable, distributable to such Continuing Employee from the 401(k) Plan. Notwithstanding the foregoing, a Continuing Employee’s eligible rollover distribution may not contain any outstanding loans from the 401(k) Plan. Continuing Employees who were participants in the 401(k) Plan will be provided the opportunity to elect to participate in the Parent Savings Plan effective as of the Closing Date and will be permitted to contribute to the Parent Savings Plan as soon as administratively feasible following the Closing Date.

(l) At the Closing, Parent shall, or shall cause one of its Affiliates to, pay any and all stay on bonuses that become payable to Company Employees, in the amounts and in accordance with the terms set forth in Section 7.18(l) of the Company Disclosure Letter.

ARTICLE 8

CONDITIONS

Section 8.1 Conditions to Each Party’s Obligation to Effect the Mergers. The respective obligations of the Parties to this Agreement to effect the Mergers and to consummate the other transactions contemplated by this Agreement on the Closing Date are subject to the satisfaction or, to the extent permitted by Law, waiver by each of the Parties at or prior to the Closing of the following conditions:

(a) Stockholder Approval. The Company Stockholder Approval shall have been obtained in accordance with applicable Law and the Company Charter.

(b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any Governmental Authority of competent jurisdiction prohibiting consummation of the Mergers or any other transaction contemplated hereby shall be in effect, no Law shall have been enacted, entered, promulgated or enforced by any Governmental Authority after the date of this Agreement that, in any case, makes illegal the consummation of the Mergers and no Action shall have been instituted which is then pending that challenges or seeks to enjoin or make illegal or otherwise prohibit or materially delay the consummation of the Mergers or any of the other transactions contemplated by this Agreement.

Section 8.2 Conditions to Obligations of Parent, REIT Merger Sub and Partnership Merger Sub. The obligations of Parent, REIT Merger Sub and Partnership Merger Sub to effect the Mergers and to consummate

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the other transactions contemplated by this Agreement are subject to the satisfaction or (to the extent permitted by Law) waiver by Parent, at or prior to the Closing, of the following additional conditions:

(a) Representations and Warranties. (i) The representations and warranties set forth in Section 4.1 (Organization and Qualification; Subsidiaries), Section 4.3 (Capital Structure) (except Section 4.3(a)), Section 4.4 (Authority), Section 4.8 (Absence of Certain Changes or Events), Section 4.21 (Opinion of Financial Advisor), Section 4.22 (Approval Required), Section 4.23 (Brokers), Section 4.24 (Investment Company Act) and Section 4.25 (Takeover Statutes), shall be true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein (other than such qualifications set forth in clause (ii) of Section 4.8 (Absence of Certain Changes or Events))) in all material respects as of the date of this Agreement and as of the Closing, as though made as of the Closing, (ii) the representations and warranties set forth in Section 4.3(a) (Capital Structure) shall be true and correct in all but de minimis respects as of the date of this Agreement and as of the Closing, as though made as of the Closing, and (iii) each of the other representations and warranties of Company and Company LP contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing, as though made as of the Closing, except (A) in each case, representations and warranties that are made as of a specific date shall be true and correct only on and as of such date, and (B) in the case of clause (iii) where the failure of such representations or warranties to be true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Performance of Covenants and Obligations of Company and Company LP. Each of Company and Company LP shall have performed in all material respects all obligations, and complied in all material respects with all agreements and covenants, required to be performed by it under this Agreement on or prior to the Closing.

(c) Material Adverse Change. On the Closing Date, there shall not exist any event, change, or occurrence arising after the date of this Agreement that, individually, or in the aggregate, constitutes a Company Material Adverse Effect.

(d) Delivery of Certificates. Company shall have delivered to Parent a certificate, dated the date of the Closing and signed by its chief executive officer and chief financial officer on behalf of Company and Company LP, certifying to the effect that the conditions set forth in Section 8.2(a), Section 8.2(b) and Section 8.2(c) have been satisfied.

(e) Opinion Relating to REIT Qualification. Parent shall have received the written opinion of Hogan Lovells US LLP, special tax counsel to Company (or other counsel reasonably satisfactory to Parent), on which Parent shall be entitled to rely, dated as of the Closing Date, in substantially the form attached hereto as Exhibit B, to the effect that for all taxable periods commencing with the taxable year ended December 31, 2006 through its taxable year ended December 31, 2014, Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and for the period beginning January 1, 2015 and ending at the REIT Merger Effective Time, its organization and method of operation has enabled it to meet the requirements for qualification and taxation as a REIT under the Code (which opinion shall be based upon the representation letter described in Section 7.12 and shall be subject to customary assumptions, exceptions, limitations and qualifications).

(f) Non-Foreign Affidavit. On or prior to the Closing Date, pursuant to the Letter of Transmittal or otherwise, each shareholder of the Company and each Unitholder shall have delivered to the Company, Parent, or the Exchange Agent a non-foreign affidavit issued in the manner described in Treasury Regulation Section 1.1445-2(b); provided, however, if a shareholder of the Company or Unitholder does not provide such nonforeign affidavit then the Company, Parent, or the Exchange Agent shall withhold from the REIT Merger Consideration or Partnership Merger Consideration, as applicable, and pay over to the appropriate taxing

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authorities the amount required to be withheld under Sections 1445 and 897 of the Code (including under IRS Notice 2007-55; 2007-2 C.B. 13) as determined by Parent.

(g) Conversion. Prior to the Closing Date, the Company shall cause each Company Subsidiary that is treated as a QRS to be merged or otherwise converted into a limited liability company that is (i) disregarded for United States federal income tax purposes and (ii) not treated as QRSs (the “Conversion”). The Company shall provide to Parent written evidence of the Conversion including a schedule setting forth all of the Company Subsidiaries so converted prior to the Closing Date, and shall notify Parent prior to the Closing Date.

Section 8.3 Conditions to Obligations of Company and Company LP. The obligations of Company and Company LP to effect the Mergers and to consummate the other transactions contemplated by this Agreement are subject to the satisfaction or (to the extent permitted by Law) waiver by Company and Company LP at or prior to the Closing, of the following additional conditions:

(a) Representations and Warranties. (i) The representations and warranties set forth in Sections 5.1(a) (Organization and Qualification, Section 5.2 (Authority), Section 5.6 (Brokers) and Section 5.7 (Available Funds; Guarantees) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing, as though made as of the Closing, and (ii) each of the other representations and warranties of Parent contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing, as though made as of the Closing, except (A) in each case, representations and warranties that are made as of a specific date shall be true and correct only on and as of such date, and (B) in the case of clause (ii) where the failure of such representations or warranties to be true and correct (without giving effect to any materiality or “Parent Material Adverse Effect” qualifications set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Performance of Covenants or Obligations of Parent. Parent shall have performed in all material respects all material obligations, and complied in all material respects with all material agreements and covenants, required to be performed by it under this Agreement on or prior to the Closing.

(c) Delivery of Certificates. Parent shall have delivered to Company a certificate, dated the date of the Closing and signed by its chief executive officer and chief financial officer on behalf of Parent, REIT Merger Sub and Partnership Merger Sub, certifying to the effect that the conditions set forth in Section 8.3(a) and Section 8.3(b) have been satisfied.

Section 8.4 Frustration of Closing Conditions. Neither Company or Company LP, on the one hand, nor Parent, REIT Merger Sub or Partnership Merger Sub, on the other hand, may rely on the failure of any condition set forth in this Article 8 to be satisfied if such failure was caused by such party’s failure to comply with its obligations under this Agreement.

ARTICLE 9

TERMINATION, FEES, AMENDMENT AND WAIVER

Section 9.1 Termination. This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Closing, notwithstanding approval thereof by the stockholders of Company (except as otherwise specified in this Section 9.1):

(a) by mutual written consent of each of Parent and Company;

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(b) by either Parent or Company:

(i) if the Mergers shall not have been consummated on or before March 31, 2016 (the “Outside Date”); provided, that the right to terminate this Agreement pursuant to this Section 9.1(b)(i) shall not be available to any Party if the failure of such Party to comply with any provision of this Agreement shall have been the cause of, or resulted in, the failure of the Mergers to be consummated by the Outside Date;

(ii) if any Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action permanently restraining or otherwise prohibiting the Mergers, and such Order or other action shall have become final and non-appealable; provided, that the right to terminate this Agreement under this Section 9.1(b)(ii) shall not be available to a Party if the issuance of such final, non-appealable Order or taking of such other action was primarily due to the failure of such Party to comply with any provision of this Agreement; or

(iii) if the Company Stockholder Approval shall not have been obtained at the Company Stockholder Meeting duly convened therefor or at any adjournment or postponement thereof at which a vote on the approval of this Agreement was taken; provided that the right to terminate this Agreement under this Section 9.1(b)(iii) shall not be available to (x) Company if a Company Terminating Breach shall have occurred and be continuing at the time Company delivers notice of its election to terminate this Agreement pursuant to this Section 9.1(b)(iii), or (y) Parent if a Parent Terminating Breach shall have occurred and be continuing at the time Parent delivers notice of its election to terminate this Agreement pursuant to this Section 9.1(b)(iii);

(c) by Parent:

(i) if Company or Company LP shall have breached, violated or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform, either individually or in the aggregate, if continuing at the Closing (A) would result in the failure of any of the conditions set forth in Section 8.1 or Section 8.2 (a “Company Terminating Breach”), and (B) cannot be cured or waived by the earlier of (x) the Outside Date and (y) thirty (30) days after the giving of written notice; provided, that Parent shall not have the right to terminate this Agreement pursuant to this Section 9.1(c)(i) if a Parent Terminating Breach shall have occurred and be continuing at the time Parent delivers notice of its election to terminate this Agreement pursuant to this Section 9.1(c)(i);

(ii) if, prior to obtaining the Company Stockholder Approval, Company or the Company Board or any committee thereof (A) shall have effected a Company Adverse Recommendation Change (provided, that Parent’s right to terminate this Agreement pursuant to this Section 9.1(c)(ii)(A) in respect of a Company Adverse Recommendation Change will expire thirty (30) days after the last date upon which the Company Board or a committee thereof has made such Company Adverse Recommendation Change), (B) fails to publicly reaffirm the Company Board Recommendation within ten (10) Business Days of being requested to do so by Parent following the date of such Company Acquisition Proposal after the date hereof if any Person shall have publicly announced a Company Acquisition Proposal or an intention (whether or not conditional) to make a Company Acquisition Proposal or the date that any such Company Acquisition Proposal or intention shall have otherwise become publicly disclosed, (C) fails to include the Company Board Recommendation in the Proxy Statement, (D) approves, adopts, publicly endorses or recommends or enters into or allows Company, Company LP or any of the Company Subsidiaries to enter into a definitive agreement for, any Company Acquisition Proposal (other than a Company Acceptable Confidentiality Agreement), or (E) the Company or the Company Board publicly announces its intention to do any of the foregoing; or

(d) by Company:

(i) if Parent shall have breached, violated or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement (including the obligation of Parent to consummate the Closing no later than the Outside Date following the satisfaction or waiver of the applicable conditions set forth in Sections 8.1 and Section 8.2 hereof), which breach or failure to perform, either individually or in the aggregate, if continuing at the Closing (A) would result in the failure of any of the

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conditions set forth in Section 8.1 or Section 8.3 (a “Parent Terminating Breach”), and (B) cannot be cured or waived by the earlier of (x) the Outside Date and (y) thirty (30) days after the giving of written notice; provided, that Company shall not have the right to terminate this Agreement pursuant to this Section 9.1(d)(i) if a Company Terminating Breach shall have occurred and be continuing at the time Company delivers notice of its election to terminate this Agreement pursuant to this Section 9.1(d)(i);

(ii) prior to obtaining the Company Stockholder Approval, if the Company Board determines to enter into, and concurrently with the termination hereof enters into, a Company Alternative Acquisition Agreement with respect to a Company Superior Proposal in accordance with Section 7.3(c), provided that the Company may only exercise this right of termination if the Company pays the Company Termination Fee due under Section 9.3 to Parent simultaneously with such termination; or

(iii) if (A) all of the conditions set forth in Section 8.1 and Section 8.2 shall have been satisfied or waived in writing by Parent (other than those conditions that by their nature are to be satisfied at the Closing; provided that such conditions to be satisfied at the Closing would be satisfied as of the date of the notice referenced in clause (B) of this Section 9.1(d)(iii) if the Closing were to occur on the date of such notice), (B) on or after the date the Closing should have occurred pursuant to Section 2.2, the Company has delivered written notice to Parent to the effect that all of the conditions set forth in Section 8.1 and Section 8.2 have been satisfied or waived in writing by Parent (other than those conditions that by their nature are to be satisfied at the Closing; provided that such conditions to be satisfied at the Closing would be satisfied as of the date of such notice if the Closing were to occur on the date of such notice) and the Company and the Company LP are prepared to consummate the Closing, and (C) Parent, REIT Merger Sub and the Partnership Merger Sub fail to consummate the Closing on or before the third Business Day after delivery of the notice referenced in clause (B) of this Section 9.1(d)(iii), and the Company and Company LP were prepared to consummate the Closing during such three Business Day period.

Section 9.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1, written notice thereof shall be given to the other Party, specifying the provisions hereof pursuant to which such termination is made and describing the basis therefor in reasonable detail, and this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent or Company, except that the Confidentiality Agreement and the provisions of Section 7.2(b) (Confidentiality), Section 7.4 (Public Announcements), this Section 9.2 (Effect of Termination), Section 9.3 (Fees and Expenses), Section 9.4 (Amendment), and Article 10 (General Provisions) and the definitions of all defined terms appearing in such sections, shall survive the termination hereof; provided, however, subject to Section 10.10, that nothing herein shall relieve any party hereto from liability for fraud or any willful and intentional breach of any of its representations, warranties, covenants or agreements set forth in this Agreement prior to such termination, in which case the non-breaching party shall be entitled to all rights and remedies available at law or in equity. For purposes of this Agreement, “willful and intentional breach” means a material breach that is a consequence of an act knowingly undertaken by the breaching party with the intent of causing a breach of this Agreement.

Section 9.3 Fees.

(a) Except as otherwise provided in this Section 9.3, all fees and expenses incurred in connection with this Agreement, the Mergers and the other transactions contemplated hereby shall be paid by the Party incurring such fees or expenses, whether or not the Mergers are consummated.

(b) In the event that:

(i) (A)(x) this Agreement is terminated by Parent pursuant to Section 9.1(c)(i), and after the date hereof and prior to the breach giving rise to such right of termination, a Company Acquisition Proposal (with, for all purposes of this Section 9.3(b)(i), all percentages included in the definition of “Company Acquisition Proposal” increased to 50%) has been publicly announced, disclosed or otherwise communicated to the Company

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Board or any Person shall have publicly announced an intention (whether or not conditional) to make such a Company Acquisition Proposal, or (y) this Agreement is terminated by Company or Parent pursuant to Section 9.1(b)(iii), and prior to the Company Stockholder Meeting, a Company Acquisition Proposal (with, for all purposes of this Section 9.3(b)(i), all percentages included in the definition of “Company Acquisition Proposal” increased to 50%) has been publicly announced, disclosed or otherwise communicated to Company’s stockholders or any Person shall have publicly announced an intention (whether or not conditional) to make such a Company Acquisition Proposal, and (B) within twelve (12) months after the date of such termination, a transaction in respect of a Company Acquisition Proposal is consummated or Company enters into a definitive agreement in respect of a Company Acquisition Proposal;

(ii) this Agreement is terminated by Parent pursuant to Section 9.1(c)(ii); or

(iii) this Agreement is terminated by Company pursuant to Section 9.1(d)(ii); then, in any such event, Company or Company LP shall pay to Parent a termination fee of $20,000,000 (the “Company Termination Fee”) less any Parent Expenses previously paid pursuant to Section 9.4(c), it being understood that in no event shall Company or Company LP be required to pay the Company Termination Fee on more than one occasion. Payment of the Company Termination Fee shall be made by wire transfer of same day funds to the account or accounts designated by Parent (x) at the earlier of execution of a definitive agreement with respect to, submission to the stockholders of the Company of, or the consummation of any transaction contemplated by, a Company Acquisition Proposal, in the case of a Company Termination Fee payable pursuant to Section 9.3(b)(i), (y) as promptly as reasonably practicable after termination (and, in any event, within two (2) Business Days thereof), in the case of a Company Termination Fee payable pursuant to Section 9.3(b)(ii), and (z) at the time of termination, in the case of a Company Termination Fee payable pursuant to Section 9.3(b)(iii). Notwithstanding anything in this Agreement to the contrary, except in the case of fraud or intentional and willful misconduct as expressly provided in Section 9.2, in the event that the Company Termination Fee becomes payable, then payment to Parent of the Company Termination Fee, together with any amounts due under Section 9.3(d), shall be Parent’s sole and exclusive remedy as liquidated damages for any and all losses or damages of any nature against Company, Company LP, the Company Subsidiaries and each of their respective former, current and future directors, officers, employees, agents, general and limited partners, managers, members, stockholders, Affiliates and assignees and each former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, Affiliate or assignee of any of the foregoing in respect of this Agreement, any agreement executed in connection herewith, and the transactions contemplated hereby and thereby, including for any loss or damage suffered as a result of the termination of this Agreement, the failure of the Mergers to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of such Company Termination Fee no Company Party shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby and thereby.

(c) The Company agrees that if this Agreement shall be terminated by either Parent or the Company pursuant to Section 9.1(b)(iii) or by Parent pursuant to Section 9.1(c)(i) (i.e., based upon inaccuracy of representation of Company or breach of covenant by Company) under circumstances in which the Company Termination Fee is not payable pursuant to Section 9.3(b)(i), then the Company shall pay, within three Business Days of the Termination Date, to Parent the Parent Expenses in immediately available funds to an account directed by Parent, provided, that the payment by the Company of the Parent Expenses pursuant to this Section 9.4(c) shall not relieve the Company of any subsequent obligation to pay the Company Termination Fee pursuant to Section 9.4(b) (but in the event such Company Termination Fee is or becomes payable, it shall be reduced on a dollar for dollar basis for the Parent Expenses actually paid to Parent pursuant to this Section 9.4(c)).

(d) Parent agrees that if this Agreement is terminated by the Company pursuant to Section 9.1(d)(i) or Section 9.1(d)(iii), then Parent shall pay to the Company a termination fee of $50,000,000 (the “Parent Termination Fee”) within three (3) Business Days of the date of such termination by the Company in immediately available funds to an account directed by the Company, it being understood that in no event shall Parent be required to pay the Parent Termination Fee on more than one occasion.

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(e) If Company is required to pay Parent the Company Termination Fee or Parent is required to pay Company the Parent Termination Fee (each, a “Termination Payment”), such Termination Payment shall be paid into escrow on the date such payment is required to be paid by such party (“Payor”) pursuant to this Agreement by wire transfer of immediately available funds to an escrow account designated in accordance with this Section 9.3(e). In the event that a Payor is required to pay a Termination Payment, the amount payable to the other party (such party, “Payee”) in any tax year of Payee shall not exceed the lesser of (i) the Termination Payment, and (ii) the sum of (A) the maximum amount that can be paid to Payee or, with respect to the Company Termination Fee, the aggregate amount that can be paid to each owner of Parent, respectively, as if each were a separate party, without causing such party to fail to meet the requirements of Section 856(c)(2) and (3) of the Code for the relevant tax year, determined as if the payment of such amount did not constitute income described in Sections 856(c)(2) or 856(c)(3) of the Code (“Qualifying Income”), and Payee (or such beneficial owner) has income from unknown sources during such year in an amount equal to 1% of its gross income which is not Qualifying Income (in addition to any known or anticipated income which is not Qualifying Income), in each case as determined by Payee’s independent accountants, plus (B) in the event Payee receives either (x) a letter from Payee’s counsel indicating that Payee has received a ruling from the IRS as described in Section 9.3(e) or (y) an opinion from its outside counsel as described in Section 9.3(e), an amount equal to the excess of the Termination Payment less the amount payable under clause (A) above.

(f) To secure Payor’s obligation to pay any amounts payable pursuant to Section 9.3(e), Payor shall deposit into escrow an amount in cash equal to the Termination Payment with an escrow agent selected by Payor on such terms (subject to this Section 9.3) as shall be mutually agreed upon by the Company, Parent and the escrow agent. The payment or deposit into escrow of the Termination Payment pursuant to this Section 9.3(f) shall be made at the time Payor is obligated to pay Payee such amount pursuant to Section 9.3 by wire transfer. The escrow agreement shall provide that the Termination Payment in escrow or any portion thereof shall not be released to Payee unless the escrow agent receives any one or combination of the following: (i) a letter from Payee’s independent accountants indicating the maximum amount that can be paid by the escrow agent to Payee without causing such party to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income and Payee has income from unknown sources during such year in an amount equal to 1% of its gross income which is not Qualifying Income (in addition to any known or anticipated income which is not Qualifying Income), in which case the escrow agent shall release such amount to the receiving party, or (ii) a letter from Payee’s outside counsel indicating that (A) Payee received a ruling from the IRS holding that the receipt by such party of the Termination Payment would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code or (B) Payee’s outside counsel has rendered a legal opinion to the effect that the receipt by such party of the Termination Payment should either constitute Qualifying Income should be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code, in which case the escrow agent shall release the remainder of the Termination Payment to Payee. Payor agrees to amend this Section 9.3 at the reasonable request of Payee in order to (i) maximize the portion of the Termination Payment that may be distributed to Payee hereunder without causing Payee to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, (ii) improve Payee’s chances of securing a favorable ruling described in this Section 9.3 or (iii) assist Payee in obtaining a favorable legal opinion from its outside counsel as described in this Section 9.3. Any amount of the Termination Payment that remains unpaid as of the end of a taxable year shall be paid as soon as possible during the following taxable year, subject to the foregoing limitations of this Section 9.3, provided, however, that the obligation of Payor to pay the unpaid portion of the Termination Payment shall terminate on the December 31 following the date which is five (5) years from the date of this Agreement. Any payment due to Company or Parent described in this Section 9.3 shall be subject to the same limitations on payment as set forth in this Section 9.3(f).

(g) Each of Company and Parent acknowledges that the agreements contained in this Section 9.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the other party would not enter into this Agreement. If Company fails promptly to pay any amounts due pursuant to Section 9.3(b), and, in order to obtain such payment, Parent commences a suit that results in a judgment against

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Company for the amounts set forth in Section 9.3(b), Company shall pay to Parent its reasonable costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amounts set forth in Sections 9.3(b) from the date of termination of this Agreement at a rate per annum equal to the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

Section 9.4 Amendment. Subject to compliance with applicable Law, this Agreement may be amended by mutual agreement of the Parties hereto by action taken or authorized by the Company Board and Parent, respectively, at any time before or after receipt of the Company Stockholder Approval and prior to the Partnership Merger Effective Time and the REIT Merger Effective Time; provided, that after the Company Stockholder Approval has been obtained, there shall not be (a) any amendment of this Agreement that changes the amount or the form of the consideration to be delivered under this Agreement to the holders of Company Common Stock or Company Partnership Units, or which by applicable Law requires the further approval of the stockholders of Company without such further approval of such stockholders, or (b) any amendment or change not permitted under applicable Law. This Agreement may not be amended except by an instrument in writing signed by each of the Parties.

Section 9.5 Transfer Taxes. Parent and Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer or stamp taxes, any transfer, recording, registration and other fees and any similar Taxes that become payable in connection with the transactions contemplated by this Agreement (together with any related interests, penalties or additions to Tax, “Transfer Taxes”), and shall cooperate in attempting to minimize the amount of Transfer Taxes. From and after the Partnership Merger Effective Time and the REIT Merger Effective Time, each of the REIT Surviving Entity and the Partnership Surviving Entity shall pay or cause to be paid, without deduction or withholding from any consideration or amounts payable to holders of Company Common Stock or holders of Company Partnership Units, all Transfer Taxes.

ARTICLE 10

GENERAL PROVISIONS

Section 10.1 Nonsurvival of Representations and Warranties and Certain Covenants. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations and warranties, shall survive the Closing. The covenants to be performed prior to or at the Closing shall terminate at the Closing. This Section 10.1 shall not limit any covenant or agreement of the Parties that by its terms contemplates performance after the Closing.

Section 10.2 Notices. All notices, requests, claims, consents, demands and other communications under this Agreement shall be in writing and shall be deemed given on the date of actual delivery if delivered personally, sent by overnight courier (providing proof of delivery) to the Parties or sent by facsimile or e-mail of a pdf attachment (providing confirmation of transmission) at the following addresses or e-mail addresses (or at such other address or e-mail address for a Party as shall be specified by like notice):

(a) if to Company to:

Landmark Apartment Trust, Inc.

4901 Dickens Road

Suite 101

Richmond, VA 23230

Attn: Stanley J. Olander, Jr.

Email: JOlander@LATApts.com

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with a copy (which shall not constitute notice) to:

Hogan Lovells US LLP

555 13th Street NW

Washington, DC 20004

Attn:	Stuart A. Barr
Bruce W. Gilchrist
Email:	stuart.barr@hoganlovells.com
bruce.gilchrist@hoganlovells.com

(b) if to Parent to:

591 West Putnam Avenue

Greenwich, CT 06830

Telephone:	(203) 422-7773
Facsimile:	(203) 422-7873
Attn:	Ellis Rinaldi
Email:	Rinaldi@starwood.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attn:	Jonathan Schechter, P.C.
Edward Schneidman, P.C.
Elazar Guttman
Email:	jonathan.schechter@kirkland.com
Edward.schneidman@kirkland.com
eguttman@kirkland.com

and:

c/o Milestone Management

5429 LBJ Freeway, Suite 800

Dallas, Texas 75240

Attn:	Legal
Email:	legal@milestone-mgt.com

with a copy (which shall not constitute notice) to:

Vinson & Elkins LLP

2001 Ross Avenue, Suite 3700

Dallas, Texas 75201

Attn:	Mark Early
Email:	mearly@velaw.com

Section 10.3 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any present or future Law or public policy in any jurisdiction, as to that jurisdiction, (a) such term or other provision shall be fully separable, (b) this Agreement shall be construed and enforced as if such invalid, illegal or unenforceable provision had never comprised a part hereof, (c) all other conditions and provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable term or other provision or by its severance herefrom so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party, and (d) such terms or other provision shall not affect the validity or enforceability of any of the terms or

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provisions of this Agreement in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced in any jurisdiction, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

Section 10.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall be deemed one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy, electronic delivery or otherwise) to the other Parties. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document form” (“pdf”), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

Section 10.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the Exhibits, the Company Disclosure Letter and the Parent Disclosure Letter), the Guarantee and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter of this Agreement. This Agreement is not intended to and shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns, except for the provisions of Article 3 (which, from and after the Partnership Merger Effective Time and REIT Merger Effective Time, as applicable, shall be for the benefit of holders of Company Partnership Units immediately prior to the Partnership Merger Effective Time or the holders of shares of Company Common Stock immediately prior to the REIT Merger Effective Time, as applicable), Section 3.7, Section 7.5 (which, from and after the Partnership Merger Effective Time and the REIT Merger Effective Time shall be for the benefit of the Indemnified Parties) and Section 7.18(a) (which, from and after the REIT Merger Effective Time shall be for the benefit of officers of Company, Company LP and the Company Subsidiaries set forth in Section 7.18(a)(i) of the Company Disclosure Letter). The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 10.6 without notice or liability to any other Person. The representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Accordingly, persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 10.6 Extension; Waiver. At any time prior to the Partnership Merger Effective Time and the REIT Merger Effective Time, the Parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other Parties hereto, (b) waive any inaccuracies in the representations and warranties of the other Party contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. The failure of any Party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

Section 10.7 Governing Law. This Agreement, and all claims or causes of actions (whether at Law, in contract or in tort) that may be based upon, arise out of or related to this Agreement or the negotiation, execution or performance of this Agreement, shall be governed by, and construed in accordance with, the laws of the State of Maryland without giving effect to its conflicts of laws principles (whether the State of Maryland or any other jurisdiction that would cause the application of the Laws of any jurisdiction other than the State of Maryland).

Section 10.8 Consent to Jurisdiction. Each Party irrevocably agrees (a) to submit itself to the exclusive jurisdiction of the Business and Technology Case Management Program of the Circuit Court for Baltimore City

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(the “Maryland Courts”) for the purpose of any Action (whether based on contract, tort or otherwise), directly or indirectly, arising out of or relating to this Agreement or the transactions contemplated by this Agreement or the actions of the Parties in the negotiation, administration, performance and enforcement of this Agreement, (b) that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from any such court, (c) that it will not bring any Action relating to this Agreement or the transactions contemplated by this Agreement or the actions of the parties hereto in the negotiation, administration, performance and enforcement of this Agreement in any court other than the Maryland Courts, and (d) that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Section 10.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of Law or otherwise by any of the Parties without the prior written consent of the other Parties and any attempt to make any such assignment without such consent shall be null and void , provided, that any of Parent, REIT Merger Sub and Partnership Merger Sub may assign this Agreement (i) to any direct or indirect wholly owned subsidiary of Parent or (ii) after the REIT Merger Effective Time, to any Person; provided, however, that no such assignment shall relieve the assigning party of its obligations hereunder if the assignee does not perform its obligations. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

Section 10.10 Specific Performance.

(a) The Parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that Parent, REIT Merger Sub and Partnership Merger Sub shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement by the Company and Company LP, in addition to, and without any limitation of, any other remedy to which Parent, REIT Merger Sub and Partnership Merger Sub are entitled at Law or in equity. For the avoidance of doubt, while Parent, REIT Merger Sub and Partnership Merger Sub may pursue both a grant of specific performance in accordance with this Section 10.10 and payment of monetary damages or the payment of the Company Termination Fee, as applicable, under no circumstances shall Parent, REIT Merger Sub and Partnership Merger Sub be permitted or entitled to receive both a grant of specific performance requiring consummation of the Mergers and the other transactions contemplated by this Agreement and any such payment. Each of Company and Company LP further agrees not to assert that a remedy of specific performance is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide for an adequate remedy. Each of Company and Company LP hereby waives (i) any defenses in any action for specific performance, including the defense that a remedy at Law would be adequate, and (ii) any requirement under Law to post a bond or other security as a prerequisite to obtaining equitable relief. The parties hereto agree that neither Company nor Company LP shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by Parent, REIT Merger Sub or Partnership Merger Sub or to enforce specifically the terms and provisions of this Agreement or the Equity Commitment Letter and that Company’s and Company LP’s sole and exclusive remedy relating to a breach of the Agreement by Parent, REIT Merger Sub or Partnership Merger Sub or otherwise shall be the remedy set forth in Section 9.3(d); provided, however, that the Company shall be entitled to seek specific performance to prevent any breach by Parent, REIT Merger Sub or Partnership Merger Sub of Section 7.2(b).

(b) Notwithstanding anything to the contrary in this Agreement, the maximum aggregate liability of Parent, REIT Merger Sub and Partnership Merger Sub together for any losses, damages, costs or expenses of Company or Company LP relating to the failure of the transactions contemplated by this Agreement to be consummated, or a breach of this Agreement by Parent, Merger Sub or Merger Partnership or otherwise, shall be limited to an amount equal to (i) the amount of the Parent Termination Fee, plus (ii) Parent’s indemnification and reimbursement obligations pursuant to the third sentence of Section 7.15(a), and the next-to-last sentence of

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Section 2.8 (collectively, the “Liability Limitation”), and in no event shall the Company or any of its controlled Affiliates seek any amount in excess of the Liability Limitation in connection with this Agreement or the transactions contemplated hereby or in respect of any other document or theory of law or equity or in respect of any oral representations made or alleged to be made in connection herewith or therewith, whether at law or in equity, in contract, tort or otherwise. Each of Company and Company LP agrees that it has no right of recovery against, and no personal liability shall attach to, any of the Parent Parties (other than Parent, REIT Merger Sub or Partnership Merger Sub to the extent provided in this Agreement), through Parent, REIT Merger Sub or Partnership Merger Sub or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil, by or through a claim by or on behalf of Parent, REIT Merger Sub or Partnership Merger Sub against any Parent Party, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any applicable Law, whether in contract, tort or otherwise, except for its rights to recover from the Guarantor (but not any other Parent Party) under and to the extent provided in the Guarantee and subject to the Liability Limitation and the other limitations described therein. Recourse against the Guarantor under the Guarantee shall be the sole and exclusive remedy of Company, Company LP and their respective Affiliates against the Guarantor and any other Parent Party (other than Parent, REIT Merger Sub or Partnership Merger Sub to the extent provided in this Agreement) in connection with this Agreement or the transactions contemplated hereby or in respect of any other document or theory of law or equity or in respect of any oral representations made or alleged to be made in connection herewith or therewith, whether at law or in equity, in contract, in tort or otherwise. Without limiting the rights of Company or Company LP against Parent, REIT Merger Sub or Partnership Merger Sub hereunder, in no event shall Company or its controlled Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover damages from, any Parent Party (other than the Guarantor to the extent provided in the Guarantee and subject to the Liability Limitation and the other limitations described therein).

Section 10.11 Waiver of Jury Trial. EACH PARTY IRREVOCABLY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10.11.

Section 10.12 Authorship. The Parties agree that the terms and language of this Agreement are the result of negotiations between the Parties and their respective advisors and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against any Party. Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers, all as of the date first written above.

MONUMENT PARTNERS, L.L.C.

By:	/s/ Ethan Bing
Name: Ethan Bing
Title: Authorized Person

By:	/s/ Robert P. Landin
Name: Robert P. Landin
Title: Authorized Person

MONUMENT REIT MERGER SUB, L.P.
By:	Monument Ventures GP, L.L.C.
Its:	General Partner

By:	Monument Partners, L.L.C.
Its:	Sole Member

By:	/s/ Ethan Bing
Name: Ethan Bing
Title: Authorized Person

By:	/s/ Robert P. Landin
Name: Robert P. Landin
Title: Authorized Person

MONUMENT PARTNERSHIP MERGER SUB, L.P.
By:	Monument Partnership GP, L.L.C.
Its:	General Partner

By:	Monument REIT Merger Sub, L.P.
Its:	Sole Member

By:	Monument Ventures GP, L.L.C.
Its:	General Partner

By:	Monument Partners, L.L.C.
Its:	Sole Member

By:	/s/ Ethan Bing
Name: Ethan Bing
Title: Authorized Person

By:	/s/ Robert P. Landin
Name: Robert P. Landin
Title: Authorized Person

[Signature Page to the Agreement and Plan of Merger]

LANDMARK APARTMENT TRUST, INC.

By:	/s/ Stanley J. Olander, Jr.
Name: Stanley J. Olander, Jr.
Title: Chief Executive Officer and President

LANDMARK APARTMENT TRUST HOLDINGS, LP
By:	Landmark Apartment Trust, Inc., its general partner

By:	/s/ Stanley J. Olander, Jr.
Name: Stanley J. Olander, Jr.
Title: Chief Executive Officer and President

[Signature Page to the Agreement and Plan of Merger]

Schedule A

Stanley J. Olander, Jr.

Greg E. Brooks

Gustav Remppies

Anthony Szydlowski

B. Mechelle Lafon

Annex B

[LETTERHEAD OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED]

October 22, 2015

The Board of Directors

Landmark Apartment Trust, Inc.

4901 Dickens Road

Suite 101

Richmond, VA 23230

Members of the Board of Directors:

We understand that Landmark Apartment Trust, Inc. (“Landmark”) proposes to enter into an Agreement and Plan of Merger (the “Agreement”), among Landmark, Landmark Apartment Trust Holdings, LP, Monument Partners, L.L.C. (“Parent”), Monument REIT Merger Sub L.P., a wholly owned subsidiary of Parent (“REIT Merger Sub”) and Monument Partnership Merger Sub, L.P., a wholly owned subsidiary of REIT Merger Sub, pursuant to which, among other things, Landmark will merge with and into REIT Merger Sub (the “Merger”) and each outstanding share of the common stock, par value $0.01 per share, of Landmark (“Landmark Common Stock”), other than shares of Landmark Common Stock held by any wholly-owned Company Subsidiary (as defined in the Agreement) or Parent or any wholly-owned Parent Subsidiary (as defined in the Agreement), will be converted into the right to receive $8.17 in cash (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreement.

You have requested our opinion as to the fairness, from a financial point of view, to the holders (other than any wholly-owned Company Subsidiary or Parent or any wholly-owned Parent Subsidiary) of Landmark Common Stock of the Consideration to be received by such holders in the Merger.

In connection with this opinion, we have, among other things:

(i)	reviewed certain publicly available business and financial information relating to Landmark;

(ii)	reviewed certain internal financial and operating information with respect to the business, operations and prospects of Landmark furnished to or discussed with us by the management of Landmark, including certain financial forecasts relating to Landmark prepared by the management of Landmark (such forecasts, “Landmark Forecasts”);

(iii)	discussed the past and current business, operations, financial condition and prospects of Landmark with members of senior management of Landmark;

(iv)	compared certain financial information of Landmark with similar information of other companies we deemed relevant;

(v)	compared certain financial terms of the Merger to financial terms, to the extent publicly available, of other transactions we deemed relevant;

(vi)	considered the results of our efforts on behalf of Landmark to solicit, at the direction of Landmark, indications of interest and definitive proposals from third parties with respect to a possible acquisition of Landmark;

(vii)	reviewed a draft, dated October 21, 2015, of the Agreement (the “Draft Agreement”); and

(viii)	performed such other analyses and studies and considered such other information and factors as we deemed appropriate.

The Board of Directors

Landmark Apartment Trust, Inc.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the management of Landmark that they are not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Landmark Forecasts, we have been advised by Landmark, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Landmark as to the future financial performance of Landmark. We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Landmark , nor have we made any physical inspection of the properties or assets of Landmark . We have not evaluated the solvency or fair value of Landmark or Parent under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We have assumed, at the direction of Landmark, that the Merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on Landmark or the contemplated benefits of the Merger. We have assumed, at the direction of Landmark, that the Company Preferred Stock (as defined in the Agreement) will be refinanced after execution of the Agreement or redeemed at the effective time of the Merger. We also have assumed, at the direction of Landmark, that that the final executed Agreement will not differ in any material respect from the Draft Agreement reviewed by us.

We express no view or opinion as to any terms or other aspects of the Merger (other than the Consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Merger or terms or aspect of any related transaction or any other agreement, arrangement or understanding entered into in connection with or related to the Merger or otherwise. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be received by holders (other than any wholly-owned Company Subsidiary or Parent or any wholly-owned Parent Subsidiary) of Landmark Common Stock and no opinion or view is expressed with respect to any consideration received in connection with the Merger or any related transaction by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Merger, or class of such persons, relative to the Consideration. Furthermore, no opinion or view is expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to Landmark or in which Landmark might engage or as to the underlying business decision of Landmark to proceed with or effect the Merger. In addition, we express no opinion or recommendation as to how any stockholder of Landmark or securityholder of any other party to the Agreement should vote or act in connection with the Merger or any related matter.

We have acted as financial advisor to the Board of Directors of Landmark in connection with the Merger and will receive a fee for our services, a portion of which is payable upon the rendering of this opinion and a significant portion of which is contingent upon consummation of the Merger. In addition, Landmark has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.

We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial

The Board of Directors

Landmark Apartment Trust, Inc.

instruments (including derivatives, bank loans or other obligations) of Landmark and Parent and certain of their respective affiliates, including, with respect to Parent, The Milestone Group LLC and certain of its affiliates (collectively, “Milestone”) and Starwood Capital Group LLC and certain of its affiliates as well as portfolio companies of, and companies managed by, Starwood Capital Group LLC and its affiliates (collectively, the “Starwood Entities”).

We and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Landmark and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as a lender to Landmark, including under its secured credit facility, and having acted as sole or joint arranger in connection therewith, and (ii) having provided or providing certain treasury management services and products to Landmark.

In addition, we and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Parent and certain of its affiliates, including Milestone and the Starwood Entities, and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as financial advisor to certain of the Starwood Entities in connection with certain merger, acquisition and divestiture transactions, (ii) having acted or acting as administrative agent, arranger, and/or bookrunner for, and/or a lender under, certain term loans, and credit and leasing facilities for Milestone and certain of the Starwood Entities, including, with respect to certain of the Starwood Entities, in connection with the financing for various acquisition transactions, (iii) having acted as manager or underwriter for various debt and equity offerings of certain of the Starwood Entities, and (iv) having provided or providing certain treasury and management services and products to Milestone and certain of the Starwood Entities.

It is understood that this letter is for the benefit and use of the Board of Directors of Landmark (in its capacity as such) in connection with and for purposes of its evaluation of the Merger.

Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. As you are aware, the credit, financial and stock markets have been experiencing volatility and we express no opinion or view as to any potential effects of such volatility on Landmark or the Merger. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion. The issuance of this opinion was approved by our Americas Fairness Opinion Review Committee.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Consideration to be received in the Merger by holders (other than any wholly-owned Company Subsidiary or Parent or any wholly-owned Parent Subsidiary) of Landmark Common Stock is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ Merrill Lynch, Pierce, Fenner & Smith Incorporated

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

Annex C

[LETTERHEAD OF CITIGROUP GLOBAL MARKETS INC.]

October 22, 2015

The Board of Directors

Landmark Apartment Trust, Inc.

4901 Dickens Road, Suite 101

Richmond, VA 23230

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the common stock of Landmark Apartment Trust, Inc. (“Landmark”) of the Merger Consideration (defined below) to be received by such holders (other than any wholly-owned Company Subsidiary (as defined in the Merger Agreement) or Parent or any wholly-owned Parent Subsidiary (as defined in the Merger Agreement)) pursuant to the terms and subject to the conditions set forth in an Agreement and Plan of Merger (the “Merger Agreement”) proposed to be entered into among Landmark, Landmark Apartment Trust Holdings, LP, Monument Partners, L.L.C. (“Parent”), Monument REIT Merger Sub L.P., a wholly owned subsidiary of Parent (“REIT Merger Sub”) and Monument Partnership Merger Sub, L.P., a wholly owned subsidiary of REIT Merger Sub. We understand that Parent is a joint venture beneficially owned by Starwood Capital Group (“Starwood”) and Milestone Apartments Real Estate Investment Trust (“Milestone”). As more fully described in the Merger Agreement, (i) REIT Merger Sub will be merged with and into Landmark (the “Merger”) and (ii) each outstanding share of the common stock, par value $0.01 per share, of Landmark (“Landmark Common Stock”), other than shares of Landmark Common Stock held by any wholly-owned Company Subsidiary or Parent or any wholly-owned Parent Subsidiary, will be converted into the right to receive $8.17 in cash (the “Merger Consideration”).

In arriving at our opinion, we reviewed a draft dated October 21, 2015 of the Merger Agreement and held discussions with certain senior officers, directors and other representatives and advisors of Landmark concerning the business, operations and prospects of Landmark. We examined certain publicly available business and financial information relating to Landmark as well as certain financial forecasts and other information and data relating to Landmark which were provided to or discussed with us by the management of Landmark. We reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: the historical and projected earnings and other operating data of Landmark; and the capitalization and financial condition of Landmark. We considered, to the extent publicly available, the financial terms of certain other transactions which we considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of Landmark. In connection with our engagement and at the direction of Landmark, we were requested to approach, and we held discussions with, third parties to solicit indications of interest in the possible acquisition of Landmark. In addition to the foregoing, we conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as we deemed appropriate in arriving at our opinion. The issuance of our opinion has been authorized by our fairness opinion committee.

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and upon the assurances of the management of Landmark that they are not aware of any relevant information that has been omitted or that remains undisclosed to us. With respect to financial forecasts and other information and data relating to Landmark provided to or otherwise reviewed by or discussed with us, we have been advised by the management of Landmark, and we have assumed, with your consent, that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Landmark as to the future financial performance of Landmark.

We have assumed, with your consent, that the Merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on Landmark or the Merger. Representatives of Landmark have advised us, and we further have assumed, that the final terms of the Merger Agreement will not vary materially from those set forth in the draft reviewed by us. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Landmark nor have we made any physical inspection of the properties or assets of Landmark.

Our opinion does not address any terms (other than the Merger Consideration to the extent expressly specified herein) or other aspects or implications of the Merger, including, without limitation, the form or structure of the Merger or any other terms, aspects or implications of any agreement, arrangement or understanding to be entered into in connection with or contemplated by the Merger or otherwise. We express no view as to, and our opinion does not address the underlying business decision of Landmark to effect the Merger, the relative merits of the Merger as compared to any alternative business strategies that might exist for Landmark or the effect of any other transaction in which Landmark might engage. We also express no view as to, and our opinion does not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation to any officers, directors or employees of any parties to the Merger, or any class of such persons, relative to the Merger Consideration. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing, as of the date hereof. As you are aware, the credit, financial and stock markets as well as the industries in which Landmark operates have experience and continue to experience, volatility and we express no opinion or view as to any potential effects of such volatility on Landmark or the Merger.

Citigroup Global Markets Inc. has acted as financial advisor to Landmark in connection with the proposed Merger and will receive a fee for such services, a significant portion of which is contingent upon the consummation of the Merger. We also will receive a fee in connection with the delivery of this opinion. We and our affiliates in the past have provided, and currently provide, services to Landmark unrelated to the proposed Merger, for which services we and such affiliates have received and expect to receive compensation, including, without limitation, having acted or acting as (i) a joint bookrunner in connection with Landmark’s proposed initial public offering in 2015 and (ii) a lender under certain credit facilities of Landmark. We and our affiliates also in the past have provided, and currently provide, services to Starwood unrelated to the proposed Merger, for which services we and such affiliates have received and expect to receive compensation, including, without limitation, having acted or acting as (i) a joint bookrunner with respect to certain equity offerings of Starwood Property Trust, Inc. (“Starwood Property Trust”), a company managed by an affiliate of Starwood, (ii) a co-manager with respect to certain equity offerings of Starwood Waypoint Residential Trust (“Starwood Waypoint”), a company managed by an affiliate of Starwood, and (iii) an administrative agent and syndication agent, as applicable, for, and as a lender under, certain credit facilities of Starwood Property Trust and Starwood Waypoint. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of Milestone and companies managed by affiliates of Starwood (including Starwood Property Trust and Starwood Waypoint) for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with Landmark, Parent and their respective affiliates, including Starwood and Milestone and their respective affiliates as well as portfolio companies of, and companies managed by, Starwood and its affiliates.

Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of Landmark in its evaluation of the proposed Merger, and our opinion is not intended to be and does not constitute a recommendation to any stockholder or other securityholder as to how such stockholder or securityholder should vote or act on any matters relating to the proposed Merger.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of Landmark Common Stock (other than any wholly-owned Company Subsidiary or Parent or any wholly-owned Parent Subsidiary).

Very truly yours,

/s/ Citigroup Global Markets Inc.

CITIGROUP GLOBAL MARKETS INC.

Annex D

FORM OF VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made and entered into as of October 22, 2015, by and among Monument Partners, L.L.C a Delaware limited liability company (“Parent”) and the undersigned stockholder (the “Stockholder”) of Landmark Apartment Trust, Inc., a Maryland corporation (“Company”).

WHEREAS, concurrently with the execution of this Agreement, Parent, Company, Landmark Apartment Trust Holdings, LP, a Virginia limited partnership (“Company LP”), Monument REIT Merger Sub, L.P., a Delaware limited partnership and wholly-owned subsidiary of Parent (“REIT Merger Sub”), and Monument Partnership Merger Sub, L.P., a Virginia limited partnership and a wholly-owned subsidiary of REIT Merger Sub (“Partnership Merger Sub” and, together with Parent and REIT Merger Sub, the “Parent Parties”), have entered into an Agreement and Plan of Merger (the Merger Agreement”), which provides for (i) the merger of Company with and into REIT Merger Sub, with REIT Merger Sub being the surviving company (the “REIT Merger”) immediately after (ii) the merger of Partnership Merger Sub with and into Company LP, with Company LP continuing as the surviving entity (the “Partnership Merger” and, together with the REIT Merger, the “Mergers”);

WHEREAS, as a condition and an inducement to the Parent Parties’ willingness to enter into the Merger Agreement, the Parent Parties have required that the Stockholder, and the Stockholder has agreed, to enter into this Agreement with respect to (i) all shares of common stock, par value $0.01 per share, of Company (“Company Common Stock”) that the Stockholder owns beneficially (as defined for purposes of this Agreement in Rule 13d-3 under the Exchange Act) or of record and (ii) all limited partnership interests in Company LP designated as a “Partnership Unit” (“Company Partnership Units”) under the Agreement of Limited Partnership of Company LP, dated as of December 27, 2005, as amended, modified or supplemented from time to time (the “Company LP Agreement”), that the Stockholder owns, if any, beneficially or of record;

WHEREAS, the Stockholder is the beneficial or record owner, and has either sole or shared voting power over, such number of shares of Company Common Stock (the “Company Shares”) and Company Partnership Units as is indicated on Schedule A attached hereto;

[WHEREAS, the Stockholder is a party to (i) that certain amended and restated Corporate Governance Agreement, dated as of January 7, 2014, by and among the Company, Elco Landmark Residential Holdings LLC and other parties thereto (the “Corporate Governance Agreement”) [and (ii) that certain Support Payment Agreement, dated December 20, 2013, by and among the Company, Elco Landmark Residential Holdings LLC and other parties thereto (the “Support Payment Agreement”)];] and

WHEREAS, Parent desires the Stockholder to agree, and the Stockholder is willing to agree, subject to the limitations herein, not to Transfer (as defined below) any of the Common Shares or New Company Shares (as defined below), and to vote the Common Shares and New Company Shares in a manner so as to facilitate consummation of the REIT Merger.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1.1 or elsewhere in this Agreement.

“Affiliate” of a specified Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

“Expiration Date” shall mean the earlier to occur of (i) the consummation of the transactions contemplated by the Merger Agreement or (ii) such date and time as the Merger Agreement shall be terminated pursuant to Article 9 thereof.

“Permitted Transfer” shall mean, in each case, so long as (i) such Transfer is in accordance with applicable Law and (ii) the Stockholder is and at all times has been in compliance with this Agreement, any Transfer (x) to an Affiliate, so long as such Affiliate, in connection with such Transfer, executes a joinder to this Agreement pursuant to which such Affiliate agrees to become a party to this Agreement and be subject to the restrictions applicable to the Stockholder and otherwise become a party for all purposes of this Agreement; provided, that no such Transfer shall relieve the transferring Stockholder from its obligations under this Agreement, other than with respect to those Company Shares or Company Partnership Units transferred in accordance with the foregoing provision.

“Transfer” shall mean (i) any direct or indirect offer, sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer (by operation of Law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer (by operation of Law or otherwise), of any capital stock (or any security convertible or exchangeable into capital stock) or interest in any capital stock, including, without limitation, a redemption of Company Partnership Units pursuant to the terms of the Company LP Agreement, or (ii) entering into any swap or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such capital stock or interest in capital stock, whether any such swap, agreement, transaction or series of transactions is to be settled by delivery of securities, in cash or otherwise. For purposes of this Agreement, “capital stock” shall include interests in a limited partnership.

ARTICLE 2

RETENTION OF SHARES AND UNITS; VOTING; GRANT OF PROXY

Section 2.1 Agreement to Retain Company Shares and Company Partnership Units.

(a) Transfer and Encumbrance of Company Shares and Company Units. Other than a Permitted Transfer, until the Expiration Date, the Stockholder hereby agrees that it shall not (i) Transfer any of the Company Shares, New Company Shares, Company Partnership Units or New Company Partnership Units, or (ii) deposit any Company Shares, New Company Shares, Company Partnership Units or New Company Partnership Units into a voting trust or enter into a voting agreement or arrangement with respect to such Company Shares, New Company Shares, Company Partnership Units or New Company Partnership Units or grant any proxy (except as otherwise provided herein) or power of attorney with respect thereto or (iii) enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

(b) Additional Purchases. The Stockholder agrees that any Company Common Shares, Company Partnership Units, other capital shares of Company that the Stockholder purchases or otherwise acquires or with respect to which the Stockholder otherwise acquires sole or shared voting power after the execution of this Agreement and prior to the Expiration Date (the “New Company Shares”) and other partnership interests of Company LP that the Stockholder purchases or otherwise acquires or with respect to which the Stockholder otherwise acquires sole or shared voting power after the execution of this Agreement and prior to the Expiration Date (the “New Company Partnership Units”) shall, in each case, be subject to the terms and conditions of this Agreement to the same extent as if they constituted the Company Shares or Company Partnership Units, as applicable.

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(c) Unpermitted Transfers. Any Transfer or attempted Transfer of any of the Company Shares, New Company Shares, Company Partnership Units and New Company Partnership Units in violation of this Section 2.1 shall, to the fullest extent permitted by Law, be null and void ab initio, and Company and Company LP shall not, and shall instruct their transfer agent and other third parties not to, record or recognize any such purported Transfer on the share register of Company or the books and records of Company LP.

Section 2.2 Agreement to Vote and Approve. From and after the date hereof until the Expiration Date, Stockholder irrevocably and unconditionally hereby agrees that at any meeting (including at each adjourned or postponed meeting) of the stockholders of Company, however called, or in connection with any written consent of the Company’s stockholders, the Stockholder will (i) appear at such meeting or otherwise cause all of its Company Shares and New Company Shares that it owns as of the applicable record date to be counted as present thereat for purposes of calculating a quorum, (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all such Company Shares and New Company Shares (A) in favor of the adoption of the Merger Agreement and the approval of the transactions contemplated thereby, including the REIT Merger, (B) in favor of any proposal to adjourn for a quorum or to adjourn or postpone such meeting of the Company’s stockholders to a later date if there are not sufficient votes to adopt the Merger Agreement, (C) against any action or proposal in favor of a Company Acquisition Proposal, without regard to the terms of such Company Acquisition Proposal, and (D) against any action, proposal, transaction or agreement that would reasonably be likely to (1) result in a material breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of a Stockholder contained in this Agreement or (2) prevent, materially impede or materially delay the Company’s or Parent’s ability to consummate the transactions contemplated by the Merger Agreement, including the REIT Merger. Except as explicitly set forth in this Section 2.2, nothing in this Agreement shall limit the right of the Stockholder to vote (including by proxy or written consent, if applicable) in favor of, against or abstain with respect to any matters presented to the Company’s stockholders.

Section 2.3 Irrevocable Proxy. By execution of this Agreement, the Stockholder does hereby appoint and constitute Parent, Ethan Bing and Robert Landin, and any one or more other individuals designated by Parent, and each of them individually, until the Expiration Date (at which time this proxy shall automatically be revoked), with full power of substitution and resubstitution, as the Stockholder’s true and lawful attorneys-in-fact and irrevocable proxies, to the fullest extent of the Stockholder’s rights with respect to the Company Shares and any New Company Shares, to vote each of the Company Shares, and New Company Shares solely with respect to the matters set forth in Section 2.2 hereof; provided, however, the foregoing shall only be effective if the Stockholder fails to be counted as present, to consent or to vote the Stockholder’s Company Shares and New Company Shares in accordance with Section 2.2 above. The Stockholder intends this proxy to be irrevocable and coupled with an interest hereafter until the Expiration Date for all purposes and hereby revokes any proxy previously granted by the Stockholder with respect to the Company Shares or New Company Shares. The Stockholder hereby ratifies and confirms all actions that the proxies appointed hereunder may lawfully do or cause to be done in accordance with this Agreement.

Section 2.4 Capacity. The Stockholder is executing this Agreement solely in its capacity as a stockholder of the Company and nothing contained herein shall in any way limit or affect [            ] (or any future director of the Company who may be affiliated or associated with the Stockholder or any of its Affiliates) from exercising his fiduciary duties as a director of the Company or from otherwise taking any action or inaction in his capacity as a director of the Company, and no such exercise of fiduciary duties or action or inaction taken in such capacity as a director shall be deemed to constitute a breach of this Agreement. Nothing in this Section 2.4 is intended to limit the obligations and agreements of the Company under the Merger Agreement.

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ARTICLE 3

[TERMINATION OF RELATED PARTY AGREEMENTS

Section 3.1 Termination of Corporate Governance Agreement. Effective immediately upon the Closing without further action from any Person, the Corporate Governance Agreement shall be deemed to have automatically terminated without further force or effect, and the Stockholder shall not have any rights and the Company and its Affiliates shall not have obligations or liabilities with respect thereto.

Section 3.2 [Termination of Support Payment Agreement. The Stockholder hereby agrees that, effective immediately upon the Closing, the Support Payment Agreement shall automatically terminate and be of no further force or effect, and the Company and its Affiliates shall have no further obligations or liabilities with respect thereto.]]

ARTICLE 4

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 4.1 Representations, Warranties of the Stockholder. The Stockholder hereby represents and warrants to Parent as follows:

(a) Due Authority. The Stockholder has the legal capacity and full power and authority to make, enter into and carry out the terms of this Agreement and to grant the irrevocable proxy as set forth in Section 2.3 hereof. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder enforceable against it in accordance with its terms, except to the extent enforceability may be limited by the effect of applicable bankruptcy, reorganization, insolvency, moratorium or other Laws affecting the enforcement of creditors’ rights generally and the effect of general principles of equity, regardless of whether such enforceability is considered in a proceeding at Law or in equity.

(b) Ownership of Company Shares and Company Units. As of the date hereof, the Stockholder (i) is the beneficial or record owner of the Company Shares and Company Partnership Units indicated on Schedule A hereto, free and clear of any and all Liens, other than those created by this Agreement, as disclosed on Schedule A or as would not prevent the Stockholder from performing its obligations under this Agreement, and (ii) has either sole or shared voting power over all of the Company Shares. As of the date hereof, the Stockholder does not own, beneficially or of record, any capital stock or other securities of Company or Company LP other than the Company Shares and Company Partnership Units set forth on Schedule A. As of the date hereof, the Stockholder does not own, beneficially or of record, any rights to purchase or acquire any shares of capital stock of Company or Company LP.

(c) No Conflict; Consents.

(i) The execution and delivery of this Agreement by the Stockholder do not, and the performance by the Stockholder of the obligations under this Agreement and the compliance by the Stockholder with any provisions hereof do not and will not: (i) conflict with or violate in any material respect any Laws applicable to the Stockholder, the Company Shares or the Company Partnership Units, or (ii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Company Shares or the Company Partnership Units pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder, the Company Shares or the Company Partnership Units are bound.

(ii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person, is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated hereby.

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(d) Absence of Litigation. There is no Action pending against, or, to the knowledge of the Stockholder, threatened against or affecting, the Stockholder or any of its Affiliates or any of their respective properties or assets (including the Company Shares and the Company Partnership Units) at Law or in equity that could reasonably be expected to impair or adversely affect the ability of the Stockholder to perform the Stockholder’s obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

Section 4.2 Representations, Warranties of Parent. Parent hereby represents and warrants to Stockholder as follows:

(a) Due Authority. Parent has the legal capacity and full power and authority to make, enter into and carry out the terms of this Agreement. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding agreement of Parent enforceable against it in accordance with its terms, except to the extent enforceability may be limited by the effect of applicable bankruptcy, reorganization, insolvency, moratorium or other Laws affecting the enforcement of creditors’ rights generally and the effect of general principles of equity, regardless of whether such enforceability is considered in a proceeding at Law or in equity.

(b) No Conflict; Consents.

(i) The execution and delivery of this Agreement by Parent do not, and the performance by Parent of the obligations under this Agreement and the compliance by Parent with any provisions hereof do not and will not: (i) conflict with or violate in any material respect any Laws applicable to Parent, or (ii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent is a party or by which Parent is bound.

(ii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person, is required by or with respect to Parent in connection with the execution and delivery of this Agreement or the consummation by Parent of the transactions contemplated hereby.

Section 4.3 Covenants. The Stockholder hereby:

(a) permits Company to publish and disclose, including in filings with the SEC and in the press release announcing the transactions contemplated by the Merger Agreement (the “Announcement Release”), this Agreement and the Stockholder’s identity and ownership of the Company Shares and Company Partnership Units and the nature of the Stockholder’s commitments, arrangements and understandings under this Agreement to the extent the Company reasonably determines that such information is required to be disclosed by applicable Law (or in the case of the Announcement Release, to the extent the information contained therein is consistent with other disclosures being made by the Company or the Stockholder); provided that the Company shall give the Stockholder and its legal counsel a reasonable opportunity to review and comment on such publications or disclosures prior to being made public; and

(b) authorizes Parent or its counsel to notify Company’s and Company LP’s transfer agents that there are stop transfer orders with respect to all of the Company Shares and all of the Company Partnership Units (and that this Agreement places limits on the voting and transfer of the Company Shares and the transfer of the Company Partnership Units); provided that if Parent or its counsel gives such notification, it shall on the earlier of the (x) Expiration Date and (y) the date on which the Company Stockholder Approval is obtained further notify the Company’s transfer agent that the stop transfer orders (and all other restrictions) have terminated as of such date.

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ARTICLE 5

MISCELLANEOUS

Section 5.1 Further Assurances. From time to time, at the request of Parent and without further consideration, the Stockholder shall take such further action as may reasonably be requested by Parent to carry out the intent of this Agreement.

Section 5.2 Termination. This Agreement shall terminate and shall have no further force or effect on the Expiration Date.

Section 5.3 Notice of Certain Events. The Stockholder shall notify Parent promptly of (a) any fact, event or circumstance that would cause, or reasonably be expected to cause or constitute, a breach in any material respect of the representations and warranties of the Stockholder under this Agreement and (b) the receipt by the Stockholder of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with this Agreement; provided, however, that the delivery of any notice pursuant to this Section 4.3 shall not limit or otherwise affect the remedies available to any party.

Section 5.4 Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 5.5 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Company and Company LP shall be express third party beneficiaries of the agreements of the Stockholder contained in this Agreement.

Section 5.6 Amendments and Modifications. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

Section 5.7 Specific Performance; Injunctive Relief. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof or was otherwise breached. It is accordingly agreed that the parties shall be entitled to specific relief hereunder, including, without limitation, an injunction or injunctions to prevent and enjoin breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in addition to any other remedy to which they may be entitled at Law or in equity. Any requirements for the securing or posting of any bond with respect to any such remedy are hereby waived.

Section 5.8 Notices. All notices, requests, claims, consents, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by facsimile or e-mail of a pdf attachment (providing confirmation of transmission) at the following addresses or facsimile numbers (or at such other address or facsimile number for a party as shall be specified by like notice):

(a) if to Parent to:

591 West Putnam Avenue

Greenwich, CT 06830

Telephone: (203) 422-7768

Facsimile: (203)-422-7868

Attention: Ellis Rinaldi

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with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Telephone:  (212) 446-4800

Facsimile:   (212) 446-4900

Attention:    Jonathan Schechter, P.C.

                    Edward Schneidman, P.C.

                    Elazar Guttman

(b) if to the Stockholder:

[                    ]

[                    ]

[                    ]

Telephone:  [                     ]

Facsimile:   [                     ]

Attention:   [                     ].

with a copy (which shall not constitute notice) to:

[                    ]

[                    ]

[                    ]

Telephone: [                    ]

Facsimile: [                    ]

Attention: [                    ]

Or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective upon receipt.

Section 5.9 Governing Law; Jurisdiction and Venue. This Agreement, and all claims or causes of actions (whether at Law, in contract or in tort) that may be based upon, arise out of or related to this Agreement or the negotiation, execution or performance of this Agreement, shall be governed by, and construed in accordance with, the laws of the State of Maryland without giving effect to its conflicts of laws principles (whether the State of Maryland or any other jurisdiction that would cause the application of the Laws of any jurisdiction other than the State of Maryland). Each Party irrevocably agrees (a) to submit itself to the exclusive jurisdiction of the Business and Technology Case Management Program of the Circuit Court for Baltimore City (the “Maryland Courts”) for the purpose of any Action (whether based on contract, tort or otherwise), directly or indirectly, arising out of or relating to this Agreement or the transactions contemplated by this Agreement or the actions of the Parties in the negotiation, administration, performance and enforcement of this Agreement, (b) that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from any such court, (c) that it will not bring any Action relating to this Agreement or the transactions contemplated by this Agreement or the actions of the parties hereto in the negotiation, administration, performance and enforcement of this Agreement in any court other than the Maryland Courts, and (d) that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Section 5.10 WAIVER OF JURY TRIAL. EACH OF PARENT AND THE STOCKHOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE

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ACTIONS OF PARENT OR THE STOCKHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

Section 5.11 Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

Section 5.12 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

Section 5.13 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction of interpretation of this Agreement.

Section 5.14 No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (i) the Merger Agreement is executed by all parties thereto, and (ii) this Agreement is executed by all parties hereto.

Section 5.15 Legal Representation. This Agreement was negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation thereof.

Section 5.16 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense, whether or not the Mergers are consummated.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date and year first above written.

MONUMENT PARTNERS, L.L.C.

By:
Name:
Title:

[STOCKHOLDER]

By:
Name:
Title:

[Signature Page to              Voting Agreement]

SOLELY FOR PURPOSES OF
SECTIONS 2.1(c)[, 3.1, [3.2]] AND 4.3(A) HEREOF:

LANDMARK APARTMENT TRUST, INC.

By:
Name:
Title:

LANDMARK APARTMENT TRUST HOLDINGS, LP

By:	Landmark Apartment Trust, Inc.,
its sole general partner

By:
Name:
Title:

[Signature Page to              Voting Agreement]

SCHEDULE A

Number of Shares or Units
Company Common Shares
Company Partnership Units

Annex E

FORM OF VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”) is made and entered into as of October 22, 2015, by and among Monument Partners, L.L.C a Delaware limited liability company (“Parent”), Landmark Apartment Trust, Inc., a Maryland corporation (“Company”), and [            ], a [             ], and a stockholder of the Company (the “Stockholder”).

WHEREAS, concurrently with the execution of this Agreement, Parent, Company, Landmark Apartment Trust Holdings, LP, a Virginia limited partnership (“Company LP”), Monument REIT Merger Sub, L.P., a Delaware limited partnership and wholly-owned subsidiary of Parent (“REIT Merger Sub”), and Monument Partnership Merger Sub, L.P., a Virginia limited partnership and a wholly-owned subsidiary of REIT Merger Sub (“Partnership Merger Sub” and, together with Parent and REIT Merger Sub, the “Parent Parties”), have entered into an Agreement and Plan of Merger (the Merger Agreement”), which provides for (i) the merger of Company with and into REIT Merger Sub, with REIT Merger Sub being the surviving company (the “REIT Merger”) immediately after (ii) the merger of Partnership Merger Sub with and into Company LP, with Company LP continuing as the surviving entity (the “Partnership Merger” and, together with the REIT Merger, the “Mergers”);

WHEREAS, as a condition and an inducement to the Parent Parties’ willingness to enter into the Merger Agreement, the Parent Parties have required that the Stockholder, and the Stockholder has agreed, to enter into this Agreement with respect to all shares of preferred stock, par value $0.01 per share, of the Company (“Company Preferred Shares”) that the Stockholder owns beneficially (as defined for purposes of this Agreement in Rule 13d-3 under the Exchange Act) or of record;

WHEREAS, the Stockholder is the beneficial or record owner, and has either sole or shared voting power over, such number of Company Preferred Shares as is indicated on Schedule A attached hereto;

WHEREAS, Parent desires the Stockholder to agree, and the Stockholder is willing to agree, subject to the limitations herein, not to Transfer (as defined below) any of the Company Preferred Shares, to vote the Company Preferred Shares as set forth herein, not to interfere with the solicitation of proxies in favor of the approval of the Mergers, not to solicit proxies against approval of the Mergers and not to solicit inquiries regarding a proposal or offer for the acquisition of Company and Company LP;

WHEREAS, pursuant to (i) Section 8(c)(ix) of the Articles Supplementary designating the Company’s 8.75% Series D Cumulative Non-Convertible Preferred Stock (the “Series D Preferred Stock”), par value $0.01 per share (the “Series D Articles Supplementary”), (ii) Section 8(c)(ix) of the Articles Supplementary designating the Company’s 9.25% Series E Cumulative Non-Convertible Preferred Stock (the “Series D Preferred Stock”), par value $0.01 per share (the “Series E Articles Supplementary” and, together with the Series D Articles Supplementary, the “Preferred Stock Articles Supplementary”), and (iii) Schedules 2 and 3 of the Corporate Governance Agreement, the Stockholder’s consent is required prior to the Company entering into any transaction or taking any corporate action which could reasonably be expected to result in a Change of Control (as defined in the Preferred Stock Articles Supplementary);

WHEREAS, pursuant to (i) Section 7(a) of the Series D Articles Supplementary the Company has the right, at any time, upon written notice of not less than 30 days, to redeem the Series D Preferred Stock and (ii) Section 7(a) of the Series E Articles Supplementary the Company has the right, at any time, upon written notice of not less than 30 days, to redeem the Series E Preferred Stock; and

WHEREAS, on the closing date of the Mergers (the “Closing Date”), the Parent Parties and the Company shall cause all outstanding Company Preferred Shares to be redeemed in accordance with the terms of the Preferred Stock Articles Supplementary (the “Final Redemption”).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1.1 or elsewhere in this Agreement.

“Affiliate” of a specified Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. For the avoidance of doubt the Company and its subsidiaries shall be deemed not to be Affiliates of the Stockholder.

“Common Share Votes” means, with respect to Company Preferred Shares, the number of votes that the Stockholder is entitled to cast on any matter presented to the holders of the Common Shares as determined in accordance with Section 8(a) of the Preferred Stock Articles Supplementary and, with respect to New Company Shares, the number of votes that the Stockholder is entitled to cast as determined in accordance with the documents governing such New Company Shares.

“Expiration Date” shall mean the earliest to occur of (i) the date of any modification, supplement or amendment to the Merger Agreement that would (a) alter or conflict with Sections 3.1(c), 3.2(c) or 7.17 of the Merger Agreement or (b) impose any condition (other than any documentation required by applicable Law) to the receipt by the Stockholder of the proceeds of the Final Redemption upon occurrence of the Closing; (ii) such date and time as the Merger Agreement shall be terminated; or (iii) March 31, 2016.

“Other Stockholder” means [             ].

“Permitted Transfer” shall mean, in each case, so long as (i) such Transfer is in accordance with applicable Law; and (ii) the Stockholder is and at all times has been in compliance with this Agreement: (a) any Transfer to an Affiliate, so long as such Affiliate, in connection with such Transfer, executes a joinder to this Agreement pursuant to which such Affiliate agrees to become a party to this Agreement and be subject to the restrictions applicable to the Stockholder and otherwise become a party for all purposes of this Agreement; (b) any Transfer to the Other Stockholder, so long as such Other Stockholder, in connection with such Transfer, executes a joinder to this Agreement pursuant to which such Other Stockholder agrees to become a party to this Agreement and be subject to the restrictions applicable to the Stockholder and otherwise become a party for all purposes of this Agreement; and (c) any redemption or exchange of Company Preferred Shares by the Stockholder pursuant to Sections 6, 7 or 8(e) of the Preferred Stock Articles Supplementary; provided, that no such Transfer shall relieve the transferring Stockholder from its obligations under this Agreement, other than with respect to those Company Preferred Shares transferred in accordance with the foregoing provision.

“Transfer” shall mean (i) any direct or indirect offer, sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer (by operation of Law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer (by operation of Law or otherwise), of any capital stock (or any security convertible or exchangeable into capital stock) or interest in any capital stock, or (ii) entering into any swap or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such capital stock

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or interest in capital stock, whether any such swap, agreement, transaction or series of transactions is to be settled by delivery of securities, in cash or otherwise.

ARTICLE 2

RETENTION OF COMPANY PREFERRED SHARES; VOTING; GRANT OF PROXY

Section 2.1 Agreement to Retain Company Preferred Shares.

(a) Transfer and Encumbrance of Company Preferred Shares. Other than a Permitted Transfer, until the Expiration Date, the Stockholder shall not (i) Transfer any of the Company Preferred Shares, (ii) deposit any Company Preferred Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Company Preferred Shares or grant any proxy (except as otherwise provided herein) or power of attorney with respect thereto or (iii) enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

(b) Additional Purchases. The Stockholder agrees that any Company Preferred Shares and all other capital shares of Company that the Stockholder purchases or otherwise acquires or with respect to which the Stockholder otherwise acquires sole or shared voting power after the execution of this Agreement and prior to the Expiration Date (the “New Company Shares”) shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted the Company Preferred Shares.

(c) Unpermitted Transfers. Any Transfer or attempted Transfer of any of the Company Preferred Shares or New Company Shares in violation of this Section 2.1 shall, to the fullest extent permitted by Law, be null and void ab initio, and Company shall not, and shall instruct its transfer agent and other third parties not to, record or recognize any such purported Transfer on the share register of Company.

Section 2.2 Voting. From and after the date hereof until the Expiration Date, the Stockholder irrevocably and unconditionally hereby agrees that at any meeting (including at each adjourned or postponed meeting) of the Stockholders of Company, however called, or in connection with any written consent of the Company’s stockholders relating to the Merger Agreement and the transactions contemplated thereby, the Stockholder will (in Stockholder’s capacity as such) (i) appear at such meeting or otherwise cause all of its Company Preferred Shares and New Company Shares that it owns as of the applicable record date to be counted as present thereat for purposes of calculating a quorum, (ii) vote or cause to be voted (including by proxy or written consent, if applicable) in favor of the adoption of the Merger Agreement and the approval of the transactions contemplated thereby (the “Merger Proposal”), including the REIT Merger, an aggregate number of Company Preferred Shares and New Company Shares representing a number of Common Share Votes equal to (x) the total number of Common Share Votes represented by the Company Preferred Shares and New Company Shares held by Stockholder multiplied by (y) a fraction, the numerator of which is the total number of shares of common stock, par value $0.01 per share, of the Company (the “Common Shares”) voted in favor of the Merger Proposal and the denominator of which is the total number of Common Shares eligible to be voted on the Merger Proposal; (iii) vote or cause to be voted (including by proxy or written consent, if applicable) in favor of, or abstain from voting on, any proposal to adjourn or postpone such meeting of the Company’s stockholders to a later date if there are not sufficient votes to adopt the Merger Agreement (the “Adjournment Proposal”), an aggregate number of Company Preferred Shares and New Company Shares representing a number of Common Share Votes equal to (x) the total number of Common Share Votes represented by the Company Preferred Shares and New Company Shares held by Stockholder multiplied by (y) a fraction, the numerator of which is the total number of Common Shares voted in favor of, or that abstained from voting on, the Adjournment Proposal and the denominator of which is the total number of votes cast by Common Shares on the Adjournment Proposal, and (iv) vote or cause to be voted (including by proxy or written consent, if applicable) against, or abstain from voting on, any Company Acquisition Proposal, any action or agreement that would reasonably be expected to result in any condition to the consummation of the Mergers set forth in Article 8 of the Merger Agreement not being fulfilled,

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and any action which could reasonably be expect to impede, interfere with, materially delay, materially postpone or materially adversely affect consummation of the transactions contemplated by the Merger Agreement (collectively, the “Alternative Proposals”), an aggregate number of Company Preferred Shares and New Company Shares representing a number of Common Share Votes equal to at least (x) the total number of Common Share Votes represented by the Company Preferred Shares and New Company Shares held by Stockholder multiplied by (y) a fraction, the numerator of which is the total number of Common Shares voted against, or that abstained from voting on, the Alternative Proposal and the denominator of which is the total number of Common Shares eligible to be voted on the Alternative Proposal.

Section 2.3 Irrevocable Proxy. By execution of this Agreement, the Stockholder does hereby appoint and constitute Parent, Ethan Bing and Robert Landin, and any one or more other individuals designated by Parent, and each of them individually, until the Expiration Date (at which time this proxy shall automatically be revoked), with full power of substitution and resubstitution, as the Stockholder’s true and lawful attorneys-in-fact and irrevocable proxies, to the fullest extent of the Stockholder’s rights with respect to the Company Preferred Shares and any New Company Shares, to vote each of the Company Preferred Shares and New Company Shares solely with respect to the Merger Proposal and related matters set forth in Section 2.2 hereof; provided, however, the foregoing shall only be effective if the Stockholder fails to be counted as present, to consent or to vote the Stockholder’s Company Preferred Shares and New Company Shares, as applicable, in accordance with Section 2.2 above. The Stockholder intends this proxy to be irrevocable and coupled with an interest hereafter until the Expiration Date and hereby revokes any proxy previously granted by the Stockholder with respect to the Company Preferred Shares or New Company Shares. The Stockholder hereby ratifies and confirms all actions that the proxies appointed hereunder may lawfully do or cause to be done to the extent in accordance with this Agreement.

ARTICLE 3

NON-INTERFERENCE

Section 3.1 No Solicitation. Prior to the Expiration Date, the Stockholder (in its capacity as a stockholder of the Company) shall not, and shall cause each of its controlled Affiliates not to, directly or indirectly, (i) solicit, initiate, seek, knowingly encourage or knowingly facilitate any inquiries regarding, the making of any proposal or offer with respect to, or the announcement, making or completion of, any Company Acquisition Proposal, or inquiry, proposal or offer that could reasonably be expected to lead to, a Company Acquisition Proposal, (ii) enter into, engage in, continue or otherwise participate in any discussions or negotiations regarding or that could reasonably be expected to lead to, or furnish to any other person any information in connection with, with respect to, or for the purpose of encouraging or facilitating, a Company Acquisition Proposal (other than, solely in response to an unsolicited inquiry, to refer the inquiring person to this Section 3.1 and/or Section 7.3 of the Merger Agreement and to limit its conversation or other communication exclusively to such referral), (iii) approve, recommend, publicly declare advisable, or enter into, or propose to approve, recommend, publicly declare advisable or enter into, any Company Alternative Acquisition Agreement or similar document, agreement, commitment, or agreement in principle (whether written or oral, binding or nonbinding) with respect to a Company Acquisition Proposal, or (iv) agree to or publicly propose to do any of the foregoing; provided that nothing herein shall prohibit the Stockholder or any of its controlled Affiliates from participating in any discussions or negotiations with respect to a possible stockholders’ consent or voting agreement or the treatment of the Company Preferred Shares in connection with a Company Acquisition Proposal in the event that, and only so long as, the Company is permitted to take the actions set forth in clause (x) or clause (y) of Section 7.3(b) of the Merger Agreement with respect to such Company Acquisition Proposal.

Section 3.2 No Solicitation of Proxies. Prior to the Expiration Date, the Stockholder shall not, shall cause each of its controlled Affiliates not to, directly or indirectly, (i) solicit proxies or make, participate in or encourage any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Securities and Exchange Commission (the “SEC”)) against the Merger Proposal, (ii) encourage, recommend, advise or urge

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others to vote against the Merger Proposal, or (iii) indicate support or approval for any Company Acquisition Proposal, unless such Company Acquisition Proposal has been recommended by the Company Board in accordance with the terms of the Merger Agreement.

Section 3.3 Capacity. The Stockholder is executing this Agreement solely in its capacity as a stockholder of the Company and nothing contained herein shall in any way limit or affect Karl Frey (or any future director of the Company who may be affiliated or associated with the Stockholder or any of its Affiliates) from exercising his fiduciary duties as a director of the Company or from otherwise taking any action or inaction in his capacity as a director of the Company, and no such exercise of fiduciary duties or action or inaction taken in such capacity as a director shall be deemed to constitute a breach of this Agreement. Nothing in this Section 3.3 is intended to limit the obligations and agreements of the Company under the Merger Agreement.

ARTICLE 4

CONSENT TO REIT MERGER; WAIVER OF REDEMPTION NOTICE; TERMINATION OF CORPORATE GOVERNANCE AGREEMENT

Section 4.1 Consent to REIT Merger. Conditioned upon the completion of the Final Redemption on the Closing Date, the Stockholder hereby consents, including pursuant to Section 8(c)(ix) of the Series D Article Supplementary, Section 8.1(c)(ix) of the Series E Articles Supplementary and Schedules 2 and 3 of the Corporate Governance Agreement, to the Company’s entry into the Merger Agreement, substantially in the form previously provided to the Stockholder, and the consummation of the REIT Merger upon the terms and subject to the conditions set forth therein. The foregoing consents shall be automatically revoked upon the failure of the condition set forth in the preceding sentence to be satisfied.

Section 4.2 Waiver of Special Redemption Notice. In connection with the Final Redemption, the Stockholder hereby waives receipt of the Special Redemption Notice (as defined in each of the Preferred Stock Articles Supplementary) set forth in each of Section 7(a) of the Series D Articles Supplementary and Section 7(a) of the Series E Articles Supplementary; provided, that, (i) the Company shall notify the Stockholder in writing of the date and time of the meeting of the Company’s stockholders called to consider the Merger Proposal promptly after the mailing of proxy materials for such meeting; and (ii) the Company and the Stockholder shall reasonably cooperate to calculate the proceeds payable to the Company Preferred Shares pursuant to the Final Redemption, beginning at least ten (10) Business Days prior to the Final Redemption.

Section 4.3 Termination of Corporate Governance Agreement. Effective immediately upon the Final Redemption, without further action from any Person, the Corporate Governance Agreement shall be deemed to have automatically terminated without further force or effect, and the Stockholder shall not have any rights and the Company and its Affiliates shall not have obligations or liabilities with respect thereto, except for liabilities for any failure to comply with Schedule 2 or Schedule 3 to the Corporate Governance Agreement including all defined terms used in such Schedules (it being understood that this Section 4.3 shall not be construed as a waiver of any rights or claims the Stockholder may have other than those expressly referenced in this Section.).

ARTICLE 5

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 5.1 Representations, Warranties of the Stockholder. The Stockholder hereby represents and warrants to Parent and Company as follows:

(a) Due Authority. The Stockholder has the legal capacity and full power and authority to make, enter into and carry out the terms of this Agreement and to grant the irrevocable proxy as set forth in Section 2.3 hereof. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a

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valid and binding agreement of the Stockholder enforceable against it in accordance with its terms, except to the extent enforceability may be limited by the effect of applicable bankruptcy, reorganization, insolvency, moratorium or other Laws affecting the enforcement of creditors’ rights generally and the effect of general principles of equity, regardless of whether such enforceability is considered in a proceeding at Law or in equity.

(b) Ownership of Company Preferred Shares. As of the date hereof, the Stockholder (i) is the beneficial or record owner of the Company Preferred Shares indicated on Schedule A hereto, free and clear of any and all Liens, other than those created by this Agreement, as disclosed on Schedule A or as would not prevent the Stockholder from performing its obligations under this Agreement, and (ii) has either sole or shared voting power over all of the Company Preferred Shares. As of the date hereof, the Stockholder does not own, beneficially or of record, any capital stock or other securities of the Company other than the Company Preferred Shares set forth on Schedule A. As of the date hereof, the Stockholder does not own, beneficially or of record, any rights to purchase or acquire any shares of capital stock of Company.

(c) No Conflict; Consents.

(i) The execution and delivery of this Agreement by the Stockholder do not, and the performance by the Stockholder of the obligations under this Agreement and the compliance by the Stockholder with any provisions hereof do not and will not: (i) conflict with or violate in any material respect any Laws applicable to the Stockholder or the Company Preferred Shares, or (ii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Company Preferred Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or the Company Preferred Shares are bound.

(ii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person, is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated hereby.

(d) Absence of Litigation. There is no Action pending against, or, to the knowledge of the Stockholder, threatened against or affecting, the Stockholder or any of its Affiliates or any of their respective properties or assets (including the Company Preferred Shares) at Law or in equity that could reasonably be expected to impair or adversely affect the ability of the Stockholder to perform the Stockholder’s obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(e) Miscellaneous Amounts. As of the date hereof, the total amount of Miscellaneous Amounts (as defined in the Preferred Stock Articles Supplementary) that have been incurred by the Stockholder but not paid to the Stockholder by the Company does not exceed $[            ].

Section 5.2 Representations, Warranties of Parent. Parent hereby represents and warrants to Stockholder and Company as follows:

(a) Due Authority. Parent has the legal capacity and full power and authority to make, enter into and carry out the terms of this Agreement. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding agreement of Parent enforceable against it in accordance with its terms, except to the extent enforceability may be limited by the effect of applicable bankruptcy, reorganization, insolvency, moratorium or other Laws affecting the enforcement of creditors’ rights generally and the effect of general principles of equity, regardless of whether such enforceability is considered in a proceeding at Law or in equity.

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(b) No Conflict; Consents.

(i) The execution and delivery of this Agreement by Parent do not, and the performance by Parent of the obligations under this Agreement and the compliance by Parent with any provisions hereof do not and will not: (i) conflict with or violate in any material respect any Laws applicable to Parent, or (ii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent is a party or by which Parent is bound.

(ii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person, is required by or with respect to Parent in connection with the execution and delivery of this Agreement or the consummation by Parent of the transactions contemplated hereby.

(iii) Parent has provided the Stockholder with a true and correct copy of the executed Merger Agreement as of the date hereof.

Section 5.3 Representations, Warranties of Company. Company hereby represents and warrants to Parent and Stockholder as follows:

(a) Due Authority. Company has the legal capacity and full power and authority to make, enter into and carry out the terms of this Agreement. This Agreement has been duly and validly executed and delivered by Company and constitutes a valid and binding agreement of Company enforceable against it in accordance with its terms, except to the extent enforceability may be limited by the effect of applicable bankruptcy, reorganization, insolvency, moratorium or other Laws affecting the enforcement of creditors’ rights generally and the effect of general principles of equity, regardless of whether such enforceability is considered in a proceeding at Law or in equity.

(b) No Conflict; Consents.

(i) The execution and delivery of this Agreement by Company do not, and the performance by Company of the obligations under this Agreement and the compliance by Company with any provisions hereof do not and will not: (i) conflict with or violate in any material respect any Laws applicable to Company, or (ii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Company is a party or by which Parent is bound.

(ii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person, is required by or with respect to Company in connection with the execution and delivery of this Agreement or the consummation by Company of the transactions contemplated hereby.

Section 5.4 Covenants. The Stockholder hereby:

(a) permits Company to publish and disclose, including in filings with the SEC and in the press release announcing the transactions contemplated by the Merger Agreement (the “Announcement Release”), this Agreement and the Stockholder’s identity and ownership of the Company Preferred Shares and the nature of the Stockholder’s commitments, arrangements and understandings under this Agreement to the extent the Company reasonably determines that such information is required to be disclosed by applicable Law (or in the case of the Announcement Release, to the extent the information contained therein is consistent with other disclosures being made by the Company or the Stockholder); provided that the Company shall give the Stockholder and its legal counsel a reasonable opportunity to review and comment on such publications or disclosures prior to being made public; and

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(b) authorizes Company or its counsel to notify Company’s transfer agent that there is a stop transfer order with respect to all of the Company Preferred Shares (and that this Agreement places limits on the voting and transfer of the Company Preferred Shares); provided that if Company or its counsel gives such notification, it shall on the earlier of the (x) Expiration Date and (y) the date on which the Company Stockholder Approval is obtained, further notify the Company’s transfer agent that the stop transfer order (and all other restrictions) have terminated as of such date.

ARTICLE 6

MISCELLANEOUS

Section 6.1 Further Assurances. From time to time, at the request of Parent or Company and without further consideration, the Stockholder shall take such further action as may reasonably be requested by Parent or Company to carry out the intent of this Agreement.

Section 6.2 Termination. This Agreement shall terminate and shall have no further force or effect on the Expiration Date.

Section 6.3 Notice of Certain Events. The Stockholder shall use reasonable best efforts to notify Parent and Company promptly of (a) any fact, event or circumstance that would cause, or reasonably be expected to cause or constitute, a breach in any material respect of the representations and warranties of the Stockholder under this Agreement and (b) the receipt by the Stockholder of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with this Agreement; provided, however, that the delivery of any notice pursuant to this Section 6.3 shall not limit or otherwise affect the remedies available to any party.

Section 6.4 Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 6.5 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 6.6 Amendments and Modifications. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

Section 6.7 Specific Performance; Injunctive Relief. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof or was otherwise breached. It is accordingly agreed that the parties shall be entitled to specific relief hereunder, including, without limitation, an injunction or injunctions to prevent and enjoin breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in addition to any other remedy to which they may be entitled at Law or in equity. Any requirements for the securing or posting of any bond with respect to any such remedy are hereby waived.

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Section 6.8 Notices. All notices, requests, claims, consents, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by facsimile or e-mail of a pdf attachment (providing confirmation of transmission) at the following addresses or facsimile numbers (or at such other address or facsimile number for a party as shall be specified by like notice):

(a) if to Parent to:

591 West Putnam Avenue

Greenwich, CT 06830

Telephone: (203) 422-7768

Facsimile: (203)-422-7868

Attention: Ellis Rinaldi

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Telephone: (212) 446-4800

Facsimile: (212) 446-4900

Attention: Jonathan Schechter, P.C.

                 Edward Schneidman, P.C.

                 Elazar Guttman

(b) if to the Stockholder:

[                    ]

[                    ]

[                    ]

Telephone: [                    ]

Facsimile: [                    ]

Attention: [                    ]

with a copy (which shall not constitute notice) to:

[                    ]

[                    ]

[                    ]

Telephone: [                    ]

Facsimile: [                    ]

Attention: [                    ]

(c) if to Company:

Landmark Apartment Trust, Inc.

4901 Dickens Road

Suite 101

Richmond, VA 23230

Telephone: (804) 237-1335

Facsimile: (804) 237-1345

Attention: Stanley J. Olander, Jr.

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with a copy (which shall not constitute notice) to:

Hogan Lovells US LLP

555 13th Street NW

Washington, DC 20004

Telephone: (202) 637-6554

Facsimile: (202) 637-5910

Attention: Stuart A. Barr

                 Bruce W. Gilchrist

Or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective upon receipt.

Section 6.9 Governing Law; Jurisdiction and Venue. This Agreement, and all claims or causes of actions (whether at Law, in contract or in tort) that may be based upon, arise out of or related to this Agreement or the negotiation, execution or performance of this Agreement, shall be governed by, and construed in accordance with, the laws of the State of Maryland without giving effect to its conflicts of laws principles (whether the State of Maryland or any other jurisdiction that would cause the application of the Laws of any jurisdiction other than the State of Maryland). Each Party irrevocably agrees (a) to submit itself to the exclusive jurisdiction of the Business and Technology Case Management Program of the Circuit Court for Baltimore City (the “Maryland Courts”) for the purpose of any Action (whether based on contract, tort or otherwise), directly or indirectly, arising out of or relating to this Agreement or the transactions contemplated by this Agreement or the actions of the Parties in the negotiation, administration, performance and enforcement of this Agreement, (b) that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from any such court, (c) that it will not bring any Action relating to this Agreement or the transactions contemplated by this Agreement or the actions of the parties hereto in the negotiation, administration, performance and enforcement of this Agreement in any court other than the Maryland Courts, and (d) that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Section 6.10 WAIVER OF JURY TRIAL. EACH OF PARENT, COMPANY AND THE STOCKHOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF PARENT, COMPANY OR THE STOCKHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

Section 6.11 Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

Section 6.12 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

Section 6.13 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction of interpretation of this Agreement.

Section 6.14 No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (i) the Merger Agreement is executed by all parties thereto, and (ii) this Agreement is executed by all parties hereto.

Section 6.15 Legal Representation. This Agreement was negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation thereof.

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Section 6.16 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense, whether or not the Mergers are consummated.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date and year first above written.

MONUMENT PARTNERS, L.L.C.

By:
Name:
Title:

LANDMARK APARTMENT TRUST, INC.

By:
Name:
Title:

[STOCKHOLDER]

By:
Name:
Title:

Signature Page to Voting Agreement

SCHEDULE A

Number of Shares
Series D Preferred Stock
Series E Preferred Stock

P.O. Box 55909, Boston, MA 02205-5909

Your Vote is Important!

Vote by Internet

Please go to the electronic voting site at www.2voteproxy.com/lata. Follow the on-line instructions. If you vote by Internet, you do not have to return your proxy card.

Vote by Phone

Please call us toll free at 1-800-830-3542 and follow the instructions provided. If you vote by telephone, you do not have to return your proxy card.

Vote by Mail or Fax

Mark, date and sign this proxy card and mail it promptly in the envelope provided or fax your vote to 1-781-633-4036.

Please ensure the address below shows through the window of the enclosed postage paid return envelope.

PROXY TABULATOR
PO BOX 55909
BOSTON MA 02205-5908

LANDMARK APARTMENT TRUST, INC.

SPECIAL MEETING OF STOCKHOLDERS

                         , 2016

Solicited by the Board of Directors

The undersigned stockholder of Landmark Apartment Trust, Inc., a Maryland corporation, hereby appoints Stanley J. Olander, Jr. and Gustav G. Remppies, and each of them, as proxies for the undersigned with full power of substitution in each of them, to attend the 2016 Special Meeting of Stockholders of Landmark Apartment Trust, Inc. to be held on                     , 2016 at              Eastern Time, at the company’s offices located at 4901 Dickens Road, Suite 101, Richmond, Virginia 23230, and any and all adjournments and postponements thereof, to cast, on behalf of the undersigned, all votes that the undersigned is entitled to cast, and otherwise to represent the undersigned, at such meeting and all adjournments and postponements thereof, with all power possessed by the undersigned as if personally present, and to vote in their discretion on such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Stockholders and of the accompanying proxy statement, which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

This proxy is solicited on behalf of the Board of Directors of Landmark Apartment Trust, Inc. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2016 Special Meeting of Stockholders, including matters incident to its conduct or a motion to adjourn or postpone the meeting to another time and/or place for the purpose of soliciting additional proxies.

All votes by Internet or telephone must be received no later than 11:59 p.m., Eastern Time, on                 , 2016 to be included in the voting results, and all votes by mail or fax must be received no later than              Eastern Time, on                     , 2016 to be included in the voting results.

When shares are held by joint tenants or tenants in common, the signature of one shall bind all unless the Secretary of the company is given written notice to the contrary and furnished with a copy of the instrument or order which so provides. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

Owner signature here                                                                          Date

Co-Owner signature here                                                                    Date

EVERY STOCKHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders

to be Held on                         , 2016.

The proxy statement and special report to stockholders are available at www.2voteproxy.com/lata.

You may obtain directions to attend the Special Meeting of Stockholders of

Landmark Apartment Trust, Inc. by calling 1-804-237-1335.

PLEASE AUTHORIZE YOUR PROXY TODAY!

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE REIT MERGER AND THE MERGER AGREEMENT, “FOR” THE NON-BINDING, ADVISORY MERGER-RELATED COMPENSATION PROPOSAL AND “FOR” THE ADJOURNMENT PROPOSAL.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:  ☒

		FOR	AGAINST	ABSTAIN

Proposal 1.	To approve the merger of Landmark Apartment Trust, Inc. (“Landmark”) with and into Monument REIT Merger Sub, L.P. (“REIT Merger Sub”), an affiliate of Starwood Capital Group and Milestone Apartments Real Estate Investment Trust (the “REIT Merger”), and the Agreement and Plan of Merger, dated as of October 22, 2015 and as may be amended from time to time, among Landmark, Landmark Apartment Trust Holdings, LP, Monument Partners, L.L.C., REIT Merger Sub and Monument Partnership Merger Sub, L.P. (the “Merger Agreement”);	☐	☐	☐

Proposal 2.	To approve a non-binding, advisory proposal to approve the compensation that may become payable to Landmark’s named executive officers in connection with the REIT Merger (the “Merger-Related Compensation Proposal”); and	☐	☐	☐

Proposal 3.	To approve any adjournments of the Special Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the REIT Merger and the Merger Agreement (the “Adjournment Proposal”).	☐	☐	☐

Please check this box if you plan to attend the Special Meeting in person.    ☐

YOUR VOTE IS IMPORTANT! PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD TODAY.